   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996.


                                                      REGISTRATION NO. 333-10021
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  INDEX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              TEXAS                              5084                            76-0509661
 (State or Other Jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)            Identification No.)

                    580 WESTLAKE PARK BOULEVARD, SUITE 1100
                              HOUSTON, TEXAS 77079
                                 (713) 531-4214
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                DAVID R. LITTLE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  INDEX, INC.
                    580 WESTLAKE PARK BOULEVARD, SUITE 1100
                              HOUSTON, TEXAS 77079
                                 (713) 531-4214
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------
                                   Copies to:

            GARY A. MESSERSMITH, ESQ.                              CURTIS W. HUFF, ESQ.
              FOUTS & MOORE, L.L.P.                            FULBRIGHT & JAWORSKI L.L.P.
           5555 SAN FELIPE, 17TH FLOOR                                1301 MCKINNEY
            HOUSTON, TEXAS 77056-2726                              HOUSTON, TEXAS 77010

                             ---------------------
     Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND ONCE ALL OTHER CONDITIONS OF THE MERGER AGREEMENTS DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS HAVE BEEN SATISFIED OR WAIVED.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:   [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [X]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INDEX, INC.
                             ---------------------

                             CROSS-REFERENCE SHEET
                         PURSUANT TO ITEM 1 OF FORM S-4
                       AND ITEM 501(b) OF REGULATION S-K

                                                               CAPTION OR LOCATION
                   ITEM OF FORM S-4                       IN PROXY STATEMENT/PROSPECTUS
      -------------------------------------------  -------------------------------------------
  A.  Information about Transaction
  1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus...  Forepart of the Registration Statement;
                                                     Cross Reference Sheet; Outside Front Cover
                                                     Page of Proxy Statement/Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus............................  Table of Contents; Inside Front Cover Page
                                                     of Proxy Statement/Prospectus
  3.  Risk Factors and Ratio of Earnings (Loss)
        to Fixed Charges and Other Information...  Summary; Risk Factors
  4.  Terms of the Transaction...................  Summary; The Reorganization; Certain Terms
                                                     of the Merger Agreements
  5.  Pro Forma Financial Information............  Summary; Selected Consolidated Financial
                                                     Data
  6.  Material Contracts with Company Being
        Acquired.................................  Certain Terms of the Merger Agreements
  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
        to be Underwriters.......................  Not Applicable
  8.  Interests of Named Experts and Counsel.....  Experts; Legal Matters
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities..............................  Part II
  B.  Information about the Registrant
 10.  Information with Respect to S-3
        Registrant...............................  Not Applicable
 11.  Incorporation of Certain Information by
        Reference................................  Not Applicable
 12.  Information with Respect to S-2 or S-3
        Registrants..............................  Not Applicable
 13.  Incorporation of Certain Information by
        Reference................................  Not Applicable
 14.  Information with Respect to Registrants
        other than S-3 or S-2 Registrants........  Summary; Risk Factors; Selected
                                                     Consolidated Financial Data; Management's
                                                     Discussion and Analysis of Financial
                                                     Condition and Results of Operations;
                                                     Business Information Concerning the
                                                     Company; Market for Common Stock, Sepco
                                                     Common Stock and Newman Common Stock and
                                                     Related Shareholder Matters; Management;
                                                     Beneficial Ownership of Securities;
                                                     Certain Transactions; Description of
                                                     Company Capital Stock

                                                               CAPTION OR LOCATION
                   ITEM OF FORM S-4                       IN PROXY STATEMENT/PROSPECTUS
      -------------------------------------------  -------------------------------------------
  C.  Information about the Company being
        Acquired
 15.  Information with Respect to S-3
        Companies................................  Not Applicable
 16.  Information with Respect to S-2 or S-3
        Companies................................  Not Applicable
 17.  Information with Respect to Companies other
        than S-3 or S-2 Companies................  Summary; Management's Discussion and
                                                     Analysis of Financial Condition and
                                                     Results of Operations; Business
                                                     Information Concerning Newman; Market for
                                                     Common Stock, Sepco Common Stock and
                                                     Newman Common Stock and Related
                                                     Shareholder Matters; Description of
                                                     Newman Capital Stock
  D.  Voting and Management Information
 18.  Information if Proxies, Consents or
        Authorizations are to be Solicited.......  Outside Front Cover Page of Proxy
                                                     Statement/Prospectus; Summary; The
                                                     Meetings; The Reorganization
 19.  Information if Proxies, Consents or
        Authorizations are not to be Solicited in
        an Exchange Offer........................  Not Applicable

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of 15,564,509 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Index, Inc. (the "Company") to be issued pursuant to the Newman Merger Agreement and the Sepco Merger Agreement (the "Reorganization"), up to 412,500 shares of Common Stock issuable to holders of certain Class C Warrants of Newman pursuant to the Newman Merger in the event that such holders exercise such Class C Warrants prior to the consummation of the Newman Merger and 2,184,000 shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock, $1.00 par value per share. This Registration Statement also covers the registration of 347,391 shares of Common Stock for resale by Halter Financial Group, Inc. ("Halter"). The complete Proxy Statement/Prospectus relating to the Reorganization (the "Proxy Statement/Prospectus") follows immediately after this Explanatory Note. Following the Proxy Statement/Prospectus are certain pages of the Prospectus relating solely to such resales by Halter (the "Halter Prospectus"), including alternate front and inside front cover pages, a section entitled "Risk Factors -- No Public Market for the Common Stock; Possible Volatility of Stock Price" to be used in lieu of the section "Risk Factors -- No Public Market; Possible Volatility of Stock Price", a section entitled "Market for the Common Stock and Related Shareholder Matters" to be used in lieu of the section entitled "Market for the Company's Stock, Sepco Common Stock and Newman Common Stock and Related Shareholder Matters", an alternate section entitled "Legal Matters" and an additional section entitled "Plan of Distribution". In addition, the Halter Prospectus will not include the information under the following captions: "Summary -- The Meetings", "Summary -- Record Dates; Shares Entitled to Vote; Quorum; Vote Required", "The Reorganization",
"Summary -- Market Price Data", "Risk Factors -- No Fairness Opinion Obtained by the Company, Sepco or Newman", "Risk Factors -- Changes in Voting Rights of Holders of Sepco Common Stock", "The Meetings", "The Reorganization", "Certain Terms of the Merger Agreements", "Business Information Concerning Newman", "Comparison of Rights of Shareholders of Sepco and the Company", "Comparison of Rights of Holders of Newman Common Stock and Common Stock", "Description of Sepco Capital Stock", "Description of Newman Capital Stock", "Certain Federal Income Tax Consequences", and Appendices A through F. All other sections of the Proxy Statement/Prospectus are to be used in the Halter Prospectus.

                             SEPCO INDUSTRIES, INC.
                              6500 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                DECEMBER 4, 1996



     Notice is hereby given that a special meeting of shareholders of Sepco Industries, Inc., a Texas corporation ("Sepco"), will be held at 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, for the following purposes:


          (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated August 12, 1996 by and among Index, Inc., a Texas corporation (the "Company"), Sepco Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Sepco Acquisition"), and Sepco (the "Sepco Merger Agreement"), providing for the merger of Sepco Acquisition with and into Sepco (the "Sepco Merger") and pursuant to which (a) each outstanding share of Sepco's Class A Common Stock will be converted automatically into the right to receive 16 shares of common stock of the Company, (b) each outstanding share of Sepco's Class B Common Stock will be converted automatically into the right to receive
     18.1232 shares of common stock of the Company, (c) each outstanding share of Sepco's Class A Convertible Preferred Stock will be converted automatically into the right to receive one share of Series B Convertible Preferred Stock of the Company and (d) each outstanding share of Sepco's Preferred Stock will be converted automatically into the right to receive one share of Series A Preferred Stock of the Company, all as more fully described in this Proxy Statement/Prospectus.

          (b) To consider and take action upon any other matter that may properly come before the special meeting, or any adjournment or postponement thereof.

     The Sepco Merger is being effected in connection with a related merger (the "Newman Merger") of Newman Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Newman Acquisition"), with and into Newman Communications Corporation, a New Mexico corporation ("Newman"), as part of an overall reorganization. The Sepco Merger and Newman Merger shall be effected contemporaneously and each are conditioned upon the consummation of the other. The Sepco Merger, Newman Merger and the resulting reorganization of Sepco and its affiliated companies are collectively referred to as the "Reorganization". The Company was formed recently for the sole purpose of effecting the Reorganization and succeeding to the business and operations of Sepco. You are not being asked to vote on the Newman Merger or the Newman Merger Agreement.

     The Sepco Merger will be consummated only if certain conditions are satisfied, including (a) the contemporaneous consummation of the Newman Merger and (b) approval of the Sepco Merger Agreement by the holders of at least two-thirds of the outstanding shares of Sepco's Class A Common Stock and Class B Common Stock and the approval of the Sepco Merger Agreement by the holders of at least two-thirds of the outstanding shares of Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, each voting separately as a series. The shareholders of Sepco have the right to dissent from the Sepco Merger under the Texas Business Corporation Act and, subject to certain conditions set forth therein, receive payment for their shares. These rights are more fully described in the accompanying Proxy Statement/Prospectus.

     Shareholders of record of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock at the close of business on October 15, 1996 will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of the shareholders of record of Sepco's Class A Common Stock, Class B Common Stock, Class A Convertible Preferred Stock and Preferred Stock as of October 15, 1996 will be open to the examination of any such shareholder for any purpose germane to the special meeting at Sepco's offices at 580 Westlake Park Boulevard, Suite 1100, Houston, Texas, after November 22, 1996 during ordinary business hours.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON OR BY YOUR PROXY.

                                            By order of the Board of Directors,

                                            Gary A. Allcorn
                                            Secretary

Houston, Texas

November 14, 1996

                       NEWMAN COMMUNICATIONS CORPORATION
                              211 WEST WALL STREET
                              MIDLAND, TEXAS 79701

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                DECEMBER 4, 1996



     Notice is hereby given that a special meeting of shareholders of Newman Communications Corporation, a New Mexico corporation ("Newman"), will be held at 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, for the following purposes:


          (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated August 12, 1996 by and among Index, Inc., a Texas corporation (the "Company"), Newman Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Newman Acquisition"), Newman and Little & Company Investment Securities, a Texas corporation (the "Newman Merger Agreement"), pursuant to which Newman Acquisition will be merged with and into Newman (the "Newman Merger"). Upon consummation of the Newman Merger, each outstanding share of common stock of Newman will be converted automatically into the right to receive one-fourth of one share of common stock of the Company.

          (b) To consider and take action upon any other matter that may properly come before the special meeting, or any adjournment or postponement thereof.

     The Newman Merger is being effected in connection with a related merger (the "Sepco Merger") of Sepco Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Sepco Acquisition"), with and into Sepco Industries, Inc., a Texas corporation ("Sepco"), as part of an overall reorganization. The Sepco Merger and Newman Merger shall be effected contemporaneously and each are conditioned upon the consummation of the other. The Sepco Merger, Newman Merger and the resulting reorganization of Sepco and its affiliated companies are collectively referred to as the "Reorganization". The Company was formed recently for the sole purpose of effecting the Reorganization and succeeding to the business and operations of Sepco. You are not being asked to vote on the Sepco Merger or the Sepco Merger Agreement.

     The Newman Merger will be consummated only if certain conditions are satisfied, including (a) the contemporaneous consummation of the Sepco Merger and (b) the approval of the Newman Merger Agreement by the holders of at least a majority of the outstanding shares of common stock of Newman. The shareholders of Newman have the right to dissent from the Newman Merger under the New Mexico Business Corporation Act and, subject to certain conditions contained therein, receive payment for their shares. These rights are more fully described in the accompanying Proxy Statement/Prospectus.

     Only shareholders of record at the close of business on October 15, 1996 are entitled to notice of and to vote at the special meeting or any adjournment thereof.

     WE HOPE THAT YOU ATTEND THE SPECIAL MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BY THAT SHAREHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                                            By Order of the Board of Directors


                                            Glenn Little


                                            President


Midland, Texas

November 14, 1996

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996


                                  INDEX, INC.
                             ---------------------
                           PROXY STATEMENT/PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to shareholders of Sepco Industries, Inc., a Texas corporation ("Sepco"), in connection with the solicitation of proxies by its board of directors for use at a special meeting of Sepco shareholders (the "Sepco Meeting") scheduled to be held on Tuesday, December 4, 1996, at 10:00 a.m., Central Standard Time, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, and any adjournment or postponement thereof.



     This Proxy Statement/Prospectus also is being furnished to the shareholders of Newman Communications Corporation, a New Mexico corporation ("Newman"), in connection with the solicitation of proxies by its board of directors for use at a special meeting of shareholders of Newman (the "Newman Meeting") scheduled to be held on Tuesday, December 4, 1996, at 10:00 a.m., Central Standard Time, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, and any adjournment or postponement thereof.


     At the Sepco Meeting, the holders of Class A Common Stock, $.01 par value per share, of Sepco (the "Sepco Class A Common Stock"), Class B Common Stock, $.01 par value, of Sepco (the "Sepco Class B Common Stock" and, together with the Sepco Class A Common Stock, the "Sepco Common Stock"), Class A Convertible Preferred Stock, $100.00 par value per share, of Sepco (the "Sepco Class A Convertible Preferred Stock") and preferred stock, $1.00 par value per share, of Sepco (the "Sepco Preferred Stock") will be asked to consider and vote upon a proposal to approve the merger of Sepco Acquisition, Inc., a Nevada corporation ("Sepco Acquisition"), with and into Sepco (the "Sepco Merger"), and the Plan and Agreement of Merger dated August 12, 1996, by and among Index, Inc., a Texas corporation and sole shareholder of Sepco Acquisition (the "Company"), Sepco Acquisition and Sepco (the "Sepco Merger Agreement"), providing for the Sepco Merger. Such approval is a condition to Sepco consummating the Sepco Merger. In the Sepco Merger (i) each outstanding share of Sepco Class A Common Stock will be converted automatically into the right to receive 16 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (ii) each outstanding share of Sepco Class B Common Stock will be converted automatically into the right to receive 18.1232 shares of Common Stock, (iii) each outstanding share of Sepco Class A Convertible Preferred Stock will be converted automatically into the right to receive one share of series B convertible preferred stock, par value $1.00 per share, of the Company (the "Series B Convertible Preferred Stock"), and (iv) each outstanding share of Sepco Preferred Stock will be converted automatically into the right to receive one share of series A preferred stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), all as more fully described in this Proxy Statement/Prospectus. The Sepco shareholders are not being asked to vote on the Newman Merger or the Newman Merger Agreement.

     At the Newman Meeting, the holders of common stock of Newman, no par value (the "Newman Common Stock") will be asked to consider and vote upon a proposal to approve the merger of Newman Acquisition Corporation, a Nevada corporation ("Newman Acquisition"), with and into Newman (the "Newman Merger"), and the Plan and Agreement of Merger dated August 12, 1996, by and among the Company, the sole shareholder of Newman Acquisition, Newman Acquisition, Little & Company Investment Securities, a Texas corporation ("LITCO"), and Newman (the "Newman Merger Agreement"), providing for the Newman Merger. Such approval is a condition to Newman consummating the Newman Merger. In the Newman Merger each outstanding share of Newman Common Stock will be converted automatically into the right to receive one-fourth of one share of Common Stock. The Newman shareholders are not being asked to vote on the Sepco Merger or the Sepco Merger Agreement.

     The Company was formed recently for the sole purpose of effecting a reorganization of Sepco and its affiliated companies, succeeding to the business and operations of Sepco and acquiring by merger Newman. The Reorganization will be effected through the contemporaneous consummation of the Sepco Merger and Newman Merger (the "Mergers"). The Mergers and the resulting reorganization of Sepco and its affiliated companies are collectively referred to herein as the "Reorganization". Upon consummation of the Reorganization, the prior holders of Sepco Class A Common Stock and Sepco Class B Common Stock will hold approximately 96% of the outstanding shares of Common Stock and the prior holders of Newman Common Stock will hold approximately 4% of the outstanding shares of Common Stock.


     THE COMMON STOCK, SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES A PREFERRED STOCK INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12.


THE SHARES OF COMMON STOCK, SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES A
   PREFERRED STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT
      BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
        COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS ANY
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                 A CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is November   , 1996.

     This Proxy Statement/Prospectus also constitutes the prospectus of the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 15,564,509 shares of Common Stock, 19,500 shares of Series B Convertible Preferred Stock and 3,366 shares of Series A Preferred Stock in connection with the Reorganization, up to 2,184,000 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and up to 412,500 shares of Common Stock issuable to holders of certain Class C Warrants of Newman pursuant to the Newman Merger in the event that such holders exercise such Class C Warrants prior to the consummation of the Newman Merger. See "Description of Newman Capital Stock -- Class C Warrants". This Proxy Statement/Prospectus does not cover the issuance of 347,391 shares of Common Stock issuable to Halter Financial Group in connection with the Reorganization. Such shares will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. See "The Reorganization -- Arrangement with Halter".

     There is no current market for the Common Stock, the Series B Convertible Preferred Stock or the Series A Preferred Stock and there can be no assurance that such a market will develop. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement.


     This Proxy Statement/Prospectus is being mailed to shareholders of Sepco and Newman on or about November 14, 1996.


     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, Sepco, Newman or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company, Sepco or Newman since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the Common Stock to be issued in the Reorganization. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered by this Proxy Statement/Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Prior to the Reorganization, neither the Company nor Sepco has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Newman is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Upon consummation of the Reorganization, Newman will cease to be a reporting company under the Exchange Act. The reports, proxy statements and other information to be filed by the Company, and as filed by Newman, with the Commission may be inspected without charge, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. The Commission also maintains a Worldwide Web site on the Internet at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ---
SUMMARY...............................................................................    1
RISK FACTORS..........................................................................   12
  No Fairness Opinion Obtained by the Company, Sepco or Newman........................   12
  Control by Existing Shareholders, Directors and Executive Officers of Sepco.........   12
  Substantial Competition.............................................................   12
  Risks Associated with Implementation of Corporate Strategy..........................   12
  Dependence on Key Personnel.........................................................   13
  Changes in Voting Rights of Holders of Sepco Common Stock...........................   13
  IRS Examination.....................................................................   13
  Risks Associated with Hazardous Materials...........................................   13
  Limitation on Ability to Pay Dividends..............................................   14
  Dilution............................................................................   14
  Potential Anti-Takeover Effects of Articles of Incorporation and Bylaws.............   14
  No Public Market; Possible Volatility of Stock Price................................   14
RECENT DEVELOPMENTS...................................................................   15
THE MEETINGS..........................................................................   15
  General.............................................................................   15
  Record Dates; Shares Entitled to Vote; Quorum; Vote Required........................   16
  Solicitation of Proxies.............................................................   16
  Appointment and Revocation of Proxies...............................................   17
  Voting of Shares and Exercise of Discretion of Proxies..............................   17
  Other Matters.......................................................................   17
THE REORGANIZATION....................................................................   18
  General Description of the Mergers..................................................   18
  Sepco's Reasons for the Reorganization; Recommendation of Sepco's Board of
     Directors........................................................................   18
  Newman's Reasons for the Newman Merger; Recommendation of Newman's Board
     of Directors.....................................................................   19
  Certain Federal Income Tax Consequences.............................................   20
  Anticipated Accounting Treatment....................................................   21
  Dissenters' Rights..................................................................   21
  Arrangement with Halter.............................................................   26
  Restrictions on Resales by Affiliates...............................................   26
CERTAIN TERMS OF THE MERGER AGREEMENTS................................................   27
  Sepco Merger Agreement..............................................................   27
  Newman Merger Agreement.............................................................   29
SEPCO SELECTED CONSOLIDATED FINANCIAL DATA............................................   32
NEWMAN SELECTED FINANCIAL DATA........................................................   33
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.....................................   34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   37
  The Company/Sepco...................................................................   37
  General.............................................................................   37
  Results of Operations...............................................................   38
  Liquidity and Capital Resources.....................................................   40
  Accounting Pronouncements...........................................................   41
  Inflation...........................................................................   41
  Newman..............................................................................   41

                                                                                        PAGE
                                                                                        ---
BUSINESS INFORMATION CONCERNING THE COMPANY...........................................   43
  General.............................................................................   43
  Industry Overview and Business Objectives...........................................   44
  Products and Services...............................................................   45
  The iPower Consortium...............................................................   46
  Manufacturers.......................................................................   46
  Competition.........................................................................   46
  Customers...........................................................................   47
  Properties..........................................................................   47
  Backlog.............................................................................   47
  Employees...........................................................................   47
  Insurance...........................................................................   48
  Intellectual Property...............................................................   48
  Government Regulation and Environmental Matters.....................................   48
  Legal Proceedings...................................................................   48
BUSINESS INFORMATION CONCERNING NEWMAN................................................   49
  Background..........................................................................   49
  Bankruptcy Proceedings..............................................................   49
  Current Business of Newman..........................................................   49
MARKET FOR THE COMPANY'S STOCK, SEPCO COMMON STOCK AND NEWMAN COMMON STOCK AND RELATED
  SHAREHOLDER MATTERS.................................................................   50
  The Company.........................................................................   50
  Sepco...............................................................................   51
  Newman..............................................................................   51
DIVIDEND POLICY.......................................................................   51
MANAGEMENT............................................................................   52
  Board of Directors' Compensation....................................................   53
  Committees of the Board of Directors................................................   53
  Employment Agreements...............................................................   53
  Executive Compensation..............................................................   55
  Benefit Plans.......................................................................   56
  The Sepco Industries, Inc. Employee Stock Ownership Plan............................   56
  Nonqualified Stock Option Agreements................................................   57
  Long Term Incentive Plan............................................................   57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................   63
CERTAIN TRANSACTIONS..................................................................   66
  Sepco...............................................................................   66
COMPARISON OF RIGHTS OF SHAREHOLDERS OF SEPCO AND THE COMPANY.........................   66
  Common Stock........................................................................   66
  Preferred Stock.....................................................................   66
  Vote Required on Certain Matters....................................................   66
COMPARISON OF RIGHTS OF HOLDERS OF NEWMAN COMMON STOCK AND COMMON STOCK...............   67
  Mergers.............................................................................   67
  Appraisal Rights....................................................................   68
  Special Meetings....................................................................   68
  Shareholder Action Without a Meeting................................................   68
  Election of Directors...............................................................   68
  Voting on Other Matters.............................................................   69

                                                                                        PAGE
                                                                                        ---
  Distributions to Shareholders.......................................................   69
  Liquidation Rights..................................................................   69
  Limitation of Liability and Indemnification.........................................   70
  Removal of Directors................................................................   70
  Inspection of Books and Records.....................................................   70
DESCRIPTION OF COMPANY CAPITAL STOCK..................................................   71
  General.............................................................................   71
  Common Stock........................................................................   71
  Preferred Stock.....................................................................   71
  Transfer Agent......................................................................   72
DESCRIPTION OF SEPCO CAPITAL STOCK....................................................   73
  General.............................................................................   73
  Sepco Common Stock..................................................................   73
  Sepco Preferred Stock...............................................................   74
DESCRIPTION OF NEWMAN CAPITAL STOCK...................................................   75
  General.............................................................................   75
  Newman Common Stock.................................................................   75
  Newman Preferred Stock..............................................................   75
  Class C Warrants....................................................................   75
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................   76
  Dividends on Company Stock..........................................................   76
  Conversion of Series B Convertible Preferred Stock into Common Stock................   78
  Redemption Premium..................................................................   78
  Adjustment of Conversion Price......................................................   78
  Redemption of the Series B Convertible Preferred Stock for Cash.....................   78
  Backup Withholding and Information Reporting........................................   79
LEGAL MATTERS.........................................................................   79
EXPERTS...............................................................................   80
APPENDIX A: Sepco Merger Agreement
APPENDIX B: Newman Merger Agreement
APPENDIX C: Articles 5.12 and 5.13 of the Texas Business Corporation Act
APPENDIX D: Sections 53-15-3 and 53-15-4 of the New Mexico Business Corporation Act
APPENDIX E: Articles of Incorporation of the Company
APPENDIX F: Bylaws of the Company

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary does not contain a complete statement of all material information relating to the Sepco Merger, the Newman Merger, the Sepco Merger Agreement, the Newman Merger Agreement, the Reorganization or the other transactions contemplated thereby and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, the Sepco Merger Agreement and the Newman Merger Agreement, which are attached hereto and incorporated herein by reference, and the other Appendices attached hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety. Unless the context otherwise requires, references in this Proxy Statement/Prospectus to the "Company" shall mean Index, Inc., as the successor to Sepco following the completion of the Reorganization.

                                 THE COMPANIES

     The Company was incorporated in the State of Texas in July 1996 for the sole purpose of effecting the Reorganization and succeeding to the business and operations of Sepco. Sepco is a distributor of maintenance, repair and operating supplies and equipment for industrial customers engaged in various businesses, principally the oil and gas, petrochemical and wood products industries. The Company currently distributes over 125,000 items, consisting primarily of pumps and pump accessories, valves and valve automation products and bearings and power transmission equipment. The Company also provides system design, fabrication, installation, repair and maintenance services for its customers. The Company's products currently are distributed from over 30 distribution centers strategically located throughout the Southwest. The Company's sales force includes approximately 100 sales representatives. See "Business Information Concerning the Company".

     Newman was incorporated in the State of New Mexico in June 1981. Newman was in the business of publishing and distributing non-musical audio cassette recordings of fiction and non-fiction books, recorded interviews and seminars and other original spoken word recordings containing ideas, information or entertainment similar to that presented in books. In 1987, Newman began experiencing financial difficulties and, by late 1987, Newman no longer had sufficient cash flow to meet its obligations as they became due and ceased substantially all of its business operations. At this time, the business purpose of Newman is to seek an acquisition or merger transaction with a business that Newman believes has significant growth potential, thereby allowing its shareholders to benefit by owning an interest in a viable business enterprise. While Newman has no significant assets or operations, it possesses a shareholder base which Newman believes makes it an attractive merger candidate to a privately-held corporation seeking to become a public company. See "Business Information Concerning Newman".

                                  THE MEETINGS
GENERAL




     Sepco. The Sepco Meeting will be held 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996 at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010 to consider and vote upon (i) a proposal to approve and adopt the Sepco Merger Agreement and (ii) such other business as may properly be brought before the Sepco Meeting or any adjournment or postponement thereof. The Sepco Board of Directors has unanimously approved the Sepco Merger Agreement and the Sepco Merger and has determined that the Sepco Merger is in the best interests of Sepco and its shareholders. The Sepco Board of Directors recommends that the Sepco shareholders vote for the approval and adoption of the Sepco Merger Agreement. See "The Meetings -- General -- Sepco".



     Newman. The Newman Meeting will be held at 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996 at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010 to consider and vote upon (i) a proposal to approve and adopt the Newman Merger Agreement and (ii) such other business as may properly be brought before the Newman Meeting or any adjournment or postponement thereof. The Newman Board of Directors has unanimously approved the Newman Merger

Agreement and the Newman Merger and has determined that the Newman Merger is in the best interests of Newman and its shareholders. The Newman Board of Directors unanimously recommends that the Newman shareholders vote for approval and adoption of the Newman Merger Agreement. See "The Meetings --
General -- Newman".

RECORD DATES; SHARES ENTITLED TO VOTE; QUORUM; VOTE REQUIRED

     Sepco. Only holders of record of the Sepco Class A Common Stock, the Sepco Class B Common Stock, the Sepco Class A Convertible Preferred Stock and the Sepco Preferred Stock at the close of business on October 15, 1996 (the "Sepco Record Date") are entitled to notice of, and to vote at, the Sepco Meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Sepco Meeting.

     At the close of business on the Sepco Record Date, there were 758,899 shares of Sepco Class A Common Stock, 176,900 shares of Sepco Class B Common Stock, 19,500 shares of Sepco Class A Convertible Preferred Stock and 3,366 shares of Sepco Preferred Stock outstanding and entitled to vote at the Sepco Meeting. Directors and executive officers of Sepco held 587,399 shares of Sepco Class A Common Stock, representing approximately 62.8% of the outstanding shares, 12,035 shares of Sepco Class B Common Stock, representing approximately 6.8% of the outstanding shares, 15,000 shares of Sepco Class A Convertible Preferred Stock, representing approximately 76.9% of such series, and no shares of Sepco Preferred Stock. Such persons have indicated to Sepco that they intend to vote their shares in favor of the approval and adoption of the Sepco Merger and the Sepco Merger Agreement. Each share of Sepco Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. Under Texas law and Sepco's Articles of Incorporation, approval and adoption of the Sepco Merger and the Sepco Merger Agreement require the affirmative vote of the holders of at least two-thirds of the shares of Sepco Common Stock outstanding and entitled to vote thereon. Approval and adoption of the Sepco Merger and the Sepco Merger Agreement also requires the approval of the holders of at least two-thirds of the shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, each voting as a separate class or series, as the case may be. Under Texas law, abstentions contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Sepco Meeting and will have the effect of a vote against the Sepco Merger and Sepco Merger Agreement. See "The Meetings -- Record Dates; Shares Entitled to Vote; Quorum; Vote Required -- Sepco".

     Newman. Only holders of record of Newman Common Stock at the close of business on October 15, 1996 (the "Newman Record Date") are entitled to notice of, and to vote at, the Newman Meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Newman Meeting.

     Under New Mexico law and Newman's articles of incorporation, approval and adoption of the Newman Merger and the Newman Merger Agreement require the affirmative vote of a majority of the issued and outstanding shares of Newman Common Stock entitled to vote therein. At the close of business on the Newman Record Date, there were 2,552,064 shares of Newman Common Stock outstanding and entitled to vote at the Newman Meeting. The officers and directors of Newman have recommended that the shareholders vote their shares of Newman Common Stock in favor of approval and adoption of the Newman Merger Agreement.

     On the Newman Record Date, there were approximately 199 holders of record of the 2,552,064 shares of Newman Common Stock then issued and outstanding. Each share of Newman Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. See "The Meetings -- Record Dates; Shares Entitled to Vote; Quorum; Vote Required -- Newman".

     Under applicable rules of the National Association of Securities Dealers, Inc., brokers will not be permitted to submit proxies to authorize the Newman Merger and the Newman Merger Agreement in the absence of specific instructions from beneficial owners. Any unvoted position in a brokerage account (i.e., broker non-votes) with respect to any matter will be considered as not voted. Under New Mexico law, abstentions contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Newman Meeting. Accordingly, broker non-votes and abstentions will have the effect of votes against the Newman Merger and the Newman Merger Agreement.

                               THE REORGANIZATION

GENERAL DESCRIPTION OF THE MERGERS

     Sepco Merger. Upon consummation of the Sepco Merger, Sepco Acquisition will merge with and into Sepco, with Sepco being the surviving corporation, and (i) each outstanding share of Sepco Class A Common Stock will be converted automatically into the right to receive 16 shares of Common Stock, (ii) each outstanding share of Sepco Class B Common Stock will be converted automatically into the right to receive 18.1232 shares of Common Stock, (iii) each outstanding share of Sepco Class A Convertible Preferred Stock will be converted automatically into the right to receive one share of Series B Convertible Preferred Stock and (iv) each outstanding share of Sepco Preferred Stock will be converted automatically into the right to receive one share of Series A Preferred Stock. As a consequence of the Sepco Merger, Sepco will become a wholly-owned subsidiary of the Company. Based on the number of shares of Sepco capital stock and Newman Common Stock outstanding as of the Sepco Record Date and Newman Record Date, respectively, Sepco shareholders collectively will hold 15,384,384 shares, or approximately 96%, of the issued and outstanding Common Stock, upon consummation of the Reorganization. See "The
Reorganization -- General Description of the Mergers -- Sepco".

     Newman Merger. Upon consummation of the Newman Merger, Newman Acquisition will merge with and into Newman, with Newman being the surviving corporation, and each outstanding share of Newman Common Stock will be converted into one-fourth of one share of Common Stock. As a consequence of the Newman Merger, Newman will become a wholly-owned, non-operating subsidiary of the Company. Newman shareholders collectively will own 639,516 shares of the outstanding Common Stock, or approximately 4.0% of the issued and outstanding Common Stock, upon consummation of the Reorganization. See "The Reorganization -- General Description of the Mergers -- Newman".

REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Sepco Merger. During 1995, Sepco began an investigation with respect to the possibility of becoming a public company in order to obtain better access to equity capital for purposes of supporting its acquisition program and proposed growth plans and to provide greater liquidity for the Sepco Common Stock. After analyzing the costs and benefits of different possibilities and the probabilities of success, the board of directors of Sepco ultimately concluded that the most desirable means for Sepco to achieve its objectives would be to merge with an existing public company. In connection with this decision, Sepco retained Halter Financial Group, Inc. ("Halter"), a consulting firm, to assist it in identifying a desirable public company with which to merge. As part of this arrangement, Sepco agreed that Halter would be entitled to receive up to 2.7% of the outstanding shares of common stock of the surviving corporation upon the consummation of a merger between Sepco and a public company secured by Halter for the transaction. See "The Reorganization -- Sepco's Reasons for the Reorganization; Recommendation of Sepco's Board of Directors".

     In February 1996, after reviewing several potential public companies as acquisition candidates, including Newman, management of Sepco determined that Newman would be a desirable candidate for Sepco to merge. From February to April 1996, Sepco conducted due diligence with respect to the prior business and operations of Newman. Sepco also concluded that the most desirable means for effecting a merger or business combination with Newman would be through the creation of the Company and the concurrent acquisition by the Company of all of the outstanding shares of Newman through the Newman Merger and of all the outstanding shares of Sepco through the Sepco Merger. In connection with this structure, Halter entered into an agreement with Newman pursuant to which Halter acquired a 66.2% interest in Newman which was intended to provide Halter with an approximate 2.7% ownership interest in the Company upon the consummation of the Reorganization. See "The Reorganization -- Sepco's Reasons for the Reorganization; Recommendation of Sepco's Board of Directors" and "The Reorganization -- Arrangements With Halter".

     On August 12, 1996, the Company entered into the Sepco Merger Agreement and the Newman Merger Agreement. The Board of Directors of each of Sepco and Newman have determined that the Sepco Merger and the Newman Merger, respectively, are in the best interest of their respective shareholders and have recommended to their shareholders that such mergers be approved.

     Newman Merger. The Newman Merger is the result of Newman's efforts to obtain value for the Newman Common Stock. Newman has no significant assets or operations; however, it possesses a shareholder base which Newman believes makes it an attractive merger candidate to a privately-held corporation seeking to become a public company. The board of directors of Newman has concluded that the Newman Merger is in the best interests of the shareholders of Newman, has approved the Newman Merger Agreement and has recommended that the shareholders of Newman approve and adopt the Newman Merger Agreement.

     The board of directors of Newman believes that the terms of the Newman Merger Agreement are fair to, and in the best interests of, Newman and its shareholders. In reaching its conclusion, Newman's Board of Directors considered
(i) the matters set forth above, (ii) the judgment and advice of Newman's management, (iii) the historical financial performance and future operating prospects of Newman, (iv) detailed business and financial information regarding Sepco and (iv) the terms of the Newman Merger Agreement. See "The
Reorganization -- Newman's Reasons for the Newman Merger; Recommendation of Newman's Board of Directors".

APPRAISAL RIGHTS

     Sepco Shareholders. Any shareholder of record of Sepco who objects to the Sepco Merger and who follows the procedures prescribed by Articles 5.12 and 5.13 of the Texas Business Corporation Act (the "TBCA") may be entitled, in lieu of receiving the shares of Common Stock, Series B Convertible Preferred Stock or Series A Preferred Stock, as the case may be, in the Sepco Merger, to receive cash equal to the fair value of such shares, which value will be determined by agreement or appraisal. See "The Reorganization -- Dissenters' Rights -- Sepco Shareholders" and Appendix C to this Proxy Statement/Prospectus, which contains the applicable provisions of the TBCA in their entirety.

     Newman Shareholders. Any shareholder of record of Newman who objects to the Newman Merger and who follows the procedures prescribed by Section 53-15-4 of the New Mexico Business Corporation Act (the "NMBCA") may be entitled, in lieu of receiving the shares of Common Stock in the Newman Merger, to receive cash equal to the fair value of such shares, which value will be determined by agreement or appraisal. See "The Reorganization -- Dissenters' Rights -- Newman Shareholders" and Appendix D to this Proxy Statement/Prospectus, which contains the applicable provisions of the NMBCA in their entirety.

EFFECTIVE TIMES OF THE MERGERS

     The Sepco Merger will become effective at the effective time set forth in the certified Articles of Merger issued by the Secretary of State of Texas and the Secretary of State of Nevada with respect to the Sepco Merger. The Newman Merger will become effective at the effective time set forth in the certified Articles of Merger issued by the Secretary of State of New Mexico and the Secretary of State of Nevada with respect to the Newman Merger. Assuming all conditions to the Mergers contained in each of the Sepco Merger Agreement and the Newman Merger Agreement are satisfied or waived prior thereto, it is anticipated that the effective time of the Sepco Merger and the Newman Merger will occur on the business day immediately following the Sepco Meeting (the "Sepco Effective Time") and the Newman Meeting (the "Newman Effective Time"), respectively. See "Certain Terms of the Merger Agreements -- Sepco Merger Agreement -- Closing Date and Effective Time of the Merger" and "Certain Terms of the Merger Agreements -- Newman Merger Agreement -- Closing Date and Effective Time of the Merger".

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable following the Sepco Effective Time, the Company or its transfer agent will mail to each record holder of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock a letter of transmittal and other information advising such holder of the consummation of the Sepco Merger and for use in exchanging certificates representing Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock for certificates representing Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock, respectively. As soon as practicable following the Newman Effective Time, the Company or its transfer agent will mail to each record holder of Newman Common Stock immediately prior to the Newman Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Newman Merger and for use in exchanging certificates representing Newman Common Stock for certificates representing Common Stock. SHAREHOLDERS MUST SURRENDER SHARE CERTIFICATES REPRESENTING SEPCO CAPITAL STOCK OR NEWMAN COMMON STOCK, TOGETHER WITH THE LETTER OF TRANSMITTAL, TO RECEIVE THE SHARES OF STOCK OF THE COMPANY ISSUED PURSUANT TO THE SEPCO MERGER OR THE NEWMAN MERGER. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY SHAREHOLDERS OF SEPCO OR NEWMAN PRIOR TO THE APPROVAL OF THE SEPCO MERGER AND THE NEWMAN MERGER AND THE RECEIPT OF A LETTER OF TRANSMITTAL. See "Certain Terms of the Merger Agreements -- Sepco Merger Agreement -- Manner and Basis of Converting Shares" and "Certain Terms of the Merger Agreements -- Newman Merger Agreement -- Manner and Basis of Converting Shares".

CONDITIONS TO THE MERGERS

     The consummation of each of the Mergers is conditioned on (i) the effectiveness of the Registration Statement, of which this Proxy Statement/Prospectus forms a part, (ii) shareholder approval of each of the Mergers, the Sepco Merger Agreement and the Newman Merger Agreement and (iii) other conditions customary to transactions similar to the Mergers. See "Certain Terms of the Merger Agreements -- Sepco Merger Agreement -- Conditions to the Merger" and "Certain Terms of the Merger Agreements -- Newman Merger
Agreement -- Conditions to the Merger".

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENTS

     The Sepco Merger Agreement may be terminated, among other circumstances, by the Company if the Sepco Merger has not closed by December 31, 1996 or by either party if a court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action to enjoin or otherwise prohibit the Sepco Merger. The Sepco Merger Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties to the Sepco Merger Agreement. See "Certain Terms of the Merger Agreements -- Sepco Merger
Agreement -- Termination or Amendment of the Sepco Merger Agreement".

     The Newman Merger Agreement may be terminated, among other circumstances, by the Company if the Newman Merger has not closed by December 31, 1996 or by either party if a court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action to enjoin or otherwise prohibit the Newman Merger. The Newman Merger Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties to the Newman Merger Agreement. See "Certain Terms of the Merger Agreement -- Newman Merger Agreement -- Termination or Amendment of the Newman Merger Agreement".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Sepco Merger and the Newman Merger are intended to be treated as an exchange of shares of Sepco and Newman capital stock for shares of Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock, as the case may be, and therefore, should constitute a non-taxable transaction for the holders of Sepco Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock (collectively referred to herein as "Sepco Stock") or Newman Common Stock, except to the extent of cash received, if any, in lieu of fractional shares of Common Stock or as a result of the exercise of his dissenter's rights. For a discussion of these and other federal income tax considerations in connection with the Sepco Merger and the Newman Merger, see "The Reorganization -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences".

ANTICIPATED ACCOUNTING TREATMENT

     The Reorganization will be treated as a recapitalization of Sepco into the Company, a newly formed holding company, and the issuance of shares of the Company's capital stock for the underlying tangible net assets of Newman. As a result, the historical pre-Reorganization financial statements of the Company upon completion of the Reorganization will be those of Sepco. See "The Reorganization -- Anticipated Accounting Treatment".

COMPARATIVE RIGHTS OF SHAREHOLDERS OF THE COMPANY AND SHAREHOLDERS OF SEPCO AND NEWMAN

     The rights of the shareholders of Sepco currently are governed by Sepco's articles of incorporation, as amended, Sepco's bylaws and the laws of the State of Texas. The rights of the shareholders of Newman currently are governed by Newman's articles of incorporation, Newman's bylaws and the laws of the State of New Mexico. The rights of the shareholders of the Company will be governed by the Company's Restated Articles of Incorporation (the "Company's Articles"), the Company's Bylaws (the "Company's Bylaws") and the laws of the State of Texas. The significant differences, as they impact the rights of the shareholders of Sepco and the shareholders of Newman, are summarized elsewhere in this Proxy Statement/Prospectus. See "Comparison of Rights of Shareholders of Sepco and the Company" and "Comparison of Rights of Holders of Newman Common Stock and Common Stock".

                               MARKET PRICE DATA
THE COMPANY

     There currently is no market for the Common Stock, the Series B Convertible Preferred Stock or the Series A Preferred Stock, and there can be no assurance that such a market will develop. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement. See "Risk Factors -- No Public Market; Possible Volatility of Stock Price" and "Market for the Company's Stock, Sepco Common Stock and Newman Common Stock and Related Shareholder Matters -- The Company".

SEPCO

     There is no established public trading market for the Sepco Common Stock. See "Market for the Company's Stock, Sepco Common Stock and Newman Common Stock and Related Shareholder Matters -- Sepco".

NEWMAN

     The Newman Common Stock has been quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "NWMC" since October 1994. The Company believes, however, that such quotations have been limited and sporadic and therefore do not constitute an "established public trading market" under Item 201 of Regulation S-K of the Securities Act. The following table sets forth the range of high and low closing bid prices for the Newman Common Stock for the periods indicated. Quotations represent inter-dealer prices, do not include retail markups, markdowns or commissions and may not represent actual transactions. See "Market for the Company's Stock, Sepco Common Stock and Newman Common Stock and Related Shareholder Matters -- Newman".

                                                                        HIGH      LOW
                                                                        ----      ----
        FISCAL 1994
          First Quarter...............................................  $.25      $.25
          Second Quarter..............................................   .25       .25
          Third Quarter...............................................   .25       .25
          Fourth Quarter..............................................   .25       .25
        FISCAL 1995
          First Quarter...............................................   .25       .25
          Second Quarter..............................................   .25       .25
          Third Quarter...............................................   .25       .25
          Fourth Quarter..............................................   .25       .25
        FISCAL 1996
          First Quarter...............................................   .25       .25
          Second Quarter..............................................   .25       .25
          Third Quarter...............................................   .25       .25

     On August 9, 1996, the last full day of trading before the Newman Merger Agreement and the Sepco Merger Agreement were executed, the last reported closing price per share of Newman Common Stock was $.25 and, since there is no market for the Common Stock or the Sepco Stock, there was no reported closing price for the Common Stock or the Sepco Stock.

                                     SEPCO

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

     The summary historical consolidated financial data of Sepco set forth below for each of the years ended December 31, 1995, 1994 and 1993 and at December 31, 1995 and 1994 have been derived from the audited consolidated financial statements of Sepco included elsewhere in this Proxy Statement/Prospectus. Such financial statements have been audited by Ernst & Young LLP, independent auditors. The selected financial data for the years ended December 31, 1992 and 1991 and at December 31, 1993, 1992 and 1991 are derived from the audited financial statements of Sepco which are not included in this Proxy Statement/Prospectus and which have been audited by Ernst & Young LLP, independent auditors. The summary financial data set forth below for each of the six-month periods ended June 30, 1996 and 1995 and at June 30, 1996 have been derived from unaudited financial statements of Sepco included elsewhere in this Proxy Statement/Prospectus. This information should be read in conjunction with "Selected Consolidated Financial Data -- Sepco", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Sepco" and Sepco's consolidated financial statements and notes included elsewhere in this Proxy Statement/Prospectus.

                                                  SIX MONTHS ENDED
                                                      JUNE 30,                        YEAR ENDED DECEMBER 31,
                                                 ------------------    -----------------------------------------------------
                                                  1996       1995        1995        1994       1993       1992       1991
                                                 -------    -------    --------    --------    -------    -------    -------
                                                                  (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
CONSOLIDATED STATEMENTS OF EARNINGS DATA:
Revenues.......................................  $63,021    $56,395    $111,328    $102,592    $99,353    $96,017    $93,239
Gross profit...................................   16,231     14,390      29,157      27,217     26,792     23,622     24,416
Operating income(1)............................    1,425      2,010       4,598       4,150      3,288      1,827      4,171
Income before provision for income taxes,
  minority interest and change in accounting
  principle....................................      931      1,470       3,512       3,038      2,346        620      2,511
Minority interest in earnings (loss) of
  Subsidiaries(2)..............................       --         --          --          --       (403)       136       (392)
Cumulative effect of change in accounting
  principle(3).................................       --         --          --          --        882
Net income(4)..................................      554        874       2,088       1,862      1,843        152      1,043
PER SHARE DATA:
Primary
  Net income...................................  $  0.55    $  0.66    $   1.68    $   1.41    $  1.58    $  0.14    $  0.95
Fully diluted
  Net income...................................  $  0.48    $  0.66    $   1.61    $   1.40    $  1.55    $  0.14    $  0.95
Number of shares used to calculate
  Primary net income per share.................    1,016      1,331       1,244       1,319      1,163      1,102      1,102
  Fully diluted net income per share...........    1,152      1,334       1,293       1,328      1,187      1,102      1,102

                                                             JUNE                         DECEMBER 31,
                                                              30,      ---------------------------------------------------
                                                             1996       1995       1994       1993       1992       1991
                                                            -------    -------    -------    -------    -------    -------
                                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital...........................................  $23,418    $23,967    $20,011    $18,402    $17,084    $15,069
Total assets..............................................   43,071     43,254     38,163     38,686     37,243     34,327
Long-term debt obligations................................   19,660     21,275     18,461     20,766     19,200     16,565
Stockholders' Equity......................................    9,087      7,800      6,484      5,133      3,665      3,133

---------------

(1) Six months ended June 30, 1996 includes a one-time charge to compensation expense of $710,000 for the amendment of book value options to fair market value options.

(2) In December 1992 and September 1993, Sepco acquired the remaining capital stock of two subsidiaries, T.L. Walker Bearing Company and Southern Engine and Pump Company. The acquisitions eliminated any need to account for minority interest in earnings of the subsidiaries.

(3) Effective January 1, 1993, Sepco changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years' financial statements were not restated. The cumulative effect of adopting Statement 109 as of January 1, 1993 was to increase net earnings by $882,000.

(4) In August 1990, June 1991 and July 1992, Sepco acquired three separate bearing and power transmission companies having revenues of approximately $25,000,000, $10,000,000 and $7,000,000, respectively, at the time of their purchase. In 1991, 1992 and 1993, operating income (loss) from these bearing and power transmission companies was $188,000, ($1,091,000) and $379,000, respectively.

                                     NEWMAN

                       SUMMARY HISTORICAL FINANCIAL DATA

     The summary financial data of Newman for the fiscal years 1991 through 1995 were derived from the audited financial statements of Newman. Included elsewhere in this Proxy Statement/Prospectus are the Balance Sheets for December 31, 1995 and March 31, 1995 and the Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the nine months and twelve months then ended. Such financial statements have been audited by Cheshier & Fuller, Inc., P.C., independent public accountants. This information included elsewhere in the Proxy Statement/Prospectus should be read in conjunction with the following summary financial data. The summary financial data for the six months ended June 30, 1996 and 1995 are unaudited, but in the opinion of management of Newman, such financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Newman's financial position and results of operations. The results of operations for the six months ended June 30, 1996 may not be indicative of the results to be expected for the full fiscal year. See "Selected Consolidated Financial Data -- Newman", "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Newman" and Newman's financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                     SIX MONTHS ENDED                                                            NINE MONTHS
                                       JUNE 30,(3)                     YEAR ENDED MARCH(1)(2)(3)                    ENDED
                                   --------------------    --------------------------------------------------    DECEMBER 31,
                                     1996        1995        1995         1994          1993          1992        1995(1)(3)
                                   --------    --------    --------    ----------    ----------    ----------    ------------
STATEMENTS OF OPERATIONS DATA:
Revenues.........................  $     --    $     --    $     --    $       --    $       --    $       --      $     --
Income (loss) before
  extraordinary items............   (13,688)     (5,644)     (4,392)       (5,600)           --            --        (5,978)
Extraordinary items(2)...........        --          --          --     4,026,333            --            --            --
Net income (loss)................   (13,688)     (5,644)     (4,392)    4,020,733            --            --        (5,978)
PER SHARE DATA:
Primary
  Income (loss) before
    extraordinary items..........  $   (.02)   $   (.01)   $   (.01)   $       --    $       --    $       --      $   (.01)
  Net income.....................  $   (.02)   $   (.01)   $   (.01)   $     1.14    $       --    $       --      $   (.01)
Fully diluted
  Net income (loss)..............  $   (.02)   $   (.01)   $   (.01)   $       --    $       --    $       --      $   (.01)
Average number of Shares of
  Common Stock outstanding(4)....   858,500     834,500     763,792     3,540,407     5,310,610     5,310,610       839,833

                                                    JUNE 30,
                                                ----------------    MARCH 26,     MARCH 27,      MARCH 28,     DECEMBER 31,
                                                 1996      1995       1994          1993           1992            1995
                                                ------    ------    ---------    -----------    -----------    ------------
Total assets..................................  $5,200    $2,640     $ 9,249     $       -0-    $       -0-      $ 12,854
Total liabilities.............................   6,034     2,250          25       4,031,509      4,031,509           -0-
Shareholders equity (deficit).................    (834)      390       9,224      (4,031,509)    (4,031,509)       12,854

---------------

(1) During 1995, Newman changed its fiscal year end from a fiscal year which is based on a 52-week year ending on the last Saturday in March to a calendar year end.

(2) Newman filed for Chapter 11 bankruptcy on August 12, 1992, and emerged as a reorganized entity on November 22, 1993. See "Business Information Concerning Newman -- Bankruptcy Proceedings".

(3) Newman has been a development stage company since its November 22, 1993 reorganization.

(4) Does not include 1,693,564 shares of Newman Common Stock issued to Halter in August 1996 for approximately $1,694 in cash. See "The
    Reorganization -- Sepco's Reasons for the Reorganization -- Recommendation of Sepco's Board of Directors".

           SUMMARY UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed combined balance sheet and statements of earnings reflect the completion of the Sepco Merger and Newman Merger. The Sepco Merger and the Newman Merger are described more fully herein and in the Sepco Merger Agreement and Newman Merger Agreement. The pro forma condensed combined statements of earnings assume that the Sepco Merger and the Newman Merger were consummated as of the beginning of the periods presented and the pro forma condensed combined balance sheets assume that the Sepco Merger and the Newman Merger were consummated as of the end of the periods presented. The pro forma adjustments are explained in "Notes to Unaudited Pro Forma Combined Financial Statements". The pro forma combined statements of operations are not necessarily indicative of the results of operations had the proposed transactions occurred at the beginning of each period presented, nor are they necessarily indicative of the results of future operations.

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                                                              SIX MONTHS ENDED        YEAR ENDED
                                                               JUNE 30, 1996       DECEMBER 31, 1995
                                                              ----------------     -----------------
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENTS OF EARNINGS DATA:
Revenues....................................................      $ 63,021             $ 111,328
Costs and expenses:
  Costs of sales............................................        46,790                82,171
  Selling, general and administrative.......................        14,818                24,565
                                                                   -------              --------
Operating income............................................         1,413                 4,592
Other income (expense):
  Other Income..............................................           514                   867
  Interest expense..........................................        (1,008)               (1,953)
                                                                   -------              --------
          Total other expense...............................          (494)               (1,086)
                                                                   -------              --------
Earnings before income taxes................................           919                 3,506
Provision for income taxes..................................          (377)               (1,424)
                                                                   -------              --------
Net income..................................................      $    542             $   2,082
                                                                   =======              ========
Earnings per share..........................................      $    .03             $     .10
                                                                   =======              ========
Number of shares used to compute pro forma earnings per
  share.....................................................        17,263                20,925
                                                                   =======              ========

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                                                  JUNE 30, 1996
                                                                                  -------------
                                                                                  (IN THOUSANDS)
ASSETS:
  Total Current Assets..........................................................     $36,744
  Property, plant and equipment net.............................................       6,749
          Total assets..........................................................      45,078
LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES:
  Total current liabilities.....................................................      13,325
  Long-term debt, less current portion..........................................      19,660
  Deferred compensation.........................................................
  Subordinated debt, less current portion.......................................
  Deferred income taxes.........................................................         205
  Equity subject to redemption..................................................       2,800
  Total shareholders' equity....................................................       9,087
          Total liabilities and shareholders' equity............................      45,078

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

     The following table presents historical and pro forma per share data for Sepco (whose financial statements will become the historical financial statements of the Company) and historical and equivalent pro forma per share information for Newman after giving effect to the Reorganization, assuming the Reorganization had been effective during all periods presented. See "The Reorganization -- Anticipated Accounting Treatment". The pro forma data are not necessarily indicative of future operations or the results that would have occurred had the Reorganization been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with "Selected Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto of Sepco and Newman included elsewhere in this Proxy Statement/Prospectus.

                                                        HISTORICAL                        NEWMAN
                                                    ------------------      SEPCO       EQUIVALENT
                                                    SEPCO    NEWMAN(1)    PRO FORMA    PRO FORMA(2)
                                                    -----    ---------    ---------    ------------
Income (loss) per common and common equivalent
  share:
  Six months ended June 30, 1996..................  $0.55     $ (0.02)      $0.03         $ 0.01
  Year ended December 31, 1995....................   1.68       (0.01)       0.12           0.03
Book value per share:
  June 30, 1996...................................  $9.49(3)       --       $0.57         $ 0.14
  December 31, 1995...............................   8.36(3)      .01        0.49           0.12

---------------

(1) The historical information for Newman is for the twelve month period ended December 31, 1995.

(2) The equivalent pro forma per share data for Newman is computed by multiplying Sepco's pro forma per share information by the exchange ratio of .25 to 1.

(3) The historical book value per common share for Sepco was determined by dividing Sepco's total stockholders' equity (adjusted for the effects of the liquidation preferences of preferred stock) by the number of shares of Sepco Common Stock outstanding at such dates, after giving effect to outstanding stock options using the treasury stock method.

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Proxy Statement/Prospectus.

NO FAIRNESS OPINION OBTAINED BY THE COMPANY, SEPCO OR NEWMAN

     None of the Company, Sepco or Newman engaged an independent third party to review the terms of the Reorganization or to prepare a fairness opinion related to the applicable exchange ratios set forth in the Sepco Merger Agreement and Newman Merger Agreement. Each exchange ratio was determined by negotiations between management of the Company, on the one hand, and Sepco and Newman, respectively, on the other hand, related to the relative value of each entity. The factors considered in establishing the exchange ratio with respect to the Newman Merger included (i) the publicly held nature and existing shareholder base of Newman, (ii) the operating and financial history of Newman and (iii) the potential value of the shares of Common Stock to be issued to Newman shareholders in light of Newman's present financial condition, which includes no significant assets or operations. The factors considered in establishing the exchange ratios with respect to the Sepco Merger included (i) the operating and financial history of Sepco, (ii) the fair value of the Sepco Common Stock at December 31, 1995, as determined by an independent appraiser for purposes of the Sepco Employee Stock Ownership Plan ("Sepco ESOP"), and (iii) a desire that the Reorganization result in an aggregate of 16,000,000 outstanding shares of Common Stock, based upon the advice of Halter. See "The Reorganization -- Newman's Reasons for the Mergers; Recommendation of Newman's Board of
Directors; -- Sepco's Reasons for the Reorganization; Recommendation of Sepco's Board of Directors".

CONTROL BY EXISTING SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OF SEPCO

     Sepco's existing shareholders, executive officers, directors and their affiliates will beneficially own approximately 96% of the outstanding shares of Common Stock following the Reorganization. As a result, such persons, acting together, will be able to elect all of the Company's directors, will retain the voting power to approve most matters requiring shareholder approval and will have significant influence on the affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company. See "Beneficial Ownership of Securities".

SUBSTANTIAL COMPETITION

     The Company's business is highly competitive. The Company competes with a variety of industrial supply distributors, some of which may have greater financial and other resources than the Company. Although many of the Company's traditional distribution competitors are small enterprises selling to customers in a limited geographic area, the Company also competes with larger distributors that provide integrated supply programs such as those offered through the iPower Consortium and outsourcing services similar to those that are planned to be offered by American MRO, Inc. ("AMRO"), a wholly-owned subsidiary of Sepco. Some of these large distributors may be able to supply their products in a more timely and cost-efficient manner than the Company. The Company's competitors include direct mail suppliers, large warehouse stores and, to a lesser extent, certain manufacturers. See "Business Information Concerning the Company".

RISKS ASSOCIATED WITH IMPLEMENTATION OF CORPORATE STRATEGY

     Future results for the Company also will be dependent on the success of the Company in implementing its acquisition and growth strategy. This strategy includes taking advantage of a consolidation in the industry and effecting acquisitions of distributors with complementary or desirable new product lines, strategic distribution locations and attractive customer bases and manufacturer relations. The Company's strategy also includes expanding its product lines, adding new product lines and establishing alliances and joint ventures with other suppliers in order to provide the Company's customers with a source of integrated supply. The ability of the Company to implement this strategy will be dependent on its ability to identify, consummate and assimilate acquisitions on economic terms, to acquire and successfully integrate new product lines and to establish and successfully market new integrated forms of supply arrangements such as that being pursued by

AMRO. Although the Company is actively seeking acquisitions and integrated supply arrangements that would meet its strategic objectives, it currently has no agreements or understandings with respect to any such acquisition and there can be no assurance that the Company will be successful in these efforts. Further, the ability of the Company to effect its strategic plans will be dependent on its obtaining financing for its planned expansions and acquisitions. There can be no assurance that such financing will be available on a timely basis or on terms satisfactory to the Company. The Company plans to examine appropriate methods of financing any such acquisition, including issuance of additional capital stock, debt or other securities or a combination of both. If the Company were to issue shares of its capital stock in any acquisition, such issuance could be dilutive to existing shareholders.

DEPENDENCE ON KEY PERSONNEL

     The Company will continue to be dependent to a significant extent upon the efforts and ability of David R. Little, its President and Chief Executive Officer. The loss of the services of Mr. Little or any other executive officer of the Company could have a material adverse effect on the Company's financial condition and results of operations. The Company does not maintain key-man life insurance on Mr. Little or on the lives of its other executive officers. In addition, the Company's ability to grow successfully will be dependent upon its ability to attract and retain qualified management and technical and operational personnel. The failure to attract and retain such persons could materially adversely effect the Company's financial condition and results of operations. See "Management".

CHANGES IN VOTING RIGHTS OF HOLDERS OF SEPCO COMMON STOCK

     Pursuant to the Sepco Merger, the holders of Sepco Class A Common Stock and Class B Common Stock will receive shares of Common Stock in accordance with the exchange ratios set forth in the Sepco Merger Agreement. As a result, the former holders of Sepco Class A Common Stock and Class B Common Stock will no longer have the right to a class vote with respect to certain matters that under Texas law require the approval of each class or series of stock. In addition, the holders of Sepco Common Stock currently have the right to approve any changes in the terms of the Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock. As holders of Common Stock, the former holders of Sepco Common Stock will not have the right to approve any changes in the terms of the Series B Convertible Preferred Stock or the Series A Preferred Stock. Furthermore, a holder of Sepco Class B Common Stock is entitled to receive $7.5075 upon the liquidation of Sepco. Such liquidation right is in preference to the liquidation rights of holders of Sepco Class A Convertible Preferred Stock. As a holder of Common Stock, the former holders of Sepco Class B Common Stock will have no such liquidation rights or preference. The holders of Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, except as otherwise provided by law, have no right to vote on the election of directors or any matters presented to the Sepco shareholders. Each share of Series A Preferred Stock and Series B Convertible Preferred Stock entitles the holder thereof to one-tenth of a vote on all matters to come before a meeting of the shareholders of the Company. In addition, matters that previously required the vote of two-thirds of the outstanding shares of Sepco stock will only require the approval of a majority of the outstanding shares of the Company. See "Comparison of Rights of Holders of Sepco Stock and Common Stock".

IRS EXAMINATION

     Sepco currently is undergoing an examination of its tax returns by the Internal Revenue Service ("IRS") which is asserting claims against Sepco for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. The claim relates primarily to a challenge by the IRS of Sepco's use of the LIFO method of accounting for inventory. Although Sepco believes that its LIFO elections were valid and is pursuing its rights to administrative appeal, an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position. See "Business -- Legal Proceedings".

RISKS ASSOCIATED WITH HAZARDOUS MATERIALS

     Certain of the Company's activities involve the controlled use of hazardous materials and chemicals. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated completely. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. See "Business Information Concerning the Company -- Government Regulation and Environmental Matters".

LIMITATION ON ABILITY TO PAY DIVIDENDS

     The Company anticipates that future earnings, except for dividends payable on the Series B Convertible Preferred Stock, will be retained to finance the continuing development of its business. In addition, Sepco's loan agreement with its principal lender prohibits Sepco from declaring or paying any dividends or other distributions on its capital stock except for dividends to the Company to allow for payment of dividends on the Company's preferred stock. Accordingly, the Company does not anticipate paying cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy".

DILUTION

     Shareholders of Newman will receive shares of Common Stock as a result of the Newman Merger. The percentage of ownership of the former Newman shareholders in the Company will be significantly less than their percentage of ownership in Newman prior to the Newman Merger as a result of the terms of the Newman Merger Agreement and issuance of Common Stock to the shareholders of Sepco in the Sepco Merger, although this dilution is somewhat offset by the fact that the former Newman shareholders' smaller ownership percentage interest will be in a larger operating enterprise.

POTENTIAL ANTI-TAKEOVER EFFECTS OF ARTICLES OF INCORPORATION AND BYLAWS

     The Company's Articles allow the Board of Directors of the Company to issue shares of preferred stock without shareholder approval on such terms as the Board of Directors may determine. The rights of all the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the Company's Articles do not allow cumulative voting in the election of directors. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. See "Description of Company Capital Stock".

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     The Common Stock, Series B Convertible Preferred Stock and the Series A Preferred Stock are new issues of securities that will have no established trading market. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement, of which this Proxy Statement/Prospectus forms a part. While there can be no assurance in this regard, the Company believes that the Common Stock should qualify for quotation on the OTC Bulletin Board. There can be no assurance, however, that a market in the Common Stock will develop or, if developed, will be sustained. Upon the consummation of the Mergers, over 90% of the outstanding shares of Common Stock will be held by less than 20 holders. Concentration of ownership and the lack of a public market for the Common Stock could adversely affect the liquidity of such shares and the amount that could be realized on a sale thereof. See "Market for the Company's Stock, Sepco Common Stock and Newman Common Stock and Related Shareholder Matters -- The Company". The limited number of unaffiliated shareholders and factors such as market expansion, the development of additional services, its competitors and other third parties, as well as quarterly variations in the Company's anticipated or actual results of operations or market conditions generally, may cause the market price of the Common Stock to fluctuate significantly if a trading market does in fact develop for the Common Stock. In addition, the stock market has on occasion experienced extreme price and volume fluctuations, which have particularly affected the market prices of many companies. These broad market fluctuations may adversely affect the market price of the Common Stock, if a public trading market is established.

                              RECENT DEVELOPMENTS



SEPCO



     Sepco recently reported financial results for the third quarter and nine months ended September 30, 1996. Revenues for the third quarter ended September 30, 1996 increased 15.0% to $32.2 million from $28.0 million for the same period in 1995, primarily due to sales of bearings and power transmission products at locations where pump and pump products were sold previously, revenue attributable to the two companies acquired in December 1995 and February 1996 and from increased sales volume. Gross margins remained constant at 26.1% for each of the third quarters of 1996 and 1995.



     Operating income for the third quarter of 1996 decreased 7.7% to $985,000 from $1.1 million for the same period in 1995. Net income for the three months ended September 30, 1996 was $336,000 compared with $482,000 for the three months ended September 30, 1995. The decrease in operating income and net income for the third quarter of 1996 as compared to the third quarter of 1995 was due to increased professional fees associated with the Reorganization and interest and other costs associated with Sepco's expansion of operations. Operating results also were affected by inefficiencies associated with the conversion of the Company's software system. Excluding the costs associated with the Reorganization, operating income and net income would have been slightly higher for the third quarter of 1996 compared to the same quarter of 1995. The Company expects that the installation of its new software system should be completed by the end of 1996, and that the expenses associated with such installation should decrease in 1997.



     Revenues for the nine months ended September 30, 1996 increased 11.4% to $95.2 million from $84.4 million for the same period in 1995, primarily due to sales of bearings and power transmission products at locations where pump and pump products were sold previously, revenue attributable to the two companies acquired in December 1995 and February 1996 and from increased sales volume. Gross margins increased slightly by .1% in the first nine months of 1996 compared to the same period in 1995. Operating income for the nine months ended September 30, 1996 decreased 21.7% to $2.4 million from $3.1 million for the first nine months of 1995, due to a one-time charge of $710,000 for additional compensation expense associated with the amendment of certain book value stock options into market-based stock options, interest and other costs associated with Sepco's expansion of operations and software conversion, and increased professional fees related to the Reorganization. Net income for the nine months ended September 30, 1996 decreased 34.4% to $.9 million from $1.4 million for the same period of 1995.



NEWMAN



     Newman also recently announced financial results for the three months and nine months ended September 30, 1996. Newman had no revenues in the three months and nine months ended September 30, 1996. Operating and net loss were $4,557 for the three months ended September 30, 1996 and $18,264 for the nine months ended September 30, 1996.


                                  THE MEETINGS
GENERAL


     Sepco. The Sepco Meeting will be held at 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996 at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010.



     Newman. The Newman Meeting will be held at 10:00 a.m., Central Standard Time, on Tuesday, December 4, 1996 at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010.


RECORD DATES; SHARES ENTITLED TO VOTE; QUORUM; VOTE REQUIRED

     Sepco. Only holders of record of the Sepco Class A Common Stock, the Sepco Class B Common Stock, the Sepco Class A Convertible Preferred Stock and the Sepco Preferred Stock at the close of business on the Sepco Record Date are entitled to notice of, and to vote at, the Sepco Meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Sepco Meeting.

     At the close of business on the Sepco Record Date, there were 758,899 shares of Sepco Class A Common Stock, 176,900 shares of Sepco Class B Common Stock, 19,500 shares of Sepco Class A Convertible Preferred Stock and 3,366 shares of Sepco Preferred Stock outstanding and entitled to vote at the Sepco

Meeting. Directors and executive officers of Sepco held 587,399 shares of Sepco Class A Common Stock, representing approximately 62.8% of the outstanding shares, 12,035 shares of Sepco Class B Common Stock, representing approximately 6.8% of the outstanding shares of such class, 15,000 shares of Sepco Class A Convertible Preferred Stock, representing approximately 76.9% of the outstanding shares of such series, and no shares of Sepco Preferred Stock. Such persons have indicated to Sepco that they intend to vote their shares in favor of the approval and adoption of the Sepco Merger and the Sepco Merger Agreement. Each share of Sepco Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. Under Texas law and Sepco's Articles of Incorporation, approval and adoption of the Sepco Merger and the Sepco Merger Agreement require the affirmative vote of the holders of at least two-thirds of the shares of Sepco Common Stock outstanding and entitled to vote thereon and approval by the holders of at least two-thirds of the shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, each voting as a separate class or series, as the case may be. Under Texas law, abstentions contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Sepco Meeting and will have the effect of a vote against the Sepco Merger and Sepco Merger Agreement.

     The Sepco Class A Common Stock, the Sepco Class B Common Stock, the Sepco Class A Convertible Preferred Stock and the Sepco Preferred Stock were held by 17, one, five and six holders of record, respectively, as of the Sepco Record Date. The Sepco Class B Common Stock is currently held by the Sepco ESOP. The participants in the Sepco ESOP will be entitled to direct the vote of the shares allocated to their accounts in connection with the Sepco Merger. As of the Sepco Record Date, there were 522 participants in the Sepco ESOP.

     Newman. Only holders of record of Newman Common Stock at the close of business on the Newman Record Date are entitled to notice of, and to vote at, the Newman Meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Newman Meeting.

     Under New Mexico law and Newman's Articles of Incorporation, approval and adoption of the Newman Merger and the Newman Merger Agreement require the affirmative vote of a majority of the issued and outstanding shares of Newman Common Stock entitled to vote thereon. At the close of business on the Newman Record Date, there were 2,552,064 shares of Newman Common Stock outstanding and entitled to vote at the Newman Meeting. The officers and directors have recommended that the shareholders vote their shares of Newman Common Stock in favor of approval and adoption of the Newman Merger Agreement.

     On the Newman Record Date, there were approximately 199 holders of record of the 2,552,064 shares of Newman Common Stock then issued and outstanding. Each share of Newman Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

     Under applicable rules of the National Association of Securities Dealers, Inc., brokers will not be permitted to submit proxies to authorize the Newman Merger and the Newman Merger Agreement in the absence of specific instructions from beneficial owners. Under New Mexico law, abstentions contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Newman Meeting. Accordingly, abstentions and broker non-votes will have the effect of votes against the Newman Merger and the Newman Merger Agreement.

SOLICITATION OF PROXIES

     Sepco. In addition to solicitation by mail, the directors, officers and employees of Sepco may solicit proxies from its shareholders by personal interview, telephone, facsimile or otherwise. Halter will bear the costs of the solicitation of proxies. Arrangements also will be made with custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. Halter will reimburse such custodians, nominees and fiduciaries for the out-of-pocket expenses incurred by them in connection therewith.

     Newman. The cost of soliciting proxies on behalf of Newman, including the cost of preparing and mailing the Notice of the Newman Meeting and this Proxy Statement/Prospectus to the Newman shareholders, will be paid by Halter. Solicitation will be primarily by mailing this Proxy Statement/Prospectus to all shareholders of Newman entitled to vote at the Newman Meeting. Proxies may be solicited by officers of

Newman personally, but at no compensation in addition to their regular compensation as officers. Halter may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from their principals.

     Halter estimates that it will incur $25,000 of costs in connection with its obligations described above.

APPOINTMENT AND REVOCATION OF PROXIES

     A shareholder has the right to appoint a person to attend and act for him on his behalf at either the Sepco Meeting or the Newman Meeting other than the person(s) named in the enclosed instruments of proxy. To exercise this right, a shareholder shall strike out the names of the person(s) named in the appropriate instrument of proxy and insert the name of his nominee in the space provided or complete another instrument of proxy.

     The proxies for the Sepco Meeting and the Newman Meeting, respectively, must be signed by an individual shareholder or by his attorney authorized in writing and executed by the shareholder. If the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer, or if the shareholder is a partnership, it must be signed by either a general partner, managing partner or duly authorized officer of the partnership.

     A shareholder of either Sepco or Newman who has given a proxy may revoke it at any time before it is exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by a shareholder of Sepco or a shareholder of Newman or by their respective attorneys authorized in writing and executed by the shareholder. If the shareholder is a corporation, it must either be under its common seal, or signed by a duly authorized officer, or if the shareholder is a partnership it must be signed by either a general partner, managing partner or duly authorized officer of the partnership. A revocation of a proxy by a shareholder of Sepco should be deposited with the Secretary of Sepco, 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079. A revocation of a proxy by a shareholder of Newman should be deposited with General Securities Transfer Agency, Inc., P. O. Box 3805, Albuquerque, New Mexico 87190. Revocation of a proxy by either a shareholder of Sepco or Newman may be delivered at any time up to and including the day of the Sepco Meeting and the Newman Meeting, respectively, or any adjournment or postponement thereof, at which the proxy is to be used. A proxy is also revoked if a shareholder is present at either the Sepco Meeting or the Newman Meeting, respectively, and elects to vote in person.

VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Sepco Meeting and the Newman Meeting in accordance with the instructions contained therein. If a shareholder of Sepco executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR approval and adoption of the Sepco Merger and Sepco Merger Agreement in accordance with the recommendation of the Sepco board of directors. If a shareholder of Newman executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR approval and adoption of the Newman Merger and Newman Merger Agreement in accordance with the recommendation of the Newman board of directors.

     The accompanying instruments of proxy confer discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the respective Notices of Meetings and with respect to other matters which may properly come before the Meetings. At the date hereof, management of Sepco and Newman, respectively, know of no such amendments, variations or other matters to come before the Meetings other than the matters referred to in the respective Notices of Meeting.

OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the boards of directors of Sepco and Newman do not know of any business to be presented at their respective Meetings other than as set forth in the Notices of Meeting accompanying this Proxy Statement/Prospectus. If any other matters should properly come before the respective Meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                               THE REORGANIZATION

GENERAL DESCRIPTION OF THE MERGERS

     Sepco Merger. Upon consummation of the Sepco Merger, Sepco Acquisition will merge with and into Sepco, with Sepco being the surviving corporation. In the Sepco Merger, (i) each outstanding share of Sepco Class A Common Stock will be converted automatically into the right to receive 16 shares of Common Stock,
(ii) each outstanding share of Sepco Class B Common Stock will be converted automatically into the right to receive 18.1232 shares of Common Stock, (iii) each outstanding share of Sepco Class A Convertible Preferred Stock will be converted automatically into the right to receive one share of Series B Convertible Preferred Stock and (iv) each outstanding share of Sepco Preferred Stock will be converted automatically into the right to receive one share of Series A Preferred Stock. As a consequence of the Sepco Merger, Sepco will become a wholly-owned subsidiary of the Company. Based on the number of shares of Sepco Stock and Newman Common Stock outstanding as of the Sepco Record Date and Newman Record Date, respectively, Sepco shareholders collectively will hold 15,384,384 shares, or approximately 96%, of the issued and outstanding Common Stock, upon consummation of the Reorganization.

     Newman Merger. Upon consummation of the Newman Merger, Newman Acquisition will merge with and into Newman, with Newman being the surviving corporation. In the Newman Merger, each outstanding share of Newman Common Stock will be converted into one-fourth of one share of Common Stock. As a consequence of the Newman Merger, Newman will become a wholly-owned, non-operating subsidiary of the Company. Based on the number of shares of Newman Common Stock and Sepco Stock outstanding as of the Newman Record Date and the Sepco Record Date, respectively, Newman shareholders collectively will hold 639,516 shares, or approximately 4.0%, of the issued and outstanding Common Stock, upon consummation of the Reorganization.

     The Sepco Merger and the Newman Merger will be consummated simultaneously.

SEPCO'S REASONS FOR THE REORGANIZATION; RECOMMENDATION OF SEPCO'S BOARD OF DIRECTORS

     During 1995, Sepco began an investigation with respect to the possibility of becoming a public company in order to obtain better access to equity capital for purposes of supporting its acquisition program and proposed growth plans and to provide greater liquidity for the Sepco Common Stock. In connection with this review, Sepco considered the possibility of an initial public offering in which it would issue additional shares as well as the possibility of a merger with an existing public company that would provide Sepco with a broader shareholder base. After analyzing the costs and benefits of each and probabilities of success, the board of directors of Sepco ultimately concluded that the most desirable means for Sepco to achieve its objectives would be to merge with an existing public company. In connection with this decision, Sepco retained Halter, an independent third-party consulting firm that advises private companies in connection with becoming public companies through business combinations with existing public companies, to assist it in identifying a desirable public company with which to merge. Timothy P. Halter is the sole officer, director and shareholder of Halter. As part of this arrangement, Sepco agreed that Halter would be entitled to receive up to 2.7% of the outstanding shares of common stock of the surviving corporation upon the consummation of a merger between Sepco and a public company secured by Halter for the transaction.

     In February 1996, after reviewing several potential public companies as acquisition candidates, including Newman, management of Sepco determined that Newman would be a desirable merger candidate for Sepco. From February to April 1996, Sepco conducted due diligence with respect to the prior business and operations of Newman. Sepco also concluded that the most desirable means for effecting a merger or business combination with Newman would be through the creation of the Company and the concurrent acquisition by the Company of all of the outstanding shares of Newman through the Newman Merger and of all the outstanding shares of Sepco through the Sepco Merger. Sepco believed that this structure reduced the risk of any liabilities associated with Newman's prior operations affecting the assets of Sepco and provided a desirable structure from a tax standpoint.

     In connection with this structure, Halter entered into an agreement with Newman on August 12, 1996 pursuant to which Halter acquired directly from Newman in a private transaction 1,693,564 shares of Newman Common Stock, or a 66.2% interest in Newman, in consideration for approximately $1,694 in cash.

The ownership interest acquired by Halter in Newman was intended to provide Halter with an approximate 2.7% ownership interest in the Company upon the consummation of the Reorganization. The agreement was negotiated on behalf of Newman by Newman's president, Glenn A. Little, and Newman's financial and legal representatives. The agreement between Newman and Halter and the issuance of the shares of Newman Common Stock to Halter did not require the approval of the Newman shareholders. Subsequent to the issuance of such shares, Halter transferred an aggregate of 304,000 shares of Newman Common Stock to certain of its employees and consultants. Halter will be entitled to vote its remaining 1,389,564 shares of Newman Common Stock at the Newman Meeting, and, if it votes its shares for the Newman Merger, approval of the Newman Merger will be assured.

     In light of the agreement between Halter and Newman, Sepco and Halter agreed to an amendment to the terms of Halter's engagement with Sepco that eliminated Halter's right to receive shares from Sepco in connection with the Reorganization. Halter, however, continued to be responsible for various costs and expenses relating to the Reorganization, including filing fees with the Commission, printing costs and various legal costs associated with the document preparation for the Newman Merger. Halter further agreed as an inducement to Sepco to enter into the Reorganization to assist the Company in making application for the listing or quotation of its stock on the Nasdaq Stock Market, preparing a shareholder communications and relations program, identifying a market maker for the stock of the Company and establishing a program of communication with brokerage professionals, investment bankers and market makers.

     The Company also has agreed to maintain a registration statement providing for the registration under the Securities Act of the resale of shares of Common Stock issuable to Halter in the Newman Merger for a period of 90 days following the Newman Merger or for such other period of time as the Company deems desirable. The Company will bear the costs associated with maintaining such registration statement and Halter will bear the cost of all selling, printing and other expenses. The agreement between the Company and Halter regarding such registration provides for customary indemnification, including indemnification for liability under securities laws.

     On August 12, 1996, the Company entered into the Sepco Merger Agreement and the Newman Merger Agreement. The Board of Directors of each of Sepco and Newman have determined that the Sepco Merger and the Newman Merger, respectively, are in the best interest of their respective shareholders and have recommended to their shareholders that such mergers be approved.

     The exchange ratios for the shares of stock of the Company to be issued to the shareholders of Sepco were determined by negotiations of the parties. The factors considered in establishing the exchange ratios with respect to the Sepco Merger included (i) the operating and financial history of Sepco, (ii) the fair value of the Sepco Common Stock at December 31, 1995, as determined by an independent appraiser for purposes of the Sepco ESOP and (iii) a desire that the Reorganization result in an aggregate of 16,000,000 outstanding shares of Common Stock, based upon the advice of a financial advisor. As determined by the independent appraiser, the fair value per share of the Sepco Class A Common Stock and the Sepco Class B Common Stock at December 31, 1995 was $8.74 and $9.90, respectively.

NEWMAN'S REASONS FOR THE NEWMAN MERGER; RECOMMENDATION OF NEWMAN'S BOARD OF DIRECTORS

     The Newman Merger is the result of Newman's efforts to obtain value for the Newman Common Stock. Newman has no significant assets or operations; however, it possesses a shareholder base which makes it an attractive merger candidate to a privately-held corporation seeking to become a public company. The board of directors of Newman has concluded that the Newman Merger is in the best interests of the shareholders of Newman, has approved the Newman Merger Agreement and unanimously has recommended that the shareholders of Newman approve and adopt the Newman Merger Agreement.

     The board of directors of Newman believes that the terms of the Newman Merger Agreement are fair to, and in the best interests of, Newman and its shareholders. In reaching its conclusion, Newman's board of directors considered
(i) the matters set forth above, (ii) the judgment and advice of Newman's management, (iii) the historical financial performance and future operating prospects of Newman, (iv) detailed business and financial information regarding Sepco and (iv) the terms of the Newman Merger Agreement.

     The exchange ratio for the shares of Common Stock to be issued to shareholders of Newman in the Newman Merger was determined by negotiations between the parties. The factors considered in establishing the exchange ratio with respect to the Newman Merger included (i) the publicly held nature and existing shareholder base of Newman, (ii) the operating and financial history of Newman and (iii) the potential value of the shares of Common Stock to be issued to Newman shareholders in light of Newman's present financial condition, which includes no significant assets or operations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Introduction. This section summarizes the material federal income tax considerations of general application that should be considered by shareholders in evaluating the Sepco Merger and the Newman Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, court decisions and administrative pronouncements published to date. Any or all of the above are subject to change, possibly with retroactive effect. Subsequent statutory or administrative changes or clarifications or court decisions could cause this discussion to become inaccurate or incomplete. This discussion does not address all tax matters that may affect the Company or the shareholders and does not consider various factual limitations applicable to any particular shareholder that may modify or alter the results described herein. In particular, it does not address federal income tax considerations to investors who are nonresident aliens, foreign entities or tax-exempt entities such as an employee stock option plan ("ESOP") and does not address particular situations where shares are received in exchange for services rendered or for reasons other than in exchange for shares of the Company. In addition, the following discussion does not address the tax consequences of the Sepco Merger and the Newman Merger under foreign, state or local tax laws. Except as otherwise indicated, statements of legal conclusion regarding tax treatments, tax effects or tax consequences discussed in this section are the opinions of Fulbright & Jaworski L.L.P., special securities and tax counsel to the Company. A copy of such counsel's opinion, which sets forth certain assumptions and qualifications made by such counsel has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. Such opinion has no binding effect or official status of any kind and will not preclude the IRS from adopting a contrary position.

     The Company has not requested or received a ruling from the IRS on the matters discussed herein. The IRS may disagree with some of the conclusions set forth below, and no assurance can be given that such conclusions would be sustained by a court if challenged by the IRS. In addition, tax counsel's opinions set forth herein are subject to certain assumptions and qualifications and are conditioned upon the accuracy of certain factual information and representations provided to tax counsel by the Company, including those attached to the opinion of special tax counsel filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. Any inaccuracy in those factual matters could adversely affect the conclusions identified herein and, in particular, could result in a shareholder recognizing gain in the Sepco Merger and the Newman Merger. Each shareholder, and particularly a shareholder that is an ESOP, is urged to consult his own tax advisor with respect to the consequences to him of the consolidation and the advisability of obtaining and reviewing the factual information and representations that counsel has relied upon in rendering its opinion.

     The Sepco Merger and the Newman Merger. For federal income tax purposes, the Sepco Merger and the Newman Merger will be treated as an exchange of shares of Sepco Stock and Newman Common Stock for shares of Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock (collectively referred to herein as "Company Stock"), as the case may be. Subject to the assumptions and qualifications in its opinion filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part, in the opinion of Fulbright & Jaworski L.L.P., the tax consequences to a shareholder of Sepco or Newman who receives shares of Company Stock in either the Sepco Merger or the Newman Merger will be as follows:

     - Receipt of Company Stock. A shareholder of Sepco or Newman who receives solely shares of Company Stock in either the Sepco Merger or the Newman Merger in exchange for their Sepco Stock or Newman Common Stock will not recognize gain or loss on the exchange.

    - Tax Basis. A shareholder's aggregate basis in all shares of Company Stock received (including any fractional share deemed received) in either the Sepco Merger or the Newman Merger will equal his aggregate basis in his shares of Sepco Stock or Newman Common Stock, respectively, surrendered in exchange therefor.

    - Holding Period. A shareholder's holding period for the shares of Company Stock received (including any fractional share deemed received) in either the Sepco Merger or the Newman Merger will include the holding period of his shares of Sepco Stock or Newman Common Stock, respectively, surrendered in exchange therefor; provided, however, that such shares of Sepco Stock or Newman Common Stock, as the case may be, are held as capital assets at the time of the Sepco Merger and the Newman Merger, respectively.

    - Cash in Lieu of Fractional Shares. A holder of shares of Sepco Stock or Newman Common Stock who receives cash in lieu of a fractional share of Company Stock will recognize gain or loss equal to the difference, if any, between such holder's basis in such fractional share (as described above) and the amount of cash received. Such gain or loss should be long-term capital gain or loss if such shares of Sepco Stock or Newman Common Stock are held as a capital asset at the time of the Sepco Merger or the Newman Merger, respectively, and the holding period for the fractional share (as described above) is more than one year.

    - Reporting Requirements. Each shareholder will be required to file with his federal income tax return a statement that provides details relating to such shareholder's shares of Company Stock received in the Sepco Merger or the Newman Merger and such shareholder's shares of Sepco Stock or Newman Common Stock surrendered in exchange therefor.

     Any holder of Sepco Stock who dissents from the Sepco Merger, perfects his dissenter's rights under the TBCA, and, accordingly, receives cash for the value of his Sepco Stock, and any holder of Newman Common Stock who dissents from the Newman Merger, perfects his dissenter's rights under the NMBCA, and, accordingly, receives cash for the value of his Newman Common Stock, should be treated as having received such cash as a distribution from Sepco or Newman, as the case may be, in full payment in exchange for such Sepco Stock or Newman Common Stock. The dissenting shareholder would recognize gain or loss measured by the difference between the cash received and the basis for such Sepco Stock or Newman Common Stock exchanged, if the redemption does not have the effect of the distribution of a dividend under Section 302 of the Code (after applying the constructive ownership rules of Section 318 of the Code).

     For additional information regarding the material federal income tax considerations that should be considered by shareholders in evaluating the Sepco Merger and the Newman Merger, see "Certain Federal Income Tax Consequences".

ANTICIPATED ACCOUNTING TREATMENT

     The Reorganization will be treated as a recapitalization of Sepco into the Company (with respect to the Sepco Merger) and the issuance of the Company's capital stock for the underlying tangible net assets of Newman (with respect to the Newman Merger) for accounting and financial statement purposes because, among other factors, the Company is a recently formed holding company with nominal net assets, Newman is a non-operating public shell company with cash as its primary asset, and the Sepco stockholders will control the Company after the Reorganization. Accordingly, the historical pre-Reorganization financial statements of the combined Company after the Closing will be those of Sepco. The retained earnings of Sepco will be carried forward after the Reorganization and the historical stockholders' equity of Sepco prior to the Reorganization will be retroactively restated for the equivalent number of shares received in the Reorganization.

DISSENTERS' RIGHTS

     Sepco Shareholders. Articles 5.11 through 5.13 of the TBCA entitle any shareholder of Sepco as of the Sepco Record Date who objects to the Sepco Merger and who follows the procedures prescribed by such Articles, in lieu of receiving the Common Stock, Series B Convertible Preferred Stock or Series A Preferred Stock, as the case may be, to receive cash equal to the "fair value" of such shareholder's shares as determined by agreement or appraisal. Set forth below is a summary of the procedures relating to the exercise of the right to dissent as provided in the TBCA. The summary does not purport to be complete and is qualified in its entirety by reference to Articles 5.12 and 5.13 of the TBCA, which have been reproduced and attached hereto as Appendix C. FAILURE TO COMPLY WITH ANY OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF ANY SUCH RIGHT TO DISSENT THE SHAREHOLDER MAY HAVE UNDER THE TBCA.

     Shareholders of Sepco who follow the procedures set forth in Articles 5.12 and 5.13 of the TBCA may receive a cash payment equal to the fair value of their shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, determined as of the day preceding the Sepco Meeting, exclusive of any element of value arising from or in anticipation of the Reorganization. Unless all of the procedures set forth in Articles 5.12 and 5.13 of the TBCA are followed by a shareholder of Sepco who wishes to exercise dissenters' rights, such shareholder will be bound by the terms of the Sepco Merger. To be entitled to a cash payment upon exercise of dissenters' rights, a shareholder must (i) file with Sepco, prior to the Sepco Meeting, a written objection to the Sepco Merger, setting out that the shareholder's right to dissent will be exercised if the Sepco Merger is effected and giving the shareholder's address to which notice thereof shall be delivered or mailed in the event the Sepco Merger is consummated, (ii) not vote his shares in favor of the adoption and approval of the Sepco Merger and Sepco Merger Agreement and (iii) demand such cash payment in writing within ten days after the delivery or mailing by Sepco of a notice that the Sepco Merger has become effective. The demand must state the number of shares of the Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock owned by the shareholder and the fair value of such shares as estimated by the shareholder. ANY SHAREHOLDER FAILING TO MAKE DEMAND WITHIN THE TEN-DAY PERIOD SHALL BE BOUND BY THE SEPCO MERGER AGREEMENT AND THE SEPCO MERGER. Within 20 days after demanding payment for his shares, each holder of certificates formerly representing shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock so demanding payment shall submit such certificates to Sepco for notation thereon that such demand has been made. The failure of holders of such certificates to do so shall, at the option of Sepco, terminate such shareholders' rights to dissent unless a court of competent jurisdiction for good and sufficient cause shall otherwise direct.

     Within 20 days after receipt by Sepco of a demand for payment made by a dissenting shareholder, Sepco shall deliver or mail to the dissenting shareholder a written notice that either shall set out that Sepco accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the Sepco Effective Time, upon the surrender of the share certificates duly endorsed, or shall contain an estimate by Sepco of the fair value of the shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, together with an offer to pay the amount of that estimate within 90 days after the Sepco Effective Time, upon receipt of notice within 60 days after the effective time of the Sepco Merger, from the shareholder that the shareholder agrees to accept that amount upon the surrender of the certificates duly endorsed.

     If, within the period of 60 days after the Sepco Effective Time, shareholder and Sepco do not so agree, the shareholder or Sepco may, within 60 days after the expiration of such 60-day period, file a petition in any court of competent jurisdiction in Harris County, Texas, asking for a finding and determination of the fair value of the shareholder's shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to Sepco and to the shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Sepco. Sepco and all of its shareholders so notified shall be bound by the final judgment of such court.

     After hearing of the petition, the court shall determine the shareholders who have complied with the provisions of Articles 5.12 of the TBCA and have become entitled to the valuation of and payment of their shares, and shall appoint one or more qualified appraisers to determine that value. In addition to having the power to examine the books and records of Sepco, the appraisers shall afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares of Sepco Class A

Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be.

     The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by Sepco, together with interest thereon, to the date of such judgment, to the shareholder entitled to payment. The judgment shall be payable to the holders of shares only upon, and simultaneously with, the surrender to Sepco of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in Sepco. The court shall allow the appraisers a reasonable fee as court costs, and all costs shall be allocated between the parties in the manner that the court determines to be fair and equitable.

     Any shareholder who has demanded payment for his shares in accordance with the TBCA shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, in accordance with the TBCA and the right to maintain an appropriate action to obtain relief on the ground that the Sepco Merger would be or was fraudulent, and the respective shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     Any shareholder who has demanded payment for his shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, in accordance with the TBCA may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to the TBCA asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made, or, unless the Company shall consent thereto, after any such petition has been filed. If, however, (i) such demand shall be withdrawn as hereinbefore provided, (ii) pursuant to the TBCA the Company shall terminate the shareholder's rights under the TBCA, (iii) no petition asking for a finding and determination of fair value of such shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, by a court shall have been filed within the time provided in the TBCA, or (iv) after the hearing of a petition filed pursuant to the TBCA, the court shall determine that such shareholder is not entitled to the relief provided by the TBCA, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings that may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

     A vote against approval and adoption of the Sepco Merger and the Sepco Merger Agreement will not satisfy the requirement for a written objection to approval and adoption of the Sepco Merger and the Sepco Merger Agreement or a written demand for payment of the "fair value" of the shares owned by a dissenting shareholder. Failure to vote against approval and adoption of the Sepco Merger and the Sepco Merger Agreement (i.e., abstention from voting) will not constitute a waiver of a shareholder's dissenters' rights.

     Exercise of the right to dissent under the TBCA may result in a judicial determination that the "fair value" of a dissenting shareholder's shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock or Sepco Preferred Stock, as the case may be, is higher or lower than the shares of Common Stock, Series B Convertible Preferred Stock, or Series A Preferred Stock, as the case may be, to be issued pursuant to the Sepco Merger.

     The TBCA provides that, in the absence of fraud in the transaction, the right to an appraisal as set forth above to a shareholder objecting to the Sepco Merger is the exclusive remedy for the recovery of the value of his shares or for money damages to such shareholder with respect to the Sepco Merger. If Sepco complies with the requirements of the TBCA, any shareholder who fails to comply with the requirements of the TBCA shall not be entitled to bring suit for the recovery of the value of his shares or for money damages to the shareholder with respect to the Sepco Merger.

     The Sepco ESOP shall act as a single shareholder with respect to appraisal rights.

     SEPCO SHAREHOLDERS WHO ARE CONSIDERING EXERCISING DISSENTERS' RIGHTS WITH RESPECT TO THE SEPCO MERGER ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

     Newman Shareholders. Any shareholder of record of Newman may exercise dissenters' rights in connection with the Newman Merger by properly complying with the requirements of Section 53-15-4 of the NMBCA. By exercising dissenters' rights, any such shareholder would have the "fair value" of his Newman Common Stock paid to him in cash.

     The following is a summary of the statutory procedures that a shareholder of a New Mexico corporation must follow in order to exercise his dissenters' rights under New Mexico law. This summary is not complete and is qualified in its entirety by reference to Section 53-15-4 of the NMBCA, the text of which is set forth in full in Appendix D to this Proxy Statement/Prospectus.

     The NMBCA provides that each shareholder of a New Mexico corporation has the right to dissent from certain transactions, including a merger requiring shareholder approval. The NMBCA also provides that shareholders electing to exercise their right to dissent must file with the corporation a written objection to the merger at or prior to the meeting of shareholders called to consider and vote upon the merger. If the merger is approved at the meeting, those shareholders who do not vote in favor of the merger may make written demand on the corporation for payment of the fair value of their shares as determined in accordance with the applicable provisions of the NMBCA. This demand must be made either within ten days following the meeting at which the merger was approved or within 25 days after the plan of the merger has been mailed to the shareholder. Any shareholder who fails to properly make demand within the prescribed time periods shall not acquire a right to receive payment for his shares.

     Newman shareholders should send their written demand for payment to 211 West Wall Street, Midland, Texas 79701, Attention: Secretary. Thereafter, assuming compliance with the provisions of the NMBCA, dissenting Newman shareholders who properly exercise their rights will receive cash equal to the fair value of their shares in lieu of shares of Common Stock.

     The NMBCA provides that, upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within 20 days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. Failure of the shareholder to do so shall, at the option of the corporation, terminate his rights under the NMBCA unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertified shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     The corporation, or in the case of a merger or consolidation, the surviving or new corporation shall give written notice thereof to each dissenting shareholder who has made written demand within ten days after such corporate action is effected. The surviving corporation shall make a written offer to each shareholder for shares at a specified price determined by the corporation to be the fair value thereof. The notice and offer shall be accompanied by (i) a balance sheet of the corporation as of the latest available date and not more than 12 months prior to the making of the offer and (ii) a profit and loss statement of the corporation for the

12 month period ended on the date of the balance sheet. If the value of the shares is agreed upon by the corporation and the shareholder within 30 days after the date on which the corporate action was effected, payment for the shares shall be made within 90 days after the date on which the action was effected. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     If, within the period of 30 days after the date on which the corporate action was effected, a dissenting shareholder and the New Mexico corporation do not agree to the fair value of the shares, the corporation shall file a petition in any court of competent jurisdiction in the county and the state where the registered office of the corporation is located praying that the fair value of such shares be found and determined. The corporation should take such action within 30 days after receipt of written demand from any dissenting shareholder, given within 60 days after the date on which such corporate action was effected, or at the election of the corporation at any time within the period of 60 days. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the domestic corporation was last located.

     If the corporation fails to institute the proceedings as provided above, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served upon each dissenting shareholder who is a resident of New Mexico and shall be served by registered or certified mail on each dissenting shareholder who is a non-resident. Service on non-residents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. A court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The NMBCA leaves the final determination of fair value to the courts.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, and who received from the corporation an offer to pay for the shares if the court finds that the shareholders' actions in failing to accept the corporation's offer were arbitrary, vexatious or not in good faith. Such expenses shall include reasonable expenses and compensation for the appraisers, excluding the fees and expenses of counsel for experts employed by any party. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

     Payment of the fair value or judgment extinguishes a dissenting shareholder's interest in such shares. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     Under New Mexico law, no demand may be withdrawn unless the corporation consents thereto. If (i) the demand is withdrawn upon consent, (ii) the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, (iii) in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all of the outstanding shares of the other corporations that are parties to the merger, (iv) no demand or petition for the determination of fair value by a court has been properly made, or (v) if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by the NMBCA, then the right of the shareholder to be paid the fair value of such shares ceases and the dissenter's status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

     Shareholders of Newman considering appraisal rights should consider that the payment which they eventually receive in exchange for their shares in a dissenters' rights proceeding under Texas law could be less than, equal to, or greater than the eventual market value of the consideration they would receive as a result of the consummation of the Newman Merger.

     A Newman shareholder who exercises his appraisal rights and receives cash in exchange for his shares of Newman Common Stock will recognize taxable gain or loss in an amount equal to the difference between (i) the sum of cash received and (ii) the basis of the common stock so exchanged. Any such gain or loss recognized would be long-term capital gain or loss if the shares of Newman Common Stock constitute capital assets in the hands of the dissenting Newman shareholder and have been held by such shareholder for more than one year at the Newman Closing Date (as defined herein).

     NEWMAN SHAREHOLDERS WHO ARE CONSIDERING EXERCISING DISSENTERS' RIGHTS WITH RESPECT TO THE NEWMAN MERGER ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

ARRANGEMENT WITH HALTER

     As described in "The Reorganization -- Sepco's Reasons for the Reorganization; Recommendation of Sepco's Board of Directors", Sepco and Halter entered into an agreement in early 1996, pursuant to which Halter was to identify possible merger candidates for Sepco and assist Sepco in consummating such a merger. In connection with the final negotiations of the terms of the Newman Merger and Newman's agreement to issue to Halter shares of Newman Common Stock prior to the Newman Merger, the agreements between Sepco and Halter were amended. As an inducement to Sepco to participate in the Reorganization, Halter agreed to assist the Company in the preparation of the documents relating to the Newman Merger, assist in the preparation of the Company's filings with the Commission to effect the Reorganization, pay all printing costs relating to the Reorganization, pay all listing and similar fees with respect to the authorization for quotation of the stock of the Company on the Nasdaq Stock Market, assist in obtaining a market maker for the Common Stock following the Reorganization, assist in the preparation of a shareholder relations program for the Company and assist in a communication program for the Company with brokerage professionals, investment bankers and market makers. Under the agreement between Sepco and Halter, Halter is not entitled to any compensation for the foregoing services and the only consideration being received by Halter in connection with the Reorganization is through its ownership interest in Newman through its purchase of shares of Newman Common Stock from Newman. Sepco and the Company have agreed to indemnify Halter for various liabilities that may be incurred by it relating to Sepco and the Company, including liabilities under the securities laws.

     The Company also has agreed to maintain a registration statement providing for the registration under the Securities Act of the resale of shares of Common Stock issuable to Halter in the Newman Merger for a period of 90 days following the Newman Merger or for such other period of time as the Company deems desirable. The Company will bear the costs associated with maintaining such registration statement and Halter will bear the cost of all selling, printing and other expenses. The agreement between the Company and Halter regarding such registration provides for customary indemnification, including indemnification for liability under securities laws.

RESTRICTIONS ON RESALES BY AFFILIATES

     All shares of Common Stock received by Newman in the Newman Merger and all shares of Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock received by Sepco shareholders in the Sepco Merger will be freely transferable, except that shares of Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company prior to the Sepco Merger and the Newman Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party or persons who hold restricted shares.

                     CERTAIN TERMS OF THE MERGER AGREEMENTS

     The following description does not purport to be complete and is qualified in its entirety by reference to the Sepco Merger Agreement and Newman Merger Agreement, respectively, copies of which are attached to this Proxy Statement/Prospectus as Appendices A and B, respectively, and are incorporated herein by reference.

SEPCO MERGER AGREEMENT

     Closing Date and Effective Time of the Merger. The Sepco Merger will become effective at the effective time set forth in the certified Articles of Merger issued by the Secretary of State of Texas and the Secretary of State of Nevada with respect to the Sepco Merger. Assuming all conditions to the Merger contained in the Sepco Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Sepco Effective Time will occur on the business day immediately following the Sepco Meeting (the "Sepco Closing Date"). The Sepco Merger and the Newman Merger will be consummated simultaneously.

     Manner and Basis of Converting Shares. At the Sepco Effective Time (i) each outstanding share of Sepco Class A Common Stock will be converted into the right to receive 16 shares of Common Stock, (ii) each outstanding share of Sepco Class B Common Stock will be converted into the right to receive 18.1232 shares of Common Stock, (iii) each outstanding share of Sepco Class A Convertible Preferred Stock will be converted into the right to receive one share of Series B Convertible Preferred Stock and (iv) each outstanding share of Sepco Preferred Stock will be converted into the right to receive one share of Series A Preferred Stock.

     As soon as practicable following the Sepco Effective Time, the Company or its transfer agent will mail to each record holder of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock a letter of transmittal and other information advising such holder of the consummation of the Sepco Merger and for use in exchanging certificates representing Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock for certificates representing Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock, respectively. After the Sepco Effective Time, there will be no further registration of transfers on the stock transfer books of Sepco of shares of Sepco Class A Common Stock, Sepco Class B Common Stock, Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY SHAREHOLDERS OF SEPCO PRIOR TO THE SEPCO EFFECTIVE TIME AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

     No fractional shares of Common Stock shall be issued in the Sepco Merger. In lieu thereof, all fractional shares of Common Stock that a holder of Sepco Class A Common Stock otherwise would be entitled to receive as a result of the Sepco Merger shall be converted automatically into the right to receive an amount of cash to be determined by multiplying $.58 by the fraction of a share of Common Stock to which such holder would otherwise have been entitled. Further, all fractional shares of Common Stock that a holder of Sepco Class B Common Stock would otherwise be entitled to receive as a result of the Sepco Merger shall be automatically converted into the right to receive an amount of cash to be determined by multiplying $.58 by the fraction of a share of Common Stock to which such holder would otherwise be entitled. Fractional shares of Series B Convertible Preferred Stock and Series A Preferred Stock will be issued in the Sepco Merger to the holders of Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, respectively.

     Until surrendered and exchanged, each certificate previously evidencing Sepco Class A Common Stock and Sepco Class B Common Stock shall represent solely the right to receive Common Stock. Each certificate previously evidencing Sepco Class A Convertible Preferred Stock shall represent solely the right to receive Series B Convertible Preferred Stock and each certificate previously evidencing Sepco Preferred Stock shall represent solely the right to receive Series A Preferred Stock.

     Conditions to the Sepco Merger. The respective obligations of the Company, Sepco and Sepco Acquisition to consummate the Sepco Merger are subject to the satisfaction or waiver of the following conditions: (i) the Registration Statement, of which this Proxy Statement/Prospectus is a part, shall have been declared effective by the Commission under the Securities Act, and no stop order with respect thereto shall be in effect; (ii) the Sepco Merger Agreement and the Sepco Merger shall have been approved and adopted by the requisite vote of the shareholders of each of the Company, Sepco and Sepco Acquisition; (iii) the Newman Merger shall have been approved by the shareholders of each of the Company, Newman Acquisition and Newman; and (iv) no order, injunction or decree shall have been entered and remains in effect in any action or proceeding before any foreign, federal, state court or governmental agency that would prevent or make illegal the consummation of the transactions contemplated by the Sepco Merger.

     The obligations of Sepco Acquisition and the Company to effect the Sepco Merger are also subject to the satisfaction or waiver at or prior to the Sepco Closing Date of the following conditions: (i) the representations and warranties of Sepco contained in the Sepco Merger Agreement will be true and correct in all material respects as of the Sepco Closing Date; (ii) Sepco shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them contained in the Sepco Merger Agreement prior to the Sepco Closing Date; (iii) all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated by the Sepco Merger Agreement or that are required for the Company to own, operate or control Sepco or any portion of the assets of Sepco to prevent a breach of or a default under or a termination of any agreement material to Sepco to which Sepco is a party or to which any material portion of the assets of Sepco is subject, will have been obtained; (iv) no action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent or restrain any of the transactions contemplated thereby or cause such transactions to be declared unlawful, nullified or rescinded or which might adversely affect the right of the Company to own, operate or control Sepco; (v) the Company and its financial and legal advisors shall have completed a due diligence review of the business, operations and financial statements of Sepco, the results of which shall be satisfactory to the Company in its sole discretion; and (vi) no event shall have occurred which in the reasonable judgment of the Company or Sepco Acquisition would materially affect the purpose of the Sepco Merger.

     The obligations of Sepco to effect the Sepco Merger are subject to the satisfaction or waiver at or prior to the Sepco Closing Date of the following conditions: (i) the representations and warranties of Sepco Acquisition and the Company set forth in the Sepco Merger Agreement will be true and correct in all material respects as of the Sepco Closing Date; (ii) the Company shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it contained in the Sepco Merger Agreement prior to the Sepco Closing Date; and (iii) no action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or other would prevent any of the transactions contemplated hereby or cause the transactions contemplated by the Sepco Merger Agreement to be declared unlawful or rescinded.

     There can be no assurance that all of the conditions to the Sepco Merger will be satisfied.

     Representations and Warranties. The Sepco Merger Agreement contains various representations and warranties of the Company, Sepco and Sepco Acquisition relating to, among other things, (i) the organization and similar corporate matters of the Company and Sepco, (ii) the capitalization of the Company and Sepco, (iii) the authorization, execution, delivery, performance and enforceability of the Sepco Merger Agreement and related matters, and the absence of conflicts, violations and defaults under the respective charters and bylaws of the Company and Sepco and certain other agreements and documents, (iv) Sepco's compliance with applicable laws, (v) the financial statements of Sepco,
(vi) the absence of certain changes and events with regard to Sepco, (vii) litigation of Sepco, (viii) Sepco's employee benefit and labor matters, (ix) certain business practices of Sepco and (x) environmental matters with regard to Sepco.

     Certain Covenants; Conduct of Business Prior to the Sepco Merger. Sepco has agreed that, prior to the Sepco Closing Date, unless expressly contemplated by the Sepco Merger Agreement or otherwise consented to by the Company, Sepco will
(i) operate its business in the usual and ordinary course consistent with past practices; (ii) preserve substantially intact its business organization and capital structure; (iii) use its best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in the Sepco Merger Agreement untrue at any time prior to the Sepco

Closing Date as if then made; (iv) notify the Company of any change in the normal course of Sepco's business or in the operation of its properties or of any governmental or third party complaints, investigations or hearings; (v) notify the Company of any material adverse event or circumstance affecting Sepco; and (vi) comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

     Termination or Amendment of the Sepco Merger Agreement. The Sepco Merger Agreement may be terminated, among other circumstances, by the Company if the Sepco Merger has not closed by December 31, 1996 or by either party if a court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action to enjoin or otherwise prohibit the Sepco Merger. The Sepco Merger Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties to the Sepco Merger Agreement.

NEWMAN MERGER AGREEMENT

     Closing Date and Effective Time of the Newman Merger. The Newman Merger will become effective at the effective time set forth in the certified Articles of Merger issued by the Secretary of State of New Mexico and the Secretary of State of Nevada with respect to the Newman Merger. Assuming all conditions to the Newman Merger contained in the Newman Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Newman Effective Time will occur on the business day immediately following the Sepco Meeting (the "Newman Closing Date"). The Sepco Merger and the Newman Merger will be consummated simultaneously.

     Manner and Basis of Converting Shares. At the Newman Effective Time, each outstanding share of Newman Common Stock will be converted automatically into the right to receive one-fourth of one share of Common Stock. Newman's Class C Warrants (as defined herein) will expire on November 22, 1996, prior to the date of the Newman Meeting.

     As soon as practicable following the Newman Effective Time, the Company or its transfer agent will mail to each record holder of Newman Common Stock immediately prior to the Newman Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Newman Merger and for use in exchanging certificates representing Newman Common Stock for certificates representing Common Stock. After the Newman Effective Time, there will be no further registration of transfers on the stock transfer books of Newman of shares of Newman Common Stock. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY SHAREHOLDERS OF NEWMAN PRIOR TO THE NEWMAN EFFECTIVE TIME AND THE RECEIPT OF A LETTER OF TRANSMITTAL. Until surrendered and exchanged, each certificate previously evidencing Newman Common Stock shall represent solely the right to receive Common Stock.

     No fractional shares of Common Stock shall be issued in the Newman Merger. In lieu thereof, all fractional shares of Common Stock that a holder of Newman Common Stock would otherwise be entitled to receive as a result of the Newman Merger shall be automatically converted into the right to receive an amount of cash to be determined by multiplying $1.00 by the fraction of a share of Common Stock to which such holder would otherwise have been entitled.

     Conditions to the Newman Merger. The respective obligations of the Company, Newman Acquisition, Newman and LITCO to consummate the Newman Merger are subject to the satisfaction or waiver of the following conditions: (i) the Registration Statement, of which this Proxy Statement/Prospectus forms a part, shall have been declared effective by the Commission, and no stop order with respect thereto shall be in effect (ii) the Newman Merger Agreement and the Newman Merger shall have been approved and adopted by the requisite vote of the shareholders of each of Newman and Newman Acquisition, respectively; (iii) the Sepco Merger shall have been approved by the shareholders of each of the Company and Sepco, respectively; and (iv) no order, injunction or decree shall have been entered and remain in effect in any action or proceeding before any foreign, federal, state court or governmental agency that would prevent or make illegal the consummation of the transactions contemplated by the Newman Merger.

     The obligations of Newman Acquisition and the Company to effect the Newman Merger are also subject to the satisfaction or waiver at or prior to the Newman Closing Date of the following conditions: (i) the representations and warranties of Newman and LITCO contained in the Newman Merger Agreement will be true and correct in all material respects as of the Newman Closing Date; (ii) Newman and LITCO shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them contained in the Newman Merger Agreement prior to the Newman Closing Date;
(iii) all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated by the Newman Merger Agreement or that are required for the Company to own, operate or control Newman or any portion of the assets of Newman to prevent a breach of or a default under or a termination of any agreement material to Newman to which Newman is a party or to which any material portion of the assets of Newman is subject, will have been obtained; (iv) no action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent or restrain any of the transactions contemplated hereby or cause such transactions to be declared unlawful, nullified or rescinded or which might adversely affect the right of the Company to own, operate or control Newman; (v) the Company and its financial and legal advisors shall have completed a due diligence review of the business, operations and financial statements of Newman, the results of which shall be satisfactory to the Company in its sole discretion; and (vi) no event shall have occurred which in the reasonable judgment of the Company or Newman Acquisition would materially affect the purpose of the Newman Merger.

     The obligations of Newman and LITCO to effect the Newman Merger are subject to the satisfaction or waiver at or prior to the Newman Closing Date of the following conditions: (i) the representations and warranties of Newman Acquisition and the Company set forth in the Newman Merger Agreement will be true and correct in all material respects as of the Newman Closing Date; (ii) the Company shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it contained in the Newman Merger Agreement prior to the Newman Closing Date; and (iii) no action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or other would prevent any of the transactions contemplated hereby or cause the transactions contemplated by the Newman Merger Agreement to be declared unlawful or rescinded.

     There can be no assurance that all of the conditions to the Newman Merger will be satisfied.

     Representations and Warranties. The Newman Merger Agreement contains various representations and warranties of the Company, Newman Acquisition, Newman and LITCO relating to, among other things, (i) the organization and similar corporate matters of the Company and Newman, (ii) the capitalization of the Company and Newman, (iii) the authorization, execution, delivery, performance and enforceability of the Newman Merger Agreement and related matters, and the absence of conflicts, violations and defaults under the respective charters and bylaws of the Company and Newman and certain other agreements and documents, (iv) Newman's compliance with applicable laws, (v) the financial statements of Newman, (vi) the documents and reports filed by Newman with the Commission and the accuracy of the information contained therein, (vii) the absence of certain changes and events with regard to Newman, (viii) litigation of Newman, (ix) employee benefit and labor matters of Newman, (x) certain business practices of Newman, (xi) environmental matters with regard to Newman and (xii) the accuracy of information provided by the Company, Sepco and Newman.

     Certain Covenants; Conduct of Business Prior to the Newman Merger. Newman and LITCO have jointly and severally agreed that, prior to the Newman Closing Date, unless expressly contemplated by the Newman Merger Agreement or otherwise consented to in writing by the Company, Newman will (i) operate its business in the usual and ordinary course consistent with past practices; (ii) preserve substantially intact its business organization and capital structure, except for the repayment of indebtedness owed to LITCO in the amount of $6,040; (iii) use its best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by them in the Newman Merger Agreement untrue at any time prior to the Newman Closing Date as if then made; (iv) notify the Company of any change in the normal course of Newman's business or in the operation of its properties or of any governmental or third party complaints, investigations or hearings; (v) notify the Company of any material adverse event or circumstance affecting Newman; and (vi) comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

     Indemnification by LITCO. Subject to certain conditions of the Newman Merger Agreement, LITCO has agreed to indemnify, defend and hold the Company and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, actions, causes of action, fines, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, the "Damages"), asserted against or incurred by any such person or entity by reason of or resulting from (i) a breach of any representation, warranty, non-fulfillment of any agreement or covenant of Newman or LITCO contained in the Newman Merger Agreement or in any written statement, certificate or other document to be delivered in connection therewith or (ii) any untrue, inaccurate or incomplete statements of a material fact contained in the Registration Statement of which this Proxy Statement/Prospectus is a part, except such statements that are based on information provided by the Company.

     Indemnification by the Company. Subject to certain conditions of the Newman Merger Agreement, the Company has agreed to indemnify, defend and hold Newman and its directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any such person or entity by reason of or resulting from (i) a breach of any representation, warranty or covenant of the Company contained in the Newman Merger Agreement or (ii) any untrue, inaccurate or incomplete statements of a material fact contained in the Registration Statement of which this Proxy Statement/Prospectus is a part, except such statements that are based on information provided by Newman or LITCO.

     Termination or Amendment of the Newman Merger Agreement. The Newman Merger Agreement may be terminated, among other circumstances, by the Company if the Newman Merger has not closed by December 31, 1996 or by either party if a court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action to enjoin or otherwise prohibit the Newman Merger. The Newman Merger Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties to the Newman Merger Agreement.

                   SEPCO SELECTED CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data of Sepco set forth below for each of the years ended December 31, 1995, 1994 and 1993 and at December 31, 1995 and 1994 have been derived from the audited consolidated financial statements of Sepco included elsewhere in this Proxy Statement/Prospectus. Such financial statements have been audited by Ernst & Young LLP, independent auditors. The selected financial data for the years ended December 31, 1992 and 1991 and at December 31, 1993, 1992 and 1991 are derived from the audited financial statements of Sepco which are not included in this Proxy Statement/Prospectus and which have been audited by Ernst & Young LLP, independent auditors. The selected financial data set forth below for each of the six-month periods ended June 30, 1996 and 1995 and at June 30, 1996 have been derived from unaudited financial statements of Sepco included elsewhere in this Proxy Statement/Prospectus. This information should be read in conjunction with "Selected Consolidated Financial Data -- Sepco", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Sepco" and Sepco's consolidated financial statements and notes included elsewhere in this Proxy Statement/Prospectus.

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                       -----------------   -------------------------------------------------
                                                        1996      1995       1995       1994      1993      1992      1991
                                                       -------   -------   --------   --------   -------   -------   -------
                                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF EARNINGS DATA:
Revenues.............................................. $63,021   $56,395   $111,328   $102,592   $99,353   $96,017   $93,239
Gross profit..........................................  16,231    14,390     29,157     27,217    26,792    23,622    24,416
Operating income(1)...................................   1,425     2,010      4,598      4,150     3,288     1,827     4,171
Income before provision for income taxes, minority
  interest and change in accounting principle.........     931     1,470      3,512      3,038     2,346       620     2,511
Minority interest in earnings (loss) of
  Subsidiaries(2).....................................      --        --         --         --      (403)      136      (392)
Cumulative effect of change in accounting
  principle(3)........................................      --        --         --         --       882
Net income(4).........................................     554       874      2,088      1,862     1,843       152     1,043
PER SHARE DATA:
Primary
  Net income.......................................... $  0.55   $  0.66   $   1.68   $   1.41   $  1.58   $  0.14   $  0.95
Fully diluted
  Net income.......................................... $  0.48   $  0.66   $   1.61   $   1.40   $  1.55   $  0.14   $  0.95
Number of shares used to calculate
  Primary net income per share........................   1,016     1,331      1,244      1,319     1,163     1,102     1,102
  Fully diluted net income per share..................   1,152     1,334      1,293      1,328     1,187     1,102     1,102

                                                            SIX
                                                           MONTHS
                                                            ENDED                       DECEMBER 31,
                                                          JUNE 30,    ---------------------------------------------------
                                                            1996        1995       1994       1993       1992       1991
                                                           -------     -------    -------    -------    -------    -------
                                                                      (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Working capital........................................... $23,418     $23,967    $20,011    $18,402    $17,084    $15,069
Total assets..............................................  45,071      43,254     38,163     38,686     37,243     34,327
Long-term debt obligations................................  19,660      21,275     18,461     20,766     19,200     16,565
Stockholders' Equity......................................   9,087       7,800      6,484      5,133      3,665      3,133

---------------

(1) Six months ended June 30, 1996 includes a one-time charge to compensation expense of $710,000 for the amendment of book value options to fair market value options.

(2) In December 1992 and September 1993, Sepco acquired the remaining capital stock of two subsidiaries, T.L. Walker Bearing Company and Southern Engine and Pump Company. The acquisitions eliminated any need to account for minority interest in earnings of the subsidiaries.

(3) Effective January 1, 1993, Sepco changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years' financial statements were not restated. The cumulative effect of adopting Statement 109 as of January 1, 1993 was to increase net earnings by $882,000.

(4) In August 1990, June 1991 and July 1992, Sepco acquired three separate bearing and power transmission companies having revenues of approximately $25,000,000, $10,000,000 and $7,000,000, respectively, at the time of their purchase. In 1991, 1992 and 1993, operating income (loss) from these bearing and power transmission companies was $188,000, ($1,091,000) and $379,000, respectively.

                         NEWMAN SELECTED FINANCIAL DATA

     The selected financial data of Newman for the fiscal years 1991 through 1995 were derived from the audited financial statements of Newman. Included elsewhere in this Proxy Statement/Prospectus are the Balance Sheets for December 31, 1995 and March 31, 1995 and the Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the nine months and twelve months then ended. Such financial statements have been audited by Cheshier & Fuller, Inc., P.C., independent public accountants. This information should be read in conjunction with the following selected financial data. The selected financial data for the six months ended June 30, 1996 and 1995 are unaudited, but in the opinion of management of Newman, such financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Newman's financial position and results of operations. The results of operations for the six months ended June 30, 1996 may not be indicative of the results to be expected for the full fiscal year. See "Selected Consolidated Financial Data -- Newman", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Newman" and Newman's financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                          SIX MONTHS ENDED                                                       NINE MONTHS
                                             JUNE 30,(3)                  YEAR ENDED MARCH(1)(2)(3)                 ENDED
                                         -------------------   -----------------------------------------------   DECEMBER 31,
                                           1996       1995       1995        1994         1993         1992       1995(1)(3)
                                         --------   --------   --------   ----------   ----------   ----------   ------------
STATEMENTS OF OPERATIONS DATA:
Revenues...............................  $     --   $     --   $     --   $       --   $       --   $       --     $     --
Income (loss) before extraordinary
  items................................   (13,688)    (5,644)    (4,392)      (5,600)          --           --       (5,978)
Extraordinary items(2).................        --         --         --    4,026,333           --           --           --
Net income (loss)......................   (13,688)    (5,644)    (4,392)   4,020,733           --           --       (5,978)
PER SHARE DATA:
Primary
  Income (loss) before extraordinary
    items..............................  $   (.02)  $   (.01)  $   (.01)  $       --   $       --   $       --     $   (.01)
  Net income...........................  $   (.02)  $   (.01)  $   (.01)  $     1.14   $       --   $       --     $   (.01)
Fully diluted
  Net income (loss)....................  $   (.02)  $   (.01)  $   (.01)  $       --   $       --   $       --     $   (.01)
Average number of Shares of Common
  Stock outstanding(4).................   838,500    834,500    763,792    3,540,407    5,310,610    5,310,610      839,833

                                                        JUNE 30,
                                                     ---------------   MARCH 26,    MARCH 27,     MARCH 28,    DECEMBER 31,
                                                      1996     1995      1994         1993          1992           1995
                                                     ------   ------   ---------   -----------   -----------   ------------
Total assets.......................................  $5,200   $2,640    $ 9,249    $        --   $        --     $ 12,854
Total liabilities..................................   6,034    2,250         25      4,031,509     4,031,509           --
Shareholders equity (deficit)......................    (834)     390      9,224     (4,031,509)   (4,031,509)      12,854

---------------

(1) During 1995, Newman changed its fiscal year end from a fiscal year which is based on a 52-week year ending on the last Saturday in March to a calendar year end.

(2) Newman filed for Chapter 11 bankruptcy on August 12, 1992, and emerged as a reorganized entity on November 22, 1993. See "Business Information Concerning Newman -- Bankruptcy Proceedings".

(3) Newman has been a development stage company since its November 22, 1993 reorganization.

(4) Does not include 1,693,564 shares of Newman Common Stock issued to Halter in August 1996 for approximately $1,694 in cash. See "The
    Reorganization -- Sepco's Reasons for the Reorganization -- Recommendation of Sepco's Board of Directors".

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined balance sheets as of June 30, 1996 and the unaudited pro forma combined statements of earnings for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to the Sepco Merger and the Newman Merger. The unaudited pro forma combined statements of earnings assume all such transactions occurred at the beginning of the periods presented. The unaudited pro forma combined balance sheets assume all such transactions occurred at the end of the periods presented. The pro forma information is based on the historical financial statements of Sepco and Newman, giving effect to the Sepco Merger and the Newman Merger under the purchase method of accounting and the adjustments accompanying the unaudited pro forma combined financial statements.

     The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements of Sepco and Newman, which are included elsewhere in this Proxy Statement/
Prospectus.

                       PRO FORMA COMBINED BALANCE SHEETS

                                                                          JUNE 30, 1996
                                                     -------------------------------------------------------
                                                       SEPCO          NEWMAN        PRO FORMA      PRO FORMA
                                                     HISTORICAL     HISTORICAL     ADJUSTMENTS     COMBINED
                                                     ----------     ----------     -----------     ---------
                                                     (IN THOUSANDS)
ASSETS
  Current Assets:
    Cash...........................................   $     --       $      5        $     2(1)     $     7
    Accounts receivable, net.......................     18,016                                       18,106
    Inventories....................................     17,247                                       17,247
    Prepaid expense and other......................        971                                          971
    Deferred income taxes..........................        503                                          503
                                                       -------        -------        -------        -------
         Total current assets......................     36,737              5              2         36,744
  Property, plant and equipment, net...............      6,749                                        6,749
  Intangible assets, net...........................      1,585                                        1,585
                                                       -------        -------        -------        -------
         Total Assets..............................   $ 45,071       $      5        $     2        $45,078
                                                       =======        =======        =======        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
    Trade account payables.........................   $  7,370       $               $              $ 7,370
    Current portion of long-term debt..............      1,347                                        1,347
    Current portion of subordinated debt...........      1,308                                        1,308
    Employee compensation..........................      1,005                                        1,005
    Other current liabilities......................      2,289              6                         2,295
                                                       -------        -------        -------        -------
         Total current liabilities.................     13,319              6                        13,325
  Long-term debt, less current portion.............     19,660                                       19,660
  Deferred income taxes............................        205                                          205
         Total Liabilities.........................     33,184              6                        33,190
  Equity Subject to Redemption:
    Preferred Stock................................        150                          (150) (4)        --
    Class A Convertible Preferred Stock............        450                          (450) (4)        --
    Class A Common Stock...........................      2,200                        (2,200) (4)        --
  Shareholders' Equity:
    Preferred Stock................................          9                            (1)(4)          3
                                                                                          (7)(3)
    Convertible Preferred Stock....................      1,500                           450(4)       1,950
    Common Stock...................................          9          1,421              2(1)         160
                                                                                      (1,417)(2)
                                                                                         142(3)
                                                                                           3(4)
    Paid in capital................................      1,421                          (790)(3)      1,085
                                                                                          (5)(2)
                                                                                         459(4)
    Retained earnings (deficit)....................      7,845         (1,422)         1,422(2)       8,690
                                                                                      (1,042)(3)
    Treasury Stock.................................     (1,697)                        1,697(3)
                                                                                       1,887(4)
                                                       -------        -------        -------        -------
      Total shareholders' equity...................      9,087             (1)         2,802         11,888
                                                       -------        -------        -------        -------
         Total Liabilities and Shareholders'
           Equity..................................   $ 45,071       $      5        $     2        $45,078
                                                       =======        =======        =======        =======

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                     SIX MONTHS ENDED JUNE 30, 1996            YEAR ENDED DECEMBER 31, 1995
                                  -------------------------------------    -------------------------------------
                                    SEPCO         NEWMAN      PRO FORMA      SEPCO         NEWMAN      PRO FORMA
                                  HISTORICAL    HISTORICAL    COMBINED     HISTORICAL    HISTORICAL    COMBINED
                                  ----------    ----------    ---------    ----------    ----------    ---------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues.........................  $ 63,021       $            $63,021      $ 111,328      $           $ 111,328
Costs and expenses:
  Cost of sales..................    46,790                     46,790         82,171                     82,171
  Selling, general and
     administrative..............    14,806           14        14,820         24,559           6         24,565
                                    -------       ------       -------       --------      ------       --------
Operating income (loss)..........     1,425          (14)        1,411          4,598          (6)         4,592
Other income (expense)
  Other income...................       514                        514            867                        867
  Interest expense...............    (1,008)                    (1,008)        (1,953)                    (1,953)
                                    -------       ------       -------       --------      ------       --------
Earnings (loss) before income
  taxes..........................       931          (14)          917          3,512          (6)         3,506
Provision for income taxes.......      (377)                      (377)        (1,424)                    (1,424)
                                    -------       ------       -------       --------      ------       --------
Net income (loss)................  $    554       $  (14)      $   540      $   2,088      $   (6)     $   2,082
                                    =======       ======       =======       ========      ======       ========
Net income (loss) per share......  $   0.55       $(0.02)      $  0.03      $    1.68      $(0.01)     $    0.10
                                    =======       ======       =======       ========      ======       ========
Weighted average shares
  outstanding....................     1,016          839        17,263          1,244         764         20,925
                                    =======       ======       =======       ========      ======       ========

                             PRO FORMA ADJUSTMENTS
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1.  To record the issuance of 1,693,564 shares of Newman to Halter.

2. To record the issuance of shares of the Company to the Newman shareholders as a result of the Reorganization.

3. To record issuance of shares of the Company to Sepco shareholders as a result of the Reorganization and to eliminate Sepco treasury stock.

4. To record the reclassification of equity subject to redemption to permanent equity as the redemption features are eliminated upon consummation of the Reorganization.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY/SEPCO

     The following analysis of the financial condition and results of operations of the Company reflects the Company and Sepco on a combined basis after giving effect to the Reorganization and should be read in conjunction with the Consolidated Financial Statements of Sepco, including the notes thereto, included elsewhere in this Proxy Statement/Prospectus.

GENERAL

     The Company is a distributor of maintenance, repair and operating supplies and equipment for industrial customers engaged in various businesses, principally the oil and gas (transportation and production segments), petrochemical and wood products industries. The Company also sells its products to municipalities, food and beverage companies and companies in the construction industry. The Company's principal products currently consist of pumps and pump accessories, valves and valve automation products and bearings and power transmission equipment. The Company also provides system design, fabrication, installation, repair and maintenance services for its customers.

     Demand for the Company's products is subject to changes in the United States economy in general and economic trends affecting the Company's customers and the industries in which they compete in particular. Many of these industries, such as the oil and gas industry, are subject to volatility while others, such as the petrochemical industry, are cyclical and materially affected by changes in the economy. As a result, the Company may experience changes in demand for its products as changes occur in the markets of its customers. Such was the case in late 1994 when prices for natural gas declined substantially and resulted in a drop in demand for the Company's valve automation products used for natural gas transmission.

     Future results for the Company also will be dependent on the success of the Company in implementing its acquisition and growth strategy. This strategy includes taking advantage of a consolidation in the industry and effecting acquisitions of distributors with complementary or desirable new product lines, strategic distribution locations and attractive customer bases and manufacturer relations. The Company's strategy also includes expanding its product lines, adding new product lines and establishing alliances and joint ventures with other suppliers in order to provide the Company's customers with a source of integrated supply. The ability of the Company to implement this strategy will be dependent on its ability to identify, consummate and assimilate acquisitions on economic terms, to acquire and successfully integrate new product lines and to establish and successfully market new integrated forms of supply arrangements such as that being pursued by AMRO. Although the Company is actively seeking acquisitions and integrated supply arrangements that would meet its strategic objectives, it currently has no agreements or understandings with respect to any such acquisition and there can be no assurance that the Company will be successful in these efforts. Further, the ability of the Company to effect its strategic plans will be dependent on its obtaining financing for its planned expansions, which there can be no assurance will be available. The Company plans to examine appropriate methods of financing any such acquisition, including issuance of additional capital stock, debt or other securities or a combination of both. If the Company were to issue shares of its capital stock in any acquisition such issuance would be dilutive to existing shareholders.

RESULTS OF OPERATIONS

     The following table sets forth selected items of the results of operations.

                                              SIX MONTHS ENDED
                                                  JUNE 30,             YEAR ENDED DECEMBER 31,
                                             ------------------    -------------------------------
                                              1996       1995        1995        1994       1993
                                             -------    -------    --------    --------    -------
                                                            (DOLLARS IN THOUSANDS)
Total Revenues.............................  $63,021    $56,395    $111,328    $102,592    $99,353
  Pumps and Pump Products..................   33,870     31,773      61,630      58,774     56,004
  Valve and Valve Automation...............    5,205      4,656      10,198       7,678      8,915
  Bearings and Power Transmission..........   23,946     19,966      39,500      36,140     34,434
                                             -------    -------    --------    --------    -------
Cost of Sales..............................     74.2%      74.5%       73.8%       73.5%      73.0%
Gross Profit...............................     25.8       25.2        26.2        26.5       27.0
Selling, General and Administrative
  Expense..................................     23.5       22.0        22.1        22.5       23.7
Operating Income...........................      2.3        3.5         4.1         4.0        3.3
Other Income...............................       .8         .8          .8          .8         .9
Interest Expense, net......................      1.6        1.7         1.8         1.9        1.8
Income Before Taxes, Minority Interest and
  Cumulative Effect of Change in Accounting
  Principles...............................      1.5        2.6         3.2         3.0        2.4
Income Tax Expense (benefit)...............       .6        1.1         1.3         1.1        1.0
Minority Interest in Earnings of
  Subsidiaries.............................                                                     .4
Income Before Cumulative Effect of Change
  in Accounting Principles.................                                                    1.0
Effect of Change in Accounting Principle...                                                     .9
                                             -------    -------    --------    --------    -------
Net Income.................................       .9%       1.5%        1.9%        1.8%       1.9%
                                             =======    =======    ========    ========    =======

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995.

     Revenues for the six months ended June 30, 1996 increased 11.7% to $63.0 million from the six months ended June 30, 1995. The increase in revenues for the 1996 period was primarily attributable to sales of bearings and transmission products at locations where pump and pump products were previously the only products sold and increased market penetration and higher prices. During the six months ended June 30, 1996, sales of pumps and pump products increased 6.6% over the comparable period in 1995, while sales of valves and valve automation products increased 11.8% in the first six months in 1996 over the comparable 1995 period. Sales of bearings and power transmission equipment increased 19.9% in the first six months of 1996 over the comparable period in 1995. Revenues for the six months ended June 30, 1996, also included approximately $2,061,000 in revenues attributable to two companies acquired in December 1995 and February 1996.

     Gross margins increased slightly by .3% in the first six months of 1996 compared to the first six months of 1995 due to the ability of the Company to pass on manufacturer price increases, in particular in the pump market. The Company currently expects some increase in manufacturers' prices to continue due to increased raw material costs and strong market conditions. Although the Company intends to attempt to pass on these price increases to its customers to maintain current gross margins, there can be no assurance that the Company will be successful in this regard.

     Selling, general and administrative expenses increased as a percentage of revenues by 1.5% for the six months ended June 30, 1996 as compared to the six months ended June 30, 1995, due primarily to the incurrence of a one-time charge of $710,000 for additional compensation expense associated with the amendment of certain book value stock options into market-based stock options and costs associated with the Company's expansion of operations. Excluding the effect of the amendments to the stock options, selling, general and administrative expenses as a percentage of revenues remained relatively flat from period to period.

     Operating income for the first six months of 1996 as a percentage of revenues declined 1.2% compared to the first six months of 1995, due primarily to the compensation recorded in connection with the stock option amendments.

     Interest expense during the first six months of 1996 increased slightly compared to the first six months of 1995, due to average debt increasing during the period as a result of increased inventory levels to support sales. Average interest rates were lower during the same period of 1995. Further increases in inventories may be required to the extent sales and activity levels increase. Any such increases would be subject to the nature of the increases and the perceived profitability of any such increases.

     The Company's provision for income taxes for the first six months of 1996 decreased by $219,000 compared to the first six months of 1995 notwithstanding increased operating income due to higher compensation expense during the quarter associated with the amendments to the Company's stock options.

     Net income for the six months ended June 30, 1996, declined $320,000 from the first six months of 1995 due to the effects of the additional compensation expense associated with the amendments to the Company's stock options. Excluding the effect of this expense, net income would have increased by approximately $106,000 due to increased product sales.

  Year Ended December 31, 1995 compared to Year Ended December 31, 1994.

     Revenues for the year ended December 31, 1995 increased 8.5% to $111.3 million from $102.6 million for the year ended December 31, 1994. The increase in revenues for the 1995 period was primarily attributable to sales of bearings and transmission products at locations where pump and pump accessories were previously the only products sold, increased sales of valve automation products for use in the gas transmission market, increased market penetration for the Company's bearings and valves, increased market penetration and higher prices. During the year ended December 31, 1995, sales of pumps and pump products increased 4.9% over 1994, while sales of valves and valve automation products increased 32.8% in 1995 over 1994. Sales of bearings and power transmission equipment increased 9.3% in 1995 over 1994.

     Gross profit decreased .3% during the year ended December 31, 1995, due to higher costs of sales relating to increases in manufacturer pricing compared to 1994. This relatively small percentage decrease was due to the inability to pass on manufacturer price increases.

     Selling, general and administrative expense for the year ended December 31, 1995, decreased as a percentage of revenues by .4% as compared to 1994 due primarily to increased revenues.

     Operating income for the year ended December 31, 1995, as a percentage of revenues remained constant with 1994 notwithstanding higher manufacturer costs due to the Company being able to reduce average selling, general and administrative expense.

     Interest expense for 1995 increased compared to 1994 due to higher average debt incurred to finance increased sales. The increased levels of debt, however, were partially offset by lower average borrowing costs during the year.

     The provision for income taxes for 1995 increased by $248,000 as compared to 1994 due primarily to increased pre-tax profits for the year as compared to the prior year.

  Year Ended December 31, 1994 compared to Year Ended December 31, 1993.

     Revenues for the year ended December 31, 1994, increased 3.2% to $102.6 million from $99.4 million. During the year ended December 31, 1994, sales of pumps and pump products increased 5.0% over 1993, while sales of bearings and power transmission equipment increased 5.0% in 1994 over 1993. Sales of valves and valve automation products decreased 13.9% in 1995 over 1994. The increased revenues from pumps and pump products and bearings and power transmission equipment resulted from better penetration of existing markets and increases in manufacturer pricing. The decrease in the sales of valves and valve automation products was primarily due to a depressed gas transmission market that prompted some customers to push 1994 projects into 1995.

     Gross profit decreased .5% during the year ended December 31, 1994, due to higher costs of sales relating to increases in manufacturer pricing compared to 1993. This relatively small percentage increase was due to the inability to fully pass on manufacturer price increases.

     Selling, general and administrative expenses decreased as a percentage of revenues by 1.2% for 1994 as compared to 1993. This decrease was attributable to increased revenues and average per unit selling, general and administrative expense declining greater than per unit increases in costs of sales. The Company also benefitted from reductions in insurance expense, which were partially offset by increased compensation expense.

     Operating income as a percentage of revenues increased by .7% between 1994 and 1993 due to the small increase in Cost of Sales as a percentage of revenues being more than offset by the decrease in the selling, general and administrative expenses as a percentage of revenues.

     Interest expense in 1994 increased by $129,000 to $1.9 million in 1994 due to higher interest rates. Average borrowings, however, decreased during the year. Interest expense as a percentage of sales remained virtually constant at 1.9%.

     The provision for income taxes increased by $194,000 from 1994 as compared to 1993 due primarily to increased pre-tax profits for the year as compared to the prior year.

     The Company had no minority interest in earnings of subsidiaries for 1994 compared to $403,000 in 1993. The elimination of minority interests was due to the Company's acquisition of the minority interest in Southern Engine & Pump Company in September 1993.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of this change in accounting principle resulted in a one time increase in earnings of $882,000 in 1993.

LIQUIDITY AND CAPITAL RESOURCES

     Under the Company's credit facility, all available cash is generally applied to reduce outstanding borrowings, with operations funded through borrowings under the credit facility. As a result, at June 30, 1996, the Company had no cash and cash equivalents compared to $1.5 million and $.9 million at December 31, 1995, and 1994, respectively. The Company's policy is to maintain low levels of cash and cash equivalents and to use borrowings under its line of credit for working capital. The Company also had $3.0 million available for borrowings under its working capital line of credit at June 30, 1996. Working capital at June 30, 1996 was $23 million compared to $24 million and $20 million at December 31, 1995 and 1994, respectively. During 1994 and 1995, Sepco collected its trade receivables in approximately 48 days and turned its inventory approximately five times.

     The Company currently has a $20 million secured line of credit with an institutional lender. The rate of interest is prime plus .5% (9.25% and 9.50% at December 31, 1995 and 1994, respectively). The line of credit is secured by receivables, inventory, and machinery and equipment and matures January 1999. At June 30, 1996, the available line of credit was approximately $3.0 million. The facility contains customary affirmative and negative covenants as well as financial covenants that require the Company to maintain a positive cash flow and other financial ratios, such as tangible net worth less than five to one and current assets to current liabilities greater than two to one. The Company currently expects to renew the line of credit at its maturity.

     The Company generated cash from operating activities of $.7 million in the first six months of 1996. The Company had a working capital deficit from operations of $59,000 in 1995 compared to a positive $2.6 million in 1994, primarily due to the financing of inventory and increases in receivables of approximately $3.2 million incurred in connection with the expansion of the distribution of the Company's bearing and power transmission equipment in markets previously selling only pump and pump products.

     The Company had capital expenditures of approximately $572,000 and $1.5 million during the first six months of 1996 and the year ended December 31, 1995, respectively. Capital expenditures in the first six months of 1996 were for the purchase of a facility in Lufkin, Texas ($190,000), leasehold improvements and furniture and fixtures at the corporate office and for office equipment and computer automation. Capital expenditures for 1995 were primarily for office and shop equipment and computer automation. For the remainder of 1996 the Company has budgeted approximately $400,000 for additional capital expenditures primarily associated with the installation of the Company's computer system.

     During the first quarter of 1996, the Company expended approximately $550,000 for the acquisition of the assets of Austin Bearings. During 1995, the Company exchanged 4,500 shares of Sepco Class A Convertible Preferred Stock and $50,000 for the acquisition of all of the outstanding stock of Bayou Pumps.

     The Company is currently undergoing an examination of its tax returns by the IRS which is asserting claims against Sepco for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. This claim relates primarily to a challenge by the IRS of Sepco's use of the LIFO method of accounting for inventory. Sepco believes that its LIFO elections were valid and currently is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

     The Company believes that cash generated from operations and available under its credit facility will meet its future ongoing operational and liquidity needs and capital requirements. Funding of the Company's acquisition program and integrated supply strategy will require capital in the form of the issuance of additional equity or debt financing. There can be no assurance that such financing will be available to the Company or as to the terms thereof.

ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed. The Company adopted Statement 121 in the first quarter of 1996. The adoption of Statement 121 did not have any material effect on the Company.

     The Company currently follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its employee stock options. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", was issued, which established a fair-value based method of accounting for stock-based compensation plans. In accordance with the provisions of this new accounting standard, the Company has elected to continue following the provisions of APB 25 and will include in future financial statements pro forma disclosures for the new standard.

INFLATION

     The Company does not believe the effects of inflation have any material adverse effect on its results of operations or financial condition and attempts to minimize inflationary trends by passing manufacturer price increases on to the customer whenever practicable.

NEWMAN

     Newman, a development stage company, has had no business operations and no material assets since it filed the Petition (as defined herein) in 1992. Since 1993, Newman's expenses were principally its audit fees and certain other filing and administrative fees necessary to keep Newman in compliance with regulatory requirements.

     Newman filed with the Court (as defined herein) the Plan (as defined herein) on April 14, 1993, which was confirmed on September 13, 1993. Under the Plan, Newman's unsecured creditors received either cash or a combination of Newman Common Stock and Class A, B and C Warrants. In addition, holders of Pre-petition Common Stock (as defined herein) received, at their option and upon payment of a $20 administrative fee to Newman's transfer agent, a combination of common stock and Class A, B and C Warrants (each as defined herein). A total of 332,500 shares of Newman Common Stock and 650,000 each of Class A, B and C Warrants were issued to unsecured creditors and Newman shareholders under the Plan. In addition, LITCO, Newman's principal shareholder, contributed $20,000 to Newman and was designated as a separate class under the Plan. LITCO received 1,000,000 each of Class A, B and C Warrants. The exercise period for the Class A and B Warrants has expired, with the exercise period for the Class C Warrants expiring on November 22, 1996.

     During the six months ended June 30, 1996, there was no revenue or exercise of warrants. Certain regulatory and operational expenses were paid in this period resulting in a loss for the period of $998. Newman had $5,200 in cash as of June 30, 1996 and accrued liabilities of $6,034 related to administrative expenses incurred by LITCO for the benefit of Newman. Management of Newman is unable to estimate the number, if any, of warrants that will be exercised in the future.

     On February 1, 1996, the Board of Directors of Newman changed Newman's fiscal year end to December 31.

                  BUSINESS INFORMATION CONCERNING THE COMPANY

     The Company is a newly incorporated entity formed for the sole purpose of effecting the Reorganization and succeeding to the business and operations of Sepco. Unless the context otherwise requires, the term "Company" refers to the Company, as the successor to Sepco, following the completion of the Reorganization.

GENERAL

     The Company is a distributor of maintenance, repair and operating supplies and equipment for industrial customers engaged in various businesses, principally the oil and gas, petrochemical and wood products industries. The Company currently distributes over 125,000 items, consisting primarily of pumps and pump accessories, valves and valve automation products and bearings and power transmission equipment. The Company also provides system design, fabrication, installation, repair and maintenance services for its customers. The Company's products currently are distributed from over 30 distribution centers strategically located throughout the Southwest. The Company's sales force includes approximately 100 sales representatives.

     The Company has been a distributor of industrial supplies in the Southwest since 1908 when it was founded as a distributor of pumps and pump products for companies in the agriculture industry. The Company has grown substantially since that time through the addition of new product lines and distribution locations. Since 1987, the Company has made various acquisitions with the objective of expanding its product lines and distribution network. These acquisitions have resulted in the Company becoming one of the largest regional distributors of industrial supplies in the Southwest and the 36th largest distributor of industrial supplies in the United States, based on the most recent survey conducted by Industrial Distribution.

     The Company's strategy is to continue to expand through acquisitions and internal development. Through future acquisitions, the Company will seek to take advantage of what it believes to be a trend toward consolidation in the highly fragmented $200 billion industrial product distribution industry. The Company believes that this consolidation is being driven by the customer's desire to reduce costs through integrated sources of supply which can provide products at lower costs through volume purchases. The integration of supply also reduces the customer's need to maintain excess inventories and to coordinate purchasing needs through numerous small suppliers. The Company intends to meet this customer demand by engaging in selective acquisitions of small- to medium-sized independent distributors with complementary or desirable new product lines, strategic distribution locations and attractive customer bases and manufacturer relations. The Company also will seek acquisitions that will provide it with the ability to penetrate new geographical markets through the establishment of distribution bases outside of the Company's current geographical markets. These acquisitions are expected to be both within the Southwest and elsewhere in the United States. Although the Company is actively seeking acquisitions that would meet its strategic objectives, there can be no assurance that the Company will be successful in its efforts.

     The Company's strategy for internal development also is related to the consolidation trend in the industry and focused on providing the Company's customers with an integrated source of supply for a large portion of their maintenance, repair and operating supply needs. The Company believes that as the market for industrial supplies consolidates to compete successfully, it will be necessary for distributors to provide the customer with a single source of supply for a majority of their industrial supply needs either directly through their own product lines or through alliances, consortiums or joint ventures. The Company intends to seek to meet this competitive need by expanding its existing product lines and adding new product lines through acquisitions, new manufacturing arrangements and alliances and joint ventures with other suppliers. The Company also intends to begin to actively market to its customers through AMRO a comprehensive outsourcing program that is designed to provide all aspects of the maintenance, repair and operating, supply procurement, inventory management and distribution functions for its customers at the customer's location.

     The Company is a Texas corporation formed solely for the purpose of effecting the Reorganization and succeeding to the business of Sepco. Sepco has been a distributor of pumps and pump products since 1908 and was incorporated in Texas in 1913. The Company's principal office is located at 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079 and its telephone number is (713) 531-4214.

INDUSTRY OVERVIEW AND BUSINESS OBJECTIVES

     The Company estimates that the United States market for industrial supplies is currently approximately $200 billion annually. The principal products provided to this market consist of (i) pumps and pump accessories, (ii) valves and valve automation products, (iii) bearings and power transmission equipment,
(iv) electrical products and (v) general mill supplies and safety products. The Company currently provides three of these five classes of products (pumps, valves and bearings and power transmission) and, as part of its operating strategy, intends to seek acquisitions of distributors who provide the other two classes of products (electrical and general mills and safety).

     The industrial distribution industry currently is highly fragmented. Although there exist various national distribution companies, the 50 largest industrial supply distributors currently account for less than 10% of the total market. As a result, most industrial customers currently purchase their industrial supplies through numerous local distribution and supply companies. These distributors, like the Company, also generally provide the customer with repair and maintenance services, technical support and application expertise with respect to their own product lines. Products typically are purchased by the distributor for resale directly from the manufacturer and warehoused at branch distribution facilities of the distributor until sold to the customer. The customer also typically will purchase an amount of product inventory for its near term anticipated needs and warehouse those products at its industrial site until the products are used.

     The Company believes that the current distribution system for industrial products in the United States creates inefficiencies at both the customer and the distributor level through excess inventory requirements and duplicative cost structures. The Company believes that with increased global competition and pricing pressures, the current system will need to change and industrial distributors will need to consolidate to meet their clients' objectives for faster deliveries and lower costs. Consolidation will provide those distributors that are able to consolidate the opportunity to better manage their inventory levels, reduce per unit overhead and selling costs and improve purchasing power from the manufacturer.

     The Company believes that an additional factor underlying the consolidation trend in the industry is a growing demand for new alternative distribution programs in which an integrated source of supply is offered to the customer as a means of simplifying the procurement of industrial supplies and reducing the customer's own purchasing costs. This integrated source of supply currently is being provided on a limited basis by the Company and other distributors through a variety of differing forms of alliances, joint ventures and consortiums among distributors that are designed to offer the customer a broader range of products though a centralized source of supply. The Company expects that while such alliances will continue to grow and be a factor in the market in the future, the ability of a distributor to provide all or a substantial portion of the supply needs of the customer will become a central aspect of competition in the industry in the future.

     Industrial supply distributors typically provide professional sales expertise, engineering expertise, inventory availability, fabrication and assembly and in-house and field service. The Company believes that the acquisition of other businesses will not materially affect its ability to provide these services to its customers on the same basis as smaller distributors. The Company currently does not intend to eliminate any material services that may be provided by companies which it may acquire, but rather to maintain the same or higher level of service through acquired personnel and non-duplicative locations. The Company also believes that the level of service provided to the customers of the acquired business may be enhanced as a result of the availability of a broader range of products, the elimination of duplicative overhead and access to expanded product lines.

     The Company's objective for future growth is to take advantage of the current consolidation and integrated supply trends in the market. In this regard, the Company intends to seek acquisitions that will both expand its existing product lines and add new product lines. The Company also intends to continue to pursue on a selective basis alliances and other similar arrangements with other distributors, such as the Company's participation in the iPower Consortium described below, that will allow it to provide a more integrated source of supply to its customers. The Company also has recently created a new subsidiary, AMRO, to market a comprehensive vendor outsourcing service through which the Company will perform all aspects of supply procurement, inventory management and distribution functions for large volume customers at the customer's industrial site. Although AMRO has just recently begun the marketing of its services and has not yet generated any revenues, the Company believes that the services proposed to be provided by AMRO ultimately will become an important component of the Company's distribution network.

     The ability of the Company to implement its strategy for growth will be dependent on its ability to identify, consummate and assimilate acquisitions on economic terms, to acquire and successfully integrate new product lines and to establish and successfully market new integrated forms of supply arrangements such as those being pursued by AMRO. Although the Company is actively seeking acquisitions and integrated supply arrangements that would meet its strategic objectives, it currently has no agreements or understandings with respect to any such acquisition and there can be no assurance that the Company will be successful in these efforts. Further, the ability of the Company to effect its strategic plans will be dependent on its obtaining financing for its planned expansions, which there can be no assurance will be available. The Company plans to examine appropriate methods of financing any such acquisition, including issuance of additional capital stock, debt or other securities or a combination of both. If the Company were to issue shares of its capital stock in any acquisition, such issuance could be dilutive to existing shareholders.

PRODUCTS AND SERVICES

     The Company currently stocks in inventory for distribution more than 125,000 different items for use primarily by customers engaged in the oil and gas, petrochemical and wood products industries. Other industries served by the Company include municipalities, food and beverage and construction. The principal products currently distributed by the Company consist of (i) pumps and pump accessories, (ii) valves and valve automation products and (iii) bearings and power transmission equipment. The Company also provides system design, fabrication, installation and repair and maintenance services for its customers. The Company's products are distributed from over 30 distribution centers strategically located throughout the Southwest and sold through a sales force of approximately 100 sales representatives who operate on a commission basis.

  Pumps and Pump Accessories

     The Company's pump products include a full line of (i) centrifugal pumps for transfer and process service applications, such as petrochemicals, refining and crude oil production, (ii) rotary gear pumps for low-to medium-pressure service applications, such as pumping lubricating oils and other viscous liquids, (iii) plunger and piston pumps for high-pressure service applications such as salt water injection and crude oil pipeline service and (iv) air-operated diaphragm pumps. The Company also provides various pump accessories. Sales of pumps and pump accessories accounted for 56%, 58% and 56% of the Company's revenues for years ended December 31, 1995, 1994 and 1993, respectively.

  Valves and Valve Automation

     The Company's valve and valve automation products include a full line of pneumatic, hydraulic and electric actuators for critical or high-pressure service applications or remote valve operation applications, such as refinery, offshore and pipeline applications, as well as for applications involving large-diameter pipe. The Company also provides a full line of manual worm gear and bevel gear actuators for low-pressure applications not requiring remote operation, including tank farms, water lines and municipal water systems. These actuators may be fitted to either multi- or quarter-turn valves. The Company also supplies various accessories and control equipment, such as positive displacement gas meters, rupture disc replacement devices, control valves, limit switches and valve positioners. Sales of valves and valve automation products accounted for 9%, 7% and 9% of the Company's revenues for years ended December 31, 1995, 1994 and 1993, respectively.

  Bearings and Power Transmission Equipment

     The Company provides a full line of bearings, hoses, seals and power transmission products. The Company's bearing products include several types of mounted and unmounted bearings for a variety of applications, ranging from basic applications such as pumps, motors and conveyors to complex applications. Hose products distributed by the Company include a large selection of industrial fittings and stainless steel hoses, hydraulic hoses, Teflon(R) hoses and expansion joints, as well as hoses for chemical, petroleum, air and water applications. The Company also distributes seal products, such as O-rings, Vee packings, retaining rings and other related equipment. Power transmission products distributed by the Company include speed reducers, flexible coupling drives, chain drives, sprockets, gears, conveyors, clutches, brakes and hoses. Sales of bearings, hoses, seals and power transmission equipment accounted for 35%, 35% and 35% of the Company's revenues for years ended December 31, 1995, 1994 and 1993, respectively.

  System Design, Fabrication, Installation and Repair and Maintenance Services

     In addition to distributing products, the Company provides complete, customized pumping, valve automation and power transmission system design and fabrication services through its engineering personnel and fabrication facilities. The Company also provides training services with respect to the installation and basic applications of its products as well as around-the-clock field repair services supported by a fleet of fully-equipped service vehicles.

THE IPOWER CONSORTIUM

     As part of the Company's efforts to provide its customers with a source of integrated supply, the Company currently is a member of the Texas Gulf, North Texas and Louisiana Gulf South divisions of the iPower Consortium ("iPower"). iPower is an integrated supply consortium currently serving over 30 large industrial customers nationwide and brings together a wide variety of suppliers to provide all necessary products to an end-user customer using one efficient software package which eliminates the need for multiple invoices. The Company believes that iPower's streamlined distribution process enables the customer to reduce its purchasing costs. iPower also provides multiple product application expertise and technical support to those customers that require them. The Company has participated in iPower for less than one year. To date, revenues from the Company's participation in iPower have not been material and there can be no assurance as to the future profitability of the Company's participation in iPower.

MANUFACTURERS

     The Company acquires its products through numerous original equipment manufacturers. The Company has distribution agreements with these manufacturers, some of which give the Company exclusive rights to distribute the manufacturer's products in a specific geographic area. All of the Company's distribution agreements are subject to cancellation by the manufacturer upon one year notice or less. No one manufacturer provides products that account for 10% or more of the Company's revenues. The Company believes that alternative sources of supply could be obtained in a timely manner if any distribution agreement were canceled. Accordingly, the Company does not believe that the loss of any one distribution agreement would have a material adverse effect on its business, financial condition or results of operations. Representative manufacturers of Sepco's products include (i) G.H. Bettis (valve and valve automation products),
(ii) Gould's, G&L, Viking, Wilden and Gaso (pumps and pump products), (iii) SKF, Torrington/Fafnir, Timkin and NTN (bearings) and (iv) Dodge/Reliance, Falk, Gates, Martin Sprocket, T. B. Woods, Emerson, Rexnord and Baldor Electric (power transmission products).

COMPETITION

     The Company's business is highly competitive. The Company competes with a variety of industrial supply distributors, many of which may have greater financial and other resources than the Company. Many of the Company's competitors are small enterprises selling to customers in a limited geographic area. The Company also competes with larger distributors that provide integrated supply programs such as those offered through iPower and outsourcing services similar to those proposed to be offered by AMRO, some of which may be able to supply their products in a more efficient and cost-effective manner than the Company. The Company also competes with direct mail suppliers, large warehouse stores and, to a lesser extent, manufacturers.

CUSTOMERS

     The Company provides its products and services to over 10,000 customers in various industries, principally oil and gas, petrochemicals and wood products. Other industries include chemicals, pulp and paper, food and beverage, municipal, construction and general manufacturing.

PROPERTIES

     Set forth below is certain information with respect to certain of the Company's properties. The Company believes that all of these properties are adequately insured, in good condition and suitable for the uses described below for the foreseeable future.

                                                          APPROXIMATE                   LEASE
                                                             SIZE        OWNED/      EXPIRATION
             LOCATION                 PRIMARY USE        (SQUARE FEET)   LEASED         DATE
    ---------------------------  ----------------------  -------------   -----      -------------
    580 Westlake Park            Office                       7,276      Leased     February 2001
    Houston, Texas
    6500 Brittmoore              Office                      88,000      Owned(1)
    Houston, Texas               Distribution facility
    2603 LaBranch                Distribution facility       33,000      Owned(1)
    Houston, Texas
    4302 Creekmont               Distribution facility       26,000      Owned(1)
    Houston, Texas
    Harahan, Louisiana           Distribution facility       30,000      Owned(1)
    Odessa, Texas                Distribution facility       25,000      Owned(1)
    Oklahoma City, Oklahoma      Distribution facility       18,000      Leased     November 1996
    Irving, Texas                Distribution facility       15,000      Owned
    Hobbs, New Mexico            Distribution facility       10,000      Owned
    Lufkin, Texas                Distribution facility       10,000      Owned
    Broussard, Louisiana         Distribution facility       10,000      Owned
    Longview, Texas              Distribution facility        7,000      Owned
    Baytown, Texas               Distribution facility        7,000      Owned

---------------

(1) Property pledged to secure certain indebtedness of the Company.

     The Company also leases 25 additional branch distribution facilities located in Texas, Louisiana, Oklahoma and New Mexico. These facilities, which average 5,000 square feet or less in size, are generally leased for a term of three to five years. The leases provide for periodic specified rental payments and certain leases are renewable at the option of the Company. The Company believes that if the leases for any of its facilities were not renewed, other suitable facilities could be leased with no material adverse effect on its business, financial condition or results of operations.

BACKLOG

     The Company typically fills and ships customer orders within 30 to 90 days of receipt of the order and, therefore, maintains no significant backlog.

EMPLOYEES

     As of June 30, 1996, the Company had 441 full-time employees. None of the Company's employees are represented by a labor union. The Company believes that it has good relations with its employees.

INSURANCE

     The Company maintains liability and other insurance that it believes to be customary and generally consistent with industry practice. There can be no assurance that such insurance will be adequate for the risks involved, that coverage limits will not be exceeded or that such insurance will apply to all liabilities. The occurrence of an adverse claim in excess of the coverage limits maintained by the Company could have a material adverse effect on the Company's financial condition and results of operations.

INTELLECTUAL PROPERTY

     Many of the Company's products are subject to patents by the manufacturers thereof. The Company's business, however, is not materially dependent on any single patent or group of patents or generally upon patent protection.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company is subject to various laws and regulations relating to its business and operations, and various health and safety regulations as established by the Occupational Safety and Health Administration.

     The Company's operations are also subject to federal, state and local laws and regulations controlling the discharge of materials into or otherwise relating to the protection of the environment. In recent years, laws and regulations protecting the environment have generally become more stringent and have sought to impose greater liability on a larger number of potentially responsible parties. However, the Company is not currently aware of any situation or condition that it believes is likely to have a material adverse effect on its results of operations or financial condition. The Company's expenditures in 1995 in order to comply with applicable environmental laws and regulations were not material, and the Company expects that the costs of compliance with such laws and regulations for 1996 will be minimal.

LEGAL PROCEEDINGS

     The Company is currently undergoing an examination of its tax returns by the IRS which is asserting claims against Sepco for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. This claim relates primarily to a challenge by the IRS of Sepco's use of the LIFO method of accounting for inventory. Sepco believes that its LIFO elections were valid and currently is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

     From time to time the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. While the outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, except as described above, the Company does not believe that these matters will have a material adverse effect on its business or financial position.

                     BUSINESS INFORMATION CONCERNING NEWMAN

BACKGROUND

     Newman was incorporated in the State of New Mexico on June 25, 1981. Newman was in the business of publishing and distributing non-musical audio cassette recordings of fiction and non-fiction books, recorded interviews and seminars and other original spoken word recordings containing ideas, information or entertainment similar to that presented in books. Such audio cassette recordings are commonly known in the publishing industry as "books on cassette". From its inception through 1984, Newman's principal business was the distribution to bookstores and other retailers throughout the United States of books on cassette produced by third parties. Subsequent to the completion of an initial public offering of its common stock in December 1984, Newman expanded its business and began producing its own books on cassette and developing a consumer-direct marketing catalog. Newman also expanded its distribution business to include books on cassette produced by itself as well as those produced by third parties. During 1986, Newman began selling books on cassette to other distributors who resold them to specialty retailers, schools and libraries.

     By early 1987, however, Newman began experiencing financial difficulties. By late 1987, Newman no longer had sufficient cash flow to meet its obligations as they became due and ceased substantially all of its business operations. By November 1987, Newman had liquidated substantially all of its assets. In May 1991, LITCO purchased an aggregate of 1,792,000 shares of Newman's common stock, or approximately 34% of Newman's outstanding capital stock from certain officers of Newman for $5,000. In connection with this transaction, the two existing members of Newman's Board of Directors appointed Mr. Glenn A. Little (an officer, director and principal shareholder of LITCO) and Mr. Matthew Blair to the Board of Directors and subsequently resigned as directors and officers of Newman.

BANKRUPTCY PROCEEDINGS

     Filing of Petition; Summary of the Plan of Reorganization. On August 12, 1992, Newman filed a petition (the "Petition") for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Western District of Texas (the "Court"). On April 14, 1993, Newman filed with the Court a Plan of Reorganization (the "Plan"). The Court entered an order confirming the Plan on September 13, 1993. The Plan generally provided as follows:

     - Newman's unsecured creditors were given the option of receiving cash or a combination of Newman Common Stock and warrants to purchase Newman Common Stock. Creditors that elected to receive cash were paid $5,010 as a group. Creditors that elected to receive Newman Common Stock and warrants each received four shares of Newman Common Stock and four each of Class A, B and C Warrants (each as hereinafter defined) for each dollar of their respective claims filed. The maximum number of securities that would be issued for any one claim was 7,500 shares of Newman Common Stock and 7,500 each of Class A, B and C Warrants. All creditors electing to receive common stock and warrants were issued a minimum of 100 shares of Newman Common Stock and 100 each of Class A, B and C Warrants.

     - Holders of Newman's common stock outstanding prior to the filing of the Petition (the "Pre-petition Common Stock") were designated as a separate class under the Plan and allowed to voluntarily participate in the Plan by paying a $20 administrative fee directly to Newman's transfer agent. Shareholders that elected to participate in the Plan each received 500 shares of Newman Common Stock and 1,000 each of Class A, B and C Warrants, regardless of the number of shares of Pre-petition Common Stock held. All shares of Pre-petition Common Stock held by shareholders that did not elect to participate in the Plan were canceled.

     - Newman's creditors and holders of Pre-petition Common Stock were given until March 22, 1994 to subscribe to common stock and warrants. A total of 332,500 shares of Newman Common Stock and 650,000 each of Class A, B and C warrants were issued under the Plan to such creditors and holders of Pre-petition Common Stock.

     - Under the Plan, LITCO contributed $20,000 to Newman and was designated as a separate class. LITCO returned to Newman's treasury the 1,792,000 shares of Pre-petition Common Stock that it had purchased in March 1992 and received 500,000 shares of Newman Common Stock and 1,000,000 each of Class A, B and C Warrants.

     Description of the Warrants Issued Pursuant to the Plan of Reorganization. The Plan provided for the issuance of the three following classes of warrants to purchase shares of Newman Common Stock:

     - Class A Warrant. Each class A warrant (the "Class A Warrant"), which are now expired, allowed the holder to purchase one share of Newman Common Stock at $.50 per share for a period of 12 months from November 22, 1993.

     - Class B Warrant. Each class B warrant (the "Class B Warrant"), which are now expired, allowed the holder to purchase one share of Newman Common Stock at $1.00 per share for a period of 24 months from November 22, 1993.

     - Class C Warrant. Each class C warrant (the "Class C Warrant") allows the holder to purchase one share of Newman Common Stock at $2.00 per share for a period of 36 months from November 22, 1993.

     On October 1, 1994, the Newman Board of Directors extended the exercise period of the Company's Class A Warrants. Accordingly, this extension allowed LITCO, a company controlled by Glenn A. Little, an additional 12 months in which to exercise 1,000,000 Class A Warrants. LITCO exercised 6,000 and 14,000 Class A Warrants on July 14, 1995 and November 20, 1995, respectively.

CURRENT BUSINESS OF NEWMAN

     At this time, the business purpose of Newman is to obtain an acquisition or merger transaction with a business which Newman believes has significant growth potential, thereby allowing its shareholders to benefit by owning an interest in a viable business enterprise. Since Newman has no significant assets or operations, its principal potential for profits comes solely from operations it may receive in an acquisition or merger transaction. Newman is not currently involved in any pending litigation. Newman is a New Mexico corporation and its principal office is located at 211 West Wall Street, Midland, Texas 79701, and its telephone number is (915) 682-1761.

               MARKET FOR THE COMPANY'S STOCK, SEPCO COMMON STOCK
            AND NEWMAN COMMON STOCK AND RELATED SHAREHOLDER MATTERS

THE COMPANY

     There is no current public market for the Common Stock, Series A Preferred Stock or Series B Convertible Preferred Stock, and there is no assurance that such a market will develop. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement. See "Risk Factors -- No Public Market; Possible Volatility of Stock Price".

     Upon consummation of the Reorganization, the Company will have 15,987,900 shares of Common Stock outstanding, approximately 9,398,400 shares of which will be held by affiliates of the Company and will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least two years, including an "affiliate", is entitled to sell, within any three-month period, a number of his restricted shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of the Company and who has beneficially owned restricted shares for at least three years generally is entitled to sell such shares under Rule 144 without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company.

SEPCO

     There is no public market for the Sepco Common Stock.

NEWMAN

     The Newman Common Stock has been quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "NWMC" since October 14, 1994. However, the Company believes that such quotations have been limited and sporadic and therefore do not constitute an "established public trading market" under Item 201 of Regulation S-K of the Securities Act. The following table sets forth the range of high and low closing bid prices for the Newman Common Stock for the periods indicated. Quotations represent inter-dealer prices, do not include retail markups, markdowns or commissions and may not represent actual transactions.

                                                                       HIGH       LOW
                                                                       ----       ----
        FISCAL 1994
          First Quarter..............................................  $.25       $.25
          Second Quarter.............................................   .25        .25
          Third Quarter..............................................   .25        .25
          Fourth Quarter.............................................   .25        .25
        FISCAL 1995
          First Quarter..............................................   .25        .25
          Second Quarter.............................................   .25        .25
          Third Quarter..............................................   .25        .25
          Fourth Quarter.............................................   .25        .25
        FISCAL 1996
          First Quarter..............................................   .25        .25
          Second Quarter.............................................   .25        .25
          Third Quarter..............................................   .25        .25

     On August 1, 1996, there were approximately 199 record shareholders of the Newman Common Stock. Upon consummation of the Merger, Newman shareholders will own shares of the Common Stock and Newman, as the surviving entity of the Newman Merger, will be a wholly-owned, non-operating subsidiary of the Company.

                                DIVIDEND POLICY

     Neither the Company nor Newman has paid or declared any dividends on their respective securities as of a recent date. Sepco has paid a monthly dividend of $.05 per share on 15,000 shares of Sepco Class A Convertible Preferred Stock from October 1995 through December 1995 and $.50 per share on 19,500 shares of Sepco Class A Convertible Preferred Stock since January 1996. The terms of the Series B Convertible Preferred Stock provide that the Company shall pay monthly dividends on the Series B Convertible Preferred Stock equal to an annual rate of 6% of the stated value thereof, $100 per share. The Company anticipates that future earnings, except for dividends payable on the Series B Convertible Preferred Stock, will be retained to finance the continuing development of its business. In addition, Sepco's loan agreement with its principal lender prohibits Sepco from declaring or paying any dividends or other distributions on its capital stock, except for dividends to the Company to allow for payment of dividends on the Company's preferred stock.

Accordingly, the Company does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the success of the Company's business activities, regulatory and capital requirements, the general financial condition of the Company and general business conditions.

                                   MANAGEMENT

     The following table sets forth certain information about the executive officers and directors of the Company. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified. Executive officers are elected by the Company's Board of Directors to hold office until their respective successors are elected and qualified.

                     NAME                 AGE                    POSITION(S)
    -----------------------------------------      ----------------------------------------
    David R. Little....................... 44      President, Chief Executive Officer and
                                                   Director
    Gary A. Allcorn....................... 44      Senior Vice President/Finance
    Jerry J. Jones........................ 57      Senior Vice President/Corporate
                                                   Development and Director
    Bryan H. Wimberly..................... 57      Senior Vice President/Pump, Bearing,
                                                   Power Transmission and Valve Automation
                                                   Group and Director
    Cletus Davis.......................... 66      Director
    Kenneth H. Miller..................... 57      Director
    Thomas V. Orr......................... 46      Director

     Set forth below is a description of the backgrounds of the executive officers and directors of the Company.

     David R. Little has served as a Director, President and Chief Executive Officer of the Company since August 1996 and has also held these positions with Sepco since 1986 and with Sepco's wholly-owned subsidiary, Bayou Pumps, Inc., since December 1995. Mr. Little has been employed by Sepco since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.

     Gary A. Allcorn has served as Senior Vice President/Finance of the Company since August 1996 and has also held this position with Sepco since June 1995 and with Bayou Pumps, Inc. since December 1995. Mr. Allcorn has been employed by Sepco since 1985 in various capacities, including Vice President/Finance and Chief Financial Officer.

     Jerry J. Jones has served as a Director and Senior Vice President/Corporate Development of the Company since August 1996. Mr. Jones has also served as a Director of Sepco since 1986 and as Senior Vice President/Corporate Marketing of Sepco since June 1995. From February 1993 to June 1995, Mr. Jones served as President of T.L. Walker Bearing Company, a subsidiary of Sepco. Prior to his employment with Sepco, Mr. Jones served as President and Chief Executive Officer of the Energy Partners, Inc./Perry Oceanographics, a renewable energy development company and offshore underwater equipment manufacturer, from November 1989 to December 1992.

     Bryan H. Wimberly has served as a Director and Senior Vice President/Pump, Bearing, Power Transmission and Valve Automation Group of the Company since August 1996. Mr. Wimberly has also served as a Director of Sepco since 1987 and the President and Chief Operating Officer of Sepco since October 1995. Mr. Wimberly has been employed by Sepco since 1987 in various capacities, including Senior Vice President/Operations.

     Cletus Davis has served as a Director of the Company since August 1996. Mr. Davis has also served as a Director of Sepco since May 7, 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. From May 1988 to February 1992, Mr. Davis was a member of the law firm of Wood, Lucksinger & Epstein. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.

     Kenneth H. Miller has served as a Director of the Company since August 1996. Mr. Miller has also served as a Director of Sepco since April 1989. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.

     Thomas V. Orr has served as a Director of the Company since August 1996. Mr. Orr has also served as a Director of Sepco since May 1996. Mr. Orr has served as Senior Vice President and Divisional Manager of Morgan Keegan, Inc., a full service brokerage firm, since February 1995. From June 1990 to January 1995, Mr. Orr was a Divisional Sales Manager for two years and Branch Office Manager for three years for PaineWebber, Inc., an investment banking firm.

BOARD OF DIRECTORS' COMPENSATION

     The Company's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting. The Company pays each non-employee director $1,000 per meeting attended, plus expenses.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least three independent directors. The Audit Committee, composed of Messrs. Davis, Miller and Orr, makes recommendations to the Board of Directors on matters regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Compensation Committee, composed of Messrs. Davis, Miller and Orr, will make recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees, consultants and agents, and will act as the administrative committee for any stock plan of the Company, including the Long-Term Incentive Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Little Employment Agreement"), effective July 1, 1996, with Mr. Little. The Little Employment Agreement is for a term of three years, renewable annually for a term to extend three years from such renewal date. The Little Employment Agreement provides for compensation in a minimum amount of $260,000 per annum, to be reviewed at least annually for possible increases, monthly bonuses equal to 3% of the profit before tax of Sepco as shown on the books and records of Sepco at the end of each month, and other perquisites in accordance with Sepco policy. In the event Mr. Little terminates his employment for "Good Reason" (as defined herein), or is terminated by the Company for other than "Good Cause" (as defined herein), Mr. Little would receive a cash lump sum payment equal to the sum of
(i) the base salary for the remainder of the employment period under the Little Employment Agreement, (ii) an amount equal to the sum of the most recent 12 months of bonuses paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company and (v) continuation of benefits under the Company's benefit plans for the current employment period. In the event Mr. Little dies, retires or is terminated by the Company for Good Cause, Mr. Little or Mr. Little's estate, as applicable, would receive all payments then due him under the Little Employment Agreement through the date of termination, including a pro rated monthly bonus and any compensation previously deferred. Also, in the event of death, Mr. Little's family shall receive Mr. Little's base salary for 24 months and benefits provided by the Company to surviving family members of the Company's key employees. Mr. Little is also entitled under the Little Employment Agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Code, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment or distribution made to him. The Little Employment Agreement also contains non-competition and non-disclosure provisions. In the event Mr. Little were to be terminated without cause, he currently would be entitled to receive approximately $1.1 million under this agreement.

     The term "Good Reason" is defined in the Little Employment Agreement to mean (i) a change in the nature or scope of the functions, powers, authority, duties or responsibilities of Mr. Little, unless remedied by the Company; (ii) any failure by the Company to pay any form of compensation for which the Little Employment Agreement provides, unless remedied by the Company; (iii) requiring Mr. Little to be based at any office or location more than 30 miles from the current location of the Company, other than travel reasonably required in the performance of Mr. Little's responsibilities; (iv) any purported termination by the Company of Mr. Little's employment other than due to Mr. Little's death or for Good Cause; or (v) any failure of the Company to require a successor of the Company to assume the terms of the Little Employment Agreement. The term "Good Cause" is defined in the Little Employment Agreement and generally means (i) Mr. Little's conviction of a felony that is no longer subject to direct appeal; (ii) Mr. Little's adjudication to be mentally, physically and/or emotionally incapacitated so as to render him incapable of performing his required duties and services that is no longer subject to direct appeal; or (iii) Mr. Little has been found to have committed fraud, theft or willful misfeasance that has materially damaged the Company and such determination is no longer subject to direct appeal.

     The Company also has entered into employment agreements (each Employment Agreement hereinafter referred to as "Employment Agreement" and the four Employment Agreements hereinafter collectively referred to as "Employment Agreements"), effective as of July 1, 1996, with Messrs. Jerry J. Jones, Bryan
H. Wimberly, Bob Evans and Gary A. Allcorn (each hereinafter referred to as "Employee"). Each Employment Agreement is for a term of one year, renewable automatically for a one-year term. The Employment Agreements provide for (i) annual salary ("Salary") in the amounts of $113,000 for Mr. Jones, $130,000 for Mr. Wimberly, $108,000 for Mr. Evans and $110,000 for Mr. Allcorn, and (ii) other perquisites in accordance with Company policy. The Employment Agreements provide for bonuses as follows: (i) Mr. Jones is entitled to a monthly bonus of two percent of the monthly profit before tax of the Company, excluding sales of fixed assets and extraordinary items; (ii) Mr. Wimberly is entitled to a monthly bonus of two percent of the monthly profit before tax of Sepco, excluding sales of fixed assets and extraordinary items; and (iii) Mr. Allcorn is entitled to a quarterly bonus pursuant to the terms and conditions of Sepco's bonus pool. Mr. Evans is not entitled to receive a bonus.

     In the event Employee terminates his employment for "Good Reason" (as defined below), or is terminated by the Company for other than "Cause" (as defined below), each Employee would receive (i) 12 monthly payments each equal to one month of the Salary, in the case of Messrs. Jones, Wimberly and Allcorn, and six monthly payments each equal to one month of Salary, in the case of Mr. Evans, (ii) a termination bonus equal to (A) the previous 12 monthly bonuses, in the case of Messrs. Jones and Wimberly, (B) the previous four quarterly bonuses, in the case of Mr. Allcorn and (C) six months of Salary, in the case of Mr. Evans, and (iii) any other payments due through the date of termination. In the event Employee dies, becomes disabled, terminates the Employment Agreement with notice or the Employment Agreement is terminated by the Company for Cause, Employee or Employee's estate, as applicable, would receive all payments then due him under the Employment Agreement through the date of termination. The Employment Agreements contain non-competition and non-disclosure provisions.

     The term "Good Reason" is defined in each Employment Agreement to mean (i) any failure of the Company to comply with any material provisions of the applicable Employment Agreement unless remedied by the Company; (ii) failure by the Company to pay any form of compensation for which the Employment Agreement provides, unless remedied by the Company; or (iii) any failure of the Company to obtain an agreement from a successor of the Company to assume the terms of the Employment Agreement. The term "Cause" is defined in each Employment Agreement and generally means (i) Employee's conviction of a felony or crime involving moral turpitude; (ii) Employee has been found to have committed fraud, dishonesty, gross negligence, willful misconduct or conduct that is unprofessional, unethical or detrimental to the reputation, character or standing of the Company; (iii) Employee's failure or refusal to comply with the Company's policies, standards and regulations; or (iv) Employee's failure to faithfully and diligently perform the duties or comply with the provisions of the applicable Employment Agreement.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid by Sepco to its Chief Executive Officer and its three other most highly compensated executive officers for the year ended December 31, 1995. Each of the individuals set forth below will serve in the same or similar capacities for the Company. None of Sepco's other officers and directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                LONG-TERM
                                              ------------------------------------     COMPENSATION
              NAME AND                                                OTHER ANNUAL        AWARDS
         PRINCIPAL POSITION           YEAR     SALARY      BONUS      COMPENSATION    OPTIONS/SARS(1)
------------------------------------- ----    --------    --------    ------------    ---------------
David R. Little...................... 1995    $222,567    $131,888      $     --          200,000
  Chief Executive Officer
Jerry J. Jones....................... 1995     113,330      67,503       357,216(2)        89,800
  Senior Vice President/Corporate
  Development
Bryan H. Wimberly.................... 1995     121,967      92,589            --           12,200
  Senior Vice President/Operations
Gary A. Allcorn...................... 1995     103,707       9,059            --               --
  Senior Vice President/Finance

---------------

(1) Under the terms of the Sepco Merger, each share of Sepco Class A Common Stock will be converted into 16 shares of Common Stock. Assuming such conversion, the number of shares of Common Stock underlying such options held by Messrs. Little, Jones and Wimberly will be 3,200,000, 1,436,800 and 195,200 shares, respectively.

(2) Represents payments to Mr. Jones in respect of the repurchase by the Company of shares acquired by Mr. Jones on exercise of options held by him.

     The following table sets forth certain information regarding each exercise of stock options by certain of Sepco's executive officers during the fiscal year ended December 31, 1995.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT               OPTIONS AT
                                 SHARES ACQUIRED     VALUE         FISCAL YEAR-END          FISCAL YEAR-END
             NAME                  ON EXERCISE      REALIZED       (EXERCISABLE)(1)         (EXERCISABLE)(2)
------------------------------   ---------------    --------    ----------------------    --------------------
David R. Little...............            --        $     --            200,000                 $320,000
Jerry J. Jones................        89,800         357,216             89,800                  195,764
Bryan H. Wimberly.............            --              --             12,200                   34,038

---------------

(1) Under the terms of the Sepco Merger, each share of Sepco Class A Common Stock will be converted into 16 shares of Common Stock. Assuming such conversion, the number of shares of Common Stock underlying such options held by Messrs. Little, Jones and Wimberly will be 3,200,000, 1,436,800 and 195,200 shares, respectively. The options are fully vested.

(2) The value of unexercised options at fiscal year end reported above was calculated using the value of the Sepco Class A Common Stock, as determined by an independent appraiser for purposes of valuing shares of Sepco Common Stock held by the Sepco ESOP.

     The following table sets forth certain information regarding stock options granted by Sepco to certain of its executive officers during the fiscal year ended December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
-----------------------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                       NUMBER OF    PERCENT OF TOTAL                                     RATES OF
                       SECURITIES       OPTIONS                                  STOCK PRICE APPRECIATION
                       UNDERLYING      GRANTED TO      EXERCISE                     FOR OPTION TERM(4)
                        OPTIONS       EMPLOYEES IN       PRICE     EXPIRATION    ------------------------
         NAME           GRANTED       FISCAL YEAR      ($/SHARE)      DATE          5%            10%
---------------------- ----------   ----------------   ---------   ----------    --------      ----------
David R. Little....... 200,000(1)          66%           $7.14     10/24/2005    $898,062      $2,275,864
Jerry J. Jones........  89,800(2)          30             6.56     08/23/2000     162,754         359,644
Bryan H. Wimberly.....  12,200(3)           4             5.90     03/31/2000      20,055          44,317

---------------

(1) Non-qualified stock option granted on October 24, 1995 for a term of ten years, subject to earlier termination upon termination of employment. At the date of grant, the market value per share of the Sepco Class A Common Stock was equal to the exercise price. The option is fully vested. Pursuant to the terms of the Sepco Merger, the option will become exercisable for 3,200,000 shares of Common Stock at an exercise price of $.44625 per share.

(2) Non-qualified stock option granted on August 23, 1995, for a term of five years, subject to earlier termination upon termination of employment. At the date of grant, the market value per share of the Sepco Class A Common Stock was equal to the exercise price. The option is fully vested. Pursuant to the terms of the Sepco Merger, the option will become exercisable for 1,436,800 shares of Common Stock at an exercise price of $.41 per share.

(3) Non-qualified stock option granted on March 31, 1995, for a term of five years, subject to earlier termination upon termination of employment. At the date of grant, the market value per share of the Sepco Class A Common Stock was equal to the exercise price. The option is fully vested. Pursuant to the terms of the Sepco Merger, the option will become exercisable for 195,200 shares of Common Stock at an exercise price of $.36875 per share.

(4) The grant date present value reported above was calculated using the value of the stock based upon an appraisal thereof for ESOP purposes at December 31, 1995.

BENEFIT PLANS

THE SEPCO INDUSTRIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

     General. The Sepco ESOP was established by Sepco in January 1985, as subsequently effective on January 1, 1993. Under the Sepco ESOP, Sepco may make annual contributions to a trust (the "Trust") for the benefit of eligible employees. Contributions to the Trust historically have been invested primarily in the Sepco Class B Common Stock. As a result of the Sepco Merger, the 176,900 shares of Sepco Class B Common Stock currently held in the Trust will be converted into an aggregate of 3,206,000 shares of Common Stock and the 38,700 shares of Sepco Class A Common Stock currently held in the Trust will be converted into an aggregate of 619,200 shares of Common Stock. Subsequent to the completion of the Reorganization, the Company anticipates that contributions to the Sepco ESOP will be invested primarily in the Common Stock. In addition, the Company anticipates that following the Reorganization, certain modifications will be made to the Sepco ESOP to allow the employees of the Company and any other subsidiaries to participate in the Sepco ESOP.

     The Sepco ESOP is qualified under the Code. The Sepco ESOP has obtained a favorable determination letter from the IRS and Sepco believes that the Sepco ESOP continues to so qualify.

     Administration. The Sepco ESOP is administered by a plan administrator, currently David R. Little. In addition, certain administrative functions are performed by employees of Sepco. No such employee receives compensation from the Sepco ESOP for performing such functions. All other administrative expenses are paid for by the Sepco ESOP. Following the Reorganization, the Company's Compensation Committee will serve as administrator of the Sepco ESOP.

     The Sepco ESOP trustee invests, manages and holds the Sepco ESOP's assets. The Trust provides for pass-through voting rights to the Sepco ESOP participants with respect to all shares held by the Trust when required by the Employee Retirement Income Security Act of 1974, as amended.

     Contributions. The amount and form of the annual contribution is within the discretion of Sepco's board of directors. Such contributions are limited to a maximum of 15% of the total compensation paid to all participants eligible to receive an allocation during the fiscal year. Sepco contributed $150,000 for each of the years ended December 31, 1995, 1994 and 1993.

     Eligibility, Vesting and Payment of Benefits. An employee becomes eligible to participate in the Plan after 12 consecutive months of employment, provided the employee worked at least 1,000 hours during such 12-month period. Benefits vested in a participant will be distributed upon the participant's separation from service, retirement, disability or death. Participants' benefits vest based on the number of years of service in annual 20% increments beginning on the date on which the participant completes three years of service.

     A participant may borrow up to 50% of the vested balance of his or her account, up to a maximum of $50,000. Promissory notes to evidence such borrowings bear interest at reasonable rates and are secured by the participant's vested account balance.

     Termination. Upon termination of the Sepco ESOP (if not replaced by a comparable employee benefit plan), participants are entitled to receive all amounts then credited to their accounts after payment of all expenses and adjustments for profits and losses to the date of distribution.

NONQUALIFIED STOCK OPTION AGREEMENTS

     Sepco is currently a party to certain agreements ("Nonqualified Stock Option Agreements"), pursuant to which options to purchase shares of Sepco Common Stock have been granted to certain executive officers and directors of the Company. Each of the Nonqualified Stock Option Agreements between Sepco and each of Messrs. Little, Jones and Wimberly became effective as of March 1996 and amended and replaced existing stock option agreements to eliminate a provision that would permit the option holder to require Sepco to purchase, at book value, the shares of stock issued upon exercise of the option. Each of the options in the Nonqualified Stock Option Agreements described below were granted by Sepco and were exercisable for shares of Sepco Class A Common Stock. Pursuant to the Sepco Merger, the options are exercisable for shares of Common Stock.

  Nonqualified Stock Option Agreements

     Pursuant to a Non-Qualified Stock Option Agreement, Mr. Little received a nonqualified option to purchase the equivalent of 3,200,000 shares of Common Stock at an exercise price of $0.44625 per share exercisable until October 24, 2005. Such option became exercisable as of the date of grant.

     Pursuant to a Non-Qualified Stock Option Agreement, Mr. Jones received a nonqualified option to purchase the equivalent of 1,436,800 shares of Common Stock at an exercise price of $0.41 per share exercisable until August 23, 2000. Such option became exercisable as of the date of grant.

     Pursuant to a Non-Qualified Stock Option Agreement, Mr. Wimberly received a nonqualified option to purchase the equivalent of 195,200 shares of Common Stock at an exercise price of $0.36875 per share exercisable until March 31, 2000. Such option became exercisable as of the date of grant.

     Pursuant to Non-Qualified Stock Option Agreements, each of Messrs. Davis, Miller and Orr received nonqualified options to purchase the equivalent of 16,000 shares of Common Stock at an exercise price of $0.578125 per share exercisable until March 30, 1999. Such options became exercisable as of the date of grant.

LONG-TERM INCENTIVE PLAN

     In August 1996, the Company established the Index, Inc. Long-Term Incentive Plan (the "LTIP"). The LTIP is intended to advance the best interests of the Company, its subsidiaries and its shareholders by attracting, retaining and motivating key employees. The LTIP provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of the Company. It is anticipated that approximately 30 key employees of the Company and its subsidiaries will initially be eligible to participate in the LTIP.

  Administration

     The LTIP will be administered by the Board of Directors of the Company or the Compensation Committee or other designated committee of the Board of Directors, which consists solely of two or more nonemployee directors of the Company who are intended to be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (the Board of Directors of such committee being referred to as the "Committee"). The Committee will have broad authority to interpret and administer the LTIP, including the power to grant and modify awards and the power to limit or eliminate its discretion as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. The Committee will also have broad authority to accelerate the vesting of an award or the time at which any award is exercisable or to waive any condition or restriction on the vesting, exercise or receipt of any award. The Board of Directors may at any time amend, suspend, discontinue or terminate the LTIP without shareholder approval or approval of participants, subject to certain limitations.

  Shares Subject to LTIP

     Initially, 800,000 shares of Common Stock (approximately 5% of the current outstanding shares of Common Stock) will be available for issuance under the LTIP. In addition, as of January 1 of each year the LTIP is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the LTIP, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year (or, for 1996, as of August 12, 1996 assuming all shares issued pursuant to the Sepco Merger and Newman Merger are issued), the number of shares available will be increased by an amount such that the total number of shares available for issuance under the LTIP equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the LTIP. Lapsed, forfeited or cancelled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the LTIP (without reduction for issuances).

     The aggregate number of shares of Common Stock subject to stock options or SARs that may be granted to any one participant in any one year under the LTIP shall be 400,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of restricted stock shall be 400,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a performance award shall be 400,000 (subject to certain adjustment provisions relating to changes in capitalization) and the aggregate amount of cash that may be received by any one participant in any one year in respect of a performance award shall be $500,000.

  Stock Options

     The Committee is authorized to determine the terms and conditions of all option grants, which may be of incentive stock options subject to the limits of
Section 422 of the Code or non-qualified stock options. The aggregate number of shares of Common Stock that are available for incentive stock options granted under the LTIP is 800,000 (subject to certain adjustment provisions relating to changes in capitalization). Stock options may be awarded subject to time, performance or other vesting limitations imposed by the Committee. The term of an incentive stock option shall not exceed ten years from date of grant. The exercise price of an option shall be determined by the Committee upon the option grant, provided that the exercise price of incentive stock options shall be no less than the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in a manner specified by the Committee (which may include payment in cash, Common Stock, a combination thereof, or by "cashless exercise").

  Stock Appreciation Rights

     The Committee is authorized to grant SARs independent of or in tandem with options under the LTIP. The terms, conditions and exercise price of SARs granted independent of options under the LTIP will be determined by the Committee on the date of grant. A tandem SAR can be exercised only to the extent the option with respect to which it is granted is then exercisable and is subject to the same terms and conditions as the option to which it is related. An option related to a tandem SAR will terminate automatically upon exercise of the tandem SAR. Similarly, when an option is exercised, the tandem SARs relating to the shares covered by such option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related option will be automatically exercised on such date for cash.

     Upon exercise of an SAR, the holder will be entitled to receive, for the number of shares referenced by the SAR, an amount per share (the "appreciation") equal to the difference between the base price per share (which shall be the exercise price per share of the related option in the case of a tandem SAR) and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the SAR. The appreciation will be payable in cash, Common Stock or a combination of both, at the discretion of the Committee.

  Restricted Stock

     The Committee is authorized to award restricted stock under the LTIP subject to such terms and conditions as the Committee may determine consistent with the LTIP. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which the restricted stock will vest. The number of shares and vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or its subsidiaries or upon the attainment of specified performance objectives based on increases in share prices, operating income, margin, sales increases on a Company wide, division, product line or other basis, net income before or after taxes or before or after extraordinary charges, completions of successful acquisitions, implementation of strategic expansions, net income or cash flow thresholds, return on common equity or any combination of the foregoing.

     Stock certificates representing the restricted stock granted to an eligible employee may be registered in the employee's name or held by the Company prior to the achievement of certain criteria. The Committee will determine whether an employee will have the right to vote and/or receive dividends on the restricted stock before it vests. No share of restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. Except as otherwise specified in the grant of a restricted stock award, in the event of an employee's termination of employment before all his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock that have not vested will be forfeited and any purchase price paid by the employee will be returned to the employee. At the time the restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

  Performance Awards

     The Committee is authorized to grant performance awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee. An employee to whom a performance award is granted will be given achievement objectives to be reached over a specified period of time, the "performance period". A minimum level of acceptable achievement will also be established. Achievement objectives may be described either in terms of Company-wide performance or in terms that are related to the performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee has the authority to determine the size of the award, frequency of awards, the date or dates when awards vest, the performance periods and the specific performance objectives to be achieved in order to receive the award. Performance objectives, however, will be based on increases in share prices, operating income, margin, sales increases on a Company wide, division, product line or other basis, net income before or after taxes or before or after extraordinary charges, completions of successful acquisitions, implementation of strategic expansions, net income or cash flow thresholds, return on common equity or any combination of the foregoing.

     If at the end of the performance period the specified objectives have been fully attained, the employee will be deemed to have fully earned the performance award. If such objectives have been partially attained, the employee will be deemed to have partly earned the performance award and will become entitled to receive a portion of the total award. If the required minimum level of achievement has not been met, the employee will not be entitled to any part of the performance award. If a performance award is granted after the start of a performance period, the award will be reduced to reflect the portion of the performance period during which the award was in effect.

     An employee who, by reason of death, disability or retirement, terminates employment before the end of the performance period will be entitled to receive, to the extent earned, a portion of the award which is proportional to the portion of the performance period during which the employee was employed. An employee who terminates employment for any other reason will not be entitled to any part of the award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the award which is proportional to his or her period of actual service.

  Change of Control

     Upon the occurrence of a "Change of Control" (as defined below) of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all SARs granted under the LTIP and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but not beyond their expiration date) following the employee's termination of employment for any reason other than for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position. In addition, each participant in the LTIP will receive the maximum performance award he or she could have earned for the proportionate part of the performance period prior to the Change of Control and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ.

     A "Change of Control" shall be deemed to have occurred if:

          (1) any Person (as defined below), other than a Designated Person (as defined below), is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 35% or more of the Voting Power (as defined below);

          (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

          (3) at any meeting of the shareholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

          (4) the shareholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

     For purposes of the LTIP, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Exchange Act as in effect on August 15, 1996, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act as in effect on August 15,

1996; (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors; and (iv) "Designated Person" shall mean any Person who at August 12, 1996 is a Beneficial Owner of 10% or more of the Common Stock or whose Beneficial Ownership of securities is solely the result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities.

  Grants

     In anticipation of the Reorganization, the Company has granted to 24 employees of the Company options to purchase an aggregate of 456,000 shares of Common Stock at an exercise price of $.578125 per share. The exercise price is based on the fair market value of the stock using information from an independent appraisal that established the value of the Sepco Common Stock at December 31, 1995 and was used by Sepco in establishing the conversion ratio for the Class A Common Stock and Class B Common Stock of Sepco. Such grants are subject to the consummation of the Sepco Merger, are for a term of five years from the effective date of the Sepco Merger and are fully vested on the date of the grant. The options are also subject to immediate vesting in the event of a Change of Control of the Company. Of the grants made, Gary Allcorn, Senior Vice President/Finance of Sepco and the Company, was granted options to purchase an aggregate of 80,000 shares of Common Stock at $.578125 per share.

  Amendments

     The Board of Directors may at any time and from time to time and in any respect amend or modify the LTIP. The Committee shall have the authority to amend any award to include any provision which, at the time of such amendment, is authorized under the terms of the LTIP; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

  Federal Income Tax Consequences

     Incentive Stock Options. The grant of incentive stock options under the LTIP to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

     An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

     Non-Qualified Stock Options. The grant of non-qualified stock options under the LTIP will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value of the shares acquired on the date such shares were acquired and
(ii) the exercise price. The tax basis of these shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-qualified stock option.

     Stock Appreciation Rights. SARs granted under the LTIP do not result in taxable income to the employee at that time. The issuance of shares of Common Stock or the payment of cash, without other payment by the recipient, will be treated as additional compensation for services to the Company. The employee will recognize taxable income equal to cash received or the fair market value of the shares on the date of receipt, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the employee.

     Restricted Stock Grants. Restricted stock granted under the LTIP generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted Stock Grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, or the performance goals are met, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

     Performance Awards. Performance awards involve the issuance of shares of stock, cash, or a combination of both, without any payment, as compensation for services to the Company only after satisfaction of specified performance goals established by the Committee and certification by the Committee, prior to payment, that the goals have been satisfied. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See the following discussion of "performance based" compensation.

     Compensation Deduction Limitation. Under Section 162(m) of the Code, the Company's tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. Section 162(m) provides an exception from this deduction limitation for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors". The LTIP is generally designed to be able to satisfy these statutory requirements for stock options and SAR's, when the exercise price is not less than fair market value on the date of grant, and for performance awards (including restricted stock).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of each equity security of Sepco and Newman prior to the completion of the Reorganization and with respect to beneficial ownership of the Common Stock and Series B Convertible Preferred Stock after giving effect to the Reorganization by: (i) all persons known to the Company to be the beneficial owner of 5% or more of each of the foregoing equity securities, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                                            PRIOR TO                 FOLLOWING
                                                         REORGANIZATION            REORGANIZATION
                                                      ---------------------    ----------------------
                NAME AND ADDRESS OF                   NUMBER OF    PERCENT     NUMBER OF     PERCENT
                BENEFICIAL OWNER(1)                   SHARES(2)    OF CLASS    SHARES(2)     OF CLASS
----------------------------------------------------  ---------    --------    ----------    --------
Gary A. Allcorn(3)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................    559,999       69.5
  Sepco Class B Common Stock........................      1,474          *
  Sepco Class A Convertible Preferred Stock.........     15,000       76.9
  Common Stock......................................                            8,986,698       50.6
  Series B Convertible Preferred Stock..............                               15,000       76.9

Kacey Joyce, Andrea Rae, Nicholas David Little
1988 Trusts, Gary A. Allcorn, Trustee(3)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................    533,199       61.7
  Sepco Class A Convertible Preferred Stock.........     15,000       76.9
  Common Stock......................................                            8,531,184       43.3
  Series B Convertible Preferred Stock..............                               15,000       76.9
David R. Little(4)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................    259,800       27.1
  Sepco Class B Common Stock........................      8,800        5.0
  Common Stock......................................                            4,316,284       22.5
Bryan H. Wimberly(5)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................    102,400       13.3
  Sepco Class B Common Stock........................      1,753       *
  Common Stock......................................                            1,670,170       10.3
Jerry J. Jones(6)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................     89,800       10.6
  Sepco Class B Common Stock........................          8          *
  Common Stock......................................                            1,436,945       8.25
SEPCO ESOP
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................     38,700        5.1
  Sepco Class B Common Stock........................    176,900      100.0
  Common Stock......................................                            3,825,194       23.9

                                                            PRIOR TO                 FOLLOWING
                                                         REORGANIZATION            REORGANIZATION
                                                      ---------------------    ----------------------
                NAME AND ADDRESS OF                   NUMBER OF    PERCENT     NUMBER OF     PERCENT
                BENEFICIAL OWNER(1)                   SHARES(2)    OF CLASS    SHARES(2)     OF CLASS
----------------------------------------------------  ---------    --------    ----------    --------
Thomas V. Orr(7)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................      1,000       *
  Common Stock......................................                               16,000       *
Kenneth H. Miller(8)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................      1,000       *
  Common Stock......................................                               16,000       *
Cletus Davis(9)
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
  Sepco Class A Common Stock........................      1,000       *
  Common Stock......................................                               16,000       *
Little & Company Investment Securities(10)
211 West Wall Street
Midland, Texas 79701
  Newman Common Stock...............................  1,520,000       42.7
  Common Stock......................................                              380,000        2.4
Glenn A. Little(10)(11)
211 West Wall Street
Midland, Texas 79701
  Newman Common Stock...............................  1,520,000       42.7
  Common Stock......................................                              380,000        2.4
Patricia de Little(10)(12)
211 West Wall Street
Midland, Texas 79701
  Newman Common Stock...............................  1,520,000       42.7
  Common Stock......................................                              380,000        2.4
Tim Halter(13)
Halter Financial Group
4851 LBJ Freeway, Suite 201
Dallas, Texas 75244
  Newman Common Stock...............................  1,389,564       54.3
  Common Stock......................................                              347,391        2.2
All executive officers and directors as a group (7
persons)(3)(4)(5)(6)(7)(8)(9)
  Sepco Class A Common Stock........................  1,014,999       86.5
  Sepco Class B Common Stock........................     12,035        6.8
  Sepco Class A Convertible Preferred Stock.........     15,000       76.9
  Common Stock......................................                           16,458,097       72.7
  Series B Convertible Preferred Stock..............                               15,000       76.9

---------------

   * Less than 1%

 (1) Unless otherwise noted, the Company believes that each person named in the table above has sole voting and investment power with respect to all shares beneficially owned by such person.

 (2) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and are exercisable or convertible within 60 days have been exercised or converted. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants or conversion or convertible securities.

 (3) Includes 428,199 shares of Sepco Class A Common Stock and 15,000 shares of Sepco Class A Convertible Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the "Trusts") for which Mr. Allcorn serves as trustee. Because of this relationship, Mr. Allcorn may be deemed to be the beneficial owner of such shares and the 105,000 shares of Sepco Class A Common Stock issuable upon conversion of the shares of Sepco Class A Convertible Preferred Stock held by the Trusts. Also includes 5,000 shares of Sepco Class A Common Stock issuable upon exercise of an option and 1,474 shares of Sepco Class B Common Stock held of record by the Sepco ESOP for Mr. Allcorn's account.

 (4) Includes 200,000 shares of Sepco Class A Common Stock issuable to Mr. Little upon exercise of an option and 8,800 shares of Sepco Class B Common Stock held of record by the Sepco ESOP for Mr. Little's account.

 (5) Includes 12,600 shares of Sepco Class A Common Stock owned by a trust for which Mr. Wimberly is one-third beneficiary and 12,200 shares of Sepco Class A Common Stock issuable upon exercise of an option granted to Mr. Wimberly. Also includes 1,753 shares of Sepco Class B Common Stock held by the Sepco ESOP for Mr. Wimberly's account.

 (6) Includes 89,800 shares of Sepco Class A Common Stock issuable upon exercise of an option granted to Mr. Jones and 8 shares of Sepco Class B Common Stock held by the Sepco ESOP for Mr. Jones' account.

 (7) Includes 1,000 shares of Sepco Class A Common Stock issuable upon exercise of an option.

 (8) Includes 1,000 shares of Sepco Class A Common Stock issuable upon exercise of an option.

 (9) Includes 1,000 shares of Sepco Class A Common Stock issuable upon exercise of an option.

(10) Includes 1,000,000 shares of Newman Common Stock issuable upon exercise of a warrant.

(11) Mr. Glenn Little is an officer, director and principal shareholder of LITCO and, therefore, may be deemed to be the beneficial owner of the shares of Newman Common Stock and warrants owned by LITCO.

(12) Mrs. Little is the wife of Glenn A. Little and is an officer and director of LITCO and, therefore, may be deemed to be the beneficial owner of the shares of Newman Common Stock and warrants owned by LITCO.

(13) Includes 1,389,564 shares of Newman Common Stock held of record by Halter. Mr. Halter is the sole director, officer and shareholder of Halter and, because of such relationships, may be deemed to be the beneficial owner of such shares.

                              CERTAIN TRANSACTIONS
SEPCO

     In December 1989, Sepco restructured certain loans previously made by Sepco to David R. Little, Chairman of the Board and Chief Executive Officer of the Company, pursuant to which Mr. Little executed two promissory notes in the amounts of $149,910 and $58,737, respectively, each bearing interest at 9% per annum. The notes require monthly payments of $1,349 and $528, respectively. The outstanding balances of such loans at August 5, 1996, were $127,813 and $50,080, respectively.

     In December 1993, Sepco loaned Mr. Little approximately $210,940 to purchase 59,080 shares of Sepco Class A Common Stock. The loan bore interest at 6% per annum and provided for annual interest payments and one principal payment upon sale of the stock which secured such loan. The loan was repaid on August 5, 1996. Sepco from time to time also has made non-interest bearing advances to Mr. Little that as of August 5, 1996 totaled approximately $330,100. The largest aggregate amount of Mr. Little's indebtedness outstanding to Sepco during the year ended December 31, 1995 was approximately $762,500.

     Mr. Allcorn, Senior Vice President/Finance of the Company, is the trustee of three trusts for the benefit of Mr. Little's children, each of which holds 142,733 shares of Sepco Class A Common Stock and 15,000 shares of Sepco Class A Convertible Preferred Stock. Mr. Allcorn exercises sole voting and investment power over the shares held by such trusts.

     Mr. Little has personally guaranteed all of the obligations of Sepco under the loan agreement with its principal lender. In addition, all of the shares of Sepco Stock held in trust for Mr. Little's children have been pledged to such lender to secure the obligations of Sepco under the loan agreement.

                    COMPARISON OF RIGHTS OF SHAREHOLDERS OF
                             SEPCO AND THE COMPANY

     The rights of the shareholders of Sepco currently are governed by Sepco's articles of incorporation, as amended, Sepco's bylaws and the laws of the State of Texas. The rights of the shareholders of the Company will be governed by the Company's Articles, the Company's Bylaws and the laws of the State of Texas. Pursuant to the Sepco Merger, the shareholders of Sepco will receive securities of the Company, which differ in certain respects from the securities of Sepco.

COMMON STOCK

     The former holders of Sepco Class A Common Stock and Sepco Class B Common Stock, as holders of Common Stock, will no longer have the right to a class vote with respect to certain matters that under Texas law require the approval of each class or series of stock. In addition, the holders of Sepco Common Stock currently have the right to approve any changes in the terms of Sepco's preferred stock. The holders of Common Stock do not have the right to approve any changes in the terms of the Series B Convertible Preferred Stock or the Series A Preferred Stock. The holders of Sepco Class B Common Stock currently are entitled to receive $7.5075 per share of Sepco Class B Common Stock held upon the liquidation of Sepco. This liquidation right is in preference to the liquidation rights of the holders of Sepco Class A Convertible Preferred Stock. The holders of Common Stock have no such liquidation rights. See "Description of Company Capital Stock".

PREFERRED STOCK

     The holders of Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, except as otherwise provided by law, have no right to vote on the election of directors or on any matters presented to the Sepco shareholders. Each share of Series A Preferred Stock and Series B Convertible Preferred Stock entitles the holder thereof to one-tenth of a vote on all matters to come before a meeting of the shareholders of the Company.

VOTE REQUIRED ON CERTAIN MATTERS

     The Company's Articles provide, as permitted under the TBCA, that with respect to certain matters for which the affirmative vote of the holders of more than a majority of the shares entitled to vote is required by law, the affirmative vote of the holders of only a majority of the shares of the Company shall be required. The Sepco articles of incorporation had no such provision and, under the TBCA, for such matters as amendments to the articles of incorporation, mergers and voluntary dissolution of the corporation, the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on such matters is required. Under the Company's Articles, the vote of only the holders of a majority of the outstanding shares entitled to vote on such matters is required. If a class or series of outstanding shares of stock of the Company is entitled to vote on such a matter, approval by the affirmative vote of the holders of a majority of the shares within such class or series would be required.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                      NEWMAN COMMON STOCK AND COMMON STOCK

     After the consummation of the Newman Merger, Newman shareholders will become shareholders of the Company. The rights of the shareholders of the Company will be governed by the Company's Articles, the Company's Bylaws and the laws of the State of Texas. The Company's Articles and the Company's Bylaws are set forth in full as Appendices E and F, respectively, to this Proxy Statement/Prospectus.

     Although it is impractical to note all of the differences between the corporation statutes of Texas and New Mexico, the Company believes that the most significant differences, as they impact the rights of shareholders, are summarized below. The summary does not purport to be complete and is qualified in its entirety by reference to the TBCA and the NMBCA.

MERGERS

     Under the TBCA, shareholders have the right, subject to certain exceptions, to vote on all mergers to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such mergers. Under the Company's Articles, approval of the holders of at least a majority of all outstanding shares entitled to vote is required to approve a merger. Under the NMBCA, approval by the holders of a majority of all outstanding shares is required, unless the articles of incorporation provide otherwise. Newman's current articles of incorporation do not provide otherwise.

     The approval of the shareholders of the surviving corporation in a merger is not required under Texas law if (i) the corporation is the sole surviving corporation in the merger, (ii) there is no amendment to the surviving corporation's articles of incorporation, (iii) each shareholder holds the same number of shares in the surviving corporation immediately after the merger as prior thereto, and such shares have identical designations, preferences, limitations and relative rights, (iv) the voting power of the shares in the surviving corporation immediately after the merger, plus the voting power of the shares issued in the merger, does not exceed the voting power of the shares outstanding prior to the merger by more than 20%, (v) the number of shares in the surviving corporation outstanding immediately after the merger, plus the shares issued in the merger, does not exceed the number of shares outstanding prior to the merger by more than 20% and (vi) the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

     Under the NMBCA, a vote of the shareholders is not required if (i) the articles of incorporation of the surviving corporation do not differ except in name from those of the corporation before the merger, (ii) each holder of shares of the surviving corporation which were outstanding immediately before the effective date of the merger is to hold the same number of shares with identical rights immediately thereafter, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable on conversion of other securities issued by virtue of the terms of the merger and on exercise of rights and warrants so issued, will not exceed by more than 20% the number of voting shares outstanding immediately before the merger and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities issued by virtue of the terms of the merger and on exercise of rights and warrants so issued, will not exceed by more than 20% the number of participating shares outstanding immediately before the merger.

APPRAISAL RIGHTS

     Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. Shareholders of New Mexico corporations are entitled to exercise certain dissenter's rights in the event of a merger, consolidation, sale, exchange or certain other dispositions of all, or substantially all, of the property and assets of the corporation, and certain amendments to articles of incorporation which materially and adversely affect their rights appurtenant to the dissenting shareholders' shares. See "The Reorganization -- Rights of Dissenting Shareholders". In general, no shareholder vote is required for a sale of all or substantially all of the assets of a Texas corporation under Texas law as long as the corporation continues in business or applies a portion of the proceeds received in the sale to a new business. New Mexico does not have a similar provision.

     No appraisal rights are available under Texas or New Mexico law for the holders of any shares of a class or series of stock of a Texas or New Mexico corporation which is a party to a merger if that corporation survives the merger and if the merger did not require the vote of the holders of that class or series of such corporation's stock.

     Texas law also contains a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the exceptions discussed below concerning consideration paid to the shareholder for his shares is met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (i) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders and (ii) cash in lieu of fractional shares otherwise entitled to be received. New Mexico law does not contain any similar provisions.

SPECIAL MEETINGS

     Under the TBCA, a special meeting of shareholders of a Texas corporation may be called by the president, the board of directors, such other persons authorized in the articles of incorporation or shareholders. The Company's Articles provide that the holders of at least 30% of all the votes entitled to be cast are eligible to call a special meeting.

     Under the NMBCA, a special meeting may be called by a majority of the board of directors, or by shareholders entitled to vote at least 10% of the votes to be cast, or such other persons as authorized by the articles of incorporation or by the bylaws. Newman's current Bylaws do not authorize any other such persons.

SHAREHOLDER ACTION WITHOUT A MEETING

     Under both the TBCA and the NMBCA, shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote. In addition, Texas law permits the articles of incorporation of a Texas corporation to provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. The Company's Articles contain such a provision. The NMBCA does not contain any similar provision.

ELECTION OF DIRECTORS

     Under the TBCA, the number of directors shall be fixed by the articles of incorporation or the bylaws, except with regard to the number of initial directors, which shall be fixed by the articles of incorporation. Under the Company's Articles, no shareholders are entitled to cumulative voting in the election of directors.

     The TBCA further provides that the number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws, but no decrease shall have the effect of shortening the term of an incumbent director. At the first annual meeting of the shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

     Under the NMBCA, the number of directors shall be fixed by the articles of incorporation or the bylaws, except with regard to the number of initial directors, which shall be fixed by the articles of incorporation. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws, but no decrease shall have the effect of shortening the term of an incumbent director. At the first annual meeting of the shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. New Mexico law provides that the articles of incorporation may confer cumulative voting upon its shareholders by an affirmative statement. Newman's articles of incorporation do not confer any such right.

VOTING ON OTHER MATTERS

     Amendments to the Articles of Incorporation. Under the Company's Articles, an amendment to the articles of incorporation requires the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. If a class or series of outstanding shares is entitled to vote on an amendment, approval by the affirmative vote of the holders of a majority of the shares within such class or series also is required.

     Under New Mexico law, an amendment to the articles of incorporation requires the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. If a class or series of outstanding shares is entitled to vote on an amendment, approval by the affirmative vote of the holders of a majority of the shares within such class or series is required.

     Dissolution of the Corporation. Under the TBCA, the voluntary dissolution of a corporation by an act of the corporation requires the approval of the holders of at least two-thirds of the total outstanding shares of the corporation, unless any class or series is entitled to vote as a class thereon, in which event the resolution shall require the affirmative vote of two-thirds of the shareholders of each class or series. The Company's Articles have reduced this vote requirement to a majority of the outstanding shares entitled to vote on the matter. See "Comparison of Rights of Shareholders of Sepco and the Company -- Vote Required on Certain Matters".

     Under the NMBCA, the voluntary dissolution of a corporation by an act of the corporation requires the approval of the holders of a majority of the total outstanding shares of the corporation, unless any class or series is entitled to vote as a class thereon, in which event the resolution shall require the affirmative vote of a majority of the shareholders of each class or series.

DISTRIBUTIONS TO SHAREHOLDERS

     A Texas corporation may make distributions only out of surplus, which is defined as the excess of net assets of a corporation over its stated capital. Further, a Texas corporation may not make a distribution if after giving effect to the distribution, the corporation would be insolvent.

     A New Mexico corporation may make distributions as long as after giving effect to the distribution the corporation is able to pay its debts as they come due in the usual course of business or the corporation's total assets are greater than the sum of its total liabilities and (unless the articles of incorporation otherwise permit) the corporation would be able to pay the maximum amount, in any liquidation, on shares of stock having preferential rights in liquidation. Newman's current Articles of Incorporation do not contain such a provision.

LIQUIDATION RIGHTS

     Generally, under Texas and New Mexico law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders, if any, typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of any preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Texas and New Mexico law both permit a corporation to set limits on the extent of a director's liability. The TBCA and the NMBCA permit a corporation to indemnify an officer, director, employee and agent who is the defendant or respondent to a proceeding if such person (i) acted in good faith, (ii) reasonably believed that his conduct was in the corporation's best interest if he was acting in his official capacity, and if he was not acting in his official capacity, that his conduct was not opposed to the best interests of the corporation and (iii) had no reason to believe his conduct was unlawful in the case of a criminal proceeding.

     New Mexico law prohibits indemnification in any respect of a proceeding charging the receipt of improper benefit, or if the director is found liable to the corporation. Texas law allows a corporation to indemnify a director for the reasonable expenses actually incurred by the person in connection with a proceeding finding the director in receipt of improper benefit or liable to the corporation if the director (i) acted in good faith, (ii) reasonably believed that his conduct was in the corporation's best interest and (iii) had no reason to believe his conduct was unlawful in the case of a criminal proceeding. However, Texas law prohibits indemnification in any proceeding where the director is found liable for willful or intentional misconduct in the performance of his duty to the corporation. The Company's Articles authorize indemnification of officers, directors and others to the fullest extent permitted by Texas law. Under Texas law, a corporation may also provide for indemnification of its directors and officers for liabilities not otherwise permitted to be indemnified as long as such indemnity in excess of the indemnification otherwise permitted is approved by shareholders.

REMOVAL OF DIRECTORS

     The TBCA requires that the directors be removed in accordance with the provisions of the bylaws or the articles of incorporation. Otherwise, each director shall hold office for the elected term and until the successor shall have been elected and qualified. The bylaws or the articles of incorporation may provide that at any meeting of shareholders called expressly for the purpose of director removal, any director or the entire board may be removed, with or without cause, by a vote of the holders of a specified portion, not less than a majority, of the shares entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the bylaws. The Company's Bylaws contain such a provision.

     The NMBCA provides that any director can be removed, with or without cause, by a vote of the holders of not less than a majority of shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is part.

INSPECTION OF BOOKS AND RECORDS

     The TBCA and the NMBCA both provide that a corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shareholders and the number and the class of the shares held by each.

     Further, both the TBCA and the NMBCA provide that any person who has been a shareholder for at least six months preceding his demand, or shall be the holder of at least six months preceding his demand, or who is the holder of at least 5% of all of the outstanding shares of a corporation, is entitled to personally, or by agent or attorney, examine a corporation's relevant books and records for any proper purpose. The shareholder must issue a written demand stating the purpose of the inspection, and may examine the books and records at a reasonable time and make extracts therefrom.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

GENERAL

     The Company has an authorized capitalization of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated Series A Preferred Stock, and 1,000,000 shares of which have been designated Series B Convertible Preferred Stock. As of August 1, 1996, there were 100 shares of Common Stock, no shares of Series A Preferred Stock and no shares of Series B Convertible Preferred Stock outstanding. As of such date, there was one holder of Common Stock of record.

COMMON STOCK

     Dividends. The holders of shares of Series B Convertible Preferred Stock are entitled to dividends before the payment of any dividends to holders of shares of Common Stock. The holders of shares of Common Stock have no right or preference to the holders of shares of any other class of capital stock of the Company in respect of the declaration or payment of any dividends or distributions by the Company. The holders of shares of Common Stock shall be entitled to equally receive any dividends or distributions, if and when declared by the Board of Directors out of any funds legally available for that purpose.

     Liquidation, Dissolution or Winding Up. Subject to the required cash payments to the Series A Preferred Stock and the Series B Convertible Preferred Stock, the remainder of the assets of the Company, if any, shall be divided and distributed ratably among the holders of the Series B Convertible Preferred Stock and the Common Stock.

     Redemption. No shares of Common Stock are callable or redeemable by the Company.

     Conversion. No holder of Common Stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company.

     Voting. Each share of Common Stock entitles the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Company on all propositions presented to the shareholders generally.

PREFERRED STOCK

     Dividends. The holders of shares of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Company. The holders of shares of Series B Convertible Preferred Stock receive dividends out of any funds legally available for that purpose at the annual rate of 6% per annum of the par value and no more. These dividends are payable in cash monthly on the last day of each month. The dividends accrue from the date the Series B Convertible Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends are payable before any dividends are paid, declared, or set apart for any other capital stock of the Company. The dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Convertible Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Company. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive any other dividends or distributions.

     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive $100.00 in cash for each share of Series A Preferred Stock, before any distribution of the assets of the Company shall be made to the holders of the outstanding shares of Series B Convertible Preferred Stock, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. After the $100.00 distribution per share of the Series A Preferred Stock, the holders of outstanding shares of Series B

Convertible Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Company shall be made to the holders of the outstanding shares of any other capital stock of the Company, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Convertible Preferred Stock so as to be and continue to be available therefor.

     Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Company. The Company, at the option of its Board of Directors, may at any time five years from the date of issuance redeem the whole or any part of the outstanding Series B Convertible Preferred Stock shares by paying in cash $110.00 per share plus all dividends accrued, unpaid, and accumulated through and including the redemption date. If only a part of the outstanding Series B Convertible Preferred Stock shares is redeemed, redemption will be pro rata. No Series B Convertible Preferred Stock shares may be redeemed unless all accrued dividends on all Series B Convertible Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment.

     The holders of any Series B Convertible Preferred Stock shares called for redemption are entitled to receive 112 shares of Common Stock for each share of Series B Convertible Preferred Stock. The holders are entitled to exercise said conversion right at any time after redemption notice is given and before the close of business on the fifth day before the redemption date stated in the notice. The right to receive the converted shares is at the shareholder's option and requires delivery to the Company of the shareholder's written notice stating the number of shares the shareholder is electing to convert. The exercise of the right also requires the shareholder, on or before the redemption date, to surrender the certificate or certificates, duly endorsed to the Company, for the Series B Convertible Preferred Stock shares at the office of the Company or its transfer agent.

     Conversion. No holder of Series A Preferred Stock shall have the right to convert or exchange shares with or into any other shares of capital stock of the Company. The holders of shares of Series B Convertible Preferred Stock shall have the right to convert each share of Series B Convertible Preferred Stock into 112 shares of Common Stock at any time. The right to receive the converted shares requires delivery to the Company's office or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Such notice shall be accompanied by the surrender of the Series B Convertible Preferred Stock certificate or certificates, duly endorsed to the Company. The date of conversion shall be the date of receipt by the Company or its transfer agent of the notice and the duly endorsed certificate(s).

     Voting. Each share of Series A Preferred Stock and each share of Series B Convertible Preferred Stock shall entitle the holder thereof to 1/10th of a vote, in person or by proxy, at any and all meetings of shareholders of the Company on all propositions presented to shareholders generally.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                       DESCRIPTION OF SEPCO CAPITAL STOCK

GENERAL

     Sepco's authorized capital stock consists of 10,000,000 shares of Sepco Class A Common Stock, 10,000,000 shares of Sepco Class B Common Stock, 1,000,000 shares of Sepco Preferred Stock, 1,000,000 shares of Sepco Class A Convertible Preferred Stock and 1,000,000 shares of Sepco Class B Convertible Preferred Stock. As of July 23, 1996, there were 758,899 shares of Sepco Class A Common Stock, 176,900 shares of Sepco Class B Common Stock, 3,366 shares of Sepco Preferred Stock, 19,500 shares of Sepco Class A Convertible Preferred Stock and no shares of Class B Convertible Preferred Stock, par value $100.00 per share, of Sepco ("Sepco Class B Convertible Preferred Stock") outstanding. As of such date, there were approximately 17 holders of Sepco Class A Common Stock, one holder of Sepco Class B Common Stock, six holders of Sepco Preferred Stock, five holders of Sepco Class A Convertible Preferred Stock and no holders of Sepco Class B Convertible Preferred Stock of record.

SEPCO COMMON STOCK

     Dividends. The shareholders of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock are entitled to dividends before the payment of any dividends to the holder of Sepco Class A Common Stock or Sepco Class B Common Stock. The holders of shares of Sepco Class A Common Stock and Sepco Class B Common Stock have no right or preference to the holders of shares of any other class of capital stock of Sepco in respect of the declaration or payment of any dividends or distributions by Sepco. The holders of shares of Sepco Class A Common Stock and Sepco Class B Common Stock shall be entitled to equally receive any dividends or distributions, if and when declared by the Board of Directors out of any funds legally available for that purpose.

     Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sepco, the holders of outstanding shares of Sepco Class B Common Stock shall be entitled to receive $7.5075 in cash for each share of Sepco Class B Common Stock, before any distribution of the assets of Sepco shall be made to the holders of the outstanding shares of Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Sepco Class B Common Stock so as to be and continue to be available therefor. At the same time as the payment to the holders of the Sepco Class B Common Stock, the holders of shares of Sepco Preferred Stock shall be entitled to $100.00 in cash for each share, but no further participation in any distribution of the assets of Sepco. If upon such liquidation, dissolution or winding up, the assets of Sepco, distributable as aforesaid, are insufficient to permit the payment to holders of Sepco Preferred Stock of $100.00 per share and to holders of Sepco Class B Common Stock of $7.5075 per share, then the assets of Sepco shall be distributed to the holders of shares of Sepco Preferred Stock and Sepco Class B Common Stock ratably according to their respective shares. After the required cash payments to the Sepco Preferred Stock, the Sepco Class A Convertible Stock and the Sepco Class B Convertible Preferred Stock, the remainder of the assets, if any, shall be divided and distributed ratably among the holders of the Sepco Class A Convertible Preferred Stock, the Sepco Class B Convertible Stock, the Sepco Class A Common Stock and the Sepco Class B Common Stock.

     Redemption. No shares of Sepco Class A Common Stock or Sepco Class B Common Stock, are callable or redeemable by Sepco.

     Conversion. No holder of Sepco Class A Common Stock or Sepco Class B Common Stock has the right to convert or exchange any such shares with or into any other shares of capital stock of Sepco.

     Voting. Each share of Sepco Class A Common Stock and Sepco Class B Common Stock entitles the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of Sepco on all propositions before such meetings. Except as otherwise provided by law, the holders of shares of Sepco Class A Common Stock and Sepco Class B Common Stock vote together, share for share, as a single class upon the election of directors and upon each and every other matter at any meeting of shareholders.

SEPCO PREFERRED STOCK

     Dividends. The holders of shares of Sepco Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Sepco Preferred Stock, any dividends or distributions of Sepco. The holders of shares of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock receive dividends out of any funds legally available for that purpose at the annual rate of six percent (6%) per annum of the par value and no more. These dividends are payable in cash monthly on the last day of each month. The dividends accrue from the date the Sepco Class A Convertible Preferred Stock and/or the Sepco Class B Convertible Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends are payable before any dividends are paid, declared, or set apart for any other capital stock of Sepco. The dividends are cumulative so that if for any dividend period the dividends on the outstanding Sepco Class A Convertible Preferred Stock and/or the Sepco Class B Convertible Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of Sepco. The holders of shares of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock shall not be entitled to receive any other dividends or distributions.

     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sepco, the holders of outstanding shares of Sepco Preferred Stock shall be entitled to receive $100.00 in cash for each share of Sepco Preferred Stock. After the $100.00 distribution per share of the Sepco Preferred Stock and the $7.5075 distribution per share of the Sepco Class B Common Stock, the holders of outstanding shares of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of Sepco shall be made to the holders of the outstanding shares of any other capital stock of Sepco, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets of Sepco, distributable as aforesaid, are insufficient to permit said full payment, then the assets of Sepco shall be distributed to the holders of outstanding shares of Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock ratably according to their respective shares.

     Redemption. No shares of Sepco Preferred Stock shall be callable or redeemable by Sepco. Sepco, at the option of its Board of Directors, may at any time five years from the date of issuance redeem the whole, or any part of the outstanding Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock shares by paying in cash $110.00 per share plus all dividends accrued, unpaid, and accumulated through and including the redemption date. If only a part of the outstanding Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock shares is redeemed, redemption will be pro rata. No Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock shares may be redeemed unless all accrued dividends on all outstanding Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment.

     The holders of any Sepco Class A Convertible Preferred Stock shares called for redemption are entitled to receive seven Sepco Class A Common Stock shares for each share of Sepco Class A Convertible Preferred Stock. The holders of any Sepco Class B Convertible Preferred Stock shares called for redemption are entitled to receive three and one-half shares of Sepco Class B Common Stock for each share of Sepco Class B Convertible Preferred Stock. The holders are entitled to exercise said conversion right at any time after redemption notice is given and before the close of business on the fifth day before the redemption date stated in the notice. The right to receive the converted shares is at the shareholder's option and requires delivery to Sepco of the shareholder's written notice stating the number of shares the shareholder is electing to convert. The exercise of the right also requires the shareholder, on or before the redemption date, to surrender the certificate or certificates, duly endorsed to Sepco, for the Sepco Class A Convertible Preferred Stock or shares of Sepco Class B Convertible Preferred Stock, as applicable, at the office of Sepco or its transfer agent.

     Conversion. No holder of Sepco Preferred Stock shall have the right to convert or exchange shares with or into any other shares of capital stock of Sepco. The holders of shares of Sepco Class A Convertible Preferred Stock shall have the right to convert each share of Sepco Class A Convertible Preferred Stock into seven shares of Sepco Class A Common Stock, at any time. The holders of shares of Sepco Class B Convertible Preferred Stock shall have the right to convert each share of Sepco Class B Convertible Preferred Stock into three and one-half shares of Sepco Class B Common Stock, at any time. The right to receive the converted shares requires delivery to Sepco's office or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Sepco Class A Convertible Preferred Stock or Sepco Class B Convertible Preferred Stock certificate or certificates, duly endorsed to Sepco. The date of conversion shall be the date of receipt by Sepco or its transfer agent of the notice and the duly endorsed certificate(s).

     Voting. Except as otherwise provided by law, the holders of shares of Sepco Preferred Stock, Sepco Class A Convertible Preferred Stock and Sepco Class B Convertible Preferred Stock shall have no right or power to vote on the election of directors or on any questions or in any proceedings or to be represented at or to receive notice of any meeting of shareholders of Sepco.

                      DESCRIPTION OF NEWMAN CAPITAL STOCK
GENERAL

     Newman's authorized capital stock consists of 8,000,000 shares of Newman Common Stock and 2,000,000 shares of preferred stock, no par value (the "Newman Preferred Stock"). As of August 1, 1996, there were 2,552,064 shares of Newman Common Stock outstanding and no shares of Newman Preferred Stock outstanding. As of such date, there were approximately 199 holders of record of Newman Common Stock.

NEWMAN COMMON STOCK

     The holders of Newman Common Stock are entitled to one vote for each share in all matters submitted to a vote of shareholders. The holders of Newman Common Stock do not have cumulative voting rights for the election of directors. The holders of Newman Common Stock are entitled to receive ratably such dividends, if any, as may be declared by Newman's Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of Newman, the holders of Newman Common Stock are entitled to share ratably in all assets of Newman remaining after provision for payment of liabilities in satisfaction of the liquidation preference of any shares of Newman Preferred Stock that may be outstanding. The holders of Newman Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares of Newman Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of Newman Common Stock may be subject to those of holders of Newman Preferred Stock, if such securities should ever be issued.

NEWMAN PREFERRED STOCK

     The Board of Directors of Newman is authorized, without further shareholder action, to issue any of the undesignated shares of Newman Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences of such shares of Newman Preferred Stock.

CLASS C WARRANTS

     Newman has issued and outstanding 1,650,000 Class C Warrants as a result of its reorganization under Chapter 11 of the United States Bankruptcy Code. The Class C Warrants were issued to unsecured creditors of Newman under the Plan. Each Class C Warrant entitles the holder thereof to purchase one share of Newman Common Stock at an exercise price of $2.00 per share, subject to certain adjustments, until November 22, 1996.

     The Class C Warrants provide for the adjustment of the exercise price and number of shares of Newman Common Stock issuable upon exercise of such Class C Warrants upon the occurrence of certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. The Class C Warrants also contain provisions that protect the holders thereof against dilution, by adjustment of the exercise price and number of shares of Newman Common Stock issuable on exercise of such Class C Warrants, upon the occurrence of certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations and the issuance of Newman Common Stock, or options or rights to subscribe for, or securities convertible into or exchangeable for Newman Common Stock, at a price below the exercise price of any of the Class C Warrants. Holders of Class C Warrants have no rights as shareholders of Newman unless the Class C Warrants are exercised. Since the Newman Merger will not be consummated prior to the date of the Newman Meeting to be held on November 25, 1996, holders of Class C Warrants will not receive any shares of Common Stock in the Newman Merger unless such holders exercise such Class C Warrants on or before November 22, 1996, the expiration date of the Class C Warrants.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion summarizing all of the material federal income tax consequences generally applicable to initial holders of Company Stock. Shareholders of Sepco and Newman should be aware that this discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal circumstances, or to certain types of shareholders (including dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt entities) subject to special treatment under the federal income tax laws.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE FOR GENERAL INFORMATION ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE HOLDER OF COMPANY STOCK IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS (INCLUDING POSSIBLE CHANGES IN THE TAX LAW).

     The Company, Sepco, and Newman have not requested (nor will they request) a ruling from the IRS concerning any of the matters discussed herein. Accordingly, Sepco and Newman shareholders should be aware that the IRS is not precluded from adopting a contrary position. In addition, legislative or regulatory amendments or administrative or court decisions could change the anticipated federal income tax consequences.

     The discussion below assumes that the Company Stock will be held as a capital asset within the meaning of Section 1221 of the Code. In addition, the discussion below refers to the Company's current or accumulated earnings and profits for federal income tax purposes following the consummation of the Mergers. The calculation of current and accumulated earnings and profits is complicated and does not coincide with the determination of the Company's income or loss and retained earnings for financial accounting purposes. The Company's accumulated earnings and profits or its current earnings and profits, if any, in future years will depend primarily on future profits or losses, which cannot be accurately predicted.

     DIVIDENDS ON COMPANY STOCK.

     Distributions by the Company with respect to Company Stock will be characterized as dividends taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits, if any, as determined for federal income tax purposes. To the extent that a distribution on Company Stock exceeds the Company's current and accumulated earnings and profits, such distribution first will be treated as a return of capital that will reduce the holder's adjusted tax basis in such Company Stock, and the excess will be taxed as a capital gain and will be long-term capital gain if the holder's holding period for such Company Stock is more than one year.

     The availability of accumulated earnings and profits or current earnings and profits, if any, in future years will depend primarily on future profits and losses which cannot be accurately predicted. Thus, there can be no assurance that all or any portion of a distribution on the Company Stock will be characterized as a dividend for federal income tax purposes. For the remainder of this discussion, the term "dividends" refers to a distribution paid entirely out of the Company's current or accumulated earnings and profits, unless the context otherwise requires.

     Dividends received by corporate holders of Company Stock out of such earnings and profits generally will qualify, subject to the limitations under Sections 246(c) and 246A of the Code, for the 70% dividends received deduction allowable to corporations under Section 243 of the Code (although the benefits of such deduction may be reduced or eliminated by the corporate alternative minimum tax). Under Section 246(c) of the Code, to be eligible for the dividends received deduction, a corporate holder must hold its shares of Company Stock for at least 46 days (91 days in the case of a preferred dividend attributable to a period or periods aggregating more than 366 days). A taxpayer's holding period for these purposes is suspended during any period in which the taxpayer has an option to sell, is under a contractual obligation to sell, has made (and not closed) a short sale of, or has granted an option to buy, substantially identical stock or securities or holds one or more other positions with respect to substantially similar or related property that diminish the risk of loss from holding such stock. Under Section 246A of the Code, the dividends received deduction may be reduced or eliminated if a holder's shares of Company Stock are debt financed.

     Section 1059 of the Code will require a corporate holder to reduce (but not below zero) its basis in Company Stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held Company Stock for more than two years before the date the Company declares, announces, or agrees to, the amount or payment of such dividend, whichever is earliest. If the nontaxed portion of all extraordinary dividends exceeds the holder's basis in Company Stock, the excess will be treated as taxable gain at the time of disposition of the stock. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under Section 243 of the Code (relating to the dividends received deduction). An extraordinary dividend generally is a dividend that (i) equals or exceeds 5% in the case of preferred stock, or 10% in the case of common stock, of the holder's adjusted tax basis in the stock (reduced for this purpose by the nontaxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend, provided that in either case fair market value on the day before the ex-dividend date, if it can be established by the holder, may be substituted for stock basis. An extraordinary dividend would also include any amount treated as a dividend in the case of a redemption of any preferred stock that is either non-pro rata as to all stockholders or in partial liquidation of the Company, regardless of the relative size of the dividend and regardless of the corporate holder's holding period for the preferred stock.

     Under Section 1059(e)(3) of the Code, the extraordinary dividend rules may not apply with respect to "qualified preferred dividends". A qualified preferred dividend is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable no less often than annually and
(ii) is not in arrears as to dividends when acquired, provided the actual rate of return, as determined under Section 1059(e)(3) of the Code, on such stock does not exceed 15%. Where a qualified preferred dividend exceeds the 5% (or 20%) threshold for extraordinary dividend status described above, (i) the extraordinary dividend rules will not apply if the taxpayer holds the stock for more than five years, and (ii) if the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis cannot exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return, as determined under Section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for purposes of Section 1059 of the Code is determined under principles similar to those contained in Section 246(c) of the Code discussed above.

CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK.

     Except in certain circumstances where there are dividends in arrears on the Series B Convertible Preferred Stock, no gain or loss will be recognized upon conversion of Series B Convertible Preferred Stock solely into shares of Common Stock. If dividends on the Series B Convertible Preferred Stock are in arrears at the time of conversion, however, a portion of the Common Stock received in exchange for the Series B Convertible Preferred Stock could be viewed under
Section 305(c) of the Code as a distribution with respect to the Series B Convertible Preferred Stock, taxable as a dividend. Except to the extent of shares of Common Stock, if any, which are deemed to be in payment of dividends in arrears, the adjusted tax basis for the shares of Common Stock received upon the conversion will be equal to the adjusted tax basis of the Series B Convertible Preferred Stock converted, and, provided the Series B Convertible Preferred Stock is held as a capital asset, the holding period of the shares of Common Stock will include the holding period of the Series B Convertible Preferred Stock converted.

REDEMPTION PREMIUM.

     Under Section 305 of the Code and Treasury Regulations currently in force, if the redemption price of redeemable preferred stock exceeds its issue price, all of such excess will be includible in ordinary gross income as a dividend (to the extent of the issuer's current or accumulated earnings and profits) in accordance with the economic accrual principles of Section 1272 of the Code over the period during which the preferred stock cannot be redeemed, if a redemption is more likely than not to occur. A redemption that satisfies the safe harbor provision of Treasury Regulation Section 1.305-5(b)(3)(ii) is not treated as more likely than not to occur. The safe harbor is available to a holder of Series B Convertible Preferred Stock that is not related to the Company, within the meaning of Section 267(b) or 707(b) applied by substituting the phrase "20 %" for the phrase "50%." If a holder is not so related to the Company, the Company believes that any redemption should satisfy the remaining requirements of the safe harbor.

ADJUSTMENT OF CONVERSION PRICE.

     Pursuant to Section 305(c) of the Code and the Treasury Regulations thereunder, certain adjustments to the conversion price of the Series B Convertible Preferred Stock, such as adjustments to reflect taxable distributions of cash or property on any of the outstanding Common Stock, will be treated as a constructive distribution of stock and will be treated as a dividend to the holders of the Series B Convertible Preferred Stock to the extent of the current or accumulated earnings and profits of the Company. Adjustments to reflect nontaxable stock splits or distributions of stock, stock warrants or stock rights will, however, generally not be so treated. The failure to adjust fully the conversion price for the Series B Convertible Preferred Stock to reflect distributions of stock, stock warrants or stock rights with respect to the Common Stock may result in a taxable dividend to holders of the Common Stock.

REDEMPTION OF THE SERIES B CONVERTIBLE PREFERRED STOCK FOR CASH.

     A redemption of Series B Convertible Preferred Stock for cash will be a taxable event. Under Section 302 of the Code, a redemption of Series B Convertible Preferred Stock for cash will be treated as a distribution that is treated as a taxable dividend, nontaxable recovery of basis, or an amount received in exchange for the Series B Convertible Preferred Stock pursuant to the rules described under "Dividends on Company Stock", unless the redemption
(i) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules in Sections 302(c) and 318 of the Code, as well as shares actually owned, must be taken into account. If any of these tests are met, the redemption of the Series B Convertible Preferred Stock for cash would be treated as a sale or exchange for tax purposes.

     A redemption will be "not essentially equivalent to a dividend" as to a particular stockholder if it results in a "meaningful reduction" in that stockholder's interest in the Company. If, as a result of the redemption of the Series B Convertible Preferred Stock, a stockholder of the Company, whose relative interest in the Company is minimal and who exercises no control over corporate affairs, suffers a reduction in his proportionate interest in the Company (taking into account shares owned by the stockholder under the constructive ownership rules and, in certain events, dispositions of the stock which occur contemporaneously with the redemption), that stockholder should be regarded as having suffered a meaningful reduction in his interest in the Company. In determining whether a holder's interest in the Company is actually reduced or completely terminated, the holder is deemed, under the constructive ownership rules of Sections 302(c) and 318 of the Code, to own any shares in the Company owned by certain related persons and entities and any shares which the holder or certain related persons and entities have an option to acquire.

     Because the provisions of Section 302 of the Code are applied separately to each stockholder based upon the particular facts and circumstances at the time of the redemption (and the applicable law at such time which may be different from that currently in effect), no assurance can be given that a redemption of the Series B Convertible Preferred Stock for cash will be treated as a sale or exchange rather than as a distribution. In addition, legislation has been introduced in Congress which, if enacted in its present form, would appear to treat a redemption of Series B Convertible Preferred Stock held by a corporation as a sale or exchange of Series B Convertible Preferred Stock under Section 302(a), and not as a dividend.

     If a redemption of Series B Convertible Preferred Stock is treated as a distribution taxable as a dividend, then the holder's tax basis in the redeemed Series B Convertible Preferred Stock will be transferred to any remaining stock in the Company held by such holder. A redemption of Series B Convertible Preferred Stock that is treated as a dividend may also be considered an extraordinary dividend under Section 1059 of the Code. See "Dividends on Company Stock" above. Treatment of a redemption as a dividend that is not pro rata as to all stockholders will be treated as an extraordinary dividend without regard to the period during which the stockholder held the Series B Convertible Preferred Stock.

     If a redemption of the Series B Convertible Preferred Stock is treated as a sale or exchange, the redeemed holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder from the Company (other than cash which represents the payment of a previously declared dividend and which will be taxed as a dividend) and the holder's tax basis in the Series B Convertible Preferred Stock. If the holder holds such stock as a capital asset, and if the holder's holding period exceeds one year, such capital gain or loss will be long-term.

BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Under Section 3406 of the Code and applicable Treasury Regulations, a noncorporate holder of Company Stock who is not otherwise exempt from backup withholding may be subject to backup withholding at a rate of 31% with respect to dividends paid on, or the proceeds of a sale or an exchange of, Company Stock. Generally, backup withholding applies only when the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect or a payee (i) fails to furnish or certify his correct taxpayer identification number to the payor or establish an exemption from backup withholding, (ii) is notified by the IRS that he has failed to report payments of interest or dividends properly or (iii) under certain circumstances, fails to certify under penalties of perjury that he is not subject to backup withholding. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for establishing any applicable exemption. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock, Series B Convertible Preferred Stock and Series A Preferred Stock to be issued in connection with the Mergers will be passed on by Fulbright & Jaworski L.L.P., Houston, Texas.

                                    EXPERTS

     The balance sheet of the Company and the consolidated financial statements of Sepco included in this Proxy Statement/Prospectus, which is referred to and made a part of this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon appearing elsewhere herein and in the Registration Statement. Such balance sheet and consolidated financial statements have been included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Newman at December 31, 1995 and March 25, 1995, and for each of the nine months ended December 31, 1995 and for the years ended March 25, 1995 and March 26, 1994, included in this Proxy Statement/Prospectus, which is referred to and made a part of this Registration Statement, have been audited by Cheshier & Fuller, Inc., P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  APPENDIX A:
                             SEPCO MERGER AGREEMENT

                                   * * * * *

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  INDEX, INC.,

                         SEPCO ACQUISITION CORPORATION

                                      AND

                             SEPCO INDUSTRIES, INC.

                                   * * * * *

                                AUGUST 12, 1996

ARTICLE/SECTION                                                                        PAGE
-----------                                                                            ----
RECITALS     ........................................................................
ARTICLE 1    THE MERGER..............................................................
   1.1       The Merger..............................................................
   1.2       Closing.................................................................
   1.3       Effective Time of the Merger............................................
   1.4       Articles of Incorporation and Bylaws....................................
   1.5       Directors and Officers..................................................
ARTICLE 2    CONVERSION OF SHARES....................................................
   2.1       Conversion of Company Stock.............................................
   2.2       Stock Certificates......................................................
   2.3       Fractional Shares.......................................................
   2.4       Dissenting Shares.......................................................
ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF INDEX AND THE MERGER SUB..............
   3.1       Organization............................................................
   3.2       Capitalization..........................................................
   3.3       Certain Corporate Matters...............................................
   3.4       Authority Relative to this Agreement....................................
   3.5       Consents and Approvals; No Violations...................................
   3.6       Information Supplied....................................................
ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................
   4.1       Organization............................................................
   4.2       Capitalization and Ownership of the Company.............................
   4.3       Certain Corporate Matters...............................................
   4.4       Subsidiaries............................................................
   4.5       Authority Relative to this Agreement....................................
   4.6       Consents and Approvals; No Violations...................................
   4.7       Intentionally Deleted...................................................
   4.8       Financial Statements....................................................
   4.9       Events Subsequent to Financial Statements...............................
   4.10      Undisclosed Liabilities.................................................
   4.11      Tax Returns and Audits..................................................
   4.12      Books and Records.......................................................
   4.13      Questionable Payments...................................................
   4.14      Environmental Matters...................................................
   4.15      Intellectual Property...................................................
   4.16      Insurance...............................................................
   4.17      Contracts...............................................................
   4.18      Litigation..............................................................
   4.19      Employees...............................................................
   4.20      Employee Benefit Plans..................................................
   4.21      Legal Compliance........................................................
   4.22      Broker's Fees...........................................................
   4.23      Disclosure..............................................................
   4.24      Information Supplied....................................................
ARTICLE 5    CONDUCT OF BUSINESS PENDING THE CLOSING.................................
   5.1       Conduct of Business by the Company Pending the Closing..................
   5.2       Other Actions...........................................................

ARTICLE/SECTION                                                                        PAGE
-----------                                                                            ----
ARTICLE 6    ADDITIONAL AGREEMENTS...................................................
   6.1       Access and Information..................................................
   6.2       Registration Statement..................................................
   6.3       Meetings of Shareholders................................................
   6.4       Stock Market Approval...................................................
   6.5       Press Releases..........................................................
ARTICLE 7    CONDITIONS TO CLOSING...................................................
   7.1       Conditions to Obligations of Each Party to Effect the Closing...........
   7.2       Additional Conditions to Index's and the Merger Sub's Obligations.......
   7.3       Additional Conditions to the Company's Obligations......................
ARTICLE 8    REMEDIES................................................................
   8.1       General.................................................................
   8.2       Waiver..................................................................
ARTICLE 9    TERMINATION.............................................................
   9.1       Termination by Mutual Consent...........................................
   9.2       Termination by Any Party................................................
   9.3       Termination by Index....................................................
   9.4       Effect of Termination and Abandonment...................................
   9.5       Material Breach.........................................................
ARTICLE 10   GENERAL PROVISIONS......................................................
  10.1       Notices.................................................................
  10.2       Interpretation..........................................................
  10.3       Severability............................................................
  10.4       Miscellaneous...........................................................
  10.5       Separate Counsel........................................................
  10.6       Governing Law...........................................................
  10.7       Counterparts............................................................
  10.8       Amendment...............................................................
  10.9       Parties In Interest; No Third Party Beneficiaries.......................
  10.10      Captions................................................................
  10.11      Expenses................................................................
  10.12      Survival................................................................

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 12, 1996 (this "Agreement"), is made and entered into by and among Index, Inc., a Texas corporation ("Index"), Sepco Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Index (the "Merger Sub") and Sepco Industries, Inc., a Texas corporation (the "Company").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Index, the Merger Sub and the Company have adopted resolutions approving and adopting the proposed merger (the "Merger") of the Company with the Merger Sub upon the terms and conditions hereinafter set forth in this Agreement;

     WHEREAS, Index is entering into that Agreement and Plan of Merger with Newman Communications, Inc., a New Mexico corporation ("Newman") and Newman Acquisition, Inc., a Nevada corporation ("Newman Acquisition") simultaneously with this Agreement (the "Newman Merger Agreement");

     WHEREAS, the Merger and the merger contemplated by the Newman Merger Agreement (the "Newman Merger") will be effected simultaneously; and

     WHEREAS, the Merger and the Newman Merger are both intended to qualify as a tax-free transaction under Section 351 and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the Texas Business Corporation Act (the "TBCA").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Fulbright & Jaworski, L.L.P. located at 1301 McKinney, Houston, Texas 77010, on the next business day after all the shareholder approvals set out in Section 6.3 hereof have been completed, or as soon as the conditions set forth in Article 7 have been satisfied or waived or as soon as practicable thereafter; provided, however, that the date of the Closing shall not be later than December 31, 1996, unless the parties hereto otherwise mutually agree. Such date is herein referred to as the "Closing Date." At the Closing, the parties hereto shall deliver or cause to be delivered the certificates and other documents set forth in Article 7.

     1.3 Effective Time of the Merger. If all the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger (the "Articles of Merger") that meet the requirements of the applicable provisions of the NGCL and the TBCA, respectively, to be properly executed and filed with the Secretary of State of the States of Nevada and Texas, respectively, on the Closing Date. The Merger shall be effective at the time of acceptance of the filing of the Articles of Merger with the Secretary of State of the States of Nevada and Texas in accordance with the NGCL and the TBCA, respectively, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of the Company in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and By-

Laws of the Company subsequent to the Effective Time, subject always to the right of the Company to amend its Articles of Incorporation and By-Laws in accordance with the laws of the State of Texas and the provisions of its Articles of Incorporation and By-Laws.

     1.5 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall continue to be the directors and officers of the Company and shall hold such positions from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Company or as otherwise provided by law.

                                   ARTICLE 2

                              CONVERSION OF SHARES

     2.1 Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action required on the part of Index, the Company, the Merger Sub or any holder of capital stock of any of them:

          (a) Subject to the limitations contained herein, each outstanding share of Sepco Class A Common Stock will be converted into the right to receive 16 shares of Index Common Stock. Each outstanding share of Sepco Class B Common Stock will be converted into the right to receive 18.1232 shares of Index Common Stock. Further, each outstanding share of Sepco Class A Convertible Preferred Stock will be converted into the right to receive one share of Index Series B Convertible Preferred Stock. Finally, each outstanding share of Sepco Preferred Stock will be converted into the right to receive one share of Index Series A Preferred Stock. The Sepco Preferred Stock, Sepco Class A Convertible Preferred Stock, Sepco Class A Common Stock and Sepco Class B Common Stock shall be collectively referred to as "Company Stock"). The Index Common Stock, Index Series A Preferred Stock and Index Series B Convertible Preferred Stock shall be collectively referred to as "Index Stock".

          (b) All shares of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to be outstanding.

     2.2 Stock Certificates. At or following the Effective Time, each holder of an outstanding certificate or certificates representing the Company Stock shall surrender the same to Index and Index shall, in exchange therefor, cause to be issued to the holder of such certificate(s) a new certificate representing shares of Index Stock in accordance with Section 2.1, less any amount required to be withheld under applicable federal, state or local tax requirements, and the surrendered certificate(s) shall be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive shares of Index Stock in accordance with Section 2.1, without interest and less any tax withholding.

     2.3 Fractional Shares. No fractional shares of Company Common Stock shall be issued in the Merger. In lieu thereof, all fractional shares of Company Common Stock that a holder of a Sepco Class A Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into the right to receive an amount of cash to be determined by multiplying $0.58 by the fraction of a share of Company Common Stock to which such holder would otherwise have been entitled. Further, all fractional shares of Company Common Stock that a holder of Sepco Class B Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into the right to receive an amount of cash to be determined by multiplying $0.58 by the fraction of a share of Company Common Stock to which such holder would otherwise be entitled. Fractional shares of Company Convertible Preferred Stock and Company Preferred Stock, if any, will be issued in the Merger to the holders of Sepco Class A Convertible Preferred Stock and Sepco Preferred Stock, respectively.

     2.4 Dissenting Shares. Each share of Company Stock issued and outstanding immediately prior to the Effective Time not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights and has perfected such rights as required by the TBCA is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive shares of Index Stock pursuant to this Section 2 and shall be entitled only to such rights as are available to such holder pursuant to the TBCA, unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA. Index will promptly pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under the TBCA, such Dissenting Shares shall be converted into the right to receive shares of Index Stock in accordance with this Section 2.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                            INDEX AND THE MERGER SUB

     Index and the Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     3.1 Organization. Each of Index and the Merger Sub has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and has the requisite corporate power to carry on its business as now conducted.

     3.2 Capitalization. The total number of shares of stock of all classes which Index shall have the authority to issue is 110,000,000 shares, of which the following designations have been made: 100,000,000 shares of common stock par value $0.01 per share ("Index Common Stock"), 1,000,000 shares of preferred stock, par value $1.00 per share ("Index Series A Preferred Stock") and 1,000,000 shares of convertible preferred stock, par value $100 per share ("Index Series B Convertible Preferred Stock"). As of the date of this Agreement, 100 shares of Index Common Stock are issued and outstanding, no shares of Index Series A Preferred Stock are issued and outstanding and no shares of Index Series B Convertible Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Index Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. All shares of Index Stock issuable in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of the Merger Sub consists of 100 shares of common stock, par value $0.10 per share, all of which are validly issued, fully paid and nonassessable and are owned by Index.

     3.3 Certain Corporate Matters. Index is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Index's financial condition, results of operations or business. Index has the requisite corporate power and authority and all authorization, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it, except such authorizations, licenses and permits, the failure of which to possess would not have a material adverse effect on the financial condition, results of operations of business of Index.

     3.4 Authority Relative to this Agreement. Each of Index and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Index and the Merger Sub and the consummation by Index and the Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of Index and the Merger Sub and, subject to stockholder approval as set forth in this Agreement, no other actions on the part of Index or the Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Index and the Merger Sub and constitutes, subject to stockholder approval as set forth in this Agreement, a valid and binding agreement of each of Index and the Merger Sub, enforceable against Index and the Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     3.5 Consents and Approvals; No Violations. Except as may be required under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by the NGCL and the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Index and the Merger Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Index or the Merger Sub nor the consummation by Index or the Merger Sub of the transactions contemplated hereby, nor compliance by Index or the Merger Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Index or the Articles of Incorporation or By-Laws of the Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default of a material nature (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation, of a material nature, to which Index or any of its subsidiaries is a party or by which any of them or their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Index, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which in the aggregate would not have a material adverse effect on the financial condition or results of operations of Index and its subsidiaries taken as a whole. The parties hereto agree and acknowledge that Index was required to obtain and has obtained the written consent of Fleet Capital Corporation.

     3.6 Information Supplied. None of the information provided by Index for use in the Registration Statement (as defined in Section 6.2 hereof) and contained therein will, as of the date that the Registration Statement is filed with the Securities and Exchange Commission (the "Commission"), on the date it is declared effective or at the time of the meeting of the shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The registration statement and prospectus contained in the Registration Statement will comply, in all material respects, as to form with the provisions of the Exchange Act and the Securities Act.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

     The Company hereby represents and warrants to Index and the Merger Sub as follows:

     4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to carry on its business as now conducted in all applicable jurisdictions.

     4.2 Capitalization and Ownership of the Company. The Company's entire authorized capital stock consists of Sepco's authorized capital consists of 10,000,000 shares of Sepco Class A Common Stock, $0.01 par value per share, 10,000,000 shares of Sepco Class B Common Stock, $0.01 par value per share, 1,000,000 shares of Sepco Preferred Stock, $1.00 par value per share, 1,000,000 shares of Sepco Class A Convertible Preferred Stock, $100.00 par value per share and 1,000,000 shares of Sepco Class B Convertible Preferred Stock, $100.00 par value per share. As of July 23, 1996, there were 758,899 shares of Sepco Class A Common Stock, 176,900 shares of Sepco Class B Common Stock, 3,366 shares of Sepco Preferred Stock, 19,500 shares of Sepco Class A Convertible Preferred Stock and no shares of Sepco Class B Convertible Preferred Stock outstanding. As of such date, there were approximately 16 holders of Sepco Class A Common Stock, 1 holder of Sepco Class B Common Stock, 6 holders of Sepco Preferred Stock, 3 holders of Sepco Class A Convertible Preferred Stock and no holders of Sepco Class B Convertible Preferred Stock of record. All of the shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights. Except as disclosed in the Registration Statement, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance by the Company or transfer by the Company of additional shares of Company Stock and the Company has not reserved any shares of the Company Stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings, written or oral, with respect to the voting of the Company Stock.

     4.3 Certain Corporate Matters. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all authorizations, licenses, variances, exemptions, orders, contracts, approvals and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. The Company has delivered to Index true, accurate and complete copies of its Articles of Incorporation and By-Laws, which reflect all amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The stock records of the Company and the shareholder lists of the Company that the Company has previously furnished to Index are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and all other outstanding securities issued by the Company. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-Laws in any material respect. The Company is not in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

     4.4 Subsidiaries. American MRO, Inc., a Nevada corporation, is a wholly owned subsidiary of the Company. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity of a material nature, except as set out in the Registration Statement.

     4.5 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Company and, subject to shareholder approval as set forth in this Agreement, no other actions on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes, subject to shareholder approval as set forth in this Agreement, a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The parties hereto agree and acknowledge that the Company was required to obtain and has obtained the written consent of Fleet Capital Corporation required under that Amended and Restated Loan and Security Agreement by and between the Company and Fleet Capital Corporation.

     4.6 Consents and Approvals; No Violations. Except as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by the NGCL and the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound except as setout herein or (c) violate any order, law, resolution, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which in the aggregate would not have a material adverse effect on the financial condition or results of operations of the Company taken as a whole.

     4.7  Intentionally Deleted.

     4.8 Financial Statements. The Company has delivered to Index the following audited financial statements: (a) its balance sheets as of December 31, 1995;
(b) its statements of operations for the twelve months ended December 31, 1995;
(c) its statements of cash flows for the twelve months ended December 31, 1995;
(d) its statements of changes in shareholders' equity for the twelve months ended December 31, 1995. In addition, the Company has delivered to Index the following unaudited financial statements:(a) its balance sheet as of June 30, 1996; (b) its statement of operations for the six months ended June 30, 1996; and (c) its statement of cash flows for the six months ended June 30, 1996. Such financial statements are herein collectively referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of its operations and changes in cash flows for such periods.

     4.9 Events Subsequent to Financial Statements. Since June 30, 1996, except in the ordinary course of business there has not been:

          (a) Any material adverse change in the financial condition, results of operations or business of the Company;

          (b) Any sale, lease, transfer, license or assignment of any material assets, tangible or intangible, of the Company;

          (c) Any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

          (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the Company Stock (except as required by the terms of the Class A Convertible Preferred Stock) or any redemption, purchase or other acquisition of any such shares;

          (e) Any subjection to any lien on any of the assets, tangible or intangible, of the Company;

          (f) Any material incurrence of indebtedness or liability or assumption of obligations by the Company;

          (g) Any waiver or release by the Company of any right of any material value;

          (h) Any material increase in compensation or benefits to officers or directors of the Company;

          (i) Any change made or authorized in the Articles of Incorporation or By-laws of the Company;

          (j) Except as disclosed to Index, any issuance, transfer, sale or other disposition by the Company of any shares of Company Stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of Company Stock or other equity securities; or

          (k) Any material loan to or other material transaction with any officer, director or shareholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company.

     4.10 Undisclosed Liabilities. The Company has no material liability or obligation of any nature whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

     4.11 Tax Returns and Audits. The Company has duly and timely filed or caused to be filed all returns, reports or similar statements (including any attached schedules) required to be filed with respect to any tax including, without limitation, all information returns, claims for refunds, amended returns and declarations of estimated tax (collectively, the "Tax Returns"). For the purpose of this Agreement, "tax" shall include any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax or similar assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority. The Company has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due by it to foreign, federal, state or local taxing authorities. All Tax Returns are complete and accurate and disclose all taxes required to be paid. The income Tax Returns filed by the Company are not being, to the knowledge of the Company, examined by the Internal Revenue Service (the "IRS") or other applicable taxing authorities for any period, except as set out in the Registration Statement. All taxes or estimates thereof that are due as of December 31, 1995, or are claimed or asserted by any taxing authority to be due as of such date, have been (a) timely and appropriately paid so as to avoid penalties for underpayment or (b) accrued for on the balance sheet as of December 31, 1995, as contained in the Financial Statements. Except for amounts not yet due and payable, all tax liabilities to which the properties of the Company may be subject have been paid and discharged. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of the Company. There are no tax liens on any property of the Company, nor are there any pending or threatened examinations, actions, suits, investigations, audits, assessments or tax claims asserted. The Company has not been granted any extensions of limitation periods applicable to tax claims. Except jurisdictions in which the Company filed Tax Returns, no claim has been made by a taxing authority that the Company is or may be subject to taxation by that jurisdiction. All copies of Tax Returns delivered to Index by the Company are true and correct, and any and all notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by the Company have been made available to Index. The Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. The Company is not a member of an "affiliated group," as defined in Section 1504(a) of the Code and is not the owner of an interest in a partnership, joint venture, trust, limited liability company or other entity or organization. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code have been disclosed on such Tax Returns. The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method. The Company has no application pending with any taxing authority requesting permission for any changes in any accounting method, and the IRS has not proposed any such adjustment or change in accounting method. The Company is not subject to any limitation under Section 382 or Section 383 of the Code.

     Index shall have sole control over any contest relating to federal, state, local, or foreign tax assessments or proposed assessments against the Company. Index shall promptly notify the Company of any audit or examination of the books and records of the Company undertaken by the tax authorities, any tax assessments or proposed assessments or any extension of the statute of limitations applicable to any Tax Returns of the Company relating to any taxable year or periods ending on or prior to the Closing Date and shall provide the Company with periodic reports regarding the status of such audit or examination. The Company shall be entitled to participate in (but not control) any such contest at its sole cost. Index shall not settle or otherwise compromise any such contest in a manner which results in liability to the Company under this Agreement without the written consent of the Company, which consent shall not be unreasonably withheld.

     4.12 Books and Records. The books and records of the Company fairly reflect the transactions to which the Company is a party or by which its properties are bound.

     4.13 Questionable Payments. The Company nor any employee, agent or representative of either of them has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

     4.14.  Environmental Matters.

          (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

             (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which the Company's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over the Company's business.

             (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

             (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by the RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clear Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clear Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls;
        (G) underground storage tanks, whether empty, filled or partially filled with any substance; (H) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (I) any other substance which is regulated by any Environmental Laws.

             (iv) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or at the location of the Company at 6500 Brittmoore Road, Houston, Texas 77041, or at any other location where the Company conducts or has conducted business (collectively, the "Business Location") by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or any other specific property or general area, as a result of Hazardous Materials emanating from the operations of the Company's business.

          Notwithstanding the foregoing, if any Environmental Law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term in this Agreement derives its meaning from a statutory reference, for the purposes of this Agreement any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. To the extent that any state laws or regulations establish a meaning for a term defined in this Agreement through reference to a federal Environmental Law that is broader than the meaning specified in such federal Environmental Law, such broader meaning set forth in the state Environmental Law shall apply. Any specific references to a law shall include any amendments to it promulgated from time to time.

          (b) Representations and Warranties. Based on the foregoing, the Company represents and warrants that, to its best knowledge and belief:

             (i) There has been no failure by the Company to comply with all applicable requirements of Environmental Laws relating to the Company, the Company's operations, and the Company's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and the Company is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

             (ii) The Company has not, through the Closing Date, received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

             (iii) The Company will not do or permit anything that will cause the Company to be in violation of any requirements of Environmental Laws, or do or permit anything to be done that would materially and adversely affect the financial condition of the Company or subject the Company to any enforcement actions under any Environmental Laws.

             (iv) The Company has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company by reason of any Environmental Laws.

             (v) No Hazardous Materials are now located at the Business Location, and the Company has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, any part thereof or at any other site controlled or utilized by the Company in its operation of its business, except in compliance with applicable Environmental Laws.

             (vi) Hazardous Materials Contamination does not now and has never existed on, in, under or at the location of the Company or at any other site controlled or utilized by the Company in the operation of its business. No part of the Business Location or any other site controlled or utilized by the Company in the operation of its business is being used has ever been used by others for the release, disposal or long-term storage of Hazardous Materials, nor is any part of the Business Location or any other site controlled or utilized by the Company in the operation of its business otherwise affected by Hazardous Materials Contamination.

             (vii) No investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by the Company in the operation of its business. The Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

     4.15 Intellectual Property. There are no material patents, patent applications, trade names, trademark or service mark registrations or applications, registered trade dress rights, common law trademarks or copyright registrations or applications owned by the Company or which the Company is licensed to use. To the best knowledge and belief of the Company, there are no claims that any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any patents, patent applications, trade names, trademark or service mark registrations or applications, registered trade dress rights, common law trademarks or copyright registrations or applications or any other proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

     4.16 Insurance. The Company has provided Index a list of all material insurance policies and binders in effect, insuring the Company, including, without limitation, fire and extended coverage, public liability, property damage, vehicle, product liability insurance, environmental impairment insurance, worker's compensation coverage, medical and dental insurance held by or on behalf of the Company. All such insurance is in full force and effect and no notice of cancellation has been received.

     4.17 Contracts. Except as set forth in the Registration Statement, the Company has no material contracts, leases, arrangements and commitments (whether oral or written). Except in the ordinary course and as set forth in the Registration Statement, the Company is not a party to or bound by or affected by any material contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds;
(h) borrowing of funds or receipt of credit; (i) incurring of any obligation or liability; or (j) the sale of personal property.

     4.18 Litigation. The Company is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending or, to the best knowledge of the Company, threatened against the Company. The Company is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of the Company, and the Company does not know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, writs, injunctions, decrees or stipulations affecting the Company or to which the Company is a party.

     4.19 Employees. Except in the ordinary course, the Company does not owe any material compensation, bonuses, profit sharing, pension, retirement, stock options or related appreciation rights, deferred or otherwise, to any current or previous employees. The Company is not a party to or bound by any collective bargaining agreement. There are no material loans or other material obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company, except as set out in the Registration Statement.

     4.20 Employee Benefit Plans. Except as set out in the Registration Statement, the Company has no material (a) nonqualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not have any liability under Title IV of ERISA as a result of actions or events occurring prior to the Closing.

     4.21 Legal Compliance. No claim has been filed against the Company alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

     4.22 Broker's Fees. The Company or anyone on its behalf does not have any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger or any similar transaction.

     4.23 Disclosure. The representations and warranties and statements of fact made by the Company in this Agreement and in any Schedule hereto are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

     4.24 Information Supplied. None of the information supplied by the Company for use in the Registration Statement and contained therein will, as of the date that the Registration Statement is filed with the Commission, on the date it is declared effective or at the time of the meeting of the shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The proxy statement contained in the Registration Statement will comply, in all material respects, as to form with the provisions of the Exchange Act.

                                   ARTICLE 5

                    CONDUCT OF BUSINESS PENDING THE CLOSING

     5.1 Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that prior to the Closing Date, except in the ordinary course of business or with the approval of Index:

          (a) The Company shall conduct its business and operations only in the usual and ordinary course of business and consistent with past custom and practice;

          (b) The Company shall not directly or indirectly do any of the following, except in the ordinary course of business: (i) sell, pledge, dispose of or encumber any of its material assets, (ii) amend or propose to amend its Articles of Incorporation or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock except as required for the Class A Convertible Preferred Stock; (iv) redeem, purchase or acquire or offer to acquire any shares of Company Stock; or (v) enter into or modify any material contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) The Company shall not, (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) The Company shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

          (e) The Company shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

          (f) Except as otherwise required by its Articles of Incorporation or By-Laws, by this Agreement or by applicable law, the Company shall not call any meeting of shareholders;

          (g) The Company shall (i) use its best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Closing Date as if then made; and (ii) notify Index of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of the Company, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

          (h) The Company shall notify Index promptly of any material adverse event or circumstance affecting the Company (including the filing of any material litigation against the Company or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

          (i) The Company shall comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

     5.2 Other Actions. Unless approved by Index, the Company shall not take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of the

Company contained in this Agreement becoming untrue after the date hereof or any of the conditions to the Closing set forth in Article 7 of this Agreement not being satisfied.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

     6.1 Access and Information. Except for information relating to any claims any party may have against the other, the Company and Index shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request. Each party shall hold in confidence all non-public information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will upon written request deliver to the other all documents, work papers and other material obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. As soon as practicable following the Closing, the Company shall deliver to Index all of the books and records of the Company.

     6.2 Registration Statement. Index and the Company shall cooperate in preparing a registration statement on Form S-4 and combined prospectus and proxy statement, any amendments or supplements thereto and any notices, reports, letters, proxies or other materials required to be filed with the Commission in connection with the Merger and the Newman Merger (collectively, the registration statement and combined prospectus and proxy statement, any amendments or supplements thereto and any notices, reports, letters, proxies or other materials required to be filed with the Commission in connection with the Merger and the Newman Merger are herein referred to as the "Registration Statement"). The parties shall cooperate with each other in providing any information that the other party may reasonably request to aid in the preparation of the Registration Statement. The parties will use their commercially reasonable efforts to respond to the comments of the Commission with respect to the Registration Statement and will make any further filing (including amendments and supplements) in connection therewith that may be necessary, proper and advisable. Index will provide the Company, and the Company will provide Index, with whatever information and assistance in connection with the foregoing filings that the filing party reasonably may request. Index will take all actions that may be necessary, proper or advisable under state securities laws in connection with the offering and issuance of Index Common Stock as contemplated herein.

     6.3  Meetings of Shareholders.

          (a) The Company shall call a special meeting of its shareholders prior to the Effective Time (at a date agreed upon with Index) to be held in accordance with the laws of the State of Texas to consider and vote upon the Merger.

          (b) The Merger Sub shall call a special meeting of its sole stockholder prior to the Effective Time to be held in accordance with the laws of the State of Nevada to consider and vote upon the Merger. The parties hereto acknowledge and agree that the Merger Sub's sole stockholder may approve the Merger by written consent in lieu of holding such a meeting.

          (c) Index shall call a special meeting of its shareholder prior to the Effective Time to be held in accordance with the laws of the State of Texas to consider and vote upon the Newman Merger.

     6.4  Intentionally Left Blank.

     6.5 Press Releases. The Company and Index shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 6.5 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

                                   ARTICLE 7

                             CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) The Registration Statement shall have been declared effective by the Commission and no stop order with respect thereto shall be in effect;

          (b) The Merger shall have been approved by the shareholders of Index, the Company and the Merger Sub, in accordance with the laws of the States of Texas and Nevada;

          (c) The Newman Merger shall have been approved by the shareholders of Index, Newman Acquisition and Newman, in accordance with the laws of the States of Nevada and New Mexico, respectively;

          (d) Intentionally left blank;

          (e) No order, injunction or decree shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

     7.2 Additional Conditions to Index's and the Merger Sub's Obligations. The obligations of each of Index and the Merger Sub to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article 4 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

          (b) The Company shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by it under Articles 5 and 6 of this Agreement prior to the Closing Date;

          (c) All consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for Index to own, operate or control the Company or any portion of the assets of the Company to prevent a breach of or a default under or a termination of any agreement material to the Company to which the Company is a party or to which any material portion of the assets of the Company is subject, will have been obtained;

          (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent or restrain any of the transactions contemplated hereby or cause such transactions to be declared unlawful, nullified or rescinded or which might adversely affect the right of Index to own, operate or control the Company;

          (e) Index and its financial and legal advisors shall have completed a due diligence review of the business, operations and financial statements of the Company, the results of which shall be satisfactory to Index in its sole discretion;

          (f) Index will have received from Fulbright & Jaworski, L.L.P., counsel to the Company, an opinion addressed to Index, dated the Closing Date;

          (g) No event shall have occurred prior to the Closing which in the reasonable judgment of Index or the Merger Sub, would materially affect the purpose of the Merger; and

          (h) At the Closing, the Company shall have delivered or caused to be delivered to Index the following:

             (i) a certificate executed by the President and Secretary of the Company stating that the conditions set forth in Sections 7.2(a) through
        (d) of this Agreement have been satisfied;

             (ii) certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iii) certified copies of resolutions duly adopted by the Company's shareholders authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iv) certificates of good standing or comparable certificates for the Company from the jurisdiction of its incorporation and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on its financial condition, results of operations or business, dated not earlier than five days prior to the Closing Date;

             (v) a copy of the Company's Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Texas;

             (vi) an incumbency certificate of the officers of the Company; and

             (vii) such other documents as Index may reasonably request in connection with the transactions contemplated hereby.

     7.3 Additional Conditions to the Company's Obligations. The obligations of the Company to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

          (b) Index shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under Article 6 of this Agreement prior to the Closing Date;

          (c) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

          (d) The Company shall have received from Fouts & Moore, L.L.P., counsel to Index, an opinion addressed to the Company, dated the Closing Date; and

          (e) On the Closing Date, Index shall have delivered to the Company the following:

             (i) a certificate executed on behalf of Index and the Merger Sub stating that the conditions set forth in Sections 7.3(a) through (c) of this Agreement have been satisfied;

             (ii) certified copies of resolutions duly adopted by Index's and the Merger Sub's Boards of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iii) certified copies of the resolutions duly adopted by the shareholder of the Merger Sub authorizing and approving the Merger and the execution, delivery and performance this Agreement;

             (iv) certified copies of resolutions duly adopted by Index's Board of Directors authorizing and approving the Newman Merger and the execution, delivery and performance of the Newman Merger Agreement;

             (v) certified copies of resolutions duly adopted by the shareholders of Index authorizing and approving the Newman Merger and the execution, delivery and performance of the Newman Merger Agreement;

             (vi) a certificate of existence for Index from the Secretary of State of the State of Texas and for Merger Sub from the Secretary of State of the State of Nevada, dated not earlier than five days prior to the Closing Date;

             (vii) a copy of Index's Articles of Incorporation certified by the Secretary of State of the State of Texas;

             (viii) a certificate of good standing for Index from the Secretary of State of the State of Texas and for the Merger Sub from the Secretary of State of the State of Nevada, dated not earlier than five days prior to the Closing Date;

             (ix) a copy of the Merger Sub's Articles of Incorporation certified by the Secretary of State of the State of Nevada;

             (x) an incumbency certificate of the officers of Index and the Merger Sub; and

             (xi) such other material documents as the Company may reasonably request in connection with the transactions contemplated hereby.

                                   ARTICLE 8

                                    REMEDIES

     8.1 General. In the event of any breach of this Agreement, the parties shall have all remedies at law or in equity.

     8.2 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of the parties hereto.

     9.2 Termination by Any Party. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree.

     9.3 Termination by Index. This Agreement may be terminated by Index upon written notice if the Closing has not occurred by December 31, 1996.

     9.4 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 6.1.

     9.5 Material Breach. This Agreement may be terminated if a material breach of this Agreement has occurred and such breach has not been cured by the breaching party within ten (10) business days of receipt of written notice from a non-breaching party detailing such breach.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Index or the Merger Sub:

          David R. Little, President
        580 Westlake Park Boulevard
        Suite 1100
        Houston, Texas 77079
        Phone: (713) 558-4448
        Fax: (713) 558-4448

     with a copy to:

          Gary A. Messersmith, Esq.
        Fouts & Moore, L.L.P.
        5555 San Felipe, 17th Floor
        Houston, Texas 77066-2726
        Phone: (713) 622-9966
        Fax: (713) 622-1045

     (b) if to the Company:

          Mr. Bryan Wimberly, President
        6500 Brittmoore
        Houston, Texas 77041
        Phone: (713) 937-0330
        Fax: (713) 937-0574

     with a copy to:

          Mr. Curtis Huff
        Fulbright & Jaworski, L.L.P.
        1301 McKinney
        Houston, Texas 77010
        Phone: (713) 651-5657
        Fax: (713) 651-5246

     10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

     10.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

     10.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except that Index may assign all or any portion of its rights under this Agreement to any wholly-owned subsidiary but no such assignment shall relieve Index of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Index may be merged.

     10.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

     10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     10.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

     10.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     10.10 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     10.11 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     10.12 Survival. The representations, warranties and covenants contained herein shall not survive the Closing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INDEX, INC.

By:      /s/ DAVID R. LITTLE
------------------------------------
     DAVID R. LITTLE, President

SEPCO ACQUISITION CORPORATION

By:      /s/ DAVID R. LITTLE
------------------------------------
     DAVID R. LITTLE, President

SEPCO INDUSTRIES, INC.

By:      /s/ BRYAN WIMBERLY
------------------------------------
     BRYAN WIMBERLY, President

                                  APPENDIX B:
                            NEWMAN MERGER AGREEMENT

                                   * * * * *

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  INDEX, INC.,

                        NEWMAN ACQUISITION CORPORATION,

                       NEWMAN COMMUNICATIONS CORPORATION

                                      AND

                     LITTLE & COMPANY INVESTMENT SECURITIES

                                   * * * * *

                                AUGUST 12, 1996

ARTICLE/SECTION                                                                           PAGE
-------                                                                                   ----
RECITALS................................................................................     1
ARTICLE 1  THE MERGER...................................................................     1
  1.1    The Merger.....................................................................     1
  1.2    Closing........................................................................     2
  1.3    Effective Time of the Merger...................................................     2
  1.4    Articles of Incorporation and Bylaws...........................................     2
  1.5    Directors and Officers.........................................................     2
ARTICLE 2  CONVERSION OF SHARES.........................................................     2
  2.1    Conversion of Company Common Stock.............................................     2
  2.2    Class C Warrants...............................................................     3
  2.3    Stock Certificates.............................................................     3
  2.4    Fractional Shares..............................................................     3
  2.5    Dissenting Shares..............................................................     3
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF INDEX AND THE MERGER SUB...................     4
  3.1    Organization...................................................................     4
  3.2    Capitalization.................................................................     4
  3.3    Certain Corporate Matters......................................................     4
  3.4    Authority Relative to this Agreement...........................................     4
  3.5    Consents and Approvals; No Violations..........................................     5
  3.6    Information Supplied...........................................................     5
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LITCO......................     6
  4.1    Organization...................................................................     6
  4.2    Capitalization and Ownership of the Company....................................     6
  4.3    Certain Corporate Matters......................................................     6
  4.4    Subsidiaries...................................................................     7
  4.5    Authority Relative to this Agreement...........................................     7
  4.6    Consents and Approvals; No Violations..........................................     7
  4.7    Reports........................................................................     7
  4.8    Financial Statements...........................................................     8
  4.9    Events Subsequent to Financial Statements......................................     8
  4.10   Undisclosed Liabilities........................................................     9
  4.11   Tax Returns and Audits.........................................................     9
  4.12   Property.......................................................................    10
  4.13   Books and Records..............................................................    10
  4.14   Questionable Payments..........................................................    10
  4.15   Environmental Matters..........................................................    10
  4.16   Intellectual Property..........................................................    13
  4.17   Insurance......................................................................    13
  4.18   Contracts......................................................................    13
  4.19   Litigation.....................................................................    14
  4.20   Employees......................................................................    14
  4.21   Employee Benefit Plans.........................................................    14
  4.22   Legal Compliance...............................................................    14
  4.23   Broker's Fees..................................................................    14
  4.24   Disclosure.....................................................................    14
  4.25   Bank Accounts..................................................................    15
  4.26   Information Supplied...........................................................    15

ARTICLE/SECTION                                                                           PAGE
-------                                                                                   ----
ARTICLE 5  CONDUCT OF BUSINESS PENDING THE CLOSING......................................    15
  5.1    Conduct of Business by the Company Pending the Closing.........................    15
  5.2    Other Actions..................................................................    16
ARTICLE 6  ADDITIONAL AGREEMENTS........................................................    17
  6.1    Access and Information.........................................................    17
  6.2    Registration Statement.........................................................    17
  6.3    Meetings of Shareholders.......................................................    17
  6.4    Press Releases.................................................................    18
  6.5    Reimbursement of LITCO.........................................................    18
ARTICLE 7  CONDITIONS TO CLOSING........................................................    18
  7.1    Conditions to Obligations of Each Party to Effect the Closing..................    19
  7.2    Additional Conditions to Index's and the Merger Sub's Obligations..............    19
  7.3    Additional Conditions to the Company's and LITCO's Obligations.................    21
ARTICLE 8  REMEDIES.....................................................................    22
  8.1    Indemnification by LITCO.......................................................    22
  8.2    Indemnification by Index.......................................................    23
  8.3    Conditions of Indemnification..................................................    23
  8.4    Waiver.........................................................................    24
  8.5    Remedies Not Exclusive.........................................................    24
ARTICLE 9  TERMINATION..................................................................    24
  9.1    Termination by Mutual Consent..................................................    24
  9.2    Termination by Any Party.......................................................    24
  9.3    Termination by Index...........................................................    25
  9.4    Effect of Termination and Abandonment..........................................    25
  9.5    Material Breach................................................................    25
ARTICLE 10  GENERAL PROVISIONS..........................................................    25
  10.1   Notices........................................................................    25
  10.2   Interpretation.................................................................    26
  10.3   Severability...................................................................    26
  10.4   Miscellaneous..................................................................    26
  10.5   Separate Counsel...............................................................    26
  10.6   Governing Law..................................................................    26
  10.7   Counterparts...................................................................    26
  10.8   Amendment......................................................................    26
  10.9   Parties In Interest; No Third Party Beneficiaries..............................    26
  10.10  Captions.......................................................................    27
  10.11  Expenses.......................................................................    27
  10.12  Survival.......................................................................    27
SCHEDULES
  Schedule 4.2
  Schedule 4.9
  Schedule 4.20
  Schedule 4.25
EXHIBITS
  Exhibit A
  Exhibit B

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 12, 1996 (this "Agreement"), is made and entered into by and among Index, Inc., a Texas corporation ("Index"), Newman Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Index (the "Merger Sub"), Newman Communications Corporation, a New Mexico corporation (the "Company") and Little & Company Investment Securities, a Texas corporation ("LITCO").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Index, the Merger Sub, the Company and LITCO have adopted resolutions approving and adopting the proposed merger (the "Merger") of the Company with the Merger Sub upon the terms and conditions hereinafter set forth in this Agreement;

     WHEREAS, LITCO, which holds approximately 61% of the issued and outstanding common stock of the Company, will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

     WHEREAS, Index is entering into that Agreement and Plan of Merger with Sepco Industries, Inc., a Texas corporation and Sepco Acquisition Corporation, a Nevada corporation (the "Sepco Merger Agreement") simultaneously with this Agreement;

     WHEREAS, the Merger and the merger contemplated by the Sepco Merger Agreement (the "Sepco Merger") will be effected simultaneously; and

     WHEREAS, the Merger and the Sepco Merger are both intended to qualify as a tax-free transaction under Sections 351 and 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the New Mexico Business Corporation Act (the "NMBCA").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Fulbright & Jaworski L.L.P., located at 1301 McKinney, Houston, Texas 77010 on the next business day after the shareholder approvals set forth in Section 6.3 hereof have been completed, or as soon as the conditions set forth in Article 7 have been satisfied or waived or as soon as practicable thereafter; provided, however, that the date of the Closing shall not be later than December 31, 1996, unless the parties hereto otherwise mutually agree in writing. Such date is herein referred to as the "Closing Date." At the Closing, the parties hereto shall deliver or cause to be delivered the certificates and other documents set forth in Article 7.

     1.3 Effective Time of the Merger. If all the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger (the "Articles of Merger") that meet the requirements of the applicable provisions of the NGCL and the NMBCA, respectively, to be properly executed and filed with the Secretary of State of the States of Nevada and New Mexico, respectively, on the Closing Date. The Merger shall be effective at the time of acceptance of the filing of the Articles of Merger with the Secretary of State of the States of Nevada and New Mexico in accordance with the NGCL and the

NMBCA, respectively, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of the Company in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and By-Laws of the Company subsequent to the Effective Time, subject always to the right of the Company to amend its Articles of Incorporation and By-Laws in accordance with the laws of the State of New Mexico and the provisions of its Articles of Incorporation and By-Laws.

     1.5 Directors and Officers. The directors and officers of the Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Company and shall hold such positions from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Company or as otherwise provided by law.

                                   ARTICLE 2

                              CONVERSION OF SHARES

     2.1 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action required on the part of Index, the Company, the Merger Sub or any holder of capital stock of any of them:

          (a) Subject to the limitations contained herein, each share of common stock of the Company, no par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive one-fourth of one share of common stock of Index, par value $.01 per share (the "Index Common Stock").

          (b) All shares of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to be outstanding.

     2.2 Class C Warrants. The Company's Class C Warrants shall be adjusted as provided in Section 7 of that Warrant Agreement by and between the Company and General Securities Transfer Agency, Inc. dated September 13, 1993.

     2.3 Stock Certificates. At or following the Effective Time, each holder of an outstanding certificate or certificates representing the Company Common Stock shall surrender the same to Index and Index shall, in exchange therefor, cause to be issued to the holder of such certificate(s) a new certificate representing shares of Index Common Stock in accordance with Section 2.1, less any amount required to be withheld under applicable federal, state or local tax requirements, and the surrendered certificate(s) shall be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive shares of Index Common Stock in accordance with Section 2.1, without interest and less any tax withholding.

     2.4 Fractional Shares. No fractional shares of Index Common Stock shall be issued in the Merger. In the event that a holder of the Company Common Stock would otherwise be entitled to receive any fractional shares of Index Common Stock as a result of the Merger, such holder shall be entitled to receive, in lieu thereof, an amount of cash to be determined by multiplying $1.00 by the fraction of a share of Index Common Stock to which such holder would otherwise have been entitled.

     2.5 Dissenting Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights and has perfected such rights as required by the NMBCA is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive shares of Index Common Stock pursuant to this Section 2 and shall be entitled only to such rights as are available to such holder pursuant to the NMBCA, unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the NMBCA. Index will promptly pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the NMBCA. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under the NMBCA, such Dissenting Shares shall be converted into the right to receive shares of Index Common Stock in accordance with this Section 2.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                            INDEX AND THE MERGER SUB

     Index and the Merger Sub hereby jointly and severally represent and warrant to the Company and LITCO as follows:

     3.1 Organization. Each of Index and the Merger Sub has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and has the requisite corporate power to carry on its business in such state as now conducted.

     3.2 Capitalization. The total number of shares of stock of all classes which Index shall have the authority to issue is 110,000,000 shares, of which the following designations have been made: 100,000,000 shares of common stock, 1,000,000 shares of preferred stock, par value $1.00 per share and 1,000,000 shares of convertible preferred stock, par value $100 per share. As of the date of this Agreement, (a) 100 shares of common stock of Index are issued and outstanding, (b) no shares of preferred stock are issued and outstanding, and
(c) no shares of convertible preferred stock are issued and outstanding. All of the issued and outstanding shares of common stock of Index are validly issued, fully paid, nonassessable and free of preemptive rights. All shares of Index Common Stock issuable in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of the Merger Sub consists of 100,000 shares of common stock, par value $.10 per share, of which 100 shares are outstanding and are validly issued, fully paid and nonassessable and are owned by Index.

     3.3 Certain Corporate Matters. Index is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Index's financial condition, results of operations or business. Index has the requisite corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it except such authorization, licenses and permits the failure of which to possess would not have a material adverse effect on the financial condition, results of operations or business of Index.

     3.4 Authority Relative to this Agreement. Each of Index and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Index and the Merger Sub and the consummation by Index and the Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of Index and the Merger Sub and, subject to stockholder approval as set forth in this Agreement, no other actions on the part of Index or the Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Index and the Merger Sub and constitutes, subject to stockholder approval as set forth in this Agreement, a valid and binding agreement of each of Index and the Merger Sub, enforceable against Index and the Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     3.5 Consents and Approvals; No Violations. Except as may be required under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by the NGCL and the NMBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Index and the Merger Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Index or the Merger Sub nor the consummation by Index or the Merger Sub of the transactions contemplated hereby, nor compliance by Index or the Merger Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Index or the Articles of Incorporation or By-Laws of the Merger Sub,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default of a material nature (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation, of a material nature, to which Index or any of its subsidiaries is a party or by which any of them or their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Index, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which in the aggregate would not have a material adverse effect on the financial condition or results of operations of Index and its subsidiaries taken as a whole. The parties hereto agree and acknowledge that Sepco Industries, Inc. was required to obtain and has obtained the written consent of Fleet Capital Corporation as required under that Second Amended and Restated Loan and Security Agreement by and between Sepco Industries, Inc. and Fleet Capital Corporation dated April 1, 1994, as amended.

     3.6 Information Supplied. None of the information provided by Index for use in the Registration Statement (as defined in Section 6.2 hereof) and contained therein will, as of the date that the Registration Statement is filed with the Securities and Exchange Commission (the "Commission"), on the date it is declared effective or at the time of the meeting of the shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The registration statement and prospectus contained in the Registration Statement will comply, in all material respects, as to form with the provisions of the Exchange Act and the Securities Act.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND LITCO

     The Company and LITCO hereby jointly and severally represent and warrant to Index and the Merger Sub as follows:

     4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to carry on its business as now conducted in all applicable jurisdictions.

     4.2 Capitalization and Ownership of the Company. The Company's entire authorized capital stock consists of 10,000,000 shares of common stock, of which 2,552,064 shares are outstanding and 2,000,000 shares of preferred stock, no par value, of which none are outstanding. All of the shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights. Except as set forth on Schedule 4.2 hereto, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which the Company or LITCO are parties or which are binding upon the Company or LITCO providing for the issuance by the Company or transfer by the Company or LITCO of additional shares of the Company's capital stock and the Company has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings, written or oral, with respect to the voting of the Company's capital stock.

     4.3 Certain Corporate Matters. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all authorizations, licenses, variances, exemptions, orders, contracts, approvals and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. The Company has delivered to Index true, accurate and complete copies of its Articles of Incorporation and By-Laws, which reflect all amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The stock records of the Company and the shareholder lists of the Company that the Company has previously furnished to Index are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and all other outstanding securities issued by the Company. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-Laws in any material respect. The Company is not in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

     4.4 Subsidiaries. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

     4.5 Authority Relative to this Agreement. Each of the Company and LITCO has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by both the Company and LITCO and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of the Company and LITCO and, subject to shareholder approval as set forth in this Agreement, no other actions on the part of the Company or LITCO are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Company and LITCO and constitutes, subject to shareholder approval as set forth in this Agreement, a valid and binding obligation of the Company and LITCO, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     4.6 Consents and Approvals; No Violations. Except as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by the NGCL and the NMBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (c) violate any order, law, resolution, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which in the aggregate would not have a material adverse effect on the financial condition or results of operations of the Company taken as a whole.

     4.7 Reports. The Company has filed all reports required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act (collectively, the "Reports"). The Company has delivered to Index copies of all Reports filed with Commission since March 26, 1994. None of the Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8 Financial Statements. The Company has delivered to Index the following audited financial statements: (a) its balance sheets as of December 31, 1995 and March 25, 1995; (b) its statements of operations for the nine months ended December 31, 1995 and 1994 and for the years ended March 25, 1995 and March 26, 1994; (c) its statements of cash flows for the nine months ended December 31, 1995 and 1994 and for the years ended March 25, 1995 and March 26, 1994; (d) its statements of changes in shareholders' equity for the nine months ended December 31, 1995 and 1994; and (e) its statements of changes in shareholders' equity for the years ended March 25, 1995 and March 26, 1994. In addition, the Company has delivered to Index the following unaudited financial statements: (a) its balance sheet as of March 31, 1996; (b) its statement of operations for the three months ended March 31, 1996; and (c) its statement of cash flows for the three months ended March 31, 1996. Such financial statements are herein collectively referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of its operations and changes in cash flows for such periods.

     4.9 Events Subsequent to Financial Statements. Since March 31, 1996, there has not been:

          (a) Any adverse change in the financial condition, results of operations or business of the Company;

          (b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;

          (c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

          (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

          (e) Any subjection to any lien on any of the assets, tangible or intangible, of the Company;

          (f) Any incurrence of indebtedness or liability or assumption of obligations by the Company;

          (g) Any waiver or release by the Company of any right of any material value;

          (h) Any increase in compensation or benefits to officers or directors of the Company;

          (i) Any change made or authorized in the Articles of Incorporation or By-laws of the Company;

          (j) Except as set forth on Schedule 4.9 hereto, any issuance, transfer, sale or other disposition by the Company of any shares of its capital stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of its capital stock or other equity securities; or

          (k) Any loan to or other transaction with any officer, director or shareholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company.

     4.10 Undisclosed Liabilities. The Company has no material liability or obligation of any nature whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

     4.11 Tax Returns and Audits. The Company has duly and timely filed or caused to be filed all returns, reports or similar statements (including any attached schedules) required to be filed with respect to any tax including, without limitation, all information returns, claims for refunds, amended returns and declarations of estimated tax (collectively, the "Tax Returns"). For the purpose of this Agreement, "tax" shall include any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax or similar assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority. The Company has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due by it to foreign, federal, state or local taxing authorities.

All Tax Returns are complete and accurate and disclose all taxes required to be paid. The income Tax Returns filed by the Company are not being, to the knowledge of the Company, examined by the Internal Revenue Service (the "IRS") or other applicable taxing authorities for any period. All taxes or estimates thereof that are due as of December 31, 1995, or are claimed or asserted by any taxing authority to be due as of such date, have been (a) timely and appropriately paid so as to avoid penalties for underpayment or (b) accrued for on the balance sheet as of December 31, 1995, as contained in the Financial Statements. Except for amounts not yet due and payable, all tax liabilities to which the properties of the Company may be subject have been paid and discharged. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of the Company. There are no tax liens on any property of the Company, nor are there any pending or threatened examinations, actions, suits, investigations, audits, assessments or tax claims asserted. The Company has not been granted any extensions of limitation periods applicable to tax claims. Since May 1991, except jurisdictions in which the Company filed Tax Returns, no claim has been made by a taxing authority that the Company is or may be subject to taxation by that jurisdiction. All copies of Tax Returns delivered to Index by the Company are true and correct, and any and all notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by the Company since May 1991 have been made available to Index. The Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. The Company is not a member of an "affiliated group," as defined in Section 1504(a) of the Code and is not the owner of an interest in a partnership, joint venture, trust, limited liability company or other entity or organization. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code have been disclosed on such Tax Returns. The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method. The Company has no application pending with any taxing authority requesting permission for any changes in any accounting method, and the IRS has not proposed any such adjustment or change in accounting method. The Company is not subject to any limitation under Section 382 or Section 383 of the Code.

     Index shall have sole control over any contest relating to federal, state, local, or foreign tax assessments or proposed assessments against the Company. Index shall promptly notify LITCO of any audit or examination of the books and records of the Company undertaken by the tax authorities, any tax assessments or proposed assessments or any extension of the statute of limitations applicable to any Tax Returns of the Company relating to any taxable year or periods ending on or prior to the Closing Date and shall provide LITCO with periodic reports regarding the status of such audit or examination. LITCO shall be entitled to participate in (but not control) any such contest at its sole cost. Index shall not settle or otherwise compromise any such contest in a manner which results in liability to LITCO under this Agreement without the written consent of LITCO, which consent shall not be unreasonably withheld.

     4.12 Property. The Company does not own or lease any real or personal property.

     4.13 Books and Records. The books and records of the Company fairly reflect the transactions to which the Company is a party or by which its properties are bound.

     4.14 Questionable Payments. Neither the Company nor LITCO nor any employee, agent or representative of either of them has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

     4.15  Environmental Matters.

          (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

             (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which the Company's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over the Company's business.

             (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

             (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by the RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clear Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clear Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls;
        (G) underground storage tanks, whether empty, filled or partially filled with any substance; (H) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (I) any other substance which is regulated by any Environmental Laws.

             (iv) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or at the location of the Company at 211 West Wall Street, Midland, Texas 79701, or at any other location where the Company conducts or has conducted business (collectively, the "Business Location") by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or any other specific property or general area, as a result of Hazardous Materials emanating from the operations of the Company's business.

          Notwithstanding the foregoing, if any Environmental Law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term in this Agreement derives its meaning from a statutory reference, for the purposes of this Agreement any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. To the extent that any state laws or regulations establish a meaning for a term defined in this Agreement through reference to a federal Environmental Law that is broader than the meaning specified in such federal Environmental Law, such broader meaning set forth in the state Environmental Law shall apply. Any specific references to a law shall include any amendments to it promulgated from time to time.

          (b) Representations and Warranties. Based on the foregoing, the Company and LITCO jointly and severally represent and warrant that, to their best knowledge and belief:

             (i) There has been no failure by the Company to comply with all applicable requirements of Environmental Laws relating to the Company, the Company's operations, and the Company's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and neither the Company nor LITCO is aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

             (ii) Neither LITCO nor the Company has, through the Closing Date, received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

             (iii) Neither the Company nor LITCO will do or permit anything that will cause the Company to be in violation of any requirements of Environmental Laws, or do or permit anything to be done that would materially and adversely affect the financial condition of the Company or subject the Company to any enforcement actions under any Environmental Laws.

             (iv) The Company has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company by reason of any Environmental Laws.

             (v) No Hazardous Materials are now located at the Business Location, and neither LITCO nor the Company has ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, any part thereof or at any other site controlled or utilized by the Company in its operation of its business.

             (vi) Hazardous Materials Contamination does not now and has never existed on, in, under or at the location of the Company or at any other site controlled or utilized by the Company in the operation of its business. No part of the Business Location or any other site controlled or utilized by the Company in the operation of its business is being used has ever been used by others for the release, disposal or long-term storage of Hazardous Materials, nor is any part of the Business Location or any other site controlled or utilized by the Company in the operation of its business otherwise affected by Hazardous Materials Contamination.

             (vii) No investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by the Company in the operation of its business. The Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

     4.16 Intellectual Property. There are no patents, patent applications, trade names, trademark or service mark registrations or applications, registered trade dress rights, common law trademarks or copyright registrations or applications owned by the Company or which the Company is licensed to use. To the best knowledge and belief of the Company and LITCO, there are no claims that any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any patents, patent applications, trade names, trademark or service mark registrations or applications, registered trade dress rights, common law trademarks or copyright registrations or applications or any other proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

     4.17  Insurance. The Company has no insurance policies in effect.

     4.18 Contracts. Except as set forth herein, the Company has no material contracts, leases, arrangements and commitments (whether oral or written). The Company is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring of any obligation or liability; or (j) the sale of personal property.

     4.19 Litigation. The Company is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending or, to the best knowledge of the Company and LITCO, threatened against the Company. The Company is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of the Company, and neither the Company nor LITCO know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, writs, injunctions, decrees or stipulations affecting the Company or to which the Company is a party.

     4.20 Employees. Except as set forth on Schedule 4.20 hereto, the Company does not have any employees. The Company does not owe any compensation, bonuses, profit sharing, pension, retirement, stock options or related appreciation rights, deferred or otherwise, to any current or previous employees. The Company has no written or oral employment agreements with any officer or director of the Company. The Company is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company, nor are there any loans or debts payable or owing by any of such persons to the Company or any guarantees by the Company of any loan or obligation of any nature to which any such person is a party.

     4.21 Employee Benefit Plans. The Company has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not have any liability under Title IV of ERISA as a result of actions or events occurring prior to the Closing.

     4.22 Legal Compliance. No claim has been filed against the Company alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

     4.23 Broker's Fees. Neither the Company, LITCO nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger or any similar transaction.

     4.24 Disclosure. The representations and warranties and statements of fact made by the Company and LITCO in this Agreement and in any Schedule hereto are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

     4.25 Bank Accounts. Except as set forth on Schedule 4.25 hereto, the Company does not have any account, instrument of deposit or safe deposit box.

     4.26 Information Supplied. None of the information supplied by the Company or LITCO for use in the Registration Statement and contained therein will, as of the date that the Registration Statement is filed with the Commission, on the date it is declared effective or at the time of the meeting of the shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The proxy statement contained in the Registration Statement will comply, in all material respects, as to form with the provisions of the Exchange Act.

                                   ARTICLE 5

                    CONDUCT OF BUSINESS PENDING THE CLOSING

     5.1 Conduct of Business by the Company Pending the Closing. The Company and LITCO jointly and severally covenant and agree that prior to the Closing
Date:

          (a) The Company shall conduct its business and operations only in the usual and ordinary course of business and consistent with past custom and practice;

          (b) The Company shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any of its assets, except for the repayment of indebtedness owed to LITCO in the amount of $6,040.00; (ii) amend or propose to amend its Articles of Incorporation or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities; (v) create any subsidiaries; or (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) The Company shall not, and with respect to the applicable matters set forth in this Section 5.1(c)(i) and (iv), LITCO shall not, (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) The Company shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

          (e) The Company shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

          (f) Except as otherwise required by its Articles of Incorporation or By-Laws, by this Agreement or by applicable law, neither the Company nor LITCO shall call any meeting of shareholders;

          (g) The Company and LITCO shall (i) use their best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by them in this Agreement untrue at any time prior to the Closing Date as if then made; and (ii) notify Index of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of the Company, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

          (h) The Company and LITCO shall notify Index promptly of any material adverse event or circumstance affecting the Company (including the filing of any material litigation against the Company or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

          (i) The Company shall comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

     5.2 Other Actions. Unless approved in writing by Index, the Company and LITCO shall not take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of the Company and LITCO contained in this Agreement becoming untrue after the date hereof or any of the conditions to the Closing set forth in Article 7 of this Agreement not being satisfied.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

     6.1 Access and Information. Except for information relating to any claims any party may have against the other, the Company and Index shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request. Each party shall hold in confidence all non-public information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will upon written request deliver to the other all documents, work papers and other material obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. As soon as practicable following the Closing, the Company shall deliver to Index all of the books and records of the Company.

     6.2 Registration Statement. Index and the Company shall cooperate in preparing a registration statement on Form S-4 and combined prospectus and proxy statement, any amendments or supplements thereto and any notices, reports, letters, proxies or other materials required to be filed with the Commission in connection with the Merger and the Sepco Merger (collectively, the registration statement and combined prospectus and proxy statement, any amendments or supplements thereto and any notices, reports, letters, proxies or other materials required to be filed with the Commission in connection with the Merger and the Sepco Merger are herein referred to as the "Registration Statement"). The parties shall cooperate with each other in providing any information that the other party may reasonably request to aid in the preparation of the Registration Statement. The parties will use their commercially reasonable efforts to respond to the comments of the Commission with respect to the Registration Statement and will make any further filing (including amendments and supplements) in connection therewith that may be necessary, proper or advisable. Index will provide the Company, and the Company will provide Index, with whatever information and assistance in connection with the foregoing filings that the filing party reasonably may request. Index will take all actions that may be necessary, proper or advisable under state securities laws in connection with the offering and issuance of Index Common Stock as contemplated herein.

     6.3  Meetings of Shareholders.

          (a) The Company shall promptly take all action reasonably necessary in accordance with the NMBCA and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders to consider and vote upon the adoption and approval of the Merger and this Agreement. The Company (i) shall recommend at such meeting, through its Board of Directors, that the shareholders of the Company vote to adopt and approve the Merger and this Agreement, (ii) shall use its reasonable efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and (iii) shall take all other action reasonably necessary to secure a vote of its shareholders in favor of the adoption and approval of the Merger and this Agreement.

          (b) The Merger Sub shall call a special meeting of its sole stockholder prior to the Effective Time to be held in accordance with the laws of the State of Nevada to consider and vote upon the Merger. The parties hereto acknowledge and agree that the Merger Sub's sole stockholder may approve the Merger by written consent in lieu of holding such a meeting.

          (c) Index shall call a special meeting of its shareholders prior to the Effective Time to be held in accordance with the laws of the State of Texas to consider and vote upon the Sepco Merger.

     6.4 Press Releases. The Company and Index shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 6.4 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

     6.5 Reimbursement of LITCO. On or before the Closing Date, the Company shall pay to LITCO the amount of $6,040.00 in order to reimburse LITCO for expenses incurred for the benefit of the Company, which payment is not objected to by Index.

                                   ARTICLE 7

                             CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) The Registration Statement shall have been declared effective by the Commission and no stop order with respect thereto shall be in effect;

          (b) The Merger shall have been approved by the shareholders of Index and the Company and the stockholder of the Merger Sub, respectively, in accordance with the laws of the States of Texas, New Mexico and Nevada, respectively;

          (c) The Sepco Merger shall have been approved by the shareholders and stockholders of Index and Sepco and the stockholder of Sepco Acquisition Corporation, respectively in accordance with the laws of the States of Texas and Nevada, respectively; and

          (d) No order, injunction or decree shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

     7.2 Additional Conditions to Index's and the Merger Sub's Obligations. The obligations of each of Index and the Merger Sub to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article 4 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

          (b) The Company and LITCO shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them under Articles 5 and 6 of this Agreement prior to the Closing Date;

          (c) All consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for Index to own, operate or control the Company or any portion of the assets of the Company to prevent a breach of or a default under or a termination of any agreement material to the Company to which the Company is a party or to which any material portion of the assets of the Company is subject, will have been obtained;

          (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent or restrain any of the transactions contemplated hereby or cause such transactions to be declared unlawful, nullified or rescinded or which might adversely affect the right of Index to own, operate or control the Company;

          (e) Index and its financial and legal advisors shall have completed a due diligence review of the business, operations and financial statements of the Company, the results of which shall be satisfactory to Index in its sole discretion;

          (f) Index will have received from Matthew Blair, Esq., counsel to the Company, an opinion addressed to Index, dated the Closing Date and substantially in the form attached hereto as Exhibit A;

          (g) No event shall have occurred prior to the Closing which in the reasonable judgment of Index or the Merger Sub, would materially affect the purpose of the Merger; and

          (h) At the Closing, the Company shall have delivered or caused to be delivered to Index the following:

             (i) a certificate executed by the President and Secretary of both the Company and LITCO stating that the conditions set forth in Sections 7.2(a) through (d) of this Agreement have been satisfied;

             (ii) certified copies of the resolutions duly adopted by the Company's and LITCO's Boards of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iii) certified copies of resolutions duly adopted by the Company's and LITCO's shareholders authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iv) certificates of good standing or comparable certificates for the Company from the Secretary of State of the State of New Mexico and for LITCO from the Secretary of State of the State of Texas and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on its financial condition, results of operations or business, dated not earlier than five days prior to the Closing Date;

             (v) a certificate of existence or comparable certificates for LITCO from the Secretary of State of the State of Texas and for the Company from the Secretary of State of the State New Mexico, dated not earlier than five days prior to the Closing Date;

             (vi) a copy of each of the Company's and LITCO's Articles of Incorporation certified as of a recent date by the Secretary of State of the States of New Mexico and Texas, respectively;

             (vii) an incumbency certificate of the officers of the Company and LITCO;

             (viii) resignations from the officers and directors of the Company, dated as of the Effective Time; and

             (ix) such other documents as Index may reasonably request in connection with the transactions contemplated hereby.

     7.3 Additional Conditions to the Company's and LITCO's Obligations. The obligations of each of the Company and LITCO to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

          (b) Index shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under Article 6 of this Agreement prior to the Closing Date;

          (c) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

          (d) The Company shall have received from Fouts & Moore, L.L.P., counsel to Index, an opinion addressed to the Company and LITCO, dated the Closing Date and substantially in the form attached hereto as Exhibit B; and

          (e) On the Closing Date, Index shall have delivered to the Company the following:

             (i) a certificate executed on behalf of Index and the Merger Sub stating that the conditions set forth in Sections 7.3(a) through (c) of this Agreement have been satisfied;

             (ii) certified copies of resolutions duly adopted by Index's and the Merger Sub's Boards of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

             (iii) certified copies of the resolutions duly adopted by the shareholder of the Merger Sub authorizing and approving the Merger and the execution, delivery and performance this Agreement;

             (iv) certified copies of resolutions duly adopted by Index's Board of Directors authorizing and approving the Sepco Merger and the execution, delivery and performance of the Sepco Merger Agreement;

             (v) certified copies of resolutions duly adopted by the shareholders of Index authorizing and approving the Sepco Merger and the execution, delivery and performance of the Sepco Merger Agreement;

             (vi) certificate of existence for Index from the Secretary of State of the State of Texas and certificate of existence for the Merger Sub from the Secretary of State of Nevada, dated not earlier than five days prior to the Closing Date;

             (vii) a copy of Index's Articles of Incorporation certified by the Secretary of State of the State of Texas;

             (viii) a certificate of good standing for the Merger Sub from the Secretary of State of the State of Nevada and a certificate of good standing for Index from the Secretary of State of Texas, dated not earlier than five days prior to the Closing Date;

             (ix) a copy of the Merger Sub's Articles of Incorporation certified by the Secretary of State of the State of Nevada;

             (x) an incumbency certificate of the officers of Index and the Merger Sub; and

             (xi) such other material documents as the Company may reasonably request in connection with the transactions contemplated hereby.

                                   ARTICLE 8

                                    REMEDIES

     8.1  Indemnification by LITCO. Subject to the terms and conditions of this
Article 8, LITCO agrees to indemnify, defend and hold Index and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, actions, causes of action, fines, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by any such person or entity (i) by reason of or resulting from a breach of any representation, warranty, non-fulfillment of any agreement or covenant of the Company or LITCO contained in this Agreement or in any written statement, certificate or other document to be delivered in connection herewith or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement or the prospectus contained therein, as of its date, or any amendment or supplement thereto relating to information furnished by the Company or LITCO to Index, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading relating to information furnished by the Company or LITCO to Index.

     8.2  Indemnification by Index. Subject to the terms and conditions of this
Article 8, Index hereby agrees to indemnify, defend and hold the Company and its directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any such person or entity (i) by reason of or resulting from a breach of any representation, warranty or covenant of Index contained in this Agreement or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement or the prospectus contained therein, as of its date, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein not misleading; provided, however, that Index shall not be liable to the Company or any of its directors, officers, agents, attorneys or affiliates in any such case to the extent that any Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to information furnished by the Company or LITCO to Index for inclusion in the Registration Statement.

     8.3 Conditions of Indemnification. The respective obligations and liabilities of LITCO and Index (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

          (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

          (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

          (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

     8.4 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     8.5 Remedies Not Exclusive. The remedies provided in this Article 8 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of the parties hereto.

     9.2 Termination by Any Party. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree.

     9.3 Termination by Index. This Agreement may be terminated by Index upon written notice if the Closing has not occurred by December 31, 1996.

     9.4 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 6.1.

     9.5 Material Breach. This Agreement may be terminated if a material breach of this Agreement has occurred and such breach has not been cured by the breaching party within ten business days of receipt of written notice from a non-breaching party detailing such breach.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Index or the Merger Sub:

         David R. Little, President
         580 Westlake Park Boulevard
         Suite 1100
         Houston, Texas 77079
         Phone: (713) 558-4448
         Fax: (713) 558-4448

     with a copy to:

         Gary A. Messersmith, Esq.
         Fouts & Moore, L.L.P.
         5555 San Felipe, 17th Floor
         Houston, Texas 77066-2726

     (b) if to the Company or LITCO:

         Glenn A. Little, President
         211 West Wall Street
         Midland, Texas 79701-4506
         Phone: (800) 351-4515
         Fax: (915) 682-2560

     with a copy to:

         Matthew Blair, Esq.
         4419 Tanforan
         Midland, Texas 79701

     10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

     10.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

     10.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except that Index may assign all or any portion of its rights under this Agreement to any wholly-owned subsidiary but no such assignment shall relieve Index of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Index may be merged.

     10.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

     10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     10.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

     10.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     10.10 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     10.11 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     10.12 Survival. The representations, warranties and covenants contained herein shall survive the Closing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INDEX, INC.

By: /s/ DAVID R. LITTLE
------------------------------------
    David R. Little, President

NEWMAN ACQUISITION CORPORATION

By: /s/ DAVID R. LITTLE
------------------------------------
    David R. Little, President

NEWMAN COMMUNICATIONS
CORPORATION

By: /s/ GLENN A. LITTLE
------------------------------------
    Glenn A. Little, President

LITTLE & COMPANY INVESTMENT
SECURITIES

By: /s/ GLENN A. LITTLE
------------------------------------
    Glenn A. Little, President

                                  SCHEDULE 4.2

     The Company currently has 1,650,000 Class C Warrants outstanding. Each Class C Warrant allows the holder to purchase one share of Company Common Stock at $2.00 per share until November 22, 1996. The form of the Class C Warrant certificate is attached as Exhibit A hereto.

                                  SCHEDULE 4.9

     The Company will issue 1,693,564 shares of Company Common Stock to Halter Financial Group, Inc., a Texas corporation subsequent to the date of this Agreement.

                                 SCHEDULE 4.20

               NAME OF EMPLOYEE:                                      POSITIONS:
------------------------------------------------  --------------------------------------------------
Glenn A. Little.................................  Chairman of the Board and President
Patricia de Little..............................  Director, Vice President, Secretary and Treasurer

                                 SCHEDULE 4.25

                                 BANK ACCOUNTS

      NationsBank of Texas, N.A.                  Sunwest Bank of Albuquerque, N.A.
      Post Office Box 831547                      Post Office Box 25500
      Dallas, Texas 75283-1547                    Albuquerque, New Mexico 87125-0500
      (800) 462-6289                              (505) 765-2600
      Business Economy Checking                   Funds Checking
      Account Number 423-003953-7                 Account Number 00-0109-652297

                                  APPENDIX C:
                      ARTICLES 5.12 AND 5.13 OF THE TEXAS
                            BUSINESS CORPORATION ACT

          ARTICLES 5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                  APPENDIX D:
                      SECTIONS 53-15-3 AND 53-15-4 OF THE
                      NEW MEXICO BUSINESS CORPORATION ACT

    SECTIONS 53-15-3 AND 53-15-4 OF THE NEW MEXICO BUSINESS CORPORATION ACT

53-15-3  RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

     A. Any shareholder of a corporation may dissent from, and obtain payment for the shareholder's shares in the event of, any of the following corporate actions:

          (1) any plan of merger or consolidation to which the corporation is a party, except as provided in Subsection C of this section;

          (2) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

          (3) any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

          (4) any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

             (a) alters or abolishes a preferential right of such shares;

             (b) creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

             (c) alters or abolishes an existing preemptive right of the holder of such shares to acquire shares or other securities; or

             (d) excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

          (5) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

             (1) A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

             (2) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and Section 53-15-4 NMSA 1978 if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

     C. The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

     D. A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

53-15-4  RIGHTS OF DISSENTING SHAREHOLDERS.

     A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the share holder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten-day or twenty-five-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporation, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of their value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

     C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve-months' period ended on the date of the balance sheet.

     D. If within thirty days after the date on which the corporate action was effected the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the share.

     E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of the shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on an amendment thereof. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in the shares.

     F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Such expenses include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

     H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is [are] transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                  APPENDIX E:
                    ARTICLES OF INCORPORATION OF THE COMPANY

                             ARTICLES OF CORRECTION

     Pursuant to Article 1302-7.01 of the Texas Revised Civil Statutes, the undersigned corporation hereby submits the following Articles of Correction:

          1. The name of the corporation is Index, Inc.

          2. The instrument to be corrected is the Restated Articles of Incorporation (the "Restated Articles") filed with the Secretary of State of the State of Texas on August 12, 1996.

          3. Sections B(3)(d) (entitled "Voting"), B(3)(e) and B(3)(f) of
     Article IV of the Restated Articles are erroneously numbered; such Sections should be numbered B(3)(e), B(3)(f) and B(3)(g), respectively. Additionally, Sections B(3)(d) (entitled "Voting") and B(3)(e) of Article IV of the Restated Articles contain erroneous references to Series A Preferred Stock; such references should be to Series B Preferred Stock.

          4. Sections B(3)(d) (entitled "Voting"), B(3)(e) and B(3)(f) of
     Article IV of the Restated Articles are hereby corrected to read as follows:

             "(e) Voting. Each share of Series B Preferred Stock shall entitle the holder thereof to one-tenth ( 1/10) of one vote on each matter presented to the shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series B Preferred Stock shall not be entitled to vote as a class on any matter except as required by law."

             "(f) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series B Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein."

             "(g) Stated Value. The stated value of the Series B Preferred Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation."

                                          INDEX, INC.

                                          By: /s/  DAVID R. LITTLE
                                            David R. Little
                                            Chairman and Chief Executive Officer

Date: September 17, 1996

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  INDEX, INC.

                                  ARTICLE ONE

     Index, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  ARTICLE TWO

     The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

          The total number of shares of stock of all classes which the Corporation shall have authority to issue has been increased from 102,000,000 shares to 110,000,000 shares. Further, the designated Common Stock, Preferred Stock and Convertible Preferred Stock have each been designated as a series.

                                 ARTICLE THREE

     Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 2nd day of August, 1996.

                                  ARTICLE FOUR

     The number of shares outstanding was 100, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 100. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to Article 9.10 and any written notice required by Article 9.10 has been given.

                                  ARTICLE FIVE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Index, Inc. (the "Corporation").

                                   ARTICLE II

                                    DURATION

     The period of its duration is perpetual.

                                  ARTICLE III

                                    PURPOSE

     The purpose or purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares of the par value of $.01 each shall be designated common stock ("Common Stock") and 10,000,000 shares of the par value of $1.00 each shall be designated serial preferred stock ("Preferred Stock"). A statement of all of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and the Preferred Stock is as follows:

     A. Common Stock.

     1. Dividends. Subject to any rights of the Preferred Stock or any series thereof and the conditions set forth in paragraph B of this Article IV or in any resolution of the Board of Directors of the Corporation providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held on each matter presented to shareholders generally. Notwithstanding the foregoing, the Corporation may, without the approval or consent of any holder of the Common Stock, amend these Articles of Incorporation in any manner that would solely effect changes in the preferences, limitations and relative rights of one or more series of stock of the corporation which has been established pursuant to the authority granted the Board of Directors of the corporation pursuant to paragraph B of this Section 2 if (x) such amendment is approved by the holders of a majority of the outstanding shares of the series of stock so affected and (y) the preferences, limitations and relative rights of such series after giving effect to such amendment and of any new series that may be established as a result of a reclassification of such series are, in each case, no greater than those preferences, limitations and rights permitted to be fixed and determined by the Board of Directors of the corporation with respect to the establishment of any new series of shares pursuant to the authority granted the Board of Directors of the corporation in these Articles of Incorporation.

     B. Preferred Stock.

     1. Authorized Shares. The Preferred Stock may be divided into and issued in one or more series. Of the 10,000,000 authorized shares of Preferred Stock, (i) 1,000,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), (ii) 1,000,000 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (iii) 8,000,000 shares are available for future designation as provided herein.

     2. Series A Preferred Stock

     The holders of the Series A Preferred Stock shall have the following rights and preferences:

          (a) Dividends. The holders of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Corporation in respect thereof.

          (b) Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive $100.00 in cash and no more for each share of Series A Preferred Stock held by them, before any distribution of the assets of the Corporation shall be made to the holders of any other outstanding shares of the Corporation, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. The holders of shares of Series A Preferred Stock shall be entitled to no further participation in any distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series A Preferred Stock are insufficient to permit the payment to holders of Series A Preferred Stock of $100.00 per share then the assets of the Corporation shall be distributed to the holders of shares of Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled.

          (c) Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Corporation. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation shall have the status of treasury shares of Preferred Stock until such time as such shares are cancelled pursuant to the provisions of the Act.

          (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth ( 1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

          (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein.

     3. Series B Preferred Stock

     The holders of the Series B Preferred Stock shall have the following rights and preferences:

          (a) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of six percent (6%) per annum of the stated value and no more. These dividends are payable in cash monthly on the last day of each month. The first dividend, after the issuance of such shares, shall be payable on the last day of the month of issuance. Dividends will accrue from the date the shares of Series B Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends will be payable before any dividends are paid, declared, or set apart for any other capital stock of the Corporation. Dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Corporation. The holders of shares of Series B Preferred Stock shall not be entitled to receive any other dividends or distributions.

          (b) Liquidation, Dissolution and Winding Up. Subject to the rights of the holders of the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Corporation shall be made to the holders of any other class or series of shares of the Corporation unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series B Preferred Stock are insufficient to permit the payment to the holders of outstanding shares of Series B Preferred Stock of $100.00 per share, then the assets of the Corporation shall be distributed to the holders of outstanding shares of Series B Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. The holders of the Series B Preferred Stock shall also be entitled to participate on a pro rata basis (based on the outstanding number of shares) in any distributions made to the holders of the Common Stock or other class or series of stock that is entitled to distributions upon satisfaction of all shares entitled to preferred distribution.

        (c)  Redemption.

             (i) The Corporation, at the option of the Board of Directors, may at any time five (5) years from the date of initial issuance redeem the whole, or any part, of the outstanding shares of Series B Preferred Stock by paying $100.00 per share plus all dividends accrued, unpaid, and accumulated as provided in this Article through and including the redemption date and by giving to each record holder of Series B Preferred Stock, at his or her last known address as shown in the Corporation's records, at least twenty but not more than sixty days' notice. This redemption notice may be delivered either in person or in writing, by mail, postage prepaid and must state the shares to be redeemed, along with the date and plan of redemption, the redemption price, and the place where the shareholders may obtain payment of the redemption price on surrendering their share certificates. If only a part of the outstanding shares of Series B Preferred Stock shares are redeemed, redemption will be pro rata. No shares of Series B Preferred Stock may be redeemed unless all accrued dividends on all outstanding shares of Series B Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption must, unless the shareholder has previously exercised the option to convert the holder's shares of Series B Preferred Stock as provided herein, surrender to the Corporation the certificate for the shares at the place designated in the redemption notice and will then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares will be issued. If the redemption notice is duly given and sufficient funds are available to pay all monies herein required on the date fixed for redemption, then, whether or not the certificates representing the shares to be redeemed are surrendered, all rights with respect to the shares shall terminate on the date fixed for redemption, except for the holders' right to receive the redemption price, without interest, on surrendering their certificates.

             (ii) Shares are considered redeemed, and dividends on them cease to accrue after the date fixed for redemption, if, on or before any date fixed for redemption of the shares of Series B Preferred Stock as provided herein, the Corporation deposits as a trust fund with any bank or trust company a sum sufficient to redeem, on the date fixed for redemption, with irrevocable instructions and authority to the bank or trust company (a) to publish the redemption notice (or to complete publication already begun), and (b) to pay, on and after the date fixed for redemption or before that date, the redemption price of the shares to their holders when they surrender their certificates. The deposit is considered to constitute full payment of the shares to their holders, and from the date of the deposit the shares will no longer be considered outstanding. Moreover, the holders of the shares will cease to be shareholders with respect to the shares and will have no rights with respect to the shares, except to receive from the bank or trust company payment of the redemption price of the shares (without interest) on surrendering of the certificates unless the shares are converted to Common Stock, as provided herein. Any money so deposited on account of the redemption price of Series B Preferred Stock share which are converted after the deposit is made must be repaid immediately to the Corporation on conversion of the Series B Preferred Stock.

             (iii) Share of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares.

        (d) Conversion.

             (i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 112 shares of Common Stock. The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the Corporation. The date of conversion shall be the date of receipt by the Company or its transfer agent of the notice and the duly endorsed certificate(s).

             (ii) Neither fractional shares nor scrip or other certificates representing the shares may be issued by the Corporation on conversion of shares of Series B Preferred Stock, but the Corporation must pay in lieu thereof the full value in cash to the holders who would be entitled to receive the fractional shares but for this provision.

             (iii) The Corporation must at all time reserve out of its authorized but unissued shares of Common Stock the full number of shares deliverable on conversion of all shares hereunder from time to time outstanding. Said shares are reserved solely for the purpose of satisfying the conversion requirements.

             (iv) The number of shares and securities or other property issuable upon the conversion of the Series Preferred Stock shall be subject to adjustment from time to time in the event of any reclassification of the Common Stock, the issuance of any stock dividend or stock split in respect of the Common Stock, share exchange involving the Common Stock or other similar transaction so that the holders of the Series B Preferred Stock shall be entitle to receive on conversion of the shares of Series B Preferred Stock that number of shares and other securities or property that a holder of a share of Common Stock received in such reclassification, stock dividend, stock split, share exchange or similar transaction. Such adjustments shall be determined by the Board of Directors of the Corporation, whose determination shall be final and conclusive. Such adjustments shall be made for successive transactions.

          (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

          (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein.

          (f) Stated Value. The stated value of the Series B Preferred Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation.

     4.  Future Designations

     Subject to the provisions of paragraph A of this Article IV, the Board of Directors of the Corporation is hereby vested with authority from time to time to establish and designate such series of Preferred Stock from the authorized but unissued shares of Preferred Stock as it may deem desirable, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law, setting forth the designation of the series and fixing and determining the relative rights and preferences thereof or so much thereof as shall not be fixed and determined herein. The Board of Directors may increase or decrease the number of shares of a series by adopting a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, no decrease may reduce the number of shares within a series to less than the number of shares within such series that are then issued.

     C. Provisions Applicable to All Stock.

     1. Voting Rights. The holders of a majority of the shares of the Corporation's stock of any class entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Subject to the provisions of paragraph A of this Article IV, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, except with respect to certain actions, which require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation unless any class of stock of the Corporation is entitled to vote as a class thereon, in which event the action shall be approved upon the affirmative vote of the holders of a majority of the outstanding shares within each class entitled to vote as a class thereon as well as a majority of the outstanding shares. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     2. Preemptive Rights. No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE V

                 MAJORITY VOTE FOR APPROVAL OF CERTAIN ACTIONS

     If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the Corporation is required, any provision of the Texas Business Corporation Act, as the same may be amended from time to time, would, but for this Article V, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter.

                                   ARTICLE VI

                                WRITTEN CONSENTS

     Except for the election of directors of the Corporation, who when elected by shareholders shall be elected at either an annual or special meeting of shareholders called for such purpose, any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE VII

                            COMMENCEMENT OF BUSINESS

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars consisting of money, labor done, or property actually received.

                                  ARTICLE VIII

                          REGISTERED OFFICE AND AGENT

     The street address of its initial registered office is 5555 San Felipe, 17th Floor, Houston, Texas 77056 and the name of its initial registered agent at such address is Gary A. Messersmith.

                                   ARTICLE IX

                                   DIRECTORS

     (A) Number of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The number of Directors constituting the initial

Board of Directors is one (1). The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act.

     (B) Name and Address of Director. The name of the person who is to serve as Director until the first annual meeting of the shareholders, or until his successor is elected and qualified is DAVID R. LITTLE and his address is 580 Westlake Park Blvd., Suite 1100, Houston, Texas 77079

     (C) Directors Liability. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article IX shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE X

                      LIMITATION OF LIABILITY OF DIRECTORS

     A. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this Article VIII.

     C. Any repeal of or amendment to this Article VIII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

                                   ARTICLE XI

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     (A) Indemnification of Directors. To the fullest extent permitted by Section B and Section E of Article 2.02-1 of the Act, the Corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by Section G of said Article 2.02-1 of the Act.

     (B) Expenses of a Defendant. To the fullest extent permitted by Section K of Article 2.02-1 of the Act, reasonable expenses incurred by a director of the Corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of such proceeding, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation and the Corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Article 2.02-1 of the Act. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by said Section K of Article 2.02-1 of the Act.

     (C) Officers. Pursuant to Section O of Article 2.02-1 of the Act, the Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that the Corporation shall indemnify and pay or reimburse expenses to directors of the Corporation as set forth in subsections
(A) and (B) hereinabove.

     (D) Expenses of a Witness. To the fullest extent permitted by Section N of
Article 2.02-1 of the Act, the Corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the Corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein.

     (E) Other. In addition to the foregoing, the Corporation hereby adopts all other terms, provisions and authorizations of Article 2.02-1 of the Act, not in conflict with subsections (A), (B), (C) and (d) hereinabove, including but not limited to Sections H, I, J and O of said Article 2.02-1 of the Act. It is the intention of the Corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Article 2.02-1 of the Act for the benefit of the Corporation's directors and officers.

     (F) Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

     (G) Amendment of this Article. No amendment or repeal of this Article shall apply to or have any affect on the indemnification or reimbursement of any director or officer of the Corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal.

     (H) Amendment of the Act. In the event any provision of the Act set out in this Article is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action.

                                  ARTICLE XII

                              AMENDMENT OF BYLAWS

     The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                  ARTICLE XIII

                  POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS

     Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than thirty (30%) percent of all the shares entitled to vote at the proposed special meeting of the shareholders.

                                  ARTICLE XIV

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or these Articles of Incorporation, and all rights conferred on shareholders herein are granted subject to this reservation.

     Executed this the 12th day of August, 1996.

                                            INDEX, INC.

                                            By: /s/  DAVID R. LITTLE
                                            Name: David R. Little
                                            Title: Chairman & CEO

                                  APPENDIX F:
                             BYLAWS OF THE COMPANY

                              CORPORATE BYLAWS OF

                                  INDEX, INC.

                             (A TEXAS CORPORATION)

                               TABLE OF CONTENTS

SECTION                                       SUBJECT MATTER                                PAGE
-------         --------------------------------------------------------------------------  ----
                                           ARTICLE I.
                                        NAME AND OFFICES
1.1       Name............................................................................
1.2       Registered Office and Agent.....................................................
          (a)   Registered Office.........................................................
          (b)   Registered Agent..........................................................
          (c)   Change of Registered Office or Agent......................................
1.3       Other Offices...................................................................
                                          ARTICLE II.
                                          SHAREHOLDERS
2.1       Place of Meetings...............................................................
2.2       Annual Meetings.................................................................
2.3       Special Meetings................................................................
2.4       Notice..........................................................................
2.5       Voting List.....................................................................
2.6       Quorum..........................................................................
2.7       Requisite Vote..................................................................
2.8       Withdrawal of Quorum............................................................
2.9       Voting at Meeting...............................................................
          (a)   Voting Power..............................................................
          (b)   Exercise of Voting Power; Proxies.........................................
          (c)   Election of Directors.....................................................
2.10      Record Date for Meetings; Closing Transfer Records..............................
2.11      Action Without Meetings.........................................................
2.12      Record Date for Action Without Meetings.........................................
2.13      Preemptive Rights...............................................................
                                          ARTICLE III.
                                           DIRECTORS
3.1       Management Powers...............................................................
3.2       Number and Qualification........................................................
3.3       Election and Term...............................................................
3.4       Voting on Directors.............................................................
3.5       Vacancies.......................................................................
3.6       New Directorships...............................................................
3.7       Removal.........................................................................
3.8       Meetings........................................................................
          (a)   Place.....................................................................
          (b)   Annual Meeting............................................................
          (c)   Regular Meetings..........................................................
          (d)   Special Meetings..........................................................
          (e)   Notice and Waiver of Notice...............................................
          (f)   Quorum....................................................................
          (g)   Requisite Vote............................................................
3.9       Action Without Meetings.........................................................
3.10      Committees......................................................................
          (a)   Designation and Appointment...............................................

SECTION                                       SUBJECT MATTER                                PAGE
-------         --------------------------------------------------------------------------  ----
          (b)   Members; Alternate Members; Terms.........................................
          (c)   Authority.................................................................
          (d)   Records...................................................................
          (e)   Change in Number..........................................................
          (f)   Vacancies.................................................................
          (g)   Removal...................................................................
          (h)   Meeting...................................................................
          (i)   Quorum; Requisite Vote....................................................
          (j)   Compensation..............................................................
          (k)   Action Without Meetings...................................................
          (l)   Responsibility............................................................
3.11      Compensation....................................................................
3.12      Maintenance of Records..........................................................
                                          ARTICLE IV.
                                            NOTICES
4.1       Method of Notice................................................................
4.2       Waiver..........................................................................
                                           ARTICLE V.
                                      OFFICERS AND AGENTS
5.1       Designation.....................................................................
5.2       Election of Officers............................................................
5.3       Qualifications..................................................................
5.4       Term of Office..................................................................
5.5       Authority.......................................................................
5.6       Removal.........................................................................
5.7       Vacancies.......................................................................
5.8       Compensation....................................................................
5.9       Chairman of the Board...........................................................
5.10      President.......................................................................
5.11      Vice Presidents.................................................................
5.12      Secretary.......................................................................
5.13      Assistant Secretaries...........................................................
5.14      Treasurer.......................................................................
5.15      Assistant Treasurers............................................................
                                          ARTICLE VI.
                                        INDEMNIFICATION
6.1       Indemnification of Directors....................................................
6.2       Expenses of a Defendant.........................................................
6.3       Officers........................................................................
6.4       Expenses of a Witness...........................................................
6.5       Other...........................................................................
6.6       Insurance.......................................................................
6.7       Amendment of this Article.......................................................
6.8       Amendment of the Act............................................................

SECTION                                       SUBJECT MATTER                                PAGE
-------         --------------------------------------------------------------------------  ----
                                          ARTICLE VII.
                          STOCK CERTIFICATES AND TRANSFER REGULATIONS
7.1       Description of Certificates.....................................................
7.2       Delivery........................................................................
7.3       Signatures......................................................................
7.4       Issuance of Certificates........................................................
7.5       Payment for Shares..............................................................
          (a)   Consideration.............................................................
          (b)   Valuation.................................................................
          (c)   Effect....................................................................
          (d)   Allocation of Consideration...............................................
7.6       Subscriptions...................................................................
7.7       Closing of Transfer Records; Record Date for Action With Meeting................
7.8       Registered Owners...............................................................
7.9       Lost, Stolen or Destroyed Certificates..........................................
          (a)   Proof of Loss.............................................................
          (b)   Timely Request............................................................
          (c)   Bond......................................................................
          (d)   Other Requirements........................................................
7.10      Registration of Transfers.......................................................
          (a)   Endorsement...............................................................
          (b)   Guaranty and Effectiveness of Signature...................................
          (c)   Adverse Claims............................................................
          (d)   Collection of Taxes.......................................................
          (e)   Additional Requirements Satisfied.........................................
7.11      Restrictions on Transfer and Legends on Certificates............................
          (a)   Shares in Classes or Series...............................................
          (b)   Restriction on Transfer...................................................
          (c)   Preemptive Rights.........................................................
          (d)   Unregistered Securities...................................................
                                         ARTICLE VIII.
                                       GENERAL PROVISIONS
8.1       Distributions...................................................................
          (a)   Declaration and Payment...................................................
          (b)   Record Date...............................................................
8.2       Reserves........................................................................
8.3       Books and Records...............................................................
8.4       Annual Statement................................................................
8.5       Contracts and Negotiable Instruments............................................
8.6       Fiscal Year.....................................................................
8.7       Corporate Seal..................................................................
8.8       Resignations....................................................................
8.9       Amendment of Bylaws.............................................................
8.10      Construction....................................................................
8.11      Telephone Meetings..............................................................
8.12      Table of Contents; Captions.....................................................   18

                                   BYLAWS OF
                                  INDEX, INC.
                             (A TEXAS CORPORATION)

                                   ARTICLE I.

                                NAME AND OFFICES

     1.1 Name. The name of the Corporation is INDEX, INC. hereinafter referred to as the "Corporation."

     1.2 Registered Office and Agent. The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Texas, subject to the following provisions:

          (a) Registered Office. The Corporation shall establish and continuously maintain in the State of Texas a registered office which may be, but need not be, the same as its place of business.

          (b) Registered Agent. The Corporation shall designate and continuously maintain in the State of Texas a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with such registered office, or a domestic corporation or a foreign corporation authorized to transact business in the State of Texas, having a business office identical with such registered office.

          (c) Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, upon the filing in the Office of the Secretary of State of Texas of a statement setting forth the facts required by law, and executed for the Corporation by its President or a Vice President.

     1.3 Other Offices. The Corporation may also have offices at such other places within and without the State of Texas as the Board of Directors may, from time to time, determine the business of the Corporation may require.

                                  ARTICLE II.

                                  SHAREHOLDERS

     2.1 Place of Meetings. Each meeting of the shareholders of the Corporation is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Texas, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held after the close of the fiscal year of the Corporation on a day to be selected by the Board of Directors; provided, however, that the failure to hold the annual meeting within the designated period of time or on the designated date shall not work a forfeiture or dissolution of the Corporation.

     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the President. Special meetings of the shareholders shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of shareholders, and shall be limited to the purposes stated in the notice therefor.

     2.4 Notice. Written or printed notice of the meeting stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the President, the Secretary or a majority of the members of the Board of Directors calling the meeting, to each shareholder entitled to vote at such meeting as

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

determined in accordance with the provisions of Section 2.10 hereof. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, with postage thereon prepaid, addressed to the shareholder entitled thereto at his address as it appears on the share transfer records of the Corporation.

     2.5 Voting List. The officer or agent having charge and custody of the share transfer records of the Corporation, shall prepare, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and containing the address and number of voting shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation for a period of not less than ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to identity of the shareholders entitled to examine such list or share ledger or transfer book and to vote at any such meeting of the shareholders.

     2.6 Quorum. The holders of a majority of the shares of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws. The shareholders represented in person or by proxy at a meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.7 Requisite Vote. If a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock having voting power and casting a vote thereon, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the Articles of Incorporation or of these Bylaws, a different vote shall be required or permitted, in which case such express provision shall govern and control the determination of such question.

     2.8 Withdrawal of Quorum. If a quorum is present at the time of commencement of any meeting, the shareholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.

     2.9 Voting at Meeting. Voting at meetings of shareholders shall be conducted and exercised subject to the following procedures and regulations:

          (a) Voting Power. In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of shareholders, each shareholder of the capital stock of the Corporation having voting power shall be entitled to one (1) vote for each such share held in his name on the records of the Corporation, except to the extent otherwise specified by the Articles of Incorporation.

          (b) Exercise of Voting Power; Proxies. At any meeting of the shareholders, every holder of the shares of capital stock of the Corporation entitled to vote at such meeting may vote either in person, or by proxy executed in writing by such shareholder. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder, shall be treated as an execution in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise stated therein. A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (a) a pledgee; (b) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (c) a creditor of the Corporation who extended its credit under terms requiring the appointment;
     (d) an employee of the Corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created under Section B of Article 2.30 of the Texas Business Corporation Act, as amended (the "Act").

     Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with the provisions of paragraph (c) below of this Section 2.9. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

          (c) Election of Directors. Directors shall be elected in accordance with Section 3.4 of these Bylaws.

     2.10 Record Date for Meetings; Closing Transfer Records. As more specifically provided in Article 7, Section 7.7 hereof, the Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the share transfer records for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be deemed the record date.

     2.11 Action Without Meetings. Any action required by the Act, the Articles of Incorporation or these Bylaws to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all of the shares entitled to vote on the action were present and voted, provided that such action is done in compliance with Section 9.10 of the Act. Any such executed written consent, or an executed counterpart thereof, shall be placed in the minute book of the Corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required under Section 2.12 hereof, a consent or consents signed by the holders of a majority of the shares of the capital stock issued and outstanding and entitled to vote on the action that is the subject of the consent are delivered to the Corporation.

     2.12 Record Date for Action Without Meetings. Unless a record date shall have previously been fixed or determined by the Board of Directors as provided in Section 2.10 hereof, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by statute or the Articles of Incorporation, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date in which the Board of Directors adopts a resolution taking such prior action.

     2.13 Preemptive Rights. Unless otherwise determined by the Board of Directors in the manner provided under the Act, no holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by the Articles of Incorporation, as amended, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor, unless otherwise determined by the Board of Directors in the manner provided under the Act shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

                                  ARTICLE III.

                                   DIRECTORS

     3.1 Management Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     3.2 Number and Qualification. The Board of Directors shall consist of not less than one (1) member nor more than ten (10) members; provided, however, the initial Board of Directors shall consist of one (1) member. Directors need not be residents of the State of Texas nor shareholders of the Corporation. Each Director shall qualify as a Director following election as such by agreeing to act or acting in such capacity. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors or shareholders without the necessity of a written amendment to the Bylaws of the Corporation; provided, however, no decrease shall have the effect of shortening the term of any incumbent Director.

     3.3 Election and Term. Members of the Board of Directors shall hold office until the annual meeting of shareholders and until their successors shall have been elected and qualified. At the annual meeting of the shareholders, the shareholders entitled to vote in an election of Directors shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected, and until his successor shall be elected and qualified or until his death, resignation or removal, if earlier.

     3.4 Voting on Directors. Directors shall be elected by the vote of the holders of a plurality of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. Cumulative voting in the election of Directors is expressly prohibited.

     3.5 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though less than a quorum of the Board of Directors. For purposes of these Bylaws, a "vacancy" shall be defined as an unfilled directorship arising by virtue of the death, resignation or removal of a Director theretofore duly elected to serve in such capacity in accordance with the relevant provisions of these Bylaws. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

     3.6 New Directorships. Any directorship to be filled by reason of an increase in the number of Directors actually serving as such shall be filled by election at an annual meeting of the shareholders or at a special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders, provided that the Board of Directors may not fill more than two
(2) such directorships during the period between any two (2) successive annual meetings of shareholders.

     3.7 Removal. Any Director may be removed either for or without cause at any duly convened special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at any meeting and entitled to vote for the election of such Director, provided notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.8 Meetings. The meetings of the Board of Directors shall be held and conducted subject to the following regulations:

          (a) Place. Meetings of the Board of Directors of the Corporation, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Texas, as may be specified in the respective notices, or waivers of notice, thereof.

          (b) Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held (either within or without the State of Texas), for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be required.

          (c) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place or places as shall from time to time be determined and designated by the Board.

          (d) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Corporation on notice of two (2) days to each Director either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

          (e) Notice and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          (f) Quorum. At all meetings of the Board of Directors, a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, until a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (g) Requisite Vote. In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of the Board of Directors, each Director present at such meeting shall have one (1) vote. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     3.9 Action Without Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted by law to be taken at any meetings of the Board of Directors, or any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed in the minutes or proceedings of the Board of Directors or committee.

     3.10 Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

          (a) Designation and Appointment. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate.

          (b) Members; Alternate Members; Terms. Each Committee thus designated and appointed shall consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board, replace absent or disqualified members at any meeting of that committee. The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

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

          (c) Authority. Each Committee, to the extent provided in the resolution of the Board creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

          (d) Records. Each such Committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

          (e) Change in Number. The number of members or alternate members of any Committee appointed by the Board of Directors, as herein provided, may be increased or decreased (but not below two) from time to time by appropriate resolution adopted by a majority of the entire Board of Directors.

          (f) Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.10.

          (g) Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the entire Board, whenever in its judgment the best interests of the Corporation will be served thereby.

          (h) Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

          (i) Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members and alternate members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

          (j) Compensation. Appropriate compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the action of a majority of the entire Board of Directors pursuant to the provisions of Section 3.11 hereof.

          (k) Action Without Meetings. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall become a part of the record of such committee.

          (l) Responsibility. Notwithstanding any provision to the contrary herein, the designation and appointment of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member or alternate member thereof, of any responsibility imposed upon it or him by law.

     3.11 Compensation. By appropriate resolution of the Board of Directors, the Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum (as determined from time to time by the vote of a majority of the Directors then in office) for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in another capacity and receiving compensation therefor. Members of special or standing committees may, by appropriate resolution of the Board of Directors, be allowed similar reimbursement of expenses and compensation for attending committee meetings.

     3.12 Maintenance of Records. The Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the State, outside the State of Texas or at such place or places as they may, from time to time, determine.

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

                                   ARTICLE IV

                                    NOTICES

     4.1 Method of Notice. Whenever under the provisions of the Act or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to Directors or shareholders may also be given by telegram.

     4.2 Waiver. Whenever any notice whatever is required to be given under the provisions of the Act or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by such person or persons, whether in person or by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except as provided in Section 3.8(e) hereof.

                                   ARTICLE V

                              OFFICERS AND AGENTS

     5.1 Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of the offices of:

          (a) President and Secretary; and

          (b) Such other offices and officers (including a Chairman of the Board, one or more Vice Presidents and a Treasurer) and assistant officers and agents as the Board of Directors shall deem necessary.

     5.2 Election of Officers. Each officer designated in Section 5.1(a) hereof shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each officer or agent designated in Section 5.1(b) above may be elected by the Board at any meeting.

     5.3 Qualifications. No officer or agent need be a shareholder of the Corporation or a resident of Texas. No officer or agent is required to be a Director, except the Chairman of the Board. Any two or more offices may be held by the same person.

     5.4 Term of Office. Unless otherwise specified by the Board of Directors at the time of election or appointment, or by the express provisions of an employment contract approved by the Board, the term of office of each officer and each agent shall expire on the date of the first meeting of Directors next following the annual meeting of shareholders each year. Each such officer or agent shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.

     5.5 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     5.6 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.7 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors.

     5.8 Compensation. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

     5.9 Chairman of the Board. If a Chairman of the Board is elected, he shall be chosen from among the Directors and shall be the chief executive and principal officer of the Corporation. He shall have the power to call special meetings of the shareholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the shareholders and of the Board of Directors, unless he shall be absent or unless he shall, at his election, designate the President to preside in his stead. The Chairman of the Board shall be responsible for the operations and business affairs of the Corporation and shall possess all of the powers granted by the Bylaws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation. He shall, in general, have supervisory power over the President and all other officers and the business activities of the Corporation, subject to the discretion of the Board of Directors.

     5.10 President. Subject to the supervision of the Chairman of the Board, or in the absence of the election of a Chairman of the Board, the President shall be the chief executive officer of the Corporation; shall preside at all meetings of the shareholders and the Board of Directors; shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

     5.11 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by a majority vote of the Board of Directors, shall, in the prolonged absence or disability of the President (and Chairman of the Board, if one is elected), perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the chief executive officer may from time to time delegate.

     5.12 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders of the Corporation and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or President. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     5.13 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the chief executive officer may from time to time delegate.

     5.14 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President (and Chairman of the Board, if one is elected) and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in

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

case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control owned by the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate.

     5.15 Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate.

                                  ARTICLE VI.

                                INDEMNIFICATION

     6.1 Indemnification of Directors. To the fullest extent permitted by Section B and Section E of Article 2.02-1 of the Act, the corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by Section G of said Article 2.02-1 of the Act.

     6.2 Expenses of a Defendant. To the fullest extent permitted by Section K of Article 2.02-1 of the Act, reasonable expenses incurred by a director of the corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition of such proceeding, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and the corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Article 2.02-1 of the Act. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by said Section K of
Article 2.02-1 of the Act.

     6.3 Officers. Pursuant to Section O of Article 2.02-1 of the Act, the corporation shall indemnify and advance expenses to an officer of the corporation to the same extent that the corporation shall indemnify and pay or reimburse expenses to directors of the corporation as set forth in subsections
(a) and (b) hereinabove.

     6.4  Expenses of a Witness. To the fullest extent permitted by Section N of
Article 2.02-1 of the Act, the corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein.

     6.5 Other. In addition to the foregoing, the corporation hereby adopts all other terms, provisions and authorizations of Article 2.02-1 of the Act, not in conflict with subsections (a), (b), (c) and (d) hereinabove, including but not limited to Sections H, I, J and O of said Article 2.02-1 of the Act. It is the intention of the corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Article 2.02-1 of the Act for the benefit of the corporation's directors and officers.

     6.6 Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

     6.7 Amendment of this Article. No amendment or repeal of this Article VI shall apply to or have any affect on the indemnification or reimbursement of any director or officer of the corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal.

     6.8 Amendment of the Act. In the event any provision of the Act set out in this Article VI is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action. The corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in some action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.

                                  ARTICLE VII.

                  STOCK CERTIFICATES AND TRANSFER REGULATIONS

     7.1 Description of Certificates. The shares of the capital stock of the Corporation shall be represented by certificates in the form approved by the Board of Directors and signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof. Each certificate shall state on the face thereof the name of the holder, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of shares covered thereby or a statement that such shares are without par value, and such other matters as are required by law. At such time as the Corporation may be authorized to issue shares of more than one class or any class in series, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, as required by the laws of the State of Texas.

     7.2 Delivery. Every holder of the capital stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the class of capital stock and the number of shares represented thereby as owned or held by such shareholder in the Corporation.

     7.3 Signatures. The signatures of the President, Vice President, Secretary or Assistant Secretary upon a certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon any such certificate or certificates, shall cease to serve as such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued and delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers of the Corporation.

     7.4 Issuance of Certificates. Certificates evidencing shares of its capital stock (both treasury and authorized but unissued) may be issued for such consideration (not less than par value, except for treasury shares which may be issued for such consideration) and to such persons as the Board of Directors may determine from time to time. Shares shall not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     7.5 Payment for Shares. Consideration for the issuance of shares shall be paid, valued and allocated as follows:

          (a) Consideration. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received.

          (b) Valuation. In the absence of fraud in the transaction, the determination of the Board of Directors as to the value of consideration received shall be conclusive.

          (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between the stated capital and capital surplus accounts.

     7.6 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class and series. In case of default in the payment of any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

     7.7 Closing of Transfer Records; Record Date for Action With Meetings. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that share transfer records shall be closed for a stated period of time not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, as aforesaid, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days, and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     7.8 Registered Owners. Prior to due presentment for registration of transfer of a certificate evidencing shares of the capital stock of the Corporation in the manner set forth in Section 7.10 hereof, the Corporation shall be entitled to recognize the person registered as the owner of such shares on its records (or the records of its duly appointed transfer agent, as the case may be) as the person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Texas.

     7.9 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following conditions:

          (a) Proof of Loss. Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken; and

          (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

          (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner hereinbelow set forth) of the shares represented by the certificate before receiving such notification, such prior registered owner of record shall be precluded from making any claim against the Corporation for the transfer required hereunder or for a new certificate.

     7.10 Registration of Transfers. Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

          (a) Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate; and

          (b) Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective; and

          (c) Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim; and

          (d) Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

          (e) Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

     7.11  Restrictions on Transfer and Legends on Certificates.

          (a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificate shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations, and relative rights of the shares of each such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

          (b) Restriction on Transfer. Any restrictions imposed or agreed to by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may however state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

          (c) Preemptive Rights. The preemptive rights of a shareholder to acquire unissued or treasury shares of the Corporation which are denied by the Articles of Incorporation must be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State.

          (d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

     8.1 Distributions. Subject to the provisions of the Act, as amended, and the Articles of Incorporation, distributions of the Corporation shall be declared and paid pursuant to the following regulations:

          (a) Declaration and Payment. Distributions on the issued and outstanding shares of capital stock of the Corporation required or allowed by the Articles of Incorporation to receive such distribution may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock. Such declaration and payment shall be at the discretion of the Board of Directors.

          (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any distribution, such record date to be not more than sixty
     (60) days prior to the payment date of such distribution, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such distribution. In the absence of action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such distribution shall be the record date.

     8.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall maintain books and records of account and shall prepare and maintain minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and present shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them.

     8.4 Annual Statement. The Board of Directors shall present at or before each annual meeting of shareholders a full and clear statement of the business and financial condition of the Corporation, including a reasonably detailed balance sheet and income statement under current date.

     8.5 Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, or the Chief Operating Officer, if any, or the President of the Corporation. The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution of the Board of Directors. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

     8.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     8.7 Corporate Seal. The Corporation seal shall be in such form as may be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     8.8 Resignations. Any director, officer or agent may resign his office or position with the Corporation by delivering written notice thereof to the President or the Secretary. Such resignation shall be effective at the time specified therein, or immediately upon delivery if no time is specified. Unless otherwise specified therein, an acceptance of such resignation shall not be a necessary prerequisite of its effectiveness.

     8.9 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed and new Bylaws adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

     8.10 Construction. Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion or provision of these Bylaws shall be held invalid or inoperative, then, so far as is reasonable and possible: (1) the remainder of these Bylaws shall be considered valid and operative, and (2) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.

     8.11 Telephone Meetings. Shareholders, Directors, or members of any committee may hold any meeting of such shareholders, Directors or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other and actions taken at such meetings shall have the same force and effect as if taken at a meeting at which persons were present and voting in person. The Secretary of the Corporation shall prepare a memorandum of the action taken.

     8.12 Table of Contents; Captions. The table of contents and captions used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     IN DUE CERTIFICATION WHEREOF, the undersigned, being the Secretary of INDEX, INC. confirms the adoption and approval of the foregoing Bylaws,
effective as of the      day of             , 1996.

                                            ------------------------------------
                                            Name:

                                            ------------------------------------
                                            Title: Secretary

                         INDEX TO FINANCIAL STATEMENTS

INDEX, INC.
     Report of Independent Auditors...................................................    F-2
     Balance Sheet....................................................................    F-3
     Notes to Balance Sheet...........................................................    F-4
SEPCO INDUSTRIES, INC.
  Year Ended December 31, 1995
     Report of Independent Auditors...................................................    F-5
     Consolidated Balance Sheets......................................................    F-6
     Consolidated Statements of Earnings..............................................    F-7
     Consolidated Statements of Shareholders' Equity..................................    F-8
     Consolidated Statements of Cash Flows............................................    F-9
     Notes to Consolidated Financial Statements.......................................   F-10
  Six Months Ended June 30, 1996 (unaudited)
     Condensed Consolidated Balance Sheets............................................   F-19
     Condensed Consolidated Statements of Earnings....................................   F-20
     Condensed Consolidated Statements of Cash Flows..................................   F-21
     Notes to Condensed Consolidated Financial Statements.............................   F-22
NEWMAN COMMUNICATIONS CORPORATION
  Nine Months Ended December 31, 1995
     Independent Auditor's Report.....................................................   F-24
     Balance Sheets...................................................................   F-25
     Statements of Operations.........................................................   F-26
     Statements of Cash Flows.........................................................   F-27
     Statements of Changes in Shareholders' Equity....................................   F-28
     Notes to Financial Statements....................................................   F-29
  Six Months Ended June 30, 1996 (unaudited)
     Balance Sheet....................................................................   F-31
     Statements of Operations.........................................................   F-32
     Statement of Cash Flows..........................................................   F-34
     Notes to Financial Statements....................................................   F-35

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Index, Inc.

     We have audited the accompanying balance sheet of Index, Inc., as of July 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Index, Inc., at July 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
August 6, 1996

                                  INDEX, INC.

                                 BALANCE SHEET
                                 JULY 31, 1996

                                     ASSETS

Cash................................................................................  $1,000
                                                                                      ------
Total Assets........................................................................  $1,000
                                                                                      ======
                             SHAREHOLDERS' EQUITY
Series A Preferred Stock, 1/10th vote per share; $1.00 par value; liquidation preference of $100 per share; authorized shares -- 1,000,000; issued and outstanding -- none
Series B Convertible Preferred Stock, 1/10th vote per share; $1.00 par value; $100 stated value; liquidation preference of $100 per share; authorized shares -- 1,000,000; issued and outstanding -- none
Common Stock, $.01 par value; authorized shares 100,000,000; issued and
  outstanding -- 100 shares.........................................................  $    1
Paid-in capital.....................................................................     999
                                                                                      ------
Total Shareholders' Equity..........................................................  $1,000
                                                                                      ======

                          See notes to balance sheet.

                                  INDEX, INC.

                             NOTES TO BALANCE SHEET
                                 JULY 31, 1996

1. THE COMPANY

     Index, Inc. (the "Company") was incorporated on July 26, 1996 in the State of Texas. The Company was formed to facilitate a proposed reorganization transaction whereby subsequent to July 31, 1996 the Company will become a public holding company and acquire 100% of the outstanding capital stock of Sepco Industries, Inc. ("Sepco"), a private distribution company with revenues approximating $120 million, and Newman Communications Corporation ("Newman"), an inactive public entity with nominal net tangible assets. The Company's only transaction to date has been the issuance of 100 shares of Common Stock for $1,000.

     Contemporaneously with the proposed reorganization transaction, the Company will file a registration statement on Form S-4 with the Securities and Exchange Commission to register 18,584,400 shares of its Common Stock, 19,500 shares of its Series B Convertible Preferred Stock and 3,366 shares of its Series A Preferred Stock. Because the Company and Newman are non-operating entities with nominal tangible net assets, the proposed transaction will be accounted for as a recapitalization of Sepco into the Company and an issuance of shares for the net tangible assets of Newman. Accordingly, the historical financial statements for the Company will be those of Sepco. The proposed reorganization transaction is subject to the approval by vote of the shareholders of record of both Sepco and Newman.

2. SHAREHOLDERS' EQUITY

     The holders of Series B Convertible Preferred Stock would have the right to convert each share into 112 shares of Common Stock at any time. The Series B Convertible Preferred Stock provides for a cumulative 6% dividend. The Company's Board of Directors may at any time five years from the date of issuance redeem the Series B Convertible Preferred Stock for $110 per share. The Company must at all times reserve out of its authorized but unissued shares of Common Stock the full number of shares deliverable upon conversion of any outstanding shares of Series B Convertible Preferred Stock.

     In the event of liquidation, the holders of Series A Preferred Stock would be entitled to receive $100 for each share and are first in priority. The holders of Series A Preferred Stock would not be entitled to participate in the distribution of assets exceeding the $100 per share liquidation preference. The holders of Series B Convertible Preferred Stock would be entitled to receive $100 for each share upon liquidation and would be entitled to participate in the distribution of assets exceeding the liquidation preferences on a ratable basis with the holders of Common Stock. An additional 8,000,000 shares of preferred stock have been authorized and are available for future designation as provided in the Company's articles of incorporation.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
SEPCO Industries, Inc.

     We have audited the accompanying consolidated balance sheets of SEPCO Industries, Inc., as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SEPCO Industries, Inc., at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 6 to the financial statements, in 1993 SEPCO Industries, Inc., changed its method of accounting for income taxes.

                                            ERNST & YOUNG LLP

Houston, Texas
March 22, 1996,
except for Notes 8 and 10, as to which the date is August 7, 1996

                             SEPCO INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                    DECEMBER 31,
                                                                                                 -------------------
                                                                                                  1995        1994
                                                                                                 -------     -------
                                                                                                    (IN THOUSANDS
                                                                                                 EXCEPT SHARE DATA)
Current assets:
  Cash.........................................................................................  $ 1,492     $   889
  Trade accounts receivable, net of allowance for doubtful accounts of $200,000 in 1995 and
    $250,000
    in 1994....................................................................................   15,892      13,648
  Inventory....................................................................................   16,706      15,068
  Prepaid expenses and other current assets....................................................      813         797
  Deferred income taxes........................................................................      170         191
                                                                                                 -------     -------
Total current assets...........................................................................   35,073      30,593
Property and equipment, net....................................................................    6,744       6,065
Other assets:
  Notes receivable from officers and shareholders..............................................      640         771
  Intangible assets, net of accumulated amortization of $1,394,000 in 1995 and $1,105,000 in
    1994.......................................................................................      797         734
                                                                                                 -------     -------
                                                                                                   1,437       1,505
                                                                                                 -------     -------
        Total assets...........................................................................  $43,254     $38,163
                                                                                                 =======     =======
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable.......................................................................  $ 6,435     $ 5,711
  Employee compensation........................................................................    1,129         895
  Other accrued liabilities....................................................................    1,419       2,092
  Current portion of long-term debt............................................................    1,888       1,566
  Current portion of subordinated debt.........................................................      235         318
                                                                                                 -------     -------
Total current liabilities......................................................................   11,106      10,582
  Long-term debt, less current portion.........................................................   20,130      17,082
  Subordinated debt, less current portion......................................................    1,145       1,379
  Deferred compensation........................................................................      380         293
  Deferred income taxes........................................................................      205         119
Equity subject to redemption -- Notes 7 and 10:
  Preferred Stock, 1,496 shares and 3,927 shares in 1995 and 1994, respectively................      150         393
  Class A convertible preferred stock, 4,500 shares............................................      450          --
  Class A common stock, 272,000 shares and 322,400 shares in 1995 and 1994, respectively.......    1,888       1,831
Shareholders' equity:
  Preferred stock, nonvoting, noncumulative $1 par value; liquidation preference of $100 per share:
    Authorized shares -- 1,000,000
    Issued and outstanding shares -- 10,098, including 1,496 shares and 3,927 shares subject to
     redemption in 1995 and 1994, respectively -- Notes 7 and 10...............................        9           6
  Class A convertible preferred stock, nonvoting, cumulative $100 par value; liquidation preference of $100 per share:
    Authorized shares -- 1,000,000
    Issued and outstanding shares -- 19,500 in 1995, including 4,500 shares subject to
     redemption -- Notes 7 and 10..............................................................    1,500          --
  Class B convertible preferred stock, nonvoting, cumulative $100 par value; liquidation preference of $100 per share:
    Authorized shares -- 1,000,000
    Issued and outstanding shares -- none......................................................       --          --
  Class A common stock, $.01 par value:
    Authorized shares -- 10,000,000
    Issued and outstanding shares -- 980,300 and 1,100,500 in 1995 and 1994, including 272,000 shares and 322,400 shares subject to redemption in 1995 and 1994, respectively -- Notes 7
     and 10....................................................................................        7           8
  Class B common stock, $.01 par value; liquidation preference of $7.5075 per share:
    Authorized shares -- 10,000,000
    Issued and outstanding shares -- 176,900...................................................        2           2
  Paid-in capital..............................................................................      580       1,847
  Retained earnings............................................................................    7,399       5,151
                                                                                                 -------     -------
                                                                                                   9,497       7,014
  Less: treasury stock, 6,732 and 4,301 shares preferred and 221,401 and 81,200 shares Class A
    common in 1995 and 1994....................................................................   (1,697)       (530)
                                                                                                 -------     -------
Total shareholders' equity.....................................................................    7,800       6,484
                                                                                                 -------     -------
Total liabilities and shareholders' equity.....................................................  $43,254     $38,163
                                                                                                 =======     =======

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                    YEAR ENDED DECEMBER 31
                                                                -------------------------------
                                                                  1995        1994       1993
                                                                --------    --------    -------
                                                                (IN THOUSANDS EXCEPT PER SHARE
                                                                             DATA)
Sales.........................................................  $111,328    $102,592    $99,353
Cost of sales.................................................    82,171      75,375     72,561
                                                                --------    --------    -------
Gross profit..................................................    29,157      27,217     26,792
Selling, general, and administrative expenses.................    24,559      23,067     23,504
                                                                --------    --------    -------
Operating income..............................................     4,598       4,150      3,288
Other income..................................................       867         817        858
Interest expense..............................................    (1,953)     (1,929)    (1,800)
                                                                --------    --------    -------
                                                                  (1,086)     (1,112)      (942)
                                                                --------    --------    -------
Income before income taxes, minority interest, and cumulative
  effect of change in accounting principle....................     3,512       3,038      2,346
Provision for income taxes....................................     1,424       1,176        982
                                                                --------    --------    -------
Income before minority interest and cumulative effect of
  change in accounting principle..............................     2,088       1,862      1,364
Minority interest in earnings of subsidiaries.................        --          --       (403)
                                                                --------    --------    -------
Income before cumulative effect of change in accounting
  principle...................................................     2,088       1,862        961
Cumulative effect of change in accounting principle...........        --          --        882
                                                                --------    --------    -------
Net income....................................................  $  2,088    $  1,862    $ 1,843
                                                                ========    ========    =======
Income before cumulative effect of change in accounting
  principle per common and common equivalent share............  $   1.68    $   1.41    $  0.83
                                                                ========    ========    =======
Primary net income per common and common equivalent share.....  $   1.68    $   1.41    $  1.58
                                                                ========    ========    =======
Number of shares used to compute primary net income per common
  and common equivalent share.................................     1,244       1,319      1,163
                                                                ========    ========    =======
Fully diluted net income per common and common equivalent
  share.......................................................  $   1.61    $   1.40    $  1.55
                                                                ========    ========    =======
Number of shares used to compute fully diluted net income per
  common and common equivalent share..........................     1,293       1,328      1,187
                                                                ========    ========    =======

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                  CLASS    CLASS
                                                       CLASS A      A        B
                                          PREFERRED   PREFERRED   COMMON   COMMON   PAID-IN   RETAINED   TREASURY
                                            STOCK       STOCK     STOCK    STOCK    CAPITAL   EARNINGS    STOCK      TOTAL
                                          ---------   ---------   ------   ------   -------   --------   --------   -------
                                                                  (IN THOUSANDS EXCEPT SHARE DATA)
Balance at December 31, 1992............     $ 6       $    --     $  8      $2     $ 1,551    $2,582    $   (484)  $ 3,665
  Issuance of 10,000 shares of Class A
     common stock.......................      --            --       --      --          22        --          --        22
  Acquisition of 10,000 shares of Class
     A common stock.....................      --            --       --      --          --        --         (22)      (22)
  Increase in redemption value of Class
     A common stock subject to
     redemption.........................      --            --       --      --          --      (375)         --      (375)
  Net income............................      --            --       --      --          --     1,843          --     1,843
                                              --                     --      --
                                                        ------                      -------    ------     -------   -------
Balance at December 31, 1993............       6            --        8       2       1,573     4,050        (506)    5,133
  Issuance of 5,300 shares of Class A
     common stock.......................      --            --       --      --          25        --          --        25
  Acquisition of 5,300 shares of Class A
     common stock.......................      --            --       --      --          --        --         (24)      (24)
  Increase in redemption value of Class
     A common stock subject to
     redemption.........................      --            --       --      --          --      (512)         --      (512)
  Net income............................      --            --       --      --          --     1,862          --     1,862
                                              --                     --      --
                                                        ------                      -------    ------     -------   -------
Balance at December 31, 1994............       6            --        8       2       1,598     5,400        (530)    6,484
  Issuance of 89,800 shares of Class A
     common stock.......................      --            --        1      --         231        --          --       232
  Conversion of 210,000 shares of Class
     A common stock to 15,000 shares of
     Class A preferred stock............      --         1,500       (2)     --      (1,498)       --          --        --
  Acquisition of 140,201 shares of Class
     A common stock and 2,431 shares of
     preferred stock....................       3            --       --      --          --       526      (1,167)     (638)
  Increase in redemption value of Class
     A common stock subject to
     redemption.........................      --            --       --      --          --      (343)         --      (343)
  Preferred dividends paid..............      --            --       --      --          --       (23)         --       (23)
  Net income............................      --            --       --      --          --     2,088          --     2,088
                                              --                     --      --
                                                        ------                      -------    ------     -------   -------
Balance at December 31, 1995............     $ 9       $ 1,500     $  7      $2     $   331    $7,648    $ (1,697)  $ 7,800
                                              ==        ======       ==      ==     =======    ======     =======   =======

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31
                                                            -----------------------------------
                                                              1995         1994         1993
                                                            ---------    ---------    ---------
                                                                      (IN THOUSANDS)
Operating activities
Net income................................................  $   2,088    $   1,862    $   1,843
Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
  Cumulative effect of change in accounting principle.....         --           --         (882)
  Depreciation and amortization...........................        965        1,113        1,196
  Deferred compensation on stock option plans.............         87          146          147
  Provision (benefit) for deferred income taxes...........        109          791         (100)
  Minority interest in earnings of subsidiaries...........         --           --          403
  Gain on sale of property and equipment..................        (11)         (16)          (7)
  Changes in operating assets and liabilities:
     Trade accounts receivable............................     (1,915)        (523)        (609)
     Inventories..........................................     (1,288)        (467)        (220)
     Prepaid expenses and other assets....................        (88)          41          (51)
     Accounts payable and other accrued liabilities.......         (6)        (302)        (988)
                                                            ---------    ---------    ---------
Net cash provided by (used in) operating activities.......        (59)       2,645          732

Investing activities
Purchase of minority interest shares......................         --           --         (621)
Purchase of Cunningham Bearing net assets.................         --           --          (40)
Purchase of Bayou Pumps common stock, net of cash
  received................................................         38           --           --
Purchase of property and equipment........................       (739)        (319)        (308)
Proceeds from sale of property and equipment..............        177           60           14
Payments received on notes receivable from officers.......        172           80           86
                                                            ---------    ---------    ---------
Net cash used in investing activities.....................       (352)        (179)        (869)

Financing activities
Proceeds from debt........................................    123,261      109,295      104,123
Principal payments on revolving line of credit, long-term
  and subordinated debt, and notes payable to bank........   (121,867)    (111,689)    (103,804)
Issuance of Class A common stock..........................        232           25           22
Acquisition of common stock...............................       (589)         (24)         (22)
Preferred dividends paid..................................        (23)          --           --
Payment of loan costs.....................................         --           --          (11)
                                                            ---------    ---------    ---------
Net cash provided by (used in) financing activities.......      1,014       (2,393)         308
                                                            ---------    ---------    ---------
Increase in cash..........................................        603           73          171
Cash at beginning of year.................................        889          816          645
                                                            ---------    ---------    ---------
Cash at end of year.......................................  $   1,492    $     889    $     816
                                                            =========    =========    =========
Supplemental disclosures of noncash investing and
  financing activities:
  The Company purchased a computer system in exchange for
     cash of $23,000 and a note payable to the leasing
     company totaling $776,000
  Cash paid for:
     Interest.............................................  $   1,901    $   1,855    $   1,752
                                                            =========    =========    =========
     Income taxes.........................................  $   1,500    $     165    $     795
                                                            =========    =========    =========

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SIGNIFICANT ACCOUNTING POLICIES PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Sepco Industries, Inc. (the "Company") and its wholly owned subsidiary, Bayou Pumps, purchased December 31, 1995 (see Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation.

  Concentration of Credit Risk

     The Company sells rotating equipment to a diversified customer base in the southwestern region of the United States. The Company believes no significant concentration of credit risk exists. The Company continually evaluates the creditworthiness of its customers' financial positions and monitors accounts on a periodic basis, but does not require collateral.

  Inventory

     Inventory consists principally of finished goods and is priced at lower of cost or market, cost being determined using the LIFO (last-in, first-out) method.

  Property, Plant, and Equipment

     Assets are carried on the basis of cost. Provisions for depreciation are computed at rates considered to be sufficient to amortize the costs of assets over their expected useful lives. Depreciation and amortization of property, plant, and equipment is computed using principally the straight-line method for financial reporting purposes. Useful lives assigned to property, plant, and equipment range from 3 to 20 years. Maintenance and repairs of depreciable assets are charged against earnings as incurred. Additions and improvements are capitalized. When properties are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and gains or losses are credited or charged to earnings.

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("Statement 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

  Intangibles

     Intangibles consist of non-compete and licensing agreements and goodwill. The non-compete and licensing agreements are amortized over three to five years and goodwill is amortized over five to ten years. All amortization of intangibles is computed using the straight-line method.

  Federal Income Taxes

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("Statement 109"). Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences reverse.

                             SEPCO INDUSTRIES, INC.

  Fair Value of Financial Instruments

                                                                       DECEMBER 31, 1995
                                                                     ----------------------
                                                                     CARRYING        FAIR
                                                                      VALUE          VALUE
                                                                     --------       -------
                                                                     (IN THOUSANDS)
    Cash...........................................................  $  1,492       $ 1,492
    Notes receivable from officers.................................       355           355
    Long-term debt, including current portion......................    22,028        22,028
    Subordinated debt, including current portion...................     1,380         1,380

     The carrying value of the long-term debt and subordinated debt approximates fair value based upon the current rates and terms available to the Company for instruments with similar remaining maturities. The carrying value of the notes receivable from officers approximates fair value because the interest rate of the notes (9%) is consistent with the interest rate of the Company's revolving debt and with rates currently available in the market for similar instruments.

  Stock Options

     The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") in accounting for its employee stock options. In October 1995, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, was issued, which established a fair-value based method of accounting for stock-based compensation plans. In accordance with the provisions of this new accounting standard, the Company has elected to continue following the provisions of APB 25 and will include in future financial statements pro forma disclosures for the new standard.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Per Share Amounts

     Net income per common and common equivalent share has been computed by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Options to purchase common stock issued by the Company within the 12 months preceding the filing of the registration statement on Form S-4 of Index, Inc. (see Note 10) have been included in the calculation of common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for all periods presented. The computation of fully diluted net income per common and common equivalent share assumes the Class A convertible preferred stock was converted as of the beginning of the period.

  Reclassifications

     Certain 1994 and 1993 amounts have been reclassified to conform with the 1995 presentation.

2. ACQUISITION

     Effective December 31, 1995, the Company acquired 100% of the outstanding common stock of Bayou Pumps. The purchase price totaled $500,000 and consisted of (i) issuance of $450,000 of the Company's Class A convertible preferred stock and (ii) cash of $50,000. The acquisition has been accounted for using the

                             SEPCO INDUSTRIES, INC.

purchase method of accounting. Accordingly, no results of operations of the acquired company are included in the Company's consolidated results of operations as the acquisition date was December 31, 1995. Goodwill of $400,000 was recorded on the acquisition. Pro forma disclosures of operating results are omitted because the acquired company's operations were not significant.

3. INVENTORY

     The Company uses the LIFO method of inventory valuation for approximately 88% of its inventories as the LIFO method results in a better matching of current costs and revenues. Remaining inventories are accounted for using the FIFO (first-in, first-out) method. The reconciliation of FIFO inventory to LIFO basis is as follows:

                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Finished goods...................................................  $18,155     $16,190
    Work in process..................................................    1,798       1,635
                                                                       -------     -------
    Inventory at FIFO................................................   19,953      17,825
    LIFO allowance...................................................   (3,247)     (2,757)
                                                                       -------     -------
    Inventory at LIFO................................................  $16,706     $15,068
                                                                       =======     =======

4. PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are comprised of the following:

                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Land.............................................................  $ 1,368     $ 1,441
    Buildings and leasehold improvements.............................    5,946       5,969
    Furniture, fixtures, and equipment...............................    6,790       5,400
                                                                       -------     -------
                                                                        14,104      12,810
    Less: allowances for depreciation and amortization...............   (7,360)     (6,745)
                                                                       -------     -------
                                                                       $ 6,744     $ 6,065
                                                                       =======     =======

                             SEPCO INDUSTRIES, INC.

5. LONG-TERM AND SUBORDINATED DEBT

     Long-term and subordinated notes consist of the following:

                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Long-term debt:
      Revolving credit agreement.....................................  $16,891     $13,597
      Note payable to insurance company, 10.125%, collateralized by real property, payable in monthly installments through
         December 2006...............................................    1,793       1,878
      Notes payable to former shareholders, 7% - 10%, unsecured, payable in varying annual installments through August
         2002........................................................    1,410       1,482
      Note payable to credit corporation, 2.25% above prime (10.75%
         at December 31, 1995), collateralized by computer equipment,
         payable in monthly installments beginning May 1996..........      776          --
      Other..........................................................    1,148       1,691
                                                                       -------     -------
                                                                        22,018      18,648
      Less current portion...........................................    1,888       1,566
                                                                       -------     -------
                                                                       $20,130     $17,082
                                                                       =======     =======
    Subordinated debt:
      Notes payable to former shareholders, 12%, unsecured, payable
         in varying installments through January 1997................  $ 1,380     $ 1,697
      Less current portion...........................................      235         318
                                                                       -------     -------
                                                                       $ 1,145     $ 1,379
                                                                       =======     =======

     The Company has a $20 million line of credit available to it. The rate of interest is prime plus 0.75% (9.25% at December 31, 1995). The line of credit is secured by receivables, inventory, and machinery and equipment and matures January 1997. As of December 31, 1995, the unused line is approximately $3 million.

     The bank agreements include loan covenants which, among other things, require the Company to maintain a positive cash flow and other financial ratios, which are measured monthly. The maturities of long-term and subordinated debt for the next five years and thereafter are as follows (in thousands):

                1996...............................................  $ 2,123
                1997...............................................   18,449
                1998...............................................      445
                1999...............................................      480
                2000...............................................      518
                Thereafter.........................................    1,383
                                                                     -------
                                                                     $23,398
                                                                     =======

                             SEPCO INDUSTRIES, INC.

6. INCOME TAXES

     Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement 109. The cumulative effect of adopting this accounting standard as of January 1, 1993 was to increase net earnings by $882,000 in 1993.

     The provision for income taxes consisted of the following:

                                                                   YEAR ENDED DECEMBER 31
                                                                 --------------------------
                                                                  1995      1994      1993
                                                                 ------    ------    ------
                                                                      (IN THOUSANDS)
    Current:
      Federal..................................................  $1,172    $  190    $  946
      State....................................................     143       195       136
                                                                 ------    ------    ------
                                                                  1,315       385     1,082
    Deferred:
      Federal..................................................     107       797       (94)
      State....................................................       2        (6)       (6)
                                                                 ------    ------    ------
                                                                    109       791      (100)
                                                                 ------    ------    ------
                                                                 $1,424    $1,176    $  982
                                                                 ======    ======    ======

     The differences between income taxes computed at the federal statutory income tax rate and the provision for income taxes are as follows:

                                                                    YEAR ENDED DECEMBER 31
                                                                   ------------------------
                                                                    1995      1994     1993
                                                                   ------    ------    ----
                                                                        (IN THOUSANDS)
    Income taxes computed at federal statutory income tax rate...  $1,194    $1,033    $798
    State income taxes, net of federal benefit...................      96       125      86
    Nondeductible goodwill amortization..........................      51        22      22
    Other........................................................      83        (4)     76
                                                                   ------    ------    ----
                                                                   $1,424    $1,176    $982
                                                                   ======    ======    ====

     The net current and noncurrent components of deferred income taxes are as follows:

                                                                             DECEMBER 31
                                                                            -------------
                                                                            1995     1994
                                                                            ----     ----
                                                                            (IN THOUSANDS)
    Net current assets....................................................  $170     $191
    Net noncurrent liabilities............................................   205      119
                                                                            ----     ----
    Net liability (asset).................................................  $ 35     $(72)
                                                                            ====     ====

                             SEPCO INDUSTRIES, INC.

     Deferred tax liabilities and assets were comprised of the following:

                                                                             DECEMBER 31
                                                                            -------------
                                                                            1995     1994
                                                                            ----     ----
                                                                            (IN THOUSANDS)
    Deferred tax liability:
      Difference between financial and tax depreciation of assets
         acquired.........................................................  $214     $220
    Deferred tax assets:
      Allowance for doubtful accounts.....................................    68       85
      Section 263A inventory costs........................................   102      106
      Deferred compensation on stock options..............................     9      101
                                                                            ----     ----
    Total deferred tax assets.............................................   179      292
                                                                            ----     ----
    Net deferred tax liability (asset)....................................  $ 35     $(72)
                                                                            ====     ====

     During 1994, the Company utilized its net operating loss carryforwards of approximately $3 million for income tax purposes. Those carryforwards were used to offset the taxable income of the Company in 1994, eliminating the majority of the 1993 deferred tax asset.

7. SHAREHOLDERS' EQUITY

     During 1995, the Company created two new classes of convertible preferred stock designated Class A and Class B. Class A convertible preferred stock may be converted into 7 shares of Class A common stock, and Class B convertible preferred stock may be converted into 3.5 shares of Class B common stock. Upon liquidation, the Class A and Class B convertible preferred stock is second in priority to the preferred stock and the Class B common stock. During 1995, holders of 210,000 shares of Class A common stock exchanged their shares for 15,000 shares of Class A convertible preferred stock.

     Both Class A and Class B convertible preferred stock have a 6% cumulative monthly dividend. As of December 31, 1995, $23,000 in dividends has been paid.

     During 1994, the Board of Directors of the Company approved a 100 to 1 stock split resulting in the modification of the shares authorized, issued, and outstanding and the par value per share of its Class A and B common stock. The 1993 share disclosures have been adjusted for the effect of the stock split.

     During 1993, the Company increased its ownership in Southern Engine & Pump Company from 68% to 100%. The transaction, accounted for using the purchase method of accounting, involved acquiring approximately 26% of the stock by direct purchase. The purchase price was $2,843,845, of which $1,973,856 was financed by the selling shareholders and $620,602 was paid in cash. The remaining 6% of Southern Engine & Pump Company was acquired by exchanging 70,700 shares of the Company's Class A common stock valued at $249,387 for 112,068 shares of Southern Engine & Pump Company common stock. The Company recorded $291,610 of goodwill on the transactions.

     The Company has agreements with certain holders of Class A common, preferred and Class A convertible preferred stock that, upon termination of employment, the shareholders have an obligation to sell and the Company has the first opportunity to buy the stock. The Company also has the opportunity to match a higher offer obtained by the shareholder from another party. The selling price of the stock will be at a price per share equal to the equity per share for the Class A common stock and $100 per share for the preferred and Class A convertible preferred stock. Payment may be in the form of cash or a promissory note bearing interest at 10% and payable in five equal installments beginning on the first anniversary date of the note. During 1995, the Company purchased 140,201 shares of Class A common stock and 2,431 shares of preferred stock in exchange for a note payable of $578,000 from a shareholder upon his retirement.

                             SEPCO INDUSTRIES, INC.

STOCK OPTIONS

     Prior to and during 1995, the Company issued nonqualified, book value plan stock options to certain officers of the Company to purchase shares of its Class A common stock, which had exercise prices equal to the book value of the common stock at the date of grant. The option agreement allows the employee to put the stock acquired back to the Company at the book value at that time. The Company recognizes compensation expense for increases in the book value of the stock while the options are outstanding. In 1993, the Company purchased 100,058 shares acquired by an officer upon exercise of his options at $5.25 per share. The officer also purchased 59,800 shares of the Company's Class A common stock for which the Company obtained a note receivable of $211,000. During 1995, the Company purchased 89,800 shares acquired by an officer upon exercise of his options at $6.56 per share. Compensation expense related to these option agreements of $87,000, $155,000, and $372,000 was recorded in 1995, 1994, and
1993, respectively. As of December 31, 1995 and 1994, a deferred compensation liability of $380,000 and $293,000, respectively, has been recorded in conjunction with these option agreements. Activity during 1995 with respect to the stock options follows (see also Note 10):

                                                                                  OPTION
                                                                  SHARES      PRICE PER SHARE
                                                                 --------     ---------------
    Outstanding at January 1, 1993.............................   100,058         $3.00
      Granted..................................................   100,400     $2.58 - $3.01
      Exercised................................................  (100,058)        $3.00
                                                                  -------
    Outstanding at December 31, 1993...........................   100,400     $2.58 - $3.01
      Exercised................................................    (5,300)        $3.01
                                                                  -------
    Outstanding at December 31, 1994...........................    95,100     $2.58 - $3.01
      Granted..................................................   302,000     $5.90 - $7.14
      Exercised................................................   (89,800)        $2.58
      Canceled or expired......................................        --           --
                                                                  -------
    Outstanding at December 31, 1995...........................   307,300
                                                                  =======
    Options exercisable at end of year.........................   307,300
                                                                  =======

     The outstanding options at December 31, 1995 expire between March 31, 2000 and October 24, 2005 or 90 days after termination of full-time employment.

                             SEPCO INDUSTRIES, INC.

8. COMMITMENTS AND CONTINGENCIES

     The Company leases equipment, automobiles, and office facilities under various operating leases. The future minimum rental commitments as of December 31, 1995 for noncancelable leases are as follows (in thousands):

                1996................................................  $1,142
                1997................................................     794
                1998................................................     546
                1999................................................     315
                2000................................................     208
                Thereafter..........................................     206
                                                                      ------
                                                                      $3,211
                                                                      ======

     Rental expense for operating leases was $1,338,000, $1,084,000, and $1,274,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

     The Company is currently undergoing an examination of its tax returns by the Internal Revenue Service ("IRS") which is asserting claims against the Company for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. This claim relates primarily to a challenge by the IRS of the Company's use of the LIFO method of accounting for inventory. The Company believes that its LIFO elections were valid and currently is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

9. RETIREMENT PLANS

     The Company provides an Employee Stock Ownership Plan ("ESOP") which is eligible to employees having 1,000 hours of service in 12 consecutive months of employment. Employer contributions are at the discretion of the board of directors. The ESOP held 176,900 shares of the Company's Class B common stock at December 31, 1995 (see also Note 10). The Company contributed and expensed $150,000 in 1995, 1994, and 1993. The Company also offers a 401(k) profit sharing plan for employees having 1,000 hours of service in 12 consecutive months of employment. The Company matches contributions at a rate of 10%. The Company contributed $62,000, $56,000, and $49,000 in the years ended December 31, 1995, 1994, and 1993, respectively.

10. SUBSEQUENT EVENTS

  Reorganization

     On May 7, 1996, the Company's Board of Directors approved a reorganization plan. Under the reorganization plan, the Company will merge with a newly formed shell subsidiary of Index, Inc. ("Index"), a newly organized Texas holding company. The Class A common shareholders of the Company will exchange each of their shares for 16 shares of Index common stock and the Class B common shareholders of the Company will exchange each of their shares for 18.1232 shares of Index common stock. The exchange ratios for the Class A common and Class B common stock are based upon the relative value of each security as determined by the independent appraisal of the Company's stock for purposes of valuing the stock owned by the ESOP. As a result, the Class A common and Class B common shareholders retain the same relative value in relation to each other after the reorganization. As a result, no compensation expense was recognized.

                             SEPCO INDUSTRIES, INC.

     In aggregate, former Company common shareholders will hold 96% of the outstanding common stock of Index upon completion of the transaction. In addition, the holders of each class of the Company's preferred stock will exchange their shares for shares of Index preferred stock with identical rights and terms except that the Class A convertible preferred stock will be convertible into 112 shares of Index common stock. Simultaneously, Newman Communications Corporation ("Newman"), a public corporation with nominal assets, will merge with another newly formed shell subsidiary of Index. The common shareholders of Newman will exchange their shares for approximately 4% of the outstanding common shares of Index. Index's capital structure after the proposed reorganization will be as follows:

                                                                          OUTSTANDING SHARES
                                                                          ------------------
    Preferred stock, nonvoting, noncumulative $1 par value; liquidation
      preference of $100 per share: Authorized shares -- 1,000,000......           10,000
    Convertible preferred stock, nonvoting, cumulative $100 par value;
      liquidation preference of $100 per share: Authorized
      shares -- 1,000,000...............................................           19,500
    Common stock, $0.01 par value: Authorized shares -- 100,000,000.....       15,987,900

     Each outstanding option to purchase the Company's Class A common stock will be exchanged for an option to purchase 16 shares of Index common stock at a split-adjusted exercise price resulting in aggregate options to purchase 4,916,800 shares of Index common stock.

     Index and Newman have nominal assets and no operations; therefore, the proposed merger will be accounted for as a recapitalization. Accordingly, the historical financial statements for Index prior to the reorganization will be those of the Company. The reorganization plan is subject to the approval by vote of the shareholders of record of both the Company and Newman. In conjunction with the reorganization, all repurchase arrangements on the Company's stock as discussed in Note 7 will be eliminated upon the issuance of Index stock to the Company's shareholders.

  Repayment of Notes Receivable From Shareholders

     At December 31, 1995 and 1994, the Company held notes receivable from employees arising from stock purchases which had outstanding balances totaling $285,000. Such notes were full recourse and were collateralized by shares of common stock. In June and July 1996, these notes were collected. Prior to January 1, 1995, the outstanding balances on these notes were classified in the consolidated balance sheets as a reduction of shareholders' equity. As a result of the subsequent collection of these notes, the outstanding balances have been reclassified on the 1995 and 1994 consolidated balance sheets as a noncurrent asset included in notes receivable from officers and shareholders.

                             SEPCO INDUSTRIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 JUNE 30, 1996
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

Current assets:
  Cash.......................................................................................  $    --
  Trade accounts receivable, net of allowance for doubtful accounts of $245,000..............   18,016
  Inventory..................................................................................   17,247
  Prepaid expenses and other current assets..................................................      971
  Deferred income taxes......................................................................      503
                                                                                               -------
Total current assets.........................................................................   36,737
Property and equipment, net..................................................................    6,749
Other Assets.................................................................................    1,585
                                                                                               -------
Total assets.................................................................................  $45,071
                                                                                               =======
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable.....................................................................  $ 7,370
  Employee compensation......................................................................    1,005
  Other accrued liabilities..................................................................    2,289
  Current portion of long-term debt..........................................................    1,347
  Current portion of subordinated debt.......................................................    1,308
                                                                                               -------
                                                                                                13,319
Long-term debt, less current portion.........................................................   19,660
Deferred income taxes........................................................................      205
Equity subject to redemption -- Note 8:
  Preferred stock -- 1,496 shares............................................................      150
  Class A convertible preferred stock -- 4,500 shares........................................      450
  Class A common stock -- 272,000 shares.....................................................    2,200
Shareholders' equity:
  Preferred stock, nonvoting, noncumulative $1 par value; liquidation preference of $100 per share:
    Authorized shares -- 1,000,000
    Issued shares -- 10,098, including 1,496 shares subject to redemption -- Note 8..........        9
  Class A convertible preferred stock, nonvoting, cumulative $100 par value;
    liquidation preference of $100 per share:
    Authorized shares -- 1,000,000
    Issued and outstanding shares -- 19,500, including 4,500 shares subject to
    redemption -- Note 8.....................................................................    1,500
  Class B convertible preferred stock, nonvoting, cumulative $100 par value;
    liquidation preference $100 per share:
    Authorized shares -- 1,000,000
    Issued and outstanding shares -- none....................................................       --
  Class A common stock, $.01 par value; liquidation preference of $7.5075 per share:
    Authorized shares -- 10,000,000
    Issued and outstanding shares -- 980,300, including 272,000 shares subject to
    redemption -- Note 8.....................................................................        7
  Class B common stock, $.01 par value; liquidation preference of $7.5075 per share:
    Authorized shares -- 10,000,000
    Issued and outstanding shares -- 176,900.................................................        2
  Paid-in capital............................................................................    1,421
  Retained earnings..........................................................................    7,845
                                                                                               -------
                                                                                                10,784
  Less treasury stock, 6,732 shares preferred and 221,401 shares Class A common..............   (1,697)
                                                                                               -------
Total shareholders' equity...................................................................    9,087
                                                                                               -------
Total liabilities and shareholders' equity...................................................  $45,071
                                                                                               =======

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30
                                                                            ------------------
                                                                             1996       1995
                                                                            -------    -------
                                                                              (IN THOUSANDS
                                                                                  EXCEPT
                                                                             PER SHARE DATA)
Sales...................................................................... $63,021    $56,395
Cost of sales..............................................................  46,790     42,005
                                                                            -------    -------
Gross profit...............................................................  16,231     14,390
Selling, general, and administrative expenses..............................  14,806     12,380
                                                                            -------    -------
Operating income...........................................................   1,425      2,010
Other income...............................................................     514        428
Interest expense...........................................................  (1,008)      (968)
                                                                            -------    -------
                                                                               (494)      (540)
                                                                            -------    -------
Income before income taxes.................................................     931      1,470
Provision for income taxes.................................................     377        596
                                                                            -------    -------
Net income................................................................. $   554    $   874
                                                                            =======    =======
Primary net income per common and common equivalent share.................. $  0.55    $  0.66
                                                                            =======    =======
Number of shares used to compute primary net income per common and common
  equivalent share.........................................................   1,016      1,331
                                                                            =======    =======
Fully diluted net income per common and common equivalent share............ $  0.48    $  0.66
                                                                            =======    =======
Number of shares used to compute fully diluted net income per common and
  common equivalent shares.................................................   1,152      1,334
                                                                            =======    =======

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                               JUNE 30
                                                                       -----------------------
                                                                         1996           1995
                                                                       --------       --------
                                                                           (IN THOUSANDS)
OPERATING ACTIVITIES
Net cash provided by operating activities............................  $    704       $  1,881
INVESTING ACTIVITIES
Purchase of Austin Bearing net assets................................      (550)            --
Purchase of property and equipment...................................      (481)          (260)
                                                                       ---------      ---------
Net cash used in investing activities................................    (1,031)          (260)
FINANCING ACTIVITIES
Proceeds from debt...................................................    60,704         56,773
Principal payments on revolving line of credit, long-term
  and subordinated debt, and notes payable to bank...................   (61,824)       (59,283)
Dividends paid.......................................................       (45)            --
                                                                       ---------      ---------
Net cash used in financing activities................................    (1,165)        (2,510)
                                                                       ---------      ---------
Decrease in cash.....................................................    (1,492)          (889)
Cash at beginning of period..........................................     1,492            889
                                                                       ---------      ---------
Cash at end of period................................................  $     --       $     --
                                                                       =========      =========

                            See accompanying notes.

                             SEPCO INDUSTRIES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 1996

1. GENERAL

     The unaudited interim condensed consolidated financial statements of Sepco Industries, Inc. (the "Company") included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The Company believes that the presentations and disclosures herein are adequate to make the information not misleading. The condensed consolidated financial statements reflect all elimination entries and adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods.

     The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes included elsewhere in this registration statement.

2. PER SHARE AMOUNTS

     Net income per common and common equivalent share has been computed by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Options to purchase common stock issued by the Company within the 12 months preceding the filing of this registration statement have been included in the calculation of common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for all periods presented. The computation of fully diluted net income per common and common equivalent share assumes the Class A convertible preferred stock was converted as of the beginning of the period.

3. INVENTORY

     An actual valuation of inventory under the LIFO method can be made only at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations must necessarily be based on management's estimates of expected year-end inventory levels and costs. Because these are subject to many forces beyond management's control, interim results are subject to the final year-end LIFO inventory valuation.

4. ACQUISITION

     Effective December 31, 1995, the Company acquired 100% of the outstanding common stock of Bayou Pumps. The purchase price totaled $500,000 and consisted of (i) issuance of $450,000 of the Company's Class A convertible preferred stock and (ii) cash of $50,000. The acquisition has been accounted for using the purchase method of accounting. Goodwill of $400,000 was recorded on the acquisition.

     Effective February 2, 1996, the Company acquired the net assets of Austin Bearing Corporation. The purchase price totaled approximately $578,000 and consisted of (i) issuance of a $249,000 note, bearing interest at 9%, payable monthly over five years and (ii) cash of $329,000. The acquisition has been accounted for using the purchase method of accounting. Goodwill of $84,000 was recorded on the acquisition.

5. COMMITMENTS AND CONTINGENCIES

     The Company is currently undergoing an examination of its tax returns by the Internal Revenue Service ("IRS") which is asserting claims against the Company for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. This claim relates primarily to a challenge by the IRS of

                             SEPCO INDUSTRIES, INC.

the Company's use of the LIFO method of accounting for inventory. The Company believes that its LIFO elections were valid and currently is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

6. STOCK OPTIONS

     Prior to and during 1995, the Company issued nonqualified, book value plan stock options to certain officers of the Company to purchase shares of its Class A common stock, which had exercise prices equal to the book value of the common stock of the date of grant. The option agreement allowed the employee to put the stock acquired back to the Company at the book value at that time. The Company recognized compensation expense for increases in the book value of the stock while the options were outstanding.

     Effective March 31, 1996, the stock option agreements were amended to become nonqualified, market value plan stock options. Under the amended agreement, the employees can no longer put the acquired stock back to the Company. In connection with these changes, the Company has recognized approximately $426,000 of compensation expense, net of a tax benefit of $284,000, in the six months ended June 30, 1996.

     The compensation expense was determined utilizing the deemed fair value of the shares underlying the options as of March 31, 1996, as estimated by the Company by updating the December 31, 1995, valuations made by an outside independent appraiser to reflect earnings from December 31, 1995, to March 31, 1996.

7. LONG-TERM DEBT

     In September 1996 the Company amended its credit facility, including its $20 million line of credit, with its lender to extend the maturity to 1999. The amendment increased the existing balance of the term loan from $123,898 to $5,000,000 upon conversion of approximately $4.9 million of the amounts outstanding under the revolving loan to the term loan. The interest rate on the line of credit was reduced to prime plus 0.50% from prime plus 0.75%. The line of credit is secured by accounts receivable, inventory, machinery and equipment and real estate and matures January 1999. The borrowings available under the existing credit facility at June 30, 1996 approximated $3,000,000.

8. STOCKHOLDERS' EQUITY

     The Company has agreements with certain holders of Class A common, preferred and Class A convertible preferred stock that, upon termination of employment, the shareholders have an obligation to sell and the Company has the first opportunity to buy the stock. The Company also has the opportunity to match a higher offer obtained by the shareholder from another party. The selling price of the stock will be at a price per share equal to the equity per share for the Class A common stock and $100 per share for the preferred and Class A convertible preferred stock.

     In conjunction with the reorganization discussed in Note 10 to the Company's December 31, 1995 financial statements, all put arrangements on the Company's stock will be eliminated upon the issuance of stock of Index, Inc. to the Company's shareholders.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Newman Communications Corporation
(A Development Stage Company)

     We have audited the accompanying balance sheet of Newman Communications Corporation (A Development Stage Company) as of December 31, 1995 and March 25, 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the nine months ended December 31, 1995 and for the years ended March 25, 1995 and March 26, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newman Communications Corporation (A Development Stage Company) at December 31, 1995 and March 25, 1995 and the results of their operations and their cash flows for each of the nine months ended December 31, 1995 and for the years ended March 25, 1995 and March 26, 1994 in conformity with generally accepted accounting principles.

     As discussed in note 4 to the financial statements, an error in the presentation of the reorganization under bankruptcy was discovered during the current year. Accordingly, the March 26, 1994 financial statements have been restated.

                                            CHESHIER & FULLER, INC.
                                            A Professional Corporation

Dallas, Texas
January 27, 1996

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                      DECEMBER 31, 1995 AND MARCH 25, 1995

                                     ASSETS

                                                                    DECEMBER 31,      MARCH 25,
                                                                        1995            1995
                                                                    ------------     -----------
Current Assets
  Cash............................................................  $     12,854     $     5,832
                                                                     -----------     -----------
          Total Assets............................................  $     12,854     $     5,832
                                                                     ===========     ===========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Priority claims.................................................  $        -0-     $       -0-
                                                                     -----------     -----------
          Total Liabilities.......................................           -0-             -0-
                                                                     ===========     ===========
Shareholders' Equity
  Preferred stock, no par value, authorized 2,000,000 shares, 0
     issued and outstanding.......................................           -0-             -0-
  Common stock, no par value, authorized 8,000,000 shares, 858,500 issued and outstanding at December 31, 1995, 834,500 issued
     and outstanding at March 31, 1995............................     1,409,193       1,387,599
  Common stock warrants...........................................        11,406          20,000
Retained earnings (deficit).......................................    (1,392,275)     (1,392,275)
  Deficit accumulated during the developmental stage (since
     November 23, 1993, reorganization)...........................       (15,470)         (9,492)
                                                                     -----------     -----------
          Total Shareholders' Equity..............................        12,854           5,832
                                                                     -----------     -----------
          Total Liabilities and Shareholders' Equity..............  $     12,854     $     5,832
                                                                     ===========     ===========

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
           NINE MONTHS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994 AND FOR THE YEARS ENDED MARCH 25, 1995 AND MARCH 26, 1994

                                                                                                             FOR THE PERIOD
                                                                                                            NOVEMBER 23, 1993
                                                             UNAUDITED                                          (DATE OF
                                            NINE MONTHS     NINE MONTHS     FOR THE YEAR    FOR THE YEAR     REORGANIZATION)
                                               ENDED           ENDED           ENDED           ENDED             THROUGH
                                            DECEMBER 31,    DECEMBER 31,     MARCH 25,       MARCH 26,        DECEMBER 31,
                                                1995            1994            1995            1994              1995
                                            ------------    ------------    ------------    ------------    -----------------
REVENUE...................................    $     --        $     --        $     --       $        --        $      --
                                              --------        --------        --------       -----------        ---------
          Total Revenue...................          --              --              --                --               --
                                              --------        --------        --------       -----------        ---------
EXPENSES
  Professional fees.......................       4,726           2,581           2,682             5,600           12,508
  Regulatory expense......................         550             375             375                --              925
  Advertising and marketing...............         607             333             333                --              940
  Miscellaneous expense...................          95             717             817                --              912
  Office supplies.........................          --             185             185                --              185
                                              --------        --------        --------       -----------        ---------
          Total Expenses..................       5,978           4,191           4,392             5,600           15,470
                                              --------        --------        --------       -----------        ---------
Net income (loss) before taxes............      (5,978)         (4,191)         (4,392)           (5,600)         (15,470)
Provision for income taxes................          --              --              --                --               --
                                              --------        --------        --------       -----------        ---------
Net income (loss) before extraordinary
  item....................................      (5,978)         (4,191)         (4,392)           (5,600)         (15,470)
Extraordinary item -- Relief of debt in
  bankruptcy..............................          --              --              --         4,026,333               --
                                              --------        --------        --------       -----------        ---------
Net income (loss).........................    $ (5,978)       $ (4,191)       $ (4,392)      $ 4,020,733        $ (15,470)
                                              ========        ========        ========       ===========        =========
PRIMARY EARNINGS PER COMMON SHARE
Earnings (loss) before extraordinary
  item....................................        (.01)           (.01)           (.01)              NIL             (.03)
Extraordinary item -- relief of debt in
  bankruptcy..............................         -0-             -0-             -0-              1.14              -0-
                                              --------        --------        --------       -----------        ---------
Net earnings (loss).......................        (.01)           (.01)           (.01)             1.14        $    (.03)
                                              ========        ========        ========       ===========        =========
Weighted average common shares
  outstanding.............................     839,833         740,222         763,792         3,540,407          535,760
                                              ========        ========        ========       ===========        =========
FULLY DILUTED EARNINGS PER COMMON SHARE
Earnings (loss) before extraordinary
  item....................................        (.01)           (.01)           (.01)              NIL             (.03)
Extraordinary item -- relief of debt in
  bankruptcy..............................         -0-             -0-             -0-              1.14              -0-
                                              --------        --------        --------       -----------        ---------
Net earnings (loss).......................        (.01)           (.01)           (.01)             1.14        $    (.03)
                                              ========        ========        ========       ===========        =========
  Weighted average common shares
     outstanding..........................     839,833         740,222         763,792         3,540,407          535,760
                                              ========        ========        ========       ===========        =========

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994 AND FOR THE YEARS ENDED MARCH 25, 1995 AND MARCH 26, 1994

                                                                                                            FOR THE PERIOD
                                                            UNAUDITED                                      NOVEMBER 23, 1993
                                           NINE MONTHS     NINE MONTHS     FOR THE YEAR    FOR THE YEAR        (DATE OF
                                              ENDED           ENDED           ENDED           ENDED         REORGANIZATION)
                                           DECEMBER 31,    DECEMBER 31,     MARCH 25,       MARCH 26,           THROUGH
                                               1995            1994            1995            1994        DECEMBER 31, 1995
                                           ------------    ------------    ------------    ------------    -----------------
Cash flows from operating activities:
  Net income (loss)......................    $ (5,978)       $ (4,191)       $ (4,392)     $  4,020,733        $ (15,470)
     Relief of debt in bankruptcy........          --              --              --        (4,026,333)              --
                                             --------        --------        --------      ------------        ---------
     Net cash used from operating
       activities........................      (5,978)         (4,191)         (4,392)           (5,600)         (15,470)
                                             --------        --------        --------      ------------        ---------
Cash flows from investing activities.....          --              --              --                --               --
                                             --------        --------        --------      ------------        ---------
Cash flows from financing activities:
  Warrants exercised.....................      13,000           1,000           1,000                --           14,000
  Subscription of 3,000,000 warrants.....          --              --              --            20,000               --
  Priority claims payments...............          --             (25)            (25)             (141)             (25)
  Unsecured debt payments................          --              --              --            (5,010)              --
                                             --------        --------        --------      ------------        ---------
     Total financing activities..........      13,000             975             975            14,849           13,975
     Net increase (decrease) in cash.....       7,022          (3,216)         (3,417)            9,249           (1,495)
     Cash at beginning of period(1)......       5,832           9,249           9,249               -0-           14,349
                                             --------        --------        --------      ------------        ---------
     Cash at end of period...............    $ 12,854        $  6,033        $  5,832      $      9,249        $  12,854
                                             ========        ========        ========      ============        =========

---------------

(1) Beginning cash for December 31, 1995 is as of March 25, 1995 as this cash period is for nine months.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid during the period for:
     Income taxes........................    $     --        $     --        $     --      $         --        $      --
                                             ========        ========        ========      ============        =========
     Interest............................    $     --        $     --        $     --      $         --        $      --
                                             ========        ========        ========      ============        =========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

     -- $4,026,333 unsecured debt was forgiven during the fiscal year ended March 26, 1994.

     -- 832,500 of common stock, no par, and 1,650,000 each of warrant A, B and C have been issued to pre-petition stockholders, creditors and Little.

     -- On November 23, 1995 the remaining 1,628,000 A warrants, and 1,648,000 B warrants expired.

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           NINE MONTHS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994


                                                                             A, B, & C WARRANTS
                                    COMMON STOCK                            TO BUY COMMON STOCK        RETAINED
                              -------------------------      PAID-IN       ----------------------      EARNINGS
                                SHARES         AMOUNT        CAPITAL         NUMBER       AMOUNT       (DEFICIT)         TOTAL
                              ----------     ----------     ----------     ----------     -------     -----------     -----------
Balances at March 26, 1994...    832,500     $1,386,599     $        0      4,953,000     $20,000     $(1,397,375)    $     9,224
Warrants erroneously shown as
  outstanding at March 26,
  1994.......................                                                  (3,000)
Warrants exercised...........      2,000          1,000                        (2,000)                                      1,000
Net (loss) for the nine
  months ended December 31,
  1994 (Unaudited)...........                                                                              (4,191)         (4,191)
                                 -------     -----------    ----------     ----------     -------     -----------     -----------
Balances at December 31, 1994
  (Unaudited)................    834,500      1,387,599              0      4,948,000     20,000       (1,401,566)          6,033
Net (loss) for the quarter
  ended March 25, 1995
  (Unaudited)................                                                                                (201)           (201)
Warrants exercised...........     24,000         13,000                       (24,000)                                     13,000
Expiration of Warrants.......                     8,594                    (3,274,000)    (8,594 )
Net (loss) for the nine
  months ended December 31,
  1995.......................                                                                              (5,978)         (5,978)
                                 -------     -----------    ----------     ----------     -------     -----------     -----------
Balances at December 31,
  1995.......................    858,500     $1,409,193     $        0      1,650,000     $11,406     $(1,407,745)    $    12,854
                                 =======     ===========    ==========     ==========     =======     ===========     ===========
Balances at March 27, 1993...  5,310,160     $   53,102     $1,333,497                                $(5,418,108)    $(4,031,509)
Net income (loss) for the
  period March 27, 1993 to
  November 23, 1993 (date of
  reorganization)............                                                                           4,025,833       4,025,833
Reorganization November 23,
  1993....................... (5,310,160)     1,333,497     (1,333,497)                                                         0
Subscription of warrants.....                                               3,000,000     $20,000                          20,000
Subscription of stock and
  warrants...................    832,500                                    1,953,000
Net (loss) for the period
  November 23, 1993 (date of
  reorganization) to March
  26, 1994...................                                                                              (5,100)         (5,100)
                                 -------     -----------    ----------     ----------     -------     -----------     -----------
Balances at March 26, 1994...    832,500      1,386,599              0      4,953,000     20,000       (1,397,375)          9,224
Warrants erroneously shown as
  outstanding at March 26,
  1994.......................                                                  (3,000)
Warrants exercised...........      2,000          1,000                        (2,000)                                      1,000
Net (loss) for the year ended
  March 25, 1995.............                                                                              (4,392)         (4,392)
                                 -------     -----------    ----------     ----------     -------     -----------     -----------
Balances at March 25, 1995...    834,500     $1,387,599     $        0      4,948,000     $20,000     $(1,401,767)    $     5,832
                                 =======     ===========    ==========     ==========     =======     ===========     ===========

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1995 AND MARCH 25, 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  History

     Newman Communications Corporation ("Company"), was incorporated June 25, 1981 in Albuquerque, New Mexico as a company directed toward the manufacture and distribution of books on audio cassettes. The company began having financial difficulties in early 1987, and subsequently ceased operations and liquidated its assets in November of that year. The Company filed for chapter XI bankruptcy on August 12, 1992. On November 22, 1993 the Company emerged from bankruptcy as a reorganized entity.

     Little and Company/Southwest ("Little") had no relationship with the Company before it became illiquid and ceased operations. Little acquired 1,792,000 shares of common stock from previous stockholders for $5,000 and purchased an outstanding judgment. When the Company filed a Chapter XI petition under the United States Bankruptcy Code, a Plan of Reorganization (the "Plan") was proposed by Little that was confirmed by the Court.

  Development Stage Operations

     The Company currently has no operational activities.

  Reorganization

     The terms of the recent Chapter XI reorganization are, in general, as follows:

     (A) The articles of incorporation of the Company were amended to authorize no par common stock. All of the pre-petition common stock held by stockholders was voided.

     (B) The unsecured creditors were given the option of receiving cash or common stock. Those electing to receive cash were paid $5,010 as a group. Those creditors that elected to receive common stock of the Company received four shares of common stock of the Company and four warrants each of A, B & C for each dollar of claims filed with no claim exceeding the issuance of more than 7,500 shares of common stock and 7,500 each of warrants A, B & C. All creditors were issued a minimum of 100 shares of common and 100 warrants A, B & C.

     (C) Holders of the common stock of the Company were designated as a separate class in the Plan and allowed to voluntarily participate in the reorganization. Stockholders that elected to participate were required to provide proof of ownership and pay a $20.00 administrative fee directly to the transfer agent. Those pre-petition stockholders that participated received 500 shares of the new common stock of the reorganized entity and 1,000 each of Warrants A, B and C. All stockholders and their respective shares that did not participate in the Plan were removed from the stockholders list and their respective shares canceled.

     (D) The following is a description of the warrants:

        Warrant A will allow the holder to purchase 1 share of the common stock of the reorganized Company at $.50 per share for a period of 12 months from November 22, 1993. During the year ended March 25, 1995, the period in which the warrants may be exercised was extended twelve months.

        Warrant B will allow the holder to purchase 1 share of the common stock of the reorganized Company at $1.00 per share for a period of 24 months from November 22, 1993.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        Warrant C will allow the holder to purchase 1 share of the common stock of the reorganized Company at $2.00 per share for a period of 36 months from November 22, 1993.

   (E) Under the Plan, Little contributed $20,000 and received 1,000,000 each of Warrants A, B and C. Little returned to the Company's treasury 1,792,000 shares of the Company's pre-petition common stock and received 500,000 shares of new common stock under the Plan.

   (F) Pre-petition creditors and shareholders had until March 22, 1994 according to the Plan to subscribe to stock and warrants. A total of 332,500 shares of common stock and 650,000 each of warrants A, B & C were subscribed to by this group.

  Fiscal Year

     During 1995 the Company changed its year end from a fiscal year, which is based on a 52 week year ending on the last Saturday in March, to a calendar year end.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- EXTRAORDINARY ITEM

     The net result of settling the pre-petition unsecured creditors' claims and other liabilities of $4,031,343 for $5,010 was accounted for as an extraordinary item. The discharge of debts in bankruptcy has no tax effect.

NOTE 3 -- INCOME TAXES

     There are no temporary timing differences between recognition of revenue and expenses for financial reporting purposes and income tax purposes.

     There are no net operating loss carryforwards available from periods prior to November 22, 1993. Subsequent to November 22, 1993 there are loss carry forwards of $15,769 which can be carried forward to reduce taxable income. These carryforwards expire between 2008 and 2010, respectively. These carryforwards may be limited under IRS Code Section 382 should significant changes in stock ownership in the Company occur in the future.

     Because there is at least a 50% chance that the carryforward will expire unused, the benefit associated with the loss carryforward has not been reflected.

NOTE 4 -- CORRECTION OF ERROR -- PRIOR YEAR

     During 1995, it was determined that the forgiveness of debt under bankruptcy should have been reported as an extraordinary item and shown as a component of net income for the year ended March 26, 1994. The change had no effect on net loss before extraordinary items, or the related net loss per share data. Net income was increased by $4,026,333 and earnings per share was increased by $1.14. Total equity was not affected. All changes pertain to the year ended March 26, 1994 only.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                  (UNAUDITED)

                                 BALANCE SHEET
                                 JUNE 30, 1996

                                           ASSETS
Current Assets:
  Cash...........................................................................      $5,200
                                                                                       ------
          Total Current Assets...................................................      $5,200
                                                                                       ======
                                   LIABILITIES AND CAPITAL
Current Liabilities:
  Accrued liabilities............................................................      $6,034
                                                                                       ------
          Total Current Liabilities..............................................       6,034
Capital:
  Common stock........................................................  $1,409,193
  Warrants subscribed.................................................      11,406
  Deficit accumulated/development stage...............................     (15,470)
  Retained earnings...................................................  (1,392,275)
  Year-to-date earnings...............................................     (13,688)
                                                                         ---------
          Total Capital..........................................................        (834)
                                                                                       ------
          TOTAL LIABILITIES AND CAPITAL..........................................      $5,200
                                                                                       ======

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                  (UNAUDITED)

                            STATEMENT OF OPERATIONS

                                                                          SIX           SIX
                                                                         MONTHS        MONTHS
                                                                         ENDED         ENDED
                                                                        JUNE 30,      JUNE 30,
                                                                          1996          1995
                                                                        --------      --------
Revenues.............................................................   $    -0-      $    -0-
Expenses:
  Advertising/marketing..............................................        -0-           608
  Office supplies and services.......................................        873           -0-
  Professional services..............................................     12,690         4,451
  Regulatory expenses................................................        125           550
  Miscellaneous......................................................        -0-            35
                                                                        --------      --------
          Total Expenses.............................................     13,688         5,644
                                                                        --------      --------
Net income (loss) before taxes.......................................    (13,688)       (5,644)
Provision for income taxes...........................................        -0-           -0-
                                                                        --------      --------
Net income (loss)....................................................   $(13,688)     $ (5,644)
                                                                        ========      ========
Weighted average common shares outstanding...........................    858,500       834,500
                                                                        ========      ========
Earnings (loss) per share............................................   $   (.02)     $   (.01)
                                                                        ========      ========

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                  (UNAUDITED)

                            STATEMENT OF OPERATIONS

                                                                        QUARTER       QUARTER
                                                                         ENDED         ENDED
                                                                        JUNE 30,      JUNE 30,
                                                                          1996          1995
                                                                        --------      --------
Revenues.............................................................   $    -0-      $    -0-
Expenses
  Office supplies and services.......................................        873           -0-
  Professional services..............................................        -0-           201
  Regulatory expenses................................................        125           -0-
                                                                        --------      --------
          Total Expenses.............................................        998           201
                                                                        --------      --------
Net income (loss) before taxes.......................................       (998)         (201)
                                                                        --------      --------
Provision for income taxes...........................................        -0-           -0-
                                                                        --------      --------
Net income (loss)....................................................   $   (998)     $   (201)
                                                                        ========      ========
Weighed average common shares outstanding............................    858,500       834,500
                                                                        ========      ========
Earnings (loss) per share............................................        NIL           NIL
                                                                        ========      ========

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                  (UNAUDITED)

                             STATEMENT OF CASH FLOW

                                                                                       FOR THE
                                                                         FOR THE         SIX
                                                                           SIX         MONTHS
                                                                          MONTHS        ENDED
                                                                          ENDED         JUNE
                                                                         JUNE 30,        30,
                                                                           1996         1995
                                                                         --------      -------
Cash Flows from
  Operating Activities:
     Net income (loss)................................................   $(13,688)     $(5,644)
  Change in liabilities
     Accrued liabilities..............................................      6,034        2,251
                                                                         --------      -------
Net cash used from operating activities...............................     (7,654)      (3,393)
Cash flows from investing activities..................................        -0-          -0-
                                                                         --------      -------
Cash flow from financing activities...................................        -0-          -0-
                                                                         --------      -------
Net decrease in cash..................................................     (7,654)      (3,393)
Cash at beginning of period...........................................     12,854        6,033
                                                                         --------      -------
Ending cash...........................................................   $  5,200      $ 2,640
                                                                         ========      =======

                       See notes to financial statements.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 1996

NOTE 1 -- GENERAL

     The unaudited interim financial statements of Newman Communications Corporation (the "Company") included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The Company believes that the presentations and disclosures herein are adequate to make the information not misleading. The financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods.

     The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes included elsewhere in this registration statement.

NOTE 2 -- SUBSEQUENT EVENT

     On August 12, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Index, Inc., a Texas corporation ("Index"). Under the terms of the Merger Agreement, each shareholder of the Company will receive one-fourth ( 1/4) of a share of Index common stock for each share of the Company's common stock subject to the merger transaction. The effectiveness of the merger transaction is subject to the satisfaction of numerous contingencies. A Registration Statement on Form S-4 has been filed with the SEC for the purpose of registering the shares of Index common stock issuable to shareholders of the Company under the Merger Agreement. Upon consummation of the transactions contemplated in the Merger Agreement, the Company will become a wholly-owned subsidiary of Index.

     Subsequent to the execution of the Merger Agreement, the Company issued to Halter Financial Group, Inc. 1,693,564 shares of the Company's common stock, or approximately 66.2% of the Company's issued and outstanding common stock, in exchange for the payment of $1,694.00 The purchase of such shares resulted in a change in control of the Company from Little & Company Investment Securities to Halter Financial Group, Inc.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]


                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996


                                  INDEX, INC.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

     Of the 347,391 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Index, Inc. (the "Company") offered hereby, all of such shares are being offered for the account of Halter Financial Group ("Halter"). See "Plan of Distribution".

     There is no current market for the Common Stock. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement of which this Prospectus forms a part.

     THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

 THE SHARES OF COMMON STOCK, SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES A
      PREFERRED STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT
          BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS ANY
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1996.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Prior to the date of this Prospectus the Company had not been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reports, proxy statements and other information to be filed by the Company with the Commission may be inspected without charge, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. The Commission also maintains a WorldWide Web site on the Internet at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ---
SUMMARY...............................................................................
RISK FACTORS..........................................................................
  Control by Existing Shareholders, Directors and Executive Officers of Sepco.........
  Substantial Competition.............................................................
  Risks Associated with Implementation of Corporate Strategy..........................
  Dependence on Key Personnel.........................................................
  IRS Examination.....................................................................
  Risks Associated with Hazardous Materials...........................................
  Limitation on Ability to Pay Dividends..............................................
  Dilution............................................................................
  Potential Anti-Takeover Effects of Articles of Incorporation and Bylaws.............
  No Public Market for the Common Stock; Possible Volatility of Stock Price...........
RECENT DEVELOPMENTS...................................................................
SEPCO SELECTED CONSOLIDATED FINANCIAL DATA............................................
NEWMAN SELECTED FINANCIAL DATA........................................................
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.....................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................
  The Company/Sepco...................................................................
  General.............................................................................
  Results of Operations...............................................................
  Liquidity and Capital Resources.....................................................
  Accounting Pronouncements...........................................................
  Inflation...........................................................................
  Newman..............................................................................
BUSINESS INFORMATION CONCERNING THE COMPANY...........................................
  General.............................................................................
  Industry Overview and Business Objectives...........................................
  Products and Services...............................................................
  The iPower Consortium...............................................................
  Manufacturers.......................................................................
  Competition.........................................................................
  Customers...........................................................................
  Properties..........................................................................
  Backlog.............................................................................
  Employees...........................................................................
  Insurance...........................................................................
  Intellectual Property...............................................................
  Government Regulation and Environmental Matters.....................................
  Legal Proceedings...................................................................
MARKET FOR THE COMMON STOCK AND RELATED SHAREHOLDER MATTERS...........................
DIVIDEND POLICY.......................................................................
MANAGEMENT............................................................................
  Board of Directors' Compensation....................................................
  Committees of the Board of Directors................................................
  Employment Agreements...............................................................
  Executive Compensation..............................................................

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

                                                                                        PAGE
                                                                                        ---
  Benefit Plans.......................................................................
  The Sepco Industries, Inc. Employee Stock Ownership Plan............................
  Nonqualified Stock Option Agreements................................................
  Long Term Incentive Plan............................................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................
CERTAIN TRANSACTIONS..................................................................
  Sepco...............................................................................
DESCRIPTION OF COMPANY CAPITAL STOCK..................................................
  General.............................................................................
  Common Stock........................................................................
  Preferred Stock.....................................................................
  Transfer Agent......................................................................
PLAN OF DISTRIBUTION..................................................................
LEGAL MATTERS.........................................................................
EXPERTS...............................................................................

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

                                  RISK FACTORS

NO PUBLIC MARKET FOR THE COMMON STOCK; POSSIBLE VOLATILITY OF STOCK PRICE

     The Common Stock is a new issue of security that will have no established trading market. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement of which this Prospectus forms a part. While there can be no assurance in this regard, the Company believes that the Common Stock should qualify for quotation on the OTC Bulletin Board. There can be no assurance, however, that a market in the Common Stock will develop, or if developed, will be sustained. Over 90% of the outstanding shares of Common Stock are held by less than 20 holders. Concentration of ownership and the lack of a public market for the Common Stock could adversely affect the liquidity of such shares and the amount that could be realized on a sale thereof. See "Market for the Common Stock and Related Shareholder Matters". The limited number of unaffiliated shareholders and factors such as market expansion, the development of additional services, its competitors and other third parties, as well as quarterly variations in the Company's anticipated or actual results of operations or market conditions generally, may cause the market prices of the Common Stock to fluctuate significantly if a trading market does in fact develop for the Common Stock. In addition, the stock market has on occasion experienced extreme price and volume fluctuations, which have particularly affected the market prices of many companies. These broad market fluctuations may adversely affect the market price of the Common Stock, if a public trading market is established.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

          MARKET FOR THE COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     There is no current public market for the Common Stock, and there is no assurance that such a market will develop. The Company intends to apply for quotation of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. upon effectiveness of the Registration Statement of which this Prospectus forms a part. See "Risk Factors -- No Public Market for the Common Stock; Possible Volatility of Stock Price".

     Upon completion of the Reorganization, the Company will have 15,987,900 shares of Common Stock outstanding, approximately 9,398,400 shares of which will be held by affiliates of the Company and will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least two years, including an "affiliate", is entitled to sell, within any three-month period, a number of his restricted shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregate) who is not deemed an "affiliate" of the Company and who has beneficially owned restricted shares for at least three years generally is entitled to sell such shares under Rule 144 without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

                                 LEGAL MATTERS

     The validity of the shares of Common Stock will be passed on by Fulbright & Jaworski L.L.P., Houston, Texas.

                   [ALTERNATE SECTION FOR HALTER PROSPECTUS]

                              PLAN OF DISTRIBUTION

     The 347,391 shares of Common Stock offered pursuant to this Prospectus are being offered for the account of Halter.

     Sales of the shares of Common Stock by Halter may be made from time to time in the over-the-counter market, on any stock exchange on which the Common Stock may be listed at the time of sale or in private transactions at prices then prevailing. The shares of Common Stock offered hereby may be sold by any one or more of the following methods: (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal;
(iii) ordinary brokerage transactions in which the broker solicits purchasers; and (iv) privately negotiated transactions. Halter may effect such transactions by selling the shares of Common Stock through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from Halter (which commissions will not exceed those customary in the types of transactions involved). Halter and any broker-dealers that participate in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of shares of Common Stock by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions. The shares of Common Stock also may be sold pursuant to Rule 144 of the Securities Act to the extent such sales may be made in compliance with the requirements of Rule 144.

     At the time a particular offering of the Common Stock is made hereunder, to the extent required by law, a Prospectus supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for the Common Stock purchased from Halter and any items constituting compensation from Halter.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.01-1 of the Texas Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (A) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (B) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1 of the TBCA.

     The Company's Articles and the Company's Bylaws provide for indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBCA. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Company's Bylaws.

     The above discussion of the TBCA and the Company's Articles and the Company's Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, the Company's Articles and the Company's Bylaws, respectively.

     A registration rights agreement to be entered into between the Company and Halter will provide for customary indemnification, including indemnification for liability under securities laws.

     Reference is made to the Newman Merger Agreement filed as Exhibit 2.1 to this Registration Statement for certain provisions regarding the indemnification of the Company, its officers, directors and any controlling persons by Newman and LITCO against certain liabilities for information furnished by Newman or LITCO.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

     A. Exhibits:


        +2.1         -- Agreement and Plan of Merger dated August 12, 1996, by and among
                        Index, Inc., Newman Acquisition Corporation, Newman Communications
                        Corporation and Little & Company Investment Securities.
        +2.2         -- Agreement and Plan of Merger dated August 12, 1996, by and among
                        Index, Inc., Sepco Acquisition Corporation and Sepco Industries, Inc.
        +3.1         -- Restated Articles of Incorporation.
        +3.2         -- Bylaws.
        +4.1         -- Form of Common Stock Certificate.
        +4.2         -- Form of Series A Preferred Stock Certificate.
        +4.3         -- Form of Series B Convertible Preferred Stock Certificate.
        +4.4         -- See Exhibit 3.1 for provisions of the Restated Articles of
                        Incorporation of the Company defining the rights of the holders of
                        Common Stock, Series A Preferred Stock and Series B Convertible
                        Preferred Stock.
        +4.5         -- See Exhibit 3.2 for provisions of the Bylaws of the Company defining the rights of the holders of Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock.
        +5.1         -- Opinion of Fulbright & Jaworski L.L.P.
        +8.1         -- Opinion of Fulbright & Jaworski L.L.P.
       +10.1         -- Index, Inc. Long Term Incentive Plan.
       +10.2         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Kenneth H. Miller.
       +10.3         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Tommy Orr.
       +10.4         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Cletus Davis.
       +10.5         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and Jerry J. Jones.
       +10.6         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and Bryan H. Wimberly.
       +10.7         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and David R. Little.
       +10.8         -- Employment Agreement dated effective as of July 15, 1996, between
                        Sepco Industries, Inc. and David R. Little.
       +10.9         -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Jerry J. Jones.
       +10.10        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Bryan H. Wimberly.
       +10.11        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Bob Evans.
       +10.12        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Gary A. Allcorn.

       +10.13        -- Second Amended and Restated Loan and Security Agreement dated effective as of April 1, 1994, by and between Barclays Business
                        Credit, Inc. and Sepco Industries, Inc., as amended by First
                        Amendment to Second Amended and Restated Loan and Security Agreement
                        and Secured Promissory Note dated May   , 1995, by and between Sepco
                        Industries, Inc. and Shawmut Capital Corporation, successor-in-
                        interest by assignment to Barclays Business Credit, Inc., as amended by Second Amendment to Second Amended and Restated Loan and Security
                        Agreement dated April 3, 1996, by and between Sepco Industries, Inc.
                        and Fleet Capital Corporation, formerly known as Shawmut Capital
                        Corporation, as amended by Third Amendment to Second Amended and
                        Restated Loan and Security Agreement dated September 9, 1996, by and between Sepco Industries, Inc. and Bayou Pumps, Inc. and Fleet
                        Capital Corporation, as amended by Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated October 24, 1996, by and between Sepco Industries, Inc., American MRO, Inc. and Fleet
                        Capital Corporation and as amended by Letter Agreement dated November
                        4, 1996, from Fleet Capital Corporation to Sepco Industries, Inc.,
                        Bayou Pumps, Inc. and American MRO, Inc.
       +10.14        -- Promissory Note dated December 31, 1989, in the aggregate principal amount of $149,910.00, made by David R. Little and payable to Sepco
                        Industries, Inc.
       +10.15        -- Promissory Note dated December 31, 1989, in the aggregate principal amount of $58,737.00, made by David R. Little and payable to Sepco
                        Industries, Inc.
       +10.16        -- Vehicle Lease Agreement dated July 28, 1993, by and between World
                        Omni Financial Corp. and Sepco Industries, Inc.
       +10.17        -- Real Estate Note dated November 8, 1979, by Southern Engine & Pump
                        Company, payable to the order of Southwestern Life Insurance Company.
       +10.18        -- Sepco Industries, Inc. Employee Stock Ownership Plan.
       +11.1         -- Statement re Computation of Per Share Earnings.
       +21.1         -- Subsidiaries of the Company.
       +23.1         -- Consent of Ernst & Young LLP.
       +23.2         -- Consent of Cheshier & Fuller, Inc., P.C.
       +23.3         -- Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and
                        8.1).
       +24.1         -- Powers of Attorney from Certain Members of the Board of Directors of the Company.
       +27.1         -- Financial Data Schedule.


---------------

+ Previously filed.

     B. Financial Statement Schedules:

        None

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required in Section 10(a)(3) of the Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

          (5) That every prospectus (a) that is filed pursuant to paragraph (4) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of November, 1996.


                                            INDEX, INC.
                                            (Registrant)

                                            By:   /s/  DAVID R. LITTLE
                                            ------------------------------------
                                                      David R. Little
                                               President and Chief Executive
                                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------

          /s/  DAVID R. LITTLE                 President, Chief Executive     November 8, 1996
------------------------------------------       Officer and Director
               David R. Little                   (Principal Executive
                                                 Officer)

                     *                         Senior Vice                    November 8, 1996
------------------------------------------       President/Corporate
               Jerry J. Jones                    Development and Director

         */s/  GARY A. ALLCORN                 Senior Vice                    November 8, 1996
------------------------------------------       President/Finance
              Gary A. Allcorn                    (Principal Financial and
                                                 Accounting Officer)

                     *                         Director                       November 8, 1996
------------------------------------------
              Bryan H. Wimberly

                     *                         Director                       November 8, 1996
------------------------------------------
                Cletus Davis

                     *                         Director                       November 8, 1996
------------------------------------------
              Kenneth H. Miller

                     *                         Director                       November 8, 1996
------------------------------------------
                Thomas V. Orr

*By:        /s/  GARY A. ALLCORN
     -------------------------------------
              Attorney-in-fact
     (for each of the persons indicated)

                               INDEX TO EXHIBITS


      EXHIBIT
        NO.                                        DESCRIPTION
-------------------- ------------------------------------------------------------------------
        +2.1         -- Agreement and Plan of Merger dated August 12, 1996, by and among
                        Index, Inc., Newman Acquisition Corporation, Newman Communications
                        Corporation and Little & Company Investment Securities.
        +2.2         -- Agreement and Plan of Merger dated August 12, 1996, by and among
                        Index, Inc., Sepco Acquisition Corporation and Sepco Industries, Inc.
        +3.1         -- Restated Articles of Incorporation.
        +3.2         -- Bylaws.
        +4.1         -- Form of Common Stock Certificate.
        +4.2         -- Form of Series A Preferred Stock Certificate.
        +4.3         -- Form of Series B Convertible Preferred Stock Certificate.
        +4.4         -- See Exhibit 3.1 for provisions of the Restated Articles of
                        Incorporation of the Company defining the rights of the holders of
                        Common Stock, Series A Preferred Stock and Series B Convertible
                        Preferred Stock.
        +4.5         -- See Exhibit 3.2 for provisions of the Bylaws of the Company defining the rights of the holders of Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock.
        +5.1         -- Opinion of Fulbright & Jaworski L.L.P.
        +8.1         -- Opinion of Fulbright & Jaworski L.L.P.
       +10.1         -- Index, Inc. Long Term Incentive Plan.
       +10.2         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Kenneth H. Miller.
       +10.3         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Tommy Orr.
       +10.4         -- Stock Option Agreement dated effective as of May 7, 1996, between
                        Sepco Industries, Inc. and Cletus Davis.
       +10.5         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and Jerry J. Jones.
       +10.6         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and Bryan H. Wimberly.
       +10.7         -- Amended and Restated Stock Option Agreement dated effective as of
                        March 31, 1996, between Sepco Industries, Inc. and David R. Little.
       +10.8         -- Employment Agreement dated effective as of July 15, 1996, between
                        Sepco Industries, Inc. and David R. Little.
       +10.9         -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Jerry J. Jones.
       +10.10        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Bryan H. Wimberly.
       +10.11        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Bob Evans.
       +10.12        -- Employment Agreement dated as of July 1, 1996, between Sepco
                        Industries, Inc. and Gary A. Allcorn.

      EXHIBIT
        NO.                                        DESCRIPTION
-------------------- ------------------------------------------------------------------------
       +10.13        -- Second Amended and Restated Loan and Security Agreement dated effective as of April 1, 1994, by and between Barclays Business
                        Credit, Inc. and Sepco Industries, Inc., as amended by First
                        Amendment to Second Amended and Restated Loan and Security Agreement
                        and Secured Promissory Note dated May   , 1995, by and between Sepco
                        Industries, Inc. and Shawmut Capital Corporation, successor-in-
                        interest by assignment to Barclays Business Credit, Inc., as amended by Second Amendment to Second Amended and Restated Loan and Security
                        Agreement dated April 3, 1996, by and between Sepco Industries, Inc.
                        and Fleet Capital Corporation, formerly known as Shawmut Capital
                        Corporation, as amended by Third Amendment to Second Amended and
                        Restated Loan and Security Agreement dated September 9, 1996, by and between Sepco Industries, Inc. and Bayou Pumps, Inc. and Fleet
                        Capital Corporation, as amended by Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated October 24, 1996, by and between Sepco Industries, Inc. American MRO, Inc. and Fleet
                        Capital Corporation and as amended by Letter Agreement dated November
                        4, 1996, from Fleet Capital Corporation to Sepco Industries, Inc.,
                        Bayou Pumps, Inc. and American MRO, Inc.
       +10.14        -- Promissory Note dated December 31, 1989, in the aggregate principal amount of $149,910.00, made by David R. Little and payable to Sepco
                        Industries, Inc.
       +10.15        -- Promissory Note dated December 31, 1989, in the aggregate principal amount of $58,737.00, made by David R. Little and payable to Sepco
                        Industries, Inc.
       +10.16        -- Vehicle Lease Agreement dated July 28, 1993, by and between World
                        Omni Financial Corp. and Sepco Industries, Inc.
       +10.17        -- Real Estate Note dated November 8, 1979, by Southern Engine & Pump
                        Company, payable to the order of Southwestern Life Insurance Company.
       +10.18        -- Sepco Industries, Inc. Employee Stock Ownership Plan.
       +11.1         -- Statement re Computation of Per Share Earnings.
       +21.1         -- Subsidiaries of the Company.
       +23.1         -- Consent of Ernst & Young LLP.
       +23.2         -- Consent of Cheshier & Fuller, Inc., P.C.
       +23.3         -- Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and
                        8.1).
       +24.1         -- Powers of Attorney from Certain Members of the Board of Directors of the Company.
       +27.1         -- Financial Data Schedule.


---------------

+ Previously filed.